Exhibit 99.1

________________________________________________________________________

VERIZON MASTER TRUST

FORM OF OMNIBUS AMENDMENT NO. 1,
dated as of November 4, 2021,
to
MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT
dated as of May 25, 2021,
among
VERIZON MASTER TRUST,
as Trust,
U.S. BANK NATIONAL ASSOCIATION,
as Master Collateral Agent,
CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS,
as Servicer
and
each Creditor Representative from time to time
party thereto,

TRANSFER AND SERVICING AGREEMENT
dated as of May 25, 2021,
among
VERIZON MASTER TRUST,
as Trust,
VERIZON ABS II LLC,
as Depositor,
and
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian,

ORIGINATOR RECEIVABLES TRANSFER AGREEMENT
dated as of May 25, 2021,
between
THE VARIOUS ORIGINATORS FROM TIME TO TIME PARTY THERETO,
as Originators,
and
VERIZON ABS II LLC,
as Depositor,

and

ADDITIONAL TRANSFEROR RECEIVABLES TRANSFER AGREEMENT
dated as of May 25, 2021,
among
VERIZON DPPA MASTER TRUST,
as Additional Transferor,
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer,
and
VERIZON ABS II LLC,
as Depositor
________________________________________________________________________

This OMNIBUS AMENDMENT NO. 1, dated as of November 4, 2021 (this “Amendment”), is to
(1)
the MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, originally dated as of May 25, 2021 (the “Master Collateral Agreement”), by and among VERIZON MASTER TRUST, as trust (the “Trust”), U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), as master collateral agent (the “Master Collateral Agent”), CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS (“Cellco”), as servicer (in such capacity, the “Servicer”), and each Creditor Representative from time to time party thereto (collectively, the “Creditor Representatives”);

(2)
the TRANSFER AND SERVICING AGREEMENT, originally dated as of May 25, 2021 (the “Transfer and Servicing Agreement”), by and among the TRUST, VERIZON ABS II LLC, as depositor (the “Depositor”), and CELLCO, as Servicer, marketing agent (in such capacity, the “Marketing Agent”) and custodian (in such capacity, the “Custodian”);

(3)
the ORIGINATOR RECEIVABLES TRANSFER AGREEMENT, originally dated as of May 25, 2021 (the “Originator Receivables Transfer Agreement”), by and between the VARIOUS ORIGINATORS FROM TIME TO TIME PARTY THERETO, as originators (the “Originators”), and the DEPOSITOR; and

(4)
the ADDITIONAL TRANSFEROR RECEIVABLES TRANSFER AGREEMENT, originally dated as of May 25, 2021 (the “Additional Transferor Receivables Transfer Agreement” and together with the Master Collateral Agreement, the Transfer and Servicing Agreement and the Originator Receivables Transfer Agreement, the “Agreements”), by and among VERIZON DPPA MASTER TRUST, as additional transferor (the “Additional Transferor”), the SERVICER and the DEPOSITOR.

W I T N E S S E T H
WHEREAS, the parties to this Amendment desire to amend (i) the Master Collateral Agreement as set forth on Exhibit A hereto, (ii) the Transfer and Servicing Agreement as set forth on Exhibit B hereto, (iii) the Originator Receivables Transfer Agreement as set forth on Exhibit C hereto and (iv) the Additional Transferor Receivables Transfer Agreement as set forth on Exhibit D hereto;
WHEREAS, Section 10.1(a)(v) of the Master Collateral Agreement permits amendments to the Master Collateral Agreement (including Appendix A) by the Trust and the Master Collateral Agent, without the consent of any Creditor Representatives or Creditors, to cure any ambiguity, to correct an error or to correct or supplement any provision of the Master Collateral Agreement that may be defective or inconsistent with the other terms of the Master Collateral Agreement;
WHEREAS, Section 10.1(a) of the Transfer and Servicing Agreement permits amendments to the Transfer and Servicing Agreement by the Trust, the Depositor and Cellco, as Servicer, Marketing Agent and Custodian, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of the Transfer and Servicing Agreement that may be defective or inconsistent with the other terms of the Transfer and Servicing Agreement;
WHEREAS, Section 6.1(a) of the Originator Receivables Transfer Agreement permits amendments to the Originator Receivables Transfer Agreement by the Originators and the Depositor, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of the Originator Receivables Transfer Agreement that may be defective or inconsistent with the other terms of the Originator Receivables Transfer Agreement;
WHEREAS, Section 6.1(a) of the Additional Transferor Receivables Transfer Agreement permits amendments to the Additional Transferor Receivable Transfer Agreement by the Additional Transferor, the Servicer and the Depositor, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of the Additional Transferor Receivables Transfer Agreement that may be defective or inconsistent with the other terms of the Additional Transferor Receivables Transfer Agreement;
WHEREAS, (a) the Trust Order referred to in Section 10.1(a) of the Master Collateral Agreement, (b) the Officer’s Certificate referred to in Section 11.1(a) of the Master Collateral Agreement, and (c) the Opinion of Counsel referred to in Section 10.3 of the Master Collateral Agreement, Section 10.1(e) of the Transfer and Servicing Agreement and Section 11.1(h)(ii) of the Amended and Restated Trust Agreement of the Trust, dated as of May 25, 2021 (the “Trust Agreement”) between the Depositor and Wilmington Trust, National Association, as owner trustee (the “Owner Trustee”) are being delivered simultaneously herewith; and
WHEREAS, written notice of this Amendment to the Rating Agencies as required by Section 10.1(c) of the Master Collateral Agreement has been delivered to the Rating Agencies by the Administrator on behalf of the Trust.
NOW, THEREFORE, the parties hereto agree as follows:
SECTION 1.      Defined Terms.  Capitalized terms used in this Amendment and not otherwise defined herein are defined in Appendix A to the Master Collateral Agreement.
SECTION 2.  Amendments and Modifications to the Agreements.  As of the Effective Date (as defined below), and subject to the satisfaction of the conditions precedent set forth in Section 4 below, (i) the Master Collateral Agreement is hereby amended as set forth in Exhibit A to this Amendment, (ii) the Transfer and Servicing Agreement is hereby amended as set forth in Exhibit B to this Amendment, (iii) the Originator Receivables Transfer Agreement is hereby amended as set forth in Exhibit C to this Amendment and (iv) the Additional Transferor Receivables Transfer Agreement is hereby amended as set forth in Exhibit D to this Amendment, in each case, with text marked in underline indicating additions to such Agreement and with text marked in ~~strikethrough~~ indicating deletions to such Agreement.
SECTION 3.  Reference to and Effect on the Agreements.
(a)            Beginning on November 4, 2021 (the “Effective Date”) (i) the Agreements shall be and be deemed to be, modified and amended in accordance herewith and this Amendment shall form a part of the respective terms and conditions of each of the Agreements for any and all purposes and every Creditor, heretofore or hereafter authenticated and delivered under the Master Collateral Agreement and the applicable Trust Financing Agreement shall be bound hereby and thereby, (ii) each reference in the Agreements to “this Agreement”, “hereof”, “hereunder” or words of like import referring to an Agreement shall mean and be a reference to such Agreement, as amended by this Amendment and (iii) each reference to an Agreement contained in any other Transaction Document, Series Related Document or Trust Financing Agreement and any financing statement filed in connection therewith shall mean and be a reference to such Agreement, as amended by this Amendment.
2

(b)            The Agreements (except as specifically amended herein) shall remain in full force and effect and the Agreements are hereby ratified and confirmed in all respects by each of the applicable parties hereto.
SECTION 4.  Conditions Precedent.  This Amendment shall become effective as of the Effective Date upon receipt by the parties hereto of this Amendment duly executed by the parties hereto.
SECTION 5.  Certain Representations and Warranties.
(a)            Each of the Trust, the Servicer, the Marketing Agent, the Depositor, the Originators and the Additional Transferor hereby represents and warrants to the other parties hereto as of the date hereof that, solely with respect to itself:
(i)
the representations and warranties made by it in each of the Agreements, as applicable, are true and correct in all material respects both on and as of the date hereof and immediately after giving effect to this Amendment and the transactions contemplated hereby (except to the extent such representations and warranties relate solely to an earlier date and then are true and correct as of such earlier date);

(ii)
the execution, delivery and performance by it of this Amendment are within its organizational powers, have been duly authorized by all necessary action, and do not contravene (1) its organizational documents, (2) any Law applicable to it, (3) any contractual restriction binding on or affecting it or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property; and

(iii)
this Amendment, assuming this Amendment has been duly executed by each other party hereto, constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors’ rights generally and, if applicable, the rights of creditors from time to time in effect or by general principles of equity.

(b)            The Trust hereby represents and warrants to the other parties hereto as of the date hereof that no Potential Default, Event of Default, Potential Amortization Event, Amortization Event, Potential Servicer Termination Event or Servicer Termination Event exists or shall occur as a result of this Amendment or the transactions contemplated hereby.
SECTION 6.  Governing Law.  THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 7.  Submission to Jurisdiction.   Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Amendment.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the
3

venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
SECTION 8.  Waiver of Jury Trial.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AMENDMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
SECTION 9.  Severability.  If a part of this Amendment is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Amendment and will not affect the validity, legality or enforceability of the remaining Amendment.
SECTION 10.  Headings.  The headings in this Amendment are included for convenience and will not affect the meaning or interpretation of this Amendment.
SECTION 11.  Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Executed counterparts may be delivered electronically.
SECTION 12.  Direction to Owner Trustee.  Pursuant to and in accordance with Section 5.6 of the Trust Agreement, Cellco, in its capacity as Administrator, hereby authorizes and directs the Owner Trustee to execute and deliver this Amendment as Owner Trustee. on behalf of the Trust.  The Administrator hereby certifies and confirms that (a) it has reviewed and approved of this Amendment and the amendments to the Agreements; (b) this direction and such action by the Owner Trustee pursuant to this direction are not contrary to any obligation of the Trust or the Owner Trustee under, and are consistent with, permitted by and in compliance with the Trust Agreement, and all of the other relevant documents contemplated by the Trust Agreement; (c) the Owner Trustee shall not be liable for the action taken by it in accordance with this Amendment; (d) all conditions precedent necessary for the effectiveness of this Amendment contained in the Trust Agreement and the Agreements have been duly satisfied or waived; and (e) the Owner Trustee’s actions in accordance with this Amendment are covered by Section 7.2(a) of the Trust Agreement.
SECTION 13.  Electronic Signatures. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
[Remainder of Page Left Blank]
4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first written above.
VERIZON MASTER TRUST

By:  WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By: _______________________________
Name:
Title:

VERIZON DPPA MASTER TRUST

By:  WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as owner trustee on behalf of Verizon DPPA Master Trust

By: _______________________________
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely
as Master Collateral Agent (solely with respect to the amendments to the Master Collateral Agreement)

By: _______________________________
Name:
Title:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian

By: _______________________________
Name:                                                                                        Kee Chan Sin
Title:              Vice President and Assistant Treasurer

VERIZON ABS II LLC,
as Depositor

By: _______________________________
Name:                                                                                        Kee Chan Sin
Title:              Chief Financial Officer

AirTouch Cellular Inc. d/b/a Verizon Wireless, as an Originator	Allentown SMSA Limited Partnership d/b/a Verizon Wireless, By: Bell Atlantic Mobile Systems LLC, its General Partner, as an Originator
ALLTEL Communications of North Carolina Limited Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its General Partner, as an Originator	Alltel Corporation d/b/a Verizon Wireless, as an Originator
Anderson CellTelCo d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Athens Cellular, Inc. d/b/a Verizon Wireless, as an Originator
Bell Atlantic Mobile Systems LLC d/b/a Verizon Wireless, as an Originator	Cellco Partnership d/b/a Verizon Wireless, as an Originator
Chicago SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	CommNet Cellular Inc. d/b/a Verizon Wireless, as an Originator
Fresno MSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Gadsden CellTelCo Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Gold Creek Cellular of Montana Limited Partnership d/b/a Verizon Wireless, By: CommNet Cellular Inc., its General Partner, as an Originator	GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
GTE Mobilnet of Florence, Alabama Incorporated d/b/a Verizon Wireless, as an Originator	GTE Mobilnet of Fort Wayne Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator
GTE Mobilnet of Indiana Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator	GTE Mobilnet of Indiana RSA #3 Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator
GTE Mobilnet of Indiana RSA #6 Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator	GTE Mobilnet of South Texas Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator

GTE Mobilnet of Terre Haute Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator	GTE Mobilnet of Texas RSA #17 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Idaho 6-Clark Limited Partnership d/b/a Verizon Wireless,
By: Teton Cellular of Idaho Limited Partnership, its General Partner
By: Teton Cellular Inc., its General Partner
By: CommNet Cellular Inc., its Manager,
as an Originator

Illinois RSA 6 and 7 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Indiana RSA 2 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator	Iowa 8 – Monona Limited Partnership d/b/a Verizon Wireless, By: CommNet Cellular Inc., its General Partner, as an Originator
Kentucky RSA No. 1 Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator	Los Angeles SMSA Limited Partnership, a California Limited Partnership d/b/a Verizon Wireless, By: AirTouch Cellular Inc., its General Partner, as an Originator
Missouri RSA 2 Limited Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its Managing General Partner, as an Originator	Muskegon Cellular Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its Managing Partner, as an Originator
New Mexico RSA 6-I Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	New Mexico RSA No. 5 Limited Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator
New York SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Northeast Pennsylvania SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Omaha Cellular Telephone Company d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator	Pascagoula Cellular Partnership, By: Alltel Corporation d/b/a Verizon Wireless, its Managing Partner, as an Originator

Pennsylvania RSA 1 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Pennsylvania RSA No. 6 (I) Limited Partnership, By: Cellco Partnership, its General Partner, as an Originator
Petersburg Cellular Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its Managing General Partner, as an Originator	Pinnacles Cellular, Inc. d/b/a Verizon Wireless, as an Originator
Pittsburgh SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Pittsfield Cellular Telephone Company d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator
RSA 7 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Rural Cellular Corporation d/b/a Verizon Wireless, as an Originator
Sacramento-Valley Limited Partnership d/b/a Verizon Wireless, By: AirTouch Cellular Inc., its General Partner, as an Originator	Seattle SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Texas RSA #11B Limited Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its General Partner, as an Originator	Topeka Cellular Telephone Company, Inc., as an Originator
Tuscaloosa Cellular Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator	Verizon Americas LLC, as an Originator
Verizon Wireless of the East LP d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Virginia RSA 5 Limited Partnership d/b/a Verizon Wireless By: Cellco Partnership, its General Partner, as an Originator
Wasatch Utah RSA No. 2 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Wisconsin RSA #1 Limited Partnership, By: Alltel Corporation d/b/a Verizon Wireless, its Managing Partner, as an Originator

Wisconsin RSA #6 Partnership, LLP, By: Alltel Corporation d/b/a Verizon Wireless, its Managing Partner, as an Originator	Wisconsin RSA No. 8 Limited Partnership, By: Alltel Corporation d/b/a Verizon Wireless, its General Partner, as an Originator

By:_____________________________
            Kee Chan Sin

As Vice President and Assistant Treasurer of AirTouch Cellular Inc. d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Bell Atlantic Mobile Systems LLC acting on behalf of Allentown SMSA Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of ALLTEL Communications of North Carolina Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Anderson CellTelCo d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Athens Cellular, Inc. d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Bell Atlantic Mobile Systems LLC d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Chicago SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of CommNet Cellular Inc. d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Fresno MSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Gadsden CellTelCo Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of CommNet Cellular Inc. acting on behalf of Gold Creek Cellular of Montana Limited Partnership	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of GTE Mobilnet of Florence, Alabama Incorporated d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Fort Wayne Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Indiana Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Indiana RSA #3 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Indiana RSA #6 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of South Texas Limited Partnership d/b/a Verizon Wireless

As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Terre Haute Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of Texas RSA #17 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of
CommNet Cellular Inc. acting on behalf of Teton Cellular Inc., acting on behalf of Teton Cellular Idaho Limited Partnership, acting on behalf of Idaho 6-Clark Limited Partnership d/b/a Verizon Wireless

As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Illinois RSA 6 and 7 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Indiana RSA 2 Limited Partnership	As Vice President and Assistant Treasurer of CommNet Cellular Inc. acting on behalf of Iowa 8 – Monona Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Kentucky RSA No. 1 Partnership	As Vice President and Assistant Treasurer of AirTouch Cellular Inc. acting on behalf of Los Angeles SMSA Limited Partnership, a California Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of Missouri RSA 2 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Muskegon Cellular Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of New Mexico RSA 6-I Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of New Mexico RSA No. 5 Limited Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of New York SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Northeast Pennsylvania SMSA Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Omaha Cellular Telephone Company d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Pascagoula Cellular Partnership
As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of Petersburg Cellular Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pennsylvania RSA 1 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pennsylvania RSA No. 6 (I) Limited Partnership	As Vice President and Assistant Treasurer of Pinnacles Cellular, Inc. d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pittsburgh SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pittsfield Cellular Partnership d/b/a Verizon Wireless

As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of RSA 7 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Rural Cellular Corporation d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of AirTouch Cellular Inc. acting on behalf of Sacramento-Valley Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Seattle SMSA Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of Texas RSA #11B Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Topeka Cellular Telephone Company, Inc.
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Tuscaloosa Cellular Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Verizon Wireless of the East LP d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Virginia RSA 5 Limited Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Wasatch Utah RSA No. 2 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA #1 Limited Partnership
As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA #6 Partnership, LLP	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA No. 8 Limited Partnership

Solely with respect to Section 12:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Administrator

By: _______________________________
Name:        Kee Chan Sin
Title:              Vice President and Assistant Treasurer

EXHIBIT A

(See attached)

MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

among

VERIZON MASTER TRUST,
as Trust,

U.S. BANK NATIONAL ASSOCIATION,
as Master Collateral Agent,

CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS,
as Servicer

and

each Creditor Representative from time to time
party hereto

Dated as of May 25, 2021
(as amended)

-i-

-ii-

ASSET REPRESENTATIONS REVIEW

SECTION 12.1	Public Noteholder and Note Owner Requests for Vote on Asset Representations Review	50
SECTION 12.2	Public Noteholder and Note Owner Vote on Asset Representations Review	51
SECTION 12.3	Evaluation of Review Report	52

EXHIBIT A	Form of Creditor Representative Joinder
EXHIBIT B	Servicing Criteria to be Addressed in Assessment of Compliance
EXHIBIT C	Form of Re-Designation Notice
EXHIBIT D	Form of Group Supplement

APPENDIX A	Usage and Definitions

-iii-

THIS MASTER COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (this “Agreement”), dated as of May 25, 2021, as amended (this “Agreement”), is among (i) VERIZON MASTER TRUST, a Delaware statutory trust (the “Trust”), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Master Collateral Agent, (iii) CELLCO PARTNERSHIP D/B/A VERIZON WIRELESS, as Servicer and (iv) each Creditor Representative from time to time party hereto.

PRELIMINARY STATEMENTS

The Trust has acquired and will acquire Receivables and certain related assets pursuant to the Transfer and Servicing Agreement.  The Trust has requested and may hereafter request from time to time that Creditors extend credit to the Trust on the terms and subject to the conditions set forth in their respective Trust Financing Agreements, secured by, among other things, the Receivables, pursuant to this Agreement.

For and in consideration of the premises set forth herein, it is mutually covenanted and agreed, for the benefit of all Creditor Parties, as follows:

ARTICLE I
DEFINITIONS AND INTERPRETIVE RULES

Except as otherwise specified or as the context may otherwise require, capitalized terms not otherwise defined in this Agreement are used herein as defined in Appendix A hereto.  The interpretive rules set forth in the Usage section of Appendix A hereto apply to this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST

To secure the Secured Obligations, whether now existing or hereafter arising, the Trust hereby Grants to the Master Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the Trust’s right, title and interest in, to and under the Collateral.  Notwithstanding the foregoing, each of the parties hereto hereby acknowledges and agrees that if any Series Enhancement is expressly provided for in any Trust Financing Agreement, then all of the Trust’s right, title and interest in such Series Enhancement shall be made available to and allocated solely to the related Series (unless otherwise provided for in such Trust Financing Agreement).  Unless specified in any Group Supplement, Collections on and proceeds from the Receivables designated to a Group shall solely by applied to the related Group and shall not constitute Group Available Funds for any other Group.

ARTICLE III
TRUST FINANCINGS

SECTION 3.1          Trust Financings.

(a)          Pursuant to one or more Trust Financing Agreements, the Trust may from time to time borrow, issue or incur Credit Extensions under one or more Trust Financings.  For the avoidance of doubt, borrowings and increases in Credit Extensions up to an applicable existing maximum commitment amount under an existing Trust Financing Agreement shall not constitute a new Trust Financing that separately needs to satisfy the requirements of Section 3.1(b). The Credit Extensions of all outstanding Trust Financings related to a Group shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the related Trust Financing Agreements.  If a conflict exists between the terms and provisions of this Agreement and any Trust Financing Agreement, the terms and provisions of the Trust Financing Agreement shall be controlling solely with respect to the related Trust Financing; provided that, any provision of any Trust Financing Agreement that conflicts with the terms hereof regarding the rights, duties, obligations, indemnities or immunities of the Master Collateral Agent or the Paying Agent with respect to such Trust Financing or otherwise shall not be effective without the written consent of the Master Collateral Agent or the Paying Agent.

(b)          On or before the Closing Date relating to any Trust Financing, the Trust and the applicable other parties thereto will execute and deliver a Trust Financing Agreement which will specify the Principal Series Terms of such Trust Financing and identify and appoint a Creditor Representative having the power and authority to act for and provide direction to the Master Collateral Agent on behalf of the Creditors of such Series.  The Master Collateral Agent is hereby authorized and directed by the Grantor and each Creditor Representative to execute and deliver each such Trust Financing Agreement, any related account control agreement and any related Transaction Documents, and to execute and deliver any certificates or other documents contemplated hereby or thereby in connection with a Trust Financing.  The terms of such Trust Financing Agreement may modify or amend the terms of this Agreement solely as applied to such new Trust Financing, provided that, any provision of any Trust Financing Agreement that conflicts with the terms hereof regarding the rights, duties, obligations, indemnities or immunities of the Master Collateral Agent or the Paying Agent with respect to such Trust Financing or otherwise shall not be effective without the written consent of the Master Collateral Agent or the Paying Agent.  The designation of any financing as a Trust Financing having the benefit of this Agreement, other than in the case of any Trust Financing to be entered into on the date hereof, is subject to the satisfaction of the following conditions:

(i)          on or before the tenth (10th) day immediately preceding the applicable Closing Date (unless a shorter period shall be acceptable to each required recipient of the notice), the Trust shall have given written notice to the Master Collateral Agent, any Group Creditor Representative, and each Rating Agency (if any) of such Trust Financing and of the Closing Date for such Trust Financing;

(ii)          the Trust shall have delivered to the Master Collateral Agent the related Trust Financing Agreement, executed by each party thereto;

(iii)          the Trust shall have delivered to the Master Collateral Agent any Enhancement Agreement to be entered into in connection with such Trust Financing executed by the applicable Series Enhancer;

(iv)          with respect to any such Trust Financing that is an Indenture Series, if a Rating Agency is rating any outstanding Trust Financing, then that Rating Agency shall have received 10 days’ prior notice of such Trust Financing;

(v)          with respect to any such Trust Financing that is a Loan Series, if a Rating Agency is rating any outstanding Trust Financing, that Rating Agency shall have received 10 days’ prior notice of such Trust Financing and documentation related to such Trust Financing;

(vi)          with respect to any such Trust Financing, the Trust (or the Administrator on behalf of the Trust) shall have delivered to the Master Collateral Agent an Officer’s Certificate to the effect that, based upon the facts known to such officer, the consummation of such Trust Financing with respect to the Group to which such Trust Financing will relate will not (x) result in the occurrence of (1) an Amortization Event with respect to any Series related to  such Group or (2) an Event of Default with respect to such Group or (y) materially and adversely affect the amount of distributions to be made to the Creditors of any Series pursuant to the Transaction Documents and other Series Related Documents, in each case determined based on calculations as of the related Measurement Date;

(vii)          no Pool Balance Deficit for the related Group is continuing or will result on the Closing Date of such Trust Financing from the issuance of such Trust Financing as evidenced by an Officer’s Certificate of the Servicer that sets forth a calculation of the related Group Pool Balance and Required Pool Balance as of the related Measurement Date;

(viii)          the Trust shall have delivered to the Master Collateral Agent and each Group Creditor Representative (with a copy to each Rating Agency, if any) a Tax Opinion, dated the applicable Closing Date with respect to such issuance;

(ix)          unless otherwise specified in the related Trust Financing Agreement, the Trust shall have delivered to the Master Collateral Agent and each Group Creditor Representative an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form reasonably acceptable to such Persons, dated the applicable Closing Date, substantially to the effect that:

(A)          all conditions precedent provided for in this Section 3.1(b) and the Trust Financing Agreement with respect to the designation of a Trust Financing having the benefit of this Agreement have been complied with;

(B)          the related Trust Financing Agreement has been duly authorized, executed and delivered by the Trust; and

(C)          the related Trust Financing Agreement constitutes the legal, valid and binding obligation of the Trust, entitled to the benefits of this Agreement and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(x)          the Trust shall have delivered such other documents, instruments, certifications, agreements or other items as the Master Collateral Agent may reasonably require;

(xi)          any Creditor Representative in connection with such Trust Financing shall become party to this Agreement by executing and delivering to the Trust and the Master Collateral Agent a joinder substantially in the form of Exhibit A, to the extent that such Creditor

Representative has not previously become a party hereto in connection with an existing Trust Financing (any such Creditor Representative shall act hereunder on behalf of each Series for which it is a Creditor Representative); and

(xii)          the Trust shall have satisfied the conditions, if any, to the designation of any financing as a Trust Financing having the benefit of this Agreement set forth in any Trust Financing Agreement, including the delivery of such other documents, instruments, certifications, agreements or other items required by any party specified in such Trust Financing Agreement.

SECTION 3.2          Designation of Groups; Allocation to Groups.

(a)          From time to time, by delivery of a notice to the Master Collateral Agent substantially in the form of Exhibit D hereto (each, a “Group Supplement”), the Trust may create distinct Groups and subsequently designate certain Receivables and other related Collateral to such Groups in accordance with this Agreement. Each Credit Extension must relate to a Group for purposes of allocations pursuant to this Agreement.

(b)          Receivables conveyed to the Trust and all related Collateral with respect thereto shall be designated to a Group as set forth in the related Acquisition Notice.  Collections on and proceeds from the Receivables in each Group shall be applied to make payments on the Credit Extensions of each Series related to the Group.  For the avoidance of doubt, all calculations and allocations among Series shall be based upon only those Series included in the related Group.

SECTION 3.3          Re-Designation of Receivables. From time to time, no later than each Payment Date, the Trust (or the Administrator on behalf of the Trust), with the written consent of the Servicer, may deliver to the Depositor, the Trust and the Master Collateral Agent, a Re-Designation Notice for Receivables previously acquired by the Trust that are to be re-designated on any Re-Designation Date that occurred during the Collection Period related to such Payment Date to a different Group than the Group to which such Receivables were designated on the related Acquisition Date; provided that the Group from which any such Receivables are to be re-designated does not have any Outstanding Credit Extensions as of such Re-Designation Date.  Each Re-Designation Notice will include a report setting forth (I) the Group to which such Receivables were re-designated and the Group from which such Re-Designated Receivable were removed, (II) the Group Pool Balance for the Group to which such Receivables were re-designated, (III) the Required Pool Balance for the Group to which such Receivables were re-designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were re-designated, in each case, for which Credit Extensions are Outstanding as of the related Re-Designation Date, and in each case, after giving effect to the re-designation of Receivables to the related Group on such Re-Designation Date and calculated as of the related Measurement Date.  As of the related Re-Designation Cutoff Date, the Group to which such Receivables are being re-designated shall be entitled to all Collections in respect of such Receivables after the related Re-Designation Cutoff Date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.1          Representations and Warranties.  The Trust represents and warrants to each Creditor Party on the date hereof and on each Closing Date:

(a)          Offices; Legal Name.  The Trust’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four months prior to the date of this Agreement.  The legal name of the Trust is Verizon Master Trust and the organizational identification number of the Trust is 86-6471965.

(b)          Perfection Representations.

(i)          The Trust hereby represents, warrants, and covenants to the Master Collateral Agent as follows on each Closing Date:

1.
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Master Collateral Agent, which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from the Trust (subject to Permitted Liens).

2.
The Receivables are either “accounts,” “payment intangibles” or “chattel paper,” as applicable, within the meaning of the applicable UCC. The Trust Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

3.	The Trust owns and has good and marketable title to the Collateral free and clear of any Liens, claim or encumbrance of any Person (subject to Permitted Liens).

4.
The Trust has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Master Collateral Agent required by the terms of the Collateral, except if a requirement for consent or approval is extinguished under the applicable UCC.

5.
The Trust has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral (to the extent such security interest can be perfected by the filing of a financing statement) granted to the Master Collateral Agent hereunder.  All financing statements filed or to be filed against the Trust in favor of the Master Collateral Agent under this Agreement describing the Collateral will contain a statement to the following effect: “An absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”

6.	With respect to the Trust Accounts and all subaccounts thereof that constitute deposit accounts, either:

(a)
The Trust has delivered to the Master Collateral Agent a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Master Collateral Agent or the Paying Agent with respect to such Series, as applicable, directing disposition of the funds in the Trust Accounts without further consent by the Trust; or

(b)	The Trust has taken all steps necessary to cause the Master Collateral Agent or the Paying Agent with respect to such Series, as applicable, to become the account holder of the Trust Accounts.

7.	With respect to Collateral or Trust Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(a)
The Trust has caused or will have caused, within ten (10) days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Master Collateral Agent; or

(b)
The Trust has delivered to the Master Collateral Agent a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Master Collateral Agent relating to the Trust Accounts without further consent by the Trust; or

(c)
The Trust has taken all steps necessary to cause the securities intermediary to identify in its records the Master Collateral Agent as the person having a security entitlement against the securities intermediary in the Trust Accounts.

8.
Other than the security interest Granted to the Master Collateral Agent under this Agreement, the Trust has not sold or Granted a security interest in any of the Collateral.  The Trust has not authorized the filing of and is not aware of any financing statements against the Trust, other than financing statements relating to the security interest Granted to the Master Collateral Agent under this Agreement.  The Trust is not aware of any judgment or tax Lien filings against it.

9.
Neither the Trust Accounts nor any subaccounts thereof are in the name of any Person other than the Trust or the Master Collateral Agent. The Trust has not consented to the securities intermediary of any Trust Account to comply with entitlement orders of any Person other than the Master Collateral Agent.

(ii)          Notwithstanding any other provision of this Agreement, the Transaction Documents or any other Series Related Document, the perfection representations contained in clause (i) above shall be continuing, remain in full force and effect until such time as all obligations under this Agreement have been finally and fully paid and performed and may not be waived by the Master Collateral Agent.

(c)          The Trust shall provide the Master Collateral Agent written notice of any breach of the perfection representations contained in Section 4.1(b) promptly upon becoming aware thereof.

ARTICLE V
COVENANTS

SECTION 5.1          Protection of the Collateral; Further Assurances.

(a)          The Trust will from time to time execute and deliver all such supplements and amendments hereto and all such writings of further assurance and other writings, and will take such other action necessary or advisable, or that the related Majority Group Creditor Representatives may deem necessary, to:

(i)    Grant more effectively any portion of the Collateral pursuant to this Agreement;

(ii)    maintain or preserve the Lien and security interest (and the priority of the security interest) of this Agreement in the Collateral;

(iii)    perfect, maintain perfection, publish notice of or protect the validity of a Grant made or to be made by this Agreement in the Collateral;

(iv)    enforce the Collateral; and

(v)    maintain and defend title to the Collateral and the rights of the Secured Parties in such Collateral against the claims of all Persons, subject to Permitted Liens, the Transaction Documents and the other related Series Related Documents.

(b)          In furtherance of the foregoing, the Trust shall, from time to time and within the time limits established by applicable Law, authorize, prepare and file all financing statements, amendments, continuation statements or other filings necessary to continue, maintain and perfect the Master Collateral Agent’s Lien as a first priority perfected Lien (subject to Permitted Liens).

(c)          The Trust shall file, and hereby authorizes the Master Collateral Agent to file, at the expense of the Trust, UCC financing statements with a collateral description covering all of the Trust’s personal property (other than any property specifically granted to a Creditor Representative on behalf of a Series of Credit Extensions under the terms of the relevant Trust Financing Agreement), wherever located, whether now existing or arising in the future.  The Trust hereby designates the Master Collateral Agent as its agent and attorney-in-fact to execute, authorize and/or file any financing statement, continuation statement, writing of further assurance or other writing required to be executed, authorized and/or filed to accomplish the foregoing; provided, however, that nothing in this paragraph shall obligate the Master Collateral Agent to execute, authorize or file any financing statement or continuation statement or to take any other action hereunder.  This appointment is coupled with an interest and is irrevocable.  In connection with the filing of any financing statement (or any amendment or continuation thereof), the Master Collateral Agent shall be entitled to rely on the advice of counsel and shall not be required to exercise any discretion with respect to such filings.  For the avoidance of doubt, the Master Collateral Agent shall have no duty or obligation to execute, authorize, file or provide any instruction with respect to any financing statement or amendment or continuation thereof absent receipt of written direction from the Majority Group Creditor Representatives.

(d)          Neither the Trust nor the Servicer shall have any authority to file a termination, partial termination, release, partial release or any amendment with respect to any UCC financing statement or continuation statement naming the Servicer, the Depositor or the Trust as debtor that deletes the name of a debtor or excludes any Collateral from such financing statement, amendment or continuation statement without the prior written consent of the Master Collateral Agent (acting at the written direction of the Majority Creditor Representatives or the Majority Group Creditor Representatives, respectively).

SECTION 5.2          Maintenance of UCC Location.  The Trust will not change its name, form or jurisdiction of organization or its “location” as a debtor, as determined under Section 9-307 of the UCC or any other change or occurrence that would make any financing statement or amendment seriously misleading within the meaning of Section 9-506 of the UCC or any successor statute thereto, without, in each case, giving the Master Collateral Agent at least ten (10) days’ prior written notice thereof and taking all action necessary or requested by the Master Collateral Agent (at the written direction of the Majority Creditor Representatives) to maintain the perfection of the security interest Granted under this Agreement.

SECTION 5.3          Opinion as to the Collateral.

(a)          On the date hereof, the Trust will furnish to the Master Collateral Agent an Opinion of Counsel with respect to the filing of any financing statements as is necessary to perfect and make effective the Lien created by this Agreement and recited the details of such action.

(b)          On or before April 30 of each year, starting in 2022, the Trust will furnish to the Master Collateral Agent and each Creditor Representative an Opinion of Counsel either (i) stating that, in the opinion of that counsel, all action has been taken for the recording, filing,  re-recording and refiling of this Agreement and all financing statements and continuation statements to maintain the Lien of this Agreement or (ii) stating that in the opinion of that counsel no action is necessary to maintain the Lien.  Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Agreement and any other requisite documents, and the recording and filing of any financing statements and continuation statements, that will, in the opinion of such counsel, be required to maintain the Lien of this Agreement until April 30 in the following calendar year.

SECTION 5.4          Performance of Obligations; Servicing of Collateral.

(a)          The Trust will not take any action and will use commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Agreement, the Transaction Documents or any other Series Related Document or such instrument or agreement.

(b)          The Trust and the Master Collateral Agent hereby covenant and agree that upon the occurrence of a Servicer Termination Event (i) the Master Collateral Agent shall deliver notice to the Servicer terminating the servicing responsibilities of the Servicer under the Transfer and

Servicing Agreement if it is directed to terminate the Servicer by the Majority Creditor Representatives and (ii) the Master Collateral Agent shall not deliver notice to the Servicer terminating the servicing responsibilities of the Servicer under the Transfer and Servicing Agreement without the consent of the Majority Creditor Representatives.  Promptly after the giving of notice of termination to the Servicer of the Servicer’s rights and powers pursuant to Section 7.2 of the Transfer and Servicing Agreement, the Master Collateral Agent (acting at the written direction of the Majority Creditor Representatives) shall appoint a Successor Servicer, such appointment to be reflected by a written assumption in a form acceptable to the Trust.  In the event that a Successor Servicer has not been appointed and accepted its appointment at the time when the previous Servicer ceases to act as Servicer, the Master Collateral Agent without further action shall automatically be appointed the Successor Servicer in accordance with Section 7.4(a)(ii) of the Transfer and Servicing Agreement.

SECTION 5.5          Negative Covenants.  Prior to the Collateral Release Date, the Trust shall not:

(a)          sell, transfer, exchange or otherwise dispose of any of the Collateral, except as permitted by this Agreement, the Transaction Documents and the other Series Related Documents;

(b)          seek dissolution or liquidation or wind up its affairs in whole or in part, or reorganize its business or affairs;

(c)          permit the Lien of this Agreement to not constitute a valid and perfected first priority Lien on the Collateral, subject to no Adverse Claims;

(d)          consolidate or merge with or into any other Person or convey or transfer substantially all of its assets unless:

(i)          such Person (if other than the Trust) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State;

(ii)          such Person shall expressly assume (unless the assumption occurs by operation of Law), by written agreement, executed and delivered to the Master Collateral Agent, in form reasonably satisfactory to the Creditor Representatives, the due and punctual payment of the principal of and interest on all Credit Extensions and the performance or observance of every other agreement and covenant of this Agreement, the Transaction Documents and the other Series Related Documents on the part of the Trust to be performed or observed;

(iii)          immediately after giving effect to such transaction, no Event of Default or Potential Default shall have occurred and be continuing;

(iv)          the Rating Agency Condition shall have been satisfied with respect to such transaction (if any Credit Extensions are then rated by a Rating Agency);

(v)          the Trust shall have received a Tax Opinion (and shall have delivered copies thereof to the Master Collateral Agent and each Creditor Representative);

 (vi)          in the case of a sale of the assets included in the Collateral, such Person expressly agrees by a written agreement that (A) all right, title and interest so conveyed or transferred by the Trust will be subject and subordinate to the rights of the Creditor Parties, (B) such Person will make all filings with the Commission required by the Exchange Act in connection with the Trust Financings, if any, and (C) such Person expressly agrees to indemnify the Trust and the Creditor Parties and their respective directors, officers, employees, agents and assigns for any fee, loss, liability, damage or expense (including fees and expenses (including attorney’s fees and expenses) of defending itself against any loss, damage or liability or bringing an action or proceeding to enforce any indemnification or other obligation) arising under this Agreement, the Transaction Documents and the Series Related Documents;

(vii)          any action that is necessary to maintain the Lien created by this Agreement and the security interest Granted thereby shall have been taken; and

(viii)          the Trust shall have delivered to the Master Collateral Agent and the Creditor Representatives an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger or such conveyance or transfer, as the case may be, and such assumption agreement comply with this Section 5.5 and that all conditions precedent herein (and in the Transaction Documents or any other Series Related Document) provided for relating to such transaction have been complied with (including any filing, if any, required by the Exchange Act) and the assumption agreement described in clause (ii) above is duly authorized, executed and delivered and is enforceable subject to applicable bankruptcy, insolvency, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors generally and subject to legal and equitable limitations on the enforcement of specified remedies;

(e)          amend, modify, supplement or waive, or consent to or permit to become effective any amendment, modification, supplement or waiver of any Transaction Document or Series Related Document unless such amendment, modification, supplement or waiver is permitted by the terms thereof; or

(f)          permit the validity or effectiveness of this Agreement to be impaired.

SECTION 5.6          Successor or Transferee.

(a)          Upon any consolidation or merger of the Trust in accordance with Section 5.5(d), the Person formed by or surviving such consolidation or merger (if other than the Trust) shall succeed to, and be substituted for, and may exercise every right and power of and have every obligation of, the Trust under this Agreement with the same effect as if such Person had been named as the original Trust.

(b)          Upon a conveyance or transfer of all the assets and properties of the Trust and the assumption of all of the duties and obligations of the Trust hereunder pursuant to Section 5.5(d), the Trust will be released from every covenant and agreement of this Agreement to be observed or performed on the part of the Trust immediately upon the delivery of written notice to the Master Collateral Agent and each Creditor Representative stating that the Trust is to be so released.

SECTION 5.7          Notice of Amortization Event, Events of Default and Servicer Termination Events.

(a)          The Trust shall give the Master Collateral Agent, each related Group Creditor Representative and the Rating Agencies (if any) written notice of (i) each Amortization Event for any Series related to such Group, (ii) each Event of Default for such Group and (iii) each Servicer Termination Event (and, in the case of a Servicer Termination Event, shall specify in such notice the action, if any, the Trust is taking with respect to such Servicer Termination Event), in each case within five (5) Business Days after a Responsible Person of the Trust obtains actual knowledge thereof.

(b)          The Trust shall deliver to the Master Collateral Agent and each related Group Creditor Representative, within five (5) Business Days after a Responsible Person of the Trust obtains actual knowledge thereof, written notice in the form of an Officer’s Certificate of any Potential Amortization Event for any Series related to such Group or Potential Default for such Group, its status and what action the Trust is taking or proposes to take with respect thereto.

SECTION 5.8          Enforcement of Transaction Documents and Series Related Documents.

(a)          With respect to the Transaction Documents and any other Series Related Document to which it is a party (other than the Transfer and Servicing Agreement), the Trust will use commercially reasonable efforts to enforce the rights and remedies afforded to the Trust under such Transaction Document or Series Related Document, as applicable, including, without limitation, by making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in such Transaction Document or Series Related Document, as applicable; provided that nothing in this Section 5.8 shall require the Trust to institute legal proceedings against any other party to a Transaction Document or Series Related Document, as applicable.

(b)          The Trust shall, at its own expense, (i) take all such lawful action to enforce the obligations of the Servicer under and exercise any and all rights, remedies, powers and privileges lawfully available to the Trust under or in connection with the Transfer and Servicing Agreement to the extent and in the manner directed by the Master Collateral Agent (acting at the direction of Creditor Representatives for Creditors holding not less than a majority of the aggregate Credit Exposure for all Trust Financings), including, without limitation, by making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transfer and Servicing Agreement and (ii) if a Servicer Termination Event shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement, take all reasonable actions available to it to remedy or cause the Servicer to remedy such failure; provided, however, that any Servicer Termination Event may be waived by the Trust upon the consent of Majority Creditor Representatives.  Notwithstanding anything to the contrary contained herein, other than in connection with any enforcement by the Master Collateral Agent (acting at the written instruction of the requisite Creditor Representatives as set forth herein) of its rights and remedies hereunder and under the Transaction Documents and the other Series Related Documents after the declaration or automatic occurrence of an Event of Default for any Group, nothing in this Section 5.8(b) shall require the Trust or the Master Collateral Agent to institute legal proceedings against any other party to a Transaction Document or any other Series Related Document.

SECTION 5.9          Notices to Rating Agencies, the Master Collateral Agent and Creditor Representatives.  The Trust shall notify:

(a)          each Rating Agency (if any), the Master Collateral Agent and each Creditor Representative promptly following any amendment, modification, or waiver of any provision of the Transfer and Servicing Agreement, the Trust Agreement or any other Transaction Document, and

(b)          each Rating Agency (if any) and each Creditor Representative of any notice of resignation delivered by the Master Collateral Agent in accordance with the terms set forth in Section 7.5 promptly upon receipt thereof.

SECTION 5.10          Paying Agent’s Obligations.  The Trust will cause each Paying Agent to comply with the obligations of the Paying Agent set forth in Section 7.10.

SECTION 5.11          Restricted Payments.

(a)          No Set-off. The Trust will not, directly or indirectly, (i) make payments (by reduction of capital or otherwise) to the Owner Trustee or the Certificateholders, (ii) redeem, purchase, retire or acquire for value an ownership interest in the Trust or (iii) set aside or segregate amounts for those purposes, except in any of such cases as permitted under this Agreement, the other Transaction Documents and any other Series Related Document.

(b)          No Other Payments. The Trust will not, directly or indirectly, make payments to or distributions from the Trust Accounts, including any Series Accounts, except according to the Transaction Documents and any other Series Related Document.

ARTICLE VI
EVENTS OF DEFAULTS AND REMEDIES

SECTION 6.1          Events of Default; Remedies.

(a)          If an Event of Default for any Group shall have occurred and be continuing, and any Credit Extensions related to such Group have been accelerated pursuant to the related Trust Financing Agreement, upon written direction from the applicable Group Creditor Representatives, the Master Collateral Agent may do one or more of the following:

(i)          institute Proceedings for the collection of all amounts then payable on the Credit Extensions related to such Group, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Trust and any other obligor upon such Credit Extensions moneys adjudged due;

(ii)          take any appropriate action to protect and enforce the rights and remedies of the Master Collateral Agent and the related Group Creditors; and

(iii)          cause the Trust to sell the Group Assets related to such Credit Extensions and, in the limited circumstances set forth below, a portion of the Group Assets of any other Group, in accordance with Section 6.10;

provided, however, that the Master Collateral Agent will not have the authority to, and will not, exercise any of the remedies above unless directed in writing by the relevant Group Creditor Representatives in accordance with the terms hereof, and provided further that the Master Collateral Agent will not have the authority to, and will not, exercise the remedy described in subparagraph (iii) above unless:

a.          the Event of Default is a Primary Event of Default and:

(A)          Group Creditor Representatives representing Group Creditors holding not less than one hundred percent (100%) of the Credit Exposure of the Credit Extensions related to such Group consent to the sale; or

(B)          the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents payable from related Group Available Funds; or

b.          the Event of Default is a Secondary Event of Default and:

(A)          Group Creditor Representatives representing Group Creditors holding not less than one hundred percent (100%) of the Credit Exposure of the Credit Extensions related to such Group consent to the sale; or

(B)          the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents payable from related Group Available Funds; or

(C)          (1) the proceeds of the sale are not expected to provide sufficient money for the payment of all amounts owed by the Trust to the Group Secured Parties under the Transaction Documents and related Series Related Documents, as those payments would have become due if the Credit Extensions related to such Group had not been accelerated and (2) the Majority Group Creditor Representatives consent to the sale.

Subject to the conditions described above, the Master Collateral Agent, upon written direction from the applicable Group Creditor Representatives, may cause the Trust to sell (i) the Group Assets related to the Group for which the Event of Default occurred and (ii) a portion of the Group Assets related to any other Group, so long as such sale will not result in an Event of Default, Potential Default, Amortization Event, Potential Amortization Event or Pool Balance Deficit, in each case, for such other Group or any Series related to such other Group, as applicable.  The sale of any portion of the Group Assets related to any other Group pursuant to clause (ii) of the immediately preceding sentence will only be in an amount that, together with the proceeds of the sale of Group Assets related to the Group for which the Event of Default occurred, is sufficient to pay in full all amounts owed by the Trust, as set forth in clause (a).(B) or (b).(B) above.  The Trust, or the Administrator on behalf of the Trust, shall not select any Receivables from such other Group to be sold in any such sale in a manner materially adverse to the interests of the Creditors of such other Group.

In determining whether the condition in clause a.(B), b.(B) or b.(C)(1) above has been satisfied, the Master Collateral Agent at the expense of the Trust, may obtain, and conclusively rely on an opinion of a nationally-recognized Independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Collateral for that purpose and the feasibility of such proposed action.

(b)          The Creditor Representative related to any Trust Financing shall notify the Master Collateral Agent of any acceleration of maturity of the Credit Extensions under such Trust Financing and of any rescission of such acceleration.

(c)          If the Master Collateral Agent collects any money or property pursuant to this Article VI following the acceleration of the Credit Extensions of the affected Trust Financing pursuant to this Section 6.1 (so long as such a declaration shall not have been rescinded or annulled), it shall pay out the money or property first, in the event that there are no Trust Financings Outstanding, to the Master Collateral Agent and the Paying Agent for amounts due pursuant to Section 7.4 and second, in accordance with the related Trust Financing Agreement, without duplication to any amounts paid pursuant to the immediately preceding clause.

(d)          Amounts then held in the Collection Account or any Trust Accounts or Series Accounts for such Trust Financing and any amounts available under any Series Enhancement for such Trust Financing shall be used to make payments for such Trust Financing in accordance with the terms of this Agreement, the related Trust Financing Agreement and the Series Enhancement for such Trust Financing.

(e)          Each of the Master Collateral Agent, each Creditor Representative and each Creditor by its entering into a Trust Financing Agreement or accepting the benefits thereof covenants that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Trust or by a trust for which the Depositor was a depositor and (b) the Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar law; provided that the foregoing shall not be deemed to prevent the Master Collateral Agent from filing a proof of claim in any such proceeding; provided further that the foregoing shall not in any way limit a Creditor’s rights to pursue any other creditor rights or remedies that such Creditor may have for claims against the Trust.  This Section 6.1(e) will survive the resignation or removal of the Master Collateral Agent under this Agreement and the termination of this Agreement.

SECTION 6.2          Creditor Conflicting Requests.  Notwithstanding anything to the contrary contained herein, in the event the Master Collateral Agent shall receive conflicting or inconsistent requests and indemnity from two or more groups of Creditors (given through the relevant Creditor Representative) of affected Trust Financings, which, individually or in the aggregate, do not represent the Majority Creditor Representatives or Majority Group Creditor Representatives, as applicable, the Master Collateral Agent shall take action at the written direction of the Creditor Representative or Creditor Representatives representing a group of Creditors holding the greatest percentage of the Credit Exposure of all affected Trust Financings, unless (i) the Master Collateral Agent has commenced taking action pursuant to a direction with an earlier effective date or (ii)

such action expressly requires consent or direction from the Majority Creditor Representatives or Majority Group Creditor Representatives, as applicable, or a greater percentage of Group Creditors or Group Creditor Representatives.

SECTION 6.3          Restoration of Rights and Remedies.  If the Master Collateral Agent has instituted any Proceeding to enforce any right or remedy under this Agreement and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Master Collateral Agent, then and in every such case the Trust, the Master Collateral Agent and the other Creditor Parties shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Master Collateral Agent and the other Creditor Parties shall continue as though no such Proceeding had been instituted.

SECTION 6.4          Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Master Collateral Agent or to the Creditors is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.5          Delay or Omission Not a Waiver.  No delay or omission of the Master Collateral Agent or any other Creditor Party to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Master Collateral Agent or to the other Creditor Parties may be exercised from time to time, and as often as may be deemed expedient, by the Master Collateral Agent or by the applicable Creditor Parties, as the case may be.

SECTION 6.6          Control by Group Creditors.  Prior to the occurrence and continuance of an Event of Default for a Group of which the Master Collateral Agent has received written notice, and subject to Article VII, the related Majority Group Creditor Representatives shall have the right to direct the Master Collateral Agent in the exercise of its rights and obligations hereunder; provided, however, that (i) if any Creditor Representative of any Series of the related Group requests that the Master Collateral Agent take any action pursuant to any Trust Financing Agreement to which the Master Collateral Agent is a party that has not been consented to in writing by the related Majority Group Creditor Representatives, the Master Collateral Agent shall promptly notify in writing (which notice may be via email) the Creditor Representatives of each Series of the related Group of such request and (ii) unless the Creditor Representative of any such Series objects in writing (which objection may be via email) to the Master Collateral Agent within ten (10) Business Days following receipt of such notice, the Master Collateral Agent may take such action contemplated in any Trust Financing Agreement to be taken by the Master Collateral Agent at the direction of the Creditor Representative of such Series (acting alone without the consent of any Creditor Representative of any other Series of the related Group), subject to all of the rights and protections of the Master Collateral Agent set forth herein.   Upon the occurrence and continuation of an Event of Default for a Group, except as otherwise expressly provided in this Agreement or any Trust Financing Agreement, the related Majority Group Creditor

Representatives shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Master Collateral Agent with respect to such Trust Financing; provided that such direction shall not be in conflict with any rule of law or with this Agreement; provided, further, that, the Master Collateral Agent need not take any action that it determines, or shall be advised by counsel, might be contrary to applicable law or subject it to liability for which it is not indemnified to its satisfaction.  For the avoidance of doubt, the Master Collateral Agent may rely without liability or investigation upon any instruction given by a Creditor Representative with respect to its Series, and under no circumstances shall the Master Collateral Agent have any duty or obligation to determine whether or not the Creditor Representative has obtained the consents of the requisite number or percentage of Creditors required under this Agreement or any Trust Financing Agreement with respect to any particular action, as long as the Master Collateral Agent has obtained the written instruction of the requisite number or percentage of applicable Creditor Representatives.

SECTION 6.7          Undertaking for Costs.  All parties to this Agreement agree (and each Creditor by such Creditor’s making of a Credit Extension shall be deemed to have agreed) that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Master Collateral Agent for any action taken, suffered or omitted by it as the Master Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.7 shall not apply to: (a) any suit instituted by the Master Collateral Agent, (b) any suit instituted by any Creditor(s) holding in the aggregate more than ten percent (10%) of the Credit Extensions of the affected Trust Financing, or (c) any suit instituted by any Creditor for the enforcement of the payment of principal of or interest on any Credit Extension on or after the respective due dates expressed in the related Trust Financing Agreement.

SECTION 6.8          Waiver of Stay or Extension Laws.  The Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may adversely affect the covenants or the performance of this Agreement; and the Trust (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Master Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.9          Action on Credit Extensions.  Any Creditor Party’s right to seek and recover judgment on the Credit Extensions or under the related Trust Financing Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement.  Neither the Lien created by this Agreement nor any rights or remedies of the Master Collateral Agent or the Creditors shall be impaired by the recovery of any judgment by a Creditor Party against the Trust or by the levy of any execution under such judgment upon any portion of the Collateral.  Any funds or other property collected by the Master Collateral Agent shall be applied in accordance with the applicable Trust Financing Agreement.

SECTION 6.10          Sale of Collateral.

(a)          The power to effect any sale of any portion of Collateral described pursuant to Section 6.1 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until proceeds of the Collateral permitted to be sold pursuant to Section 6.1 in an amount up to the aggregate Series Payoff Amount of the Trust Financings of the related Group shall have been sold or all amounts due to the related Group Creditors under this Agreement and the applicable Trust Financing Agreement have been paid in full.

(b)          To the extent permitted by applicable Law, the Master Collateral Agent shall not sell Collateral, or any portion thereof, pursuant to Section 6.1 except in accordance with Section 6.1(a)(iii). The foregoing provisions shall not preclude or limit the ability of the Master Collateral Agent to purchase all or any portion of Collateral at a private sale.

(c)          In connection with a sale of all or any portion of Collateral pursuant to and in accordance with Section 6.1:

(i)          any one or more Creditor Parties (other than the Depositor and its Affiliates) may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and any Creditor may, in paying the purchase price therefor, deliver in lieu of cash, any Credit Extension of such Trust Financing or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Credit Extensions, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Creditors of such Trust Financing after being appropriately stamped to show such partial payment;

(ii)          the Master Collateral Agent is hereby irrevocably appointed the agent and attorney-in-fact of the Trust to transfer and convey any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iii)          the Master Collateral Agent shall execute and deliver an appropriate instrument of conveyance transferring, without representation, warranty or recourse, any portion of the Collateral in connection with a sale thereof; and

(iv)          no purchaser or transferee at such a sale shall be bound to ascertain the Master Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.

(d)          Any sale of all or any portion of Collateral conducted in accordance with the terms of this Section 6.10 shall be deemed to be commercially reasonable.

(e)          The provisions of this Section 6.10 shall not be construed to restrict the ability of the Master Collateral Agent to exercise any rights and powers against the Trust or all or a portion of the Collateral that are vested in the Master Collateral Agent by this Agreement, including the power of the Master Collateral Agent to proceed against the Collateral subject to the Lien of this Agreement and to institute judicial proceedings for the collection of any deficiency remaining thereafter.

(f)          The purchase price received by the Master Collateral Agent in respect of any sale made in accordance with this Section 6.10 shall be deemed conclusive and binding on the parties hereto and the related Group Creditors and the proceeds of such sale shall be applied in accordance with Section 9.4.

ARTICLE VII
THE MASTER COLLATERAL AGENT AND THE PAYING AGENT

SECTION 7.1          Duties of the Master Collateral Agent.

(a)          Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Master Collateral Agent shall be subject to this Article VII.  U.S. Bank National Association is hereby appointed as the Master Collateral Agent hereunder and shall have the power and authority in such capacity to execute, deliver and perform each of its express duties as Master Collateral Agent hereunder or under the Transaction Documents.  In the performance of its duties and obligations hereunder:

(i)          the Master Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants, duties or obligations shall be read into this Agreement against the Master Collateral Agent; and

(ii)          in the absence of bad faith, willful misconduct or gross negligence on its part, the Master Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Master Collateral Agent and conforming to the requirements of this Agreement; provided, however, in the case of any such certificates or opinions that are specifically required to be furnished to the Master Collateral Agent pursuant to any provision of this Agreement, the Master Collateral Agent shall examine the certificates and opinions to determine whether or not they conform on their face to the specific requirements of this Agreement.  The Master Collateral Agent need not investigate or re-calculate, evaluate, verify or independently determine the accuracy of any report, certificate, information, statement, representation or warranty or any fact or matter stated in any such document and may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein.

(b)          [Reserved].

(c)          No provision of this Agreement shall be construed to relieve the Master Collateral Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its grossly negligent action or failure to act in the handling of funds or its own willful misconduct, except that:

(i)          this clause (c) does not limit the effect of clause (a) of this Section;

(ii)          the Master Collateral Agent shall not be liable for any error of judgment made in good faith by an officer or employee of the Master Collateral Agent unless it is proved that the Master Collateral Agent was grossly negligent in determining the relevant facts;

(iii)          the Master Collateral Agent shall not be liable with respect to any action taken or not taken in good faith in accordance with a direction received by it pursuant to this Agreement;

(iv)          the Master Collateral Agent shall not be charged with knowledge of a breach of any Group Eligibility Representation (including whether any reacquisition or acquisition request remains unresolved for one-hundred eighty (180) days), Event of Default, Potential Default, Amortization Event, Potential Amortization Event, Servicer Termination Event, or Potential Servicer Termination Event unless a Responsible Person of the Master Collateral Agent obtains actual knowledge of such event or the Master Collateral Agent receives written notice of such event from the Trust, the Servicer or a Creditor Representative, as applicable.  Knowledge or information acquired by U.S. Bank National Association in its capacity as Master Collateral Agent or Paying Agent, as applicable, shall not be imputed to U.S. Bank National Association in any other capacity in which it may act under the Transaction Documents or any Series Related Documents or to any affiliate of U.S. Bank National Association and vice versa.  For the avoidance of doubt, receipt by the Master Collateral Agent of a Review Report under the Asset Representations Review Agreement shall not constitute knowledge of any such event or breach.  Upon the actual knowledge of or receipt of written notice by a Responsible Person of the Master Collateral Agent of a material breach of an Originator’s Group Eligibility Representation made in Section 3.3 of the Originator Receivables Transfer Agreement, a material breach of the Servicer’s Group Eligibility Representation made in Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of the Transfer and Servicing Agreement, or any other specified breach by the Servicer under the Transfer and Servicing Agreement, the Master Collateral Agent’s sole obligations are (x) at the written direction of the Majority Group Creditor Representatives, to make a demand upon the applicable Originator (or to direct the Depositor to make a demand upon the applicable Originator) to reacquire the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement or upon the Servicer (or to direct the Depositor to make a demand upon the Servicer) to acquire the Receivable under Section 3.4 of the applicable Additional Transferor Receivables Transfer Agreement, if any, or Section 2.7 or Section 3.3 of the Transfer and Servicing Agreement, as applicable and (y) to the extent amounts due under clause (x) are not remitted by the applicable Originator or the Servicer, as applicable, to promptly provide written notice to the Parent Support Provider of the failure by such party to remit the related Reconveyance Amount, as set forth in clause (vii) below;

(v)          the Master Collateral Agent shall have no duty to monitor the performance of the Trust or its agents, nor shall it have any liability in connection with malfeasance or nonfeasance by the Trust.  The Master Collateral Agent shall have no liability in connection with compliance of the Trust or its agents with statutory or regulatory requirements related to the Receivables. The Master Collateral Agent shall not make or be deemed to have made any representations or warranties with respect to the Receivables or the validity or sufficiency of any grant of a security interest in the Collateral to the Master Collateral Agent;

(vi)          the Master Collateral Agent will not be liable for any action taken or not taken by it in good faith in the administration of any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Master Collateral Agent’s standard internal vote solicitation process;

(vii)          promptly, but not later than five (5) days, after a Responsible Person of the Master Collateral Agent has actual knowledge of, or actually receives written notice of, the failure of (i) any Originator to remit a Reconveyance Amount under Section 3.4 or Section 4.6 of the Originator Receivables Transfer Agreement, (ii) the Servicer to remit a Reconveyance Amount under Section 3.4 or Section 3.5 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 or Section 3.3 of the Transfer and Servicing Agreement, (iii) the Servicer to deposit Collections into the Collection Account when such amounts are to be deposited or (iv) the Marketing Agent to remit, or to cause the related Originator to remit, any amounts due under Section 3.11(b) of the Transfer and Servicing Agreement, the Master Collateral Agent will notify the Parent Support Provider in writing of such payment default;

(viii)          the Master Collateral Agent shall not be responsible for determining the reference banks, rates or method used to calculate One-Month LIBOR (as such term is defined in the Trust Financing Agreement for the applicable Series) or be liable for any error resulting from its calculation of One-Month LIBOR made in good faith.  In no event will the Master Collateral Agent be responsible for determining the unavailability of or cessation of One-Month LIBOR and any substitute or successor for One-Month LIBOR. The Master Collateral Agent will not have any liability or obligation with respect to any determination of One-Month LIBOR by the Administrator or the selection of any replacement index, or whether any conditions to the designation of such a rate have been satisfied, and shall have no obligation to monitor, give notice of, or make any determination, decision or election in connection with a Benchmark Replacement Date, Benchmark Transition Event, Benchmark Replacement, Benchmark Replacement Adjustment and/or any Benchmark Replacement Conforming Changes (as each such term is defined in the Trust Financing Agreement for the applicable Series) (all of which shall be the sole obligation of the Administrator), even if the Administrator does not act; and

(ix)          the Master Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transaction Documents  as a result of the unavailability of One-Month LIBOR (or other applicable Benchmark (as such term is defined in the Trust Financing Agreement for the applicable Series)) and absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrator, in providing any direction, instruction, notice or information required or contemplated by the terms of the Transaction Documents and reasonably required for the performance of such duties.

(d)          The Master Collateral Agent shall not be liable for interest on any amounts received by it, except as the Master Collateral Agent may agree in writing with the Trust.

(e)          No provision of this Agreement shall require the Master Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

(f)          In no event shall the Master Collateral Agent be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Master Collateral Agent is advised of the likelihood of such loss, and regardless of the form of action. In no event shall the Master Collateral Agent be liable for any failure or delay in the performance of its obligations under this Agreement or any related documents from or caused by, directly or indirectly, circumstances beyond the Master Collateral Agent’s control, including, but not limited to, strikes, work stoppages, accidents, acts of war, terrorism, civil or military disturbances, nuclear catastrophes, fires, floods, earthquakes, storms, hurricanes or other natural catastrophes, epidemics, a material adverse change in the COVID-19 pandemic or a new pandemic and interruptions, loss or malfunctions of utilities, computer services (software and hardware) or mechanical, electronic or communication systems or the Federal Reserve Bank Wire Service.  The Master Collateral Agent will use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g)          Except as expressly provided in this Agreement, the Master Collateral Agent shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables. The Master Collateral Agent shall be under no duty or obligation in connection with the acquisition or Grant by the Trust to the Secured Parties of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Trust in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral.

(h)          The Master Collateral Agent shall not have any duty or responsibility to  (i) take any action in respect of any recording, filing, or depositing of this Agreement or any other agreement or instrument, monitoring or filing any financing statement, amendment or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral absent written direction of the Creditor Representatives in accordance with Section 5.1(c) or Section 6.6, (ii) take any action with respect to the acquisition or maintenance of any insurance, (iii) make any filing pursuant to federal, State or foreign tax laws or the payment or discharge of any tax, assessment, or other governmental charge or any Lien of any kind owing with respect to, assessed or levied against, any part of the Collateral, (iv) take any action to protect against any diminution in value of the Collateral, or (v) monitor or enforce any risk retention requirements.

(i)          The Master Collateral Agent:

(i)          shall at all times be a “participant” (as such term is defined in the Federal Book-Entry Regulations) in the Federal Reserve System;

(ii)          shall, to the extent that any of the Trust Accounts is a securities account (as such term is defined in the UCC), comply with all of the obligations of a securities intermediary under Article 8 of the UCC with respect thereto;

(iii)          agrees that each item of property including cash received by it for deposit in or credit to a Trust Account, and each investment made by it pursuant to the Transaction

Documents or Series Related Documents, as applicable, shall constitute and be treated by it as a financial asset; and

(iv)          shall not, except as provided herein, consent to or permit anyone to have “control” (as such term is defined in Section 8-106 of Article 8 of the UCC and Section 9-104 of Article 9 of the UCC) of any of the Trust Accounts.

(j)          The Master Collateral Agent will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under the U.S. Credit Risk Retention Rules or other rules or regulations relating to risk retention.  The Master Collateral Agent shall not be charged with knowledge of such rules, nor shall it be liable to any Creditor or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

(k)          Except as required by the Transaction Documents and any Series Related Documents to which the Master Collateral Agent is a party, the Master Collateral Agent shall not be liable for the dissemination of any information contained in any Review Report or summary thereof, any 10-D or other filing, or any other dissemination of information required or made in accordance with the Transaction Documents and any Series Related Documents and shall have no responsibility, or liability for the failure of any party to redact or remove any Personally Identifiable Information or other confidential information in any document.

SECTION 7.2          Rights of the Master Collateral Agent.

(a)          Subject to the provisions of Section 7.1:

(i)          the Master Collateral Agent may conclusively rely on and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, evidence of indebtedness or any other paper or document believed by it to be genuine and which appears on its face to be properly executed and signed or presented by the proper Person.  The Master Collateral Agent is not required to investigate any facts or matters or to verify any calculations or amounts stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, debenture, other evidence of indebtedness, or other paper or document, but the Master Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Master Collateral Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Trust, personally or by agent or attorney.  The Master Collateral Agent will not be liable for any action taken or not taken in good faith in reliance on a document reasonably believed by it to be genuine;

(ii)          before the Master Collateral Agent acts or does not act, it may require and conclusively rely on an Officer’s Certificate or an Opinion of Counsel, at the expense of the Trust.  The Master Collateral Agent will not be liable for any action taken or not taken in good faith in reliance on an Officer’s Certificate or Opinion of Counsel;

(iii)          the Master Collateral Agent may exercise its rights or powers under this Agreement or perform its obligations under this Agreement either directly or by or through agents or attorneys or a custodian or nominee.  The Master Collateral Agent will not be responsible for misconduct or negligence on the part of, or for the supervision of, the agent, counsel, custodian or nominee appointed with due care by it under this Agreement;

(iv)          the Master Collateral Agent will not be liable for any action taken or not taken in good faith which it believes to be authorized or within its rights or powers under this Agreement so long as the action taken or not taken does not amount to gross negligence;

(v)          the Master Collateral Agent, at the expense of the Trust, may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Agreement, the Transaction Documents and the Series Related Documents will be full and complete authorization and protection from liability for any action taken or not taken by it under this Agreement in good faith and according to the advice or opinion of that counsel, accountant, appraiser or other expert or advisor;

(vi)          the Master Collateral Agent shall not be bound to ascertain or inquire as to the performance or satisfaction of any covenants, conditions or agreements on the part of the Trust or required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under the Transaction Documents or any other Series Related Document;

(vii)          the Master Collateral Agent may request that the Trust and any other Person deliver a certificate setting forth the names of Responsible Persons and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement and the Master Collateral Agent shall have the right to require that any directions, instructions or notices provided to it be signed by a Responsible Person, be provided on corporate letterhead, or contain such other evidence as may be reasonably requested by the Master Collateral Agent to establish the identity and/signatures thereon.  The identity of such Responsible Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Master Collateral Agent and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Master Collateral Agent of any change thereto;

(viii)          the Master Collateral Agent shall be under no obligation to (i) exercise any of the rights or powers vested in it by, or expend or risk its own funds or incur any financial liability in the performance of its obligations under, this Agreement or any other Transaction Documents or other Series Related Documents or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of any of the Creditor Representatives (or any Creditor) pursuant to this Agreement (other than (x) requests, demands or directions relating to an asset representations review demand as set forth in Article XII of this Agreement and Section 11.1 of the Transfer and Servicing Agreement, (y) forwarding notices related to dispute resolution procedures as set forth in Section 11.2 of the Transfer and Servicing Agreement and (z) facilitating creditor communications pursuant to Section 8.4 of this Agreement), if the Master Collateral Agent reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction.  Notwithstanding anything to the contrary in this Agreement, the Master Collateral Agent will not be required to take any action if (A) the Master Collateral Agent is advised by counsel that the action it is directed to take is in conflict with applicable Laws or this Agreement, any Transaction Document or any other Series Related Document or (B) the Master Collateral Agent determines in good faith that the requested actions would be illegal or involve the Master Collateral Agent in personal liability;

(ix)          delivery of reports, information and documents to the Master Collateral Agent shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Trust’s or any other entity’s compliance with any covenants under this Agreement or any other related documents;

(x)          the permissive rights of the Master Collateral Agent to do things enumerated in this Agreement shall not be construed as a duty and the Master Collateral Agent shall not be answerable for other than its gross negligence, bad faith or willful misconduct; and

(xi)          any request or direction or action of the Trust mentioned herein shall be sufficiently evidenced by a Trust Order.

(b)          The Master Collateral Agent will not be liable for (a) the validity or adequacy of this Agreement or the Credit Extensions, (b) the Trust’s use of the proceeds from the Credit Extensions, or (c) any statement of the Trust in this Agreement, the Transaction Documents or in any other Series Related Documents.

(c)          In the performance of its duties and obligations hereunder and under any Transaction Document, the Paying Agent shall be entitled to all of the same rights, protections, indemnities and immunities as the Master Collateral Agent hereunder as if expressly set forth herein.

(d)          It is expressly acknowledged, agreed and consented to that U.S. Bank National Association will be acting in the capacities of Master Collateral Agent and Paying Agent hereunder, and may also act in the capacity of Indenture Trustee and/or Paying Agent under an Indenture.  U.S. Bank National Association may, in such multiple capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by U.S. Bank National Association of express duties set forth in this Agreement or any Indenture in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the parties hereto and any other person having rights pursuant hereto.

SECTION 7.3          Funds Held in Trust.  Funds and investments and other property held by the Master Collateral Agent, any Paying Agent or any Creditor Representative shall be held in trust in one or more Trust Accounts hereunder, but need not be segregated from other funds except to the extent required by Law.

SECTION 7.4          Compensation and Indemnity.

(a)          As compensation for its services as Master Collateral Agent and Paying Agent hereunder, the Trust shall pay, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, to the Master Collateral Agent from time to time the Master Collateral Agent Fee in such amounts as the Trust and the Master Collateral Agent may agree in writing

(which compensation shall not be limited by any law on compensation of a trustee of an express trust) from time to time.  The Trust shall reimburse, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, the Master Collateral Agent, for all reasonable and documented out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing notices and costs of counsel, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Master Collateral Agent’s agents, counsel, accountants and experts, but exclude expenses resulting from its willful misconduct, bad faith or gross negligence.  The Trust shall indemnify, pursuant to the priority of payments contained herein and in each Trust Financing Agreement, the Master Collateral Agent and its officers, directors, employees, agents, successors and assigns (each individually an “Indemnified Person” and collectively, the  “Indemnified Persons”) against any and all losses, liabilities, claims, damages,  actions, suits, stamp or similar taxes, fees, penalties, disbursements and reasonable and documented out-of-pocket costs or expenses (including, but not limited to, reasonable attorneys’ fees and expenses, including reasonable legal fees and expenses in connection with the enforcement of its rights (including rights of indemnification) hereunder) of whatever kind or nature regardless of merit, demanded, asserted or claimed against or incurred by them (collectively, “Indemnified Amounts”) to the extent related to or arising out of the administration of this Agreement and the performance of its duties hereunder or under the Transaction Documents or any other Series Related Documents, including the costs and expenses of enforcing this Agreement against the Trust (including this Section 7.4) and defending itself against or investigating any claims (whether asserted by the Trust, any Creditor or any other Person), not resulting from the gross negligence, bad faith or willful misconduct by the Indemnified Person seeking indemnification.  The Master Collateral Agent shall notify the Trust promptly of any claim for which it may seek indemnity.  Failure by the Master Collateral Agent to so notify the Trust shall not relieve the Trust of its obligations hereunder.  The Trust may participate in and assume the defense and settlement of any proceeding at its expense.  If the Trust notifies the Indemnified Person of its intention to assume the defense of such proceeding, the Trust will assume such defense with counsel reasonably satisfactory to the Indemnified Person and in a manner reasonably satisfactory to the Indemnified Person.  The Trust will not be liable for legal expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Trust and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Trust will pay for the separate counsel to the Indemnified Person.  No settlement of the proceeding in which a claim is brought against the Trust may be settled in the name of, on behalf of or in any manner in which the Trust is understood to acknowledge the validity of any claim without the approval of the Trust and the Indemnified Person, which approvals will not be unreasonably withheld.  This Section 7.4 shall not limit or affect any other rights, including indemnification rights that the Master Collateral Agent may have hereunder, under the Transaction Documents or any other Series Related Document or under applicable Law.

(b)          To the fullest extent permitted by Law, Indemnified Amounts to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Trust prior to the final disposition of any matter upon receipt by the Trust of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be finally determined by a court of competent jurisdiction that the Indemnified Person is not entitled to such Indemnified Amounts under this Agreement.  Amounts payable by the Trust under this Section 7.4 shall be paid in accordance with the priority of payments contained herein and in each Trust Financing Agreement.  The Trust’s payment and indemnification obligations to the Master Collateral Agent pursuant to this Section 7.4 shall survive the discharge of this Agreement, or the earlier resignation or removal of the Master Collateral Agent.  When the Master Collateral Agent incurs expenses after the occurrence of an Event of Default as a result of any Insolvency Event with respect to the Trust, the expenses are intended to constitute expenses of administration under any Debtor Relief Law.

(c)          It is expressly understood and agreed that the Paying Agent shall be entitled to the same rights of compensation and indemnification as the Master Collateral Agent pursuant to this Section 7.4; provided that if the Paying Agent and the Master Collateral Agent are the same Person, the Trust shall be responsible for paying any such compensation and indemnification without duplication.

SECTION 7.5          Resignation and Removal; Appointment of Successor.

(a)          No resignation or removal of the Master Collateral Agent and no appointment of a successor Master Collateral Agent shall become effective until the acceptance of appointment by the successor Master Collateral Agent pursuant to this Section 7.5.  The Master Collateral Agent may resign at any time by giving ninety (90) days written notice to the Trust and each Creditor Representative. The Majority Creditor Representatives may remove the Master Collateral Agent by so notifying the Master Collateral Agent in writing and may appoint a successor Master Collateral Agent (so long as no Servicer Termination Event or Event of Default exists at such time, with the consent of the Trust, such consent not to be unreasonably withheld, delayed or conditioned).  The Trust shall remove the Master Collateral Agent if:

(i)          the Master Collateral Agent fails to comply with Section 7.8;

(ii)          the Master Collateral Agent is subject to an Insolvency Event;

(iii)      a receiver or other public officer takes charge of the Master Collateral Agent or its property; or

(iv)         the Master Collateral Agent otherwise becomes incapable of acting or it becomes unlawful for it to do so.

(b)          If the Master Collateral Agent resigns or is removed or if a vacancy exists in the office of the Master Collateral Agent for any reason (the Master Collateral Agent in such event being referred to herein as the retiring Master Collateral Agent), the Trust or Majority Creditor Representatives shall promptly appoint a successor Master Collateral Agent.

(c)          A successor Master Collateral Agent shall deliver a written acceptance of its appointment to the retiring Master Collateral Agent and to the Trust.  Thereupon the resignation or removal of the retiring Master Collateral Agent shall become effective, and the successor Master Collateral Agent shall have all the rights, powers and duties of the Master Collateral Agent under this Agreement.  The successor Master Collateral Agent shall mail a notice of its succession to Creditors.  The retiring Master Collateral Agent shall promptly transfer all property held by it as the Master Collateral Agent to the successor Master Collateral Agent.

(d)          If a successor Master Collateral Agent does not take office within sixty (60) days after the retiring Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, the Trust or Majority Creditor Representatives may petition any court of competent jurisdiction for the appointment of a successor Master Collateral Agent.

(e)          If the Master Collateral Agent fails to comply with Section 7.8, any Creditor may petition any court of competent jurisdiction for the removal of the Master Collateral Agent and the appointment of a successor Master Collateral Agent.

(f)          Notwithstanding the replacement of the Master Collateral Agent pursuant to this Section 7.5, the Trust’s obligations under Section 7.4 shall continue for the benefit of the retiring Master Collateral Agent.  The retiring Master Collateral Agent shall have no liability for any act or omission by any successor Master Collateral Agent.

SECTION 7.6          Successor Master Collateral Agent by Merger.  If the Master Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Master Collateral Agent; provided that such Person shall be otherwise qualified and eligible under Section 7.8.

SECTION 7.7          Appointment of Co-Agent or Separate Agent.

(a)          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Master Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more Person(s) to act as co-agent(s), or separate agent(s) for the benefit of the Creditors, and to vest in such Person(s), in such capacity, all rights hereunder with respect to the Collateral, or any part thereof, and, subject to the other provisions of this Section 7.7, such powers, duties, obligations, rights and trusts as the Master Collateral Agent may consider necessary or desirable.  No co-agent or separate agent hereunder shall be required to meet the terms of eligibility as a successor Master Collateral Agent under this Section 7.7, and no notice to Creditors of the appointment of any co-agent or separate agent shall be required under Section 7.5.

(b)          Every separate agent and co-agent shall, to the extent permitted by Law, be appointed and act subject to the following provisions and conditions:

(i)          all rights, powers, duties and obligations conferred or imposed upon the Master Collateral Agent set forth in the instrument of appointment shall be conferred or imposed upon and exercised or performed by the separate agent or the Master Collateral Agent and co-agent jointly (it being understood that a co-agent is not authorized to act separately without the Master Collateral Agent joining in such act, except to the extent that under any Law of any jurisdiction in which any particular act(s) are to be performed, the Master Collateral Agent shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of rights with respect to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by the co-agent, but solely at the direction of the requisite Creditor Representatives);

(ii)   no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

(iii)   the Master Collateral Agent may at any time accept the resignation of or remove, in its sole discretion, any separate agent or co-agent.

(c)          Any notice, request or other writing given to the Master Collateral Agent shall be deemed to have been given to each of the then separate agents and co-agents, as effectively as if given to each of them.  Every instrument appointing any separate agent or co-agent shall refer to this Agreement and the conditions of this Article VII.  Each separate agent and co-agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Master Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Master Collateral Agent.

(d)          Any separate agent or co-agent may at any time constitute the Master Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate agent or co-agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Master Collateral Agent, to the extent permitted by Law, without the appointment of a new or successor agent.  The Master Collateral Agent shall have no obligation to determine whether a co-agent or separate agent is legally required in any jurisdiction in which any portion of the Collateral may be located.

SECTION 7.8          Eligibility; Disqualification.  There shall at all times be a Master Collateral Agent hereunder which shall (a) be a bank organized and doing business under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to exercise corporate trust powers; (b) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; and (c) be a Qualified Institution.

If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 7.8, the combined capital and surplus of such bank shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Master Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 7.8, it shall resign immediately in the manner and with the effect specified in this Article VII.

SECTION 7.9          Representations and Warranties.  The Master Collateral Agent hereby represents and warrants that:

(a)          the Master Collateral Agent is duly organized, validly existing and qualified as a national banking association under the federal laws of the United States;

(b)          the Master Collateral Agent has the corporate power and authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder; the Master

Collateral Agent satisfies the eligibility requirements set forth in Section 7.8 hereof; and the execution, delivery and performance of this Agreement have been duly authorized by the Master Collateral Agent by all necessary action;

(c)          each of this Agreement, the Transaction Documents and the other Series Related Documents to which it is a party has been duly executed and delivered by the Master Collateral Agent and constitutes the legal, valid and binding obligation of the Master Collateral Agent, enforceable against the Master Collateral Agent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law) and with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws;

(d)          to the best knowledge of the Responsible Persons of the Master Collateral Agent, the Master Collateral Agent is not in breach of or default under any law or regulation of the United States of America, or any department, division, agency or instrumentality thereof having jurisdiction over the trust powers of the Master Collateral Agent which would materially impair the ability of the Master Collateral Agent to perform its obligations hereunder; and

(e)          to the best knowledge of the Responsible Persons of the Master Collateral Agent, no authorization, consent or other order of any federal government authority or agency having jurisdiction over the trust powers of the Master Collateral Agent are required to be obtained by the Master Collateral Agent for the valid authorization, execution and delivery by the Master Collateral Agent of this Agreement.

SECTION 7.10          The Paying Agent.

(a)          The Trust hereby appoints the Master Collateral Agent as the initial Paying Agent.  All payments of amounts due and payable with respect to any Credit Extensions that are to be made from amounts withdrawn from any Trust Account pursuant to Article IX and the applicable Trust Financing Agreement shall be made on behalf of the Trust by the Paying Agent or by such party as set forth therein.

(b)          The Paying Agent hereby agrees that subject to the provisions of this Section 7.10, it shall:

(i)          hold any sums held by it for the payment of amounts due with respect to the Credit Extensions in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)          give the Master Collateral Agent and each Creditor Representative prompt notice of any default by the Trust of which a Responsible Person of the Paying Agent has actual knowledge in the making of any payment required to be made with respect to the Credit Extensions;

(iii)          at any time during the continuance of any default referenced in clause (ii) above, upon the written request of the Master Collateral Agent, forthwith pay to the Master Collateral Agent any sums so held in trust by such Paying Agent; and

(iv)          immediately resign as a Paying Agent and forthwith pay to the Master Collateral Agent any sums held by it in trust for the payment of Credit Extensions if at any time it ceases to meet the standards set forth in Section 7.8 required to be met by a Paying Agent.

(c)          The Trust shall at any time when necessary or required, for the purpose of obtaining the satisfaction and discharge of this Agreement with respect to all the Credit Extensions or for any other purpose, by Trust Order, cause any Paying Agent other than the Master Collateral Agent to pay to the Master Collateral Agent any sums held in trust by such Paying Agent with respect to the Credit Extensions, such sums to be held by the Master Collateral Agent upon the same trusts as those upon which the sums were held by such Paying Agent and, in the case of satisfaction and discharge of this Agreement, applied according to Article IX; and upon such payment by any Paying Agent to the Master Collateral Agent, such Paying Agent shall be released from all further liability with respect to such sums.

(d)          Subject to applicable laws with respect to escheat of funds, any amounts held by the Master Collateral Agent or any Paying Agent in trust for the payment of any amount due with respect to any Credit Extension and remaining unclaimed for two (2) years after such amount has become due and payable shall be discharged from such trust and be paid to the Trust on a Trust Order; and the related Creditor shall thereafter, as an unsecured general creditor, look only to the Trust for payment thereof (but only to the extent of the amounts so paid to the Trust), and all liability of the Master Collateral Agent or such Paying Agent with respect to such trust funds shall thereupon cease; provided, however, that the Master Collateral Agent or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Trust cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Trust.

(e)          Each Paying Agent (other than the initial Paying Agent) shall be appointed by Trust Order with written notice thereof to the Master Collateral Agent and each Creditor Representative.  The initial Paying Agent shall be U.S. Bank National Association, in its capacity as Master Collateral Agent, and shall be deemed to be eligible hereunder.  Any successor Paying Agent appointed by the Trust shall be a Person who would be eligible to be Master Collateral Agent hereunder as provided in Section 7.8.

(f)          The Paying Agent shall be entitled to (and shall be entitled to enforce) all of the protections, rights, exculpations, immunities and indemnities afforded to the Master Collateral Agent under this Agreement.

SECTION 7.11          Reports by Master Collateral Agent.

(a)          Annual Assessment of Compliance.  On or before March 1st of each year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, beginning in the year after the date hereof, the Master Collateral Agent shall:

(i)          deliver to the Trust, the Depositor, the Administrator and the Servicer, a report regarding the Master Collateral Agent’s assessment of compliance with the Servicing Criteria specified on Exhibit B during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Master Collateral Agent, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust and signed by an authorized officer of the Master Collateral Agent; and

(ii)          deliver to the Trust, the Depositor, the Administrator and the Servicer a report of a registered public accounting firm reasonably acceptable to the Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Master Collateral Agent and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act.

The reports will be delivered in a format suitable for filing with the Commission on EDGAR.

(b)          Obligation to Update Disclosure.  The Master Collateral Agent will notify and provide information, and certify that information in an Officer’s Certificate, to the Trust, the Administrator and the Depositor on the occurrence of any event or condition relating to the Master Collateral Agent or actions taken by the Master Collateral Agent that (i) may be required to be disclosed by the Trust under Item 2 (the institution of, material developments in, or termination of legal proceedings against the Master Collateral Agent that are material to the Noteholders of an Indenture Series) of Form 10-D under the Exchange Act within five (5) Business Days of a Responsible Person of the Master Collateral Agent having actual knowledge of such proceeding, (ii) the Trust, or the Administrator on behalf of the Trust, reasonably requests of the Master Collateral Agent that the Administrator believes is necessary to comply with the Trust’s reporting obligations under the Exchange Act within two (2) Business Days of request, (iii) is required to be disclosed under Item 5 (submission of matters to a vote of the Creditors) of Form 10-D under the Exchange Act (other than with respect to submissions of matter to a vote of the Public Noteholders of a Group pursuant to Article XII of this Agreement) within five (5) Business Days of a Responsible Person of the Master Collateral Agent having actual knowledge of the submission, or (iv) is required to be disclosed under Item 6.04 (failure to make a distribution when required) of Form 8-K under the Exchange Act within two (2) Business Days of the failure to make a distribution when required, as applicable.

SECTION 7.12          Reporting of Receivables Reacquisition and Acquisition Demands.  The Master Collateral Agent will (a) notify the Sponsor, the Administrator, the Depositor and the Servicer, as soon as practicable and within five (5) Business Days, of demands or requests actually received by a Responsible Person of the Master Collateral Agent for the reacquisition or acquisition, as applicable, of any Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of any Additional Transferor Receivables Transfer Agreement

or Sections 2.7 of the Transfer and Servicing Agreement, (b) promptly on request by the Sponsor, the Depositor, the Administrator or the Servicer, provide to them other information reasonably requested and within its possession to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and (c) if requested by the Sponsor, the Depositor, the Administrator or the Servicer, provide a written certification no later than fifteen (15) days following the end of any quarter or year that the Master Collateral Agent has not received any reacquisition demands or requests for that period, or if reacquisition or acquisition, as applicable, demands or requests have been received during that period, that the Master Collateral Agent has provided all the information reasonably requested under clause (b) above.  The Master Collateral Agent and the Trust will not have responsibility or liability for a filing required to be made by a securitizer under the Exchange Act.

ARTICLE VIII
CREDITORS LISTS; COMMUNICATIONS

SECTION 8.1          Creditors Lists.  The Trust will furnish or cause to be furnished to the Master Collateral Agent, a list of the names, addresses, wiring instructions and taxpayer identification numbers of the Creditor Representatives of each Series as the Master Collateral Agent may reasonably request in writing, within ten (10) days after receipt by the Trust of any such request and as of a date not more than ten (10) days prior to the time such list is furnished.  The Creditor Representative with respect to a Series shall, upon request of the Trust or the Master Collateral Agent, provide to the Trust or the Master Collateral Agent a list of the Creditors under such Series and each related Trust Financing of such Series, indicating their respective names, addresses, taxpayer identification numbers and the then outstanding principal amount of their respective Credit Extensions.

SECTION 8.2          Preservation of Information; Communications to Creditors.  The Master Collateral Agent shall preserve, at all times, the names and addresses of the Creditors contained in the most recent list furnished to the Master Collateral Agent as provided in Section 8.1.  The Master Collateral Agent shall be entitled to conclusively rely upon the most recent list furnished to it pursuant to Section 8.1.  The Master Collateral Agent may destroy any list furnished to it as provided in Section 8.1 upon receipt of a new list so furnished.

SECTION 8.3          List of Creditors.  Creditors holding not less than ten percent (10%) of the Credit Exposure of any Trust Financing may obtain access to the list of Creditors so held by the Master Collateral Agent under Section 8.2 for the purpose of communicating with the other Creditors.  The Master Collateral Agent may elect not to allow the requesting Creditors access to the list of Creditors if the Master Collateral Agent agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting Creditors, to all Creditors of record.

SECTION 8.4          Noteholder Communications.  A Noteholder of any Indenture Series or a Verified Note Owner may send a written request to the Trust (or the Administrator, on behalf of the Trust) stating that such Noteholder or Verified Note Owner is interested in communicating with Noteholders and Note Owners of other Publicly Registered Credit Extensions about the possible exercise of rights under the Transaction Documents.  The Administrator has agreed in Section 2.9 of the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder of any Indenture Series or a Verified Note Owner to communicate with Noteholders and Note Owners of other Publicly Registered Credit Extensions regarding exercising their rights under the Transaction Documents.

ARTICLE IX
ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 9.1          Collection of Amounts Due.  Except as otherwise expressly provided herein and in any Trust Financing Agreement, the Master Collateral Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all sums and other property payable to or receivable by the Master Collateral Agent pursuant to this Agreement.  The Master Collateral Agent shall apply all such amounts received by it as provided in this Agreement.  In the event that there are no Trust Financings Outstanding, the Master Collateral Agent and/or the Paying Agent is entitled to withdraw amounts from the Collection Account to pay any reasonable fees, expenses and indemnities due and owing to the Master Collateral Agent and the Paying Agent under this Agreement, the Transaction Documents and any Series Related Documents.

SECTION 9.2          Trust Accounts.

(a)          On or prior to the date hereof (in respect of clause (i) below) or the Closing Date for the applicable Trust Financing (in respect to clause (ii) below), the Trust shall have established and thereafter maintained the following accounts with a Qualified Institution (the “Trust Accounts”):

(i)          Collection Account; and

(ii)       any applicable Trust Financing Accounts for the applicable Trust Financing.

(b)          The Collection Account shall be maintained in accordance with the applicable Account Control Agreement.

(c)          With respect to the Trust Account Property, the Trust and the Master Collateral Agent agree, as security for the Trust’s obligations under this Agreement, that:

(A)          any Trust Account Property that constitutes, or is held through or in, a deposit account (as such term is defined in the UCC) shall be, or shall be held through or in, an account maintained with a Qualified Institution continuously identified in the deposit bank’s books and records as subject to a security interest of the Master Collateral Agent and, except as may be expressly provided herein to the contrary, in order to perfect the security interest of the Master Collateral Agent in accordance with Section 9-104 of the UCC, the Master Collateral Agent shall have the power to direct disposition of the funds in such deposit account without further consent by the Trust; provided, however, that prior to delivery by the Master Collateral Agent to the Trust of notice otherwise, the Trust shall direct the disposition of the funds in such deposit account in accordance with the terms of the Transaction Documents and the other Series Related Documents; provided, further, that the Master Collateral Agent agrees with the Trust that it will not deliver such notice or exercise its power to direct disposition of the funds in such deposit account unless an Event of Default for the related Group has occurred and is continuing; provided, further, that the Master Collateral Agent agrees for the benefit of the Creditors to give any such notice or direction upon the direction of Creditor Representatives representing Creditors holding not less than a majority of the Credit Extensions of the affected Trust Financings; and

(B)          any Trust Account Property that constitutes a Permitted Investment or a similar investment shall be held by a securities intermediary under and in accordance with an account control agreement in form and substance reasonably satisfactory to the Master Collateral Agent and the Majority Creditor Representatives and shall be subject to the Master Collateral Agent’s security interest in such Trust Account Property.

(d)          The Servicer may instruct (by standing instructions or otherwise) the institution maintaining the Collection Account to invest funds on deposit in the Collection Account from time to time in Permitted Investments in the name of the Master Collateral Agent, and Permitted Investments shall be credited to the Collection Account; provided, however, that any such investment shall mature not later than the second Business Day prior to the first Payment Date following the date on which such investment was made.  The Servicer shall not direct the Master Collateral Agent to dispose of (or permit the disposal of) any Permitted Investments prior to the maturity thereof to the extent such disposal would result in a loss of the initial purchase price of such Permitted Investment. In the absence of written investment instructions hereunder, funds on deposit in the Collection Account shall remain uninvested.  With respect to the Collection Account, all interest and earnings (net of losses and investment expenses) paid on funds on deposit in or on any security entitlement with respect to financial assets credited to the Collection Account shall be deemed to be on deposit therein and available for distribution unless previously distributed pursuant to the terms hereof.

SECTION 9.3          Rights of Creditors.  The Collateral shall secure the rights of the Creditors to receive (i) the portion of Group Available Funds allocable to the Creditors of such Trust Financing pursuant to this Agreement and the related Trust Financing Agreement, (ii) funds and other property credited to the Collection Account (or any subaccount thereof) allocable to the Creditors of such Trust Financing and such Person pursuant to this Agreement and such Trust Financing Agreement, (iii) funds and other property credited to any related Trust Financing Account and (iv) funds available pursuant to any related Series Enhancement, it being understood that, except as specifically set forth in the Trust Financing Agreement with respect thereto, (a) the Credit Extensions of any Trust Financing shall not be secured by any interest in any Trust Financing Account or Series Enhancement specifically pledged for the sole benefit of another Trust Financing and (b) upon (x) the termination of all commitments, if any, to extend credit under the related Trust Financing Agreement and (y) the termination of the related Trust Financing Agreement in accordance with its terms, amounts on deposit in any Trust Financing Account specifically pledged for the sole benefit of such Trust Financing or amounts received in respect of any Series Enhancement specifically pledged for the sole benefit of such Trust Financing, shall be released to the Equityholder.

SECTION 9.4          Collections and Allocations.

(a)          The Servicer shall allocate Group Available Funds to (i) each Trust Financing in the related Group in accordance with its Series Allocation Percentage and (ii) the Certificateholders in accordance with the Transferor Percentage for the related Group, in each case, on the first Determination Date following the Collection Period in which such amounts are received. Notwithstanding the foregoing, in the event that any Trust Financing related to a Group is in an Amortization Period, the Servicer shall allocate (i) the related Amortizing Series Group Available Funds to each Trust Financing related Group in an Amortization Period and (ii) all related Group Available Funds in excess of the Amortizing Series Group Available Funds (A) to each Trust Financing in the related Group not in an Amortization Period in accordance with its Series Allocation Percentage (calculated excluding all Trust Financings related to such Group in an Amortization Period) and (B) the Certificateholders in accordance with the Transferor Percentage for such Group (calculated excluding all Trust Financings related to such Group in an Amortization Period), in each case, on the first Determination Date following the Collection Period in which such amounts are received.  Promptly following identification thereof, the Servicer shall direct the Paying Agent in writing to withdraw and pay amounts on deposit in the Collection Account that do not constitute Group Available Funds and to distribute such amounts to the Servicer to be further distributed to the owner thereof.

(b)      On the Business Day preceding each Payment Date, the Servicer shall direct the Paying Agent in writing to withdraw from the Collection Account and remit to ~~(i)~~ the Distribution Account for each Series then Outstanding, an amount equal to the aggregate amount of related Group Available Funds allocated to such Series in accordance with ~~the applicable Series Allocation Percentage pursuant to~~ Section 9.4(a) for the applicable Collection Period ~~and (ii) the Equityholder.~~  On each Payment Date, the Servicer shall direct the Paying Agent in writing to withdraw from the Collection Account an amount equal to the aggregate amount of Group Available Funds for each Group allocated to the Certificateholders in accordance with the Transferor Percentage pursuant to Section 9.4(a) for the applicable Collection Period and remit such amount sequentially, as follows: (i) first to the Master Collateral Agent, the Owner Trustee and the Asset Representations Reviewer, pro rata based on amounts due, the Transferor’s Percentage of the Master Collateral Agent Fee, the Owner Trustee Fee and the Asset Representations Reviewer Fee and the expenses and indemnities due to the Master Collateral Agent, the Owner Trustee and the Asset Representations Reviewer for such Payment Date and (ii) second, to the Equityholder, any remaining amounts.

(c)          The amount remitted to the Distribution Account for each Series pursuant to the preceding clause (b) shall be distributed on each Payment Date in accordance with the terms of the Trust Financing Agreement for such Series.

(d)          On any Acquisition Date, the Trust (or the Servicer on its behalf) may, subject to any other restrictions in any Transaction Document or other Series Related Document, use Group Available Funds for the Group to which the related Receivables will be designated in an amount equal to the aggregate Receivables Cash Transfer Amount of the related Receivables to pay the Receivables Cash Transfer Amount for Receivables to be acquired by the Trust; provided, that (i) no amount of Group Available Funds shall be withdrawn from any Trust Financing Account to pay the Receivables Cash Transfer Amount and (ii) neither the Trust nor the Servicer shall make any such payment unless, in either such case:

(i)          no event has occurred and is continuing, or would result from such withdrawal, which constitutes (i) an Amortization Event or Potential Amortization Event for any Series related to the Group to which such Receivables will be designated, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the Group to which such Receivables will be designated or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such acquisition of Receivables, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and the other Series Related Documents;

(iii)          the Servicer shall have delivered to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative the related Acquisition Date Supplement no later than the Payment Date related to the Collection Period in which such Acquisition Date occurs; and

(iv)          the related Receivables are Eligible Receivables with respect to one or more related Group Series for which Credit Extensions are Outstanding as of the related Acquisition Date.

Upon each withdrawal of or direction to withdraw Group Available Funds from the Collection Account pursuant to this Section 9.4(d), each of the Trust and the Servicer shall be deemed to represent and warrant to the Master Collateral Agent that each of the foregoing conditions have been satisfied with respect thereto.

(e)          The Trust (or the Servicer on its behalf) may, subject to any other restrictions in any Transaction Document or other Series Related Document, (i) so long as Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all Group Series for the related Payment Date are on deposit in the Collection Account (after giving effect to any prepayment or distribution made pursuant to this clause (e)), use the Aggregate Non-Amortizing Series Allocation Percentage of related Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all Group Series for the related Payment Date on deposit in the Collection Account to make a voluntary prepayment of any related Credit Extensions related to such Group, subject to the provisions of the related Trust Financing Agreement, (ii) (x) so long as Group Available Funds in excess of the aggregate Series Monthly Payment Amount for all related Group Series for the related Payment Date are on deposit in the Collection Account (after giving effect to any prepayment or distribution made pursuant to this clause (e)), distribute the cash portion of any Transfer Proceeds to or at the direction of the Equityholder and (y) distribute the portion of any Transfer Proceeds consisting of Securitization Equity to or at the direction of the Equityholder, which Transfer Proceeds (including any Securitization Equity) shall be distributed free and clear of the Lien of this Agreement or any other Transaction Document; provided, that (1) no amount of Group Available Funds or Transfer Proceeds shall be withdrawn from any Trust Financing Account to make any such prepayment or distribution and (2) neither the Trust nor the Servicer shall make any such prepayment or distribution unless:

(i)          no event has occurred and is continuing, or would result from such prepayment or distribution, which constitutes (i) an Amortization Event or Potential Amortization Event for any related Group Series, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the related Group or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such prepayment or distribution, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and the other Series Related Documents; and

(iii)          the Servicer shall have delivered to the Master Collateral Agent and each Creditor Representative, a report in form and substance reasonably acceptable to such Persons, setting forth a calculation of the Pool Balance and the Required Pool Balance with respect to the related Group as of the related Measurement Date.

Upon each withdrawal of or direction to withdraw or distribute Group Available Funds or Transfer Proceeds (including any Securitization Equity) pursuant to this Section 9.4(e), each of the Trust and the Servicer shall be deemed to represent and warrant to the Master Collateral Agent that each of the foregoing conditions have been satisfied with respect thereto.

SECTION 9.5          Shared Collections.  In the manner described in the Trust Financing Agreement for each Series, to the extent that Group Available Funds that are remitted to the Distribution Account for a Series pursuant to Section 9.4(b) on a Payment Date exceed the sum of (i) the Series Monthly Payment Amount for such Series on such Payment Date and (ii) the aggregate amount required to be deposited in a Trust Financing Account for such Series on such Payment Date pursuant to the related Trust Financing Agreement, such excess shall be treated as “Shared Collections” for the related Group.  The Servicer shall allocate Shared Collections for each Group on each Payment Date to each Sharing Series in such Group pro rata, in proportion to the Shortfall, if any, for such Series.  If the aggregate amount of Shared Collections for all Sharing Series in a Group on a Payment Date is less than the Shortfalls for all Sharing Series in such Group for such Payment Date, then the Servicer shall allocate and direct the Master Collateral Agent in writing to withdraw from the Collection Account and remit to the Distribution Account for each Sharing Series, an amount equal to the product of (a) the aggregate amount of Shared Collections for such Group for such Payment Date and (b) a fraction, the numerator of which is the Shortfall for such Series for such Payment Date and the denominator of which is the aggregate Shortfalls for all Sharing Series in such Group for such Payment Date.  Any Shared Collections for a Group that are not required to be applied on a Payment Date to make a payment or deposit in respect of a Trust Financing shall be applied in accordance with Section 9.6.

SECTION 9.6          Excess Collections.  If, after giving effect to Section 9.5, Group Available Funds allocated to any Series on any Payment Date exceed the amount required to be paid or deposited in respect of such Series pursuant to the Trust Financing Agreement for such Series, then any such excess Group Available Funds shall be released to the Trust for distribution to the Certificateholders or such other party as may be entitled thereto as set forth in such Trust Financing Agreement.

SECTION 9.7          Release of Collateral.

(a)          The Master Collateral Agent may, and when required by this Agreement shall, execute instruments to release property from the Lien of this Agreement, or convey the Master Collateral Agent’s interest in the same, in a manner and under circumstances that are not inconsistent with this Agreement.  No party relying upon an instrument executed by the Master Collateral Agent as provided in this Article shall be bound to ascertain the Master Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any funds.  Subject to payment of its outstanding fees, expenses and indemnification amounts owed pursuant to Section 7.4, the Master Collateral Agent shall release Collateral from the Lien of this Agreement upon receipt of a Trust Order directing such release and an Officer’s Certificate of the Administrator meeting the requirements of Section 11.1 and certifying as of the related Transfer Date that the following conditions have been satisfied:

(i)          no event has occurred and is continuing, or would result from such release, which constitutes (i) an Amortization Event or Potential Amortization Event for any Series related Group Series, (ii) a Potential Default, Event of Default or Pool Balance Deficit for the related Group or (iii) a Servicer Termination Event or Potential Servicer Termination Event, in each case determined based on calculations as of the related Measurement Date;

(ii)          immediately after giving effect to such release of Collateral, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the Transaction Documents and other Series Related Documents, except to the extent that any such failure would not have a material adverse effect on the Credit Extensions;

(iii)          the Servicer shall have delivered to the Master Collateral Agent and each Creditor Representative, a Transfer Date Supplement; and

(iv)          the Trust (or the Administrator on its behalf) has not selected the Collateral for release from the Lien of this Agreement in a manner that could be reasonably expected to adversely affect the interest of the Creditors.

(b)          The Master Collateral Agent shall, upon the occurrence of the Collateral Release Date, release and transfer, without recourse, all of the Collateral.  Subject to payment of its fees, expenses and indemnities owed pursuant to Section 7.4, the Master Collateral Agent shall release property from the Lien of this Agreement pursuant to this Section 9.7(b) only upon receipt of a Trust Order directing such release accompanied by an Officer’s Certificate and an Opinion of Counsel meeting the applicable requirements of Section 11.1.

(c)          Notwithstanding any other provision of this Section 9.7, the Trust may (A) collect, liquidate, sell or otherwise dispose of Collateral released in accordance with Section 9.7(a), Section 9.7(b), the Transaction Documents and the Series Related Documents, as and to the extent permitted or required hereby and thereby and (B) make cash payments out of the Trust Financing Accounts as and to the extent permitted or required hereby or by the Transaction Documents and the other Series Related Documents.

(d)          For any transfer of a Receivable permitted under this Section 9.7, the Trust will be deemed to have transferred and absolutely assigned such Transferred Receivable, effective as of the related Transfer Date, all of the Trust’s right, title and interest in such Transferred Receivable and all security and documents relating to such Transferred Receivable, and the related transferee will be entitled to all collections on or proceeds of the Transferred Receivable on and after the related Transferred Receivable Cutoff Date.  In connection with the transfer and absolute assignment of a Receivable, the Servicer will mark its receivables systems to indicate that the Transferred Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Transferred Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.

(e)          The Master Collateral Agent will be deemed to release, and does release, and each Creditor acknowledges that the Master Collateral Agent will release, Liens and other rights and interests it possesses, without further action of the parties, in, to and under:

(i)          each Receivable and all proceeds of the Receivable reacquired by an Originator under Section 3.4(c) or 4.6 of the Originator Receivables Transfer Agreement or acquired by the Servicer under Section 3.4(c) or 3.5 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 or 3.3(e) of the Transfer and Servicing Agreement, effective when the Receivable is deemed transferred and assigned by the Trust under the applicable Section; and

(ii)          each Receivable sold by the Servicer under Section 3.4 of the Transfer and Servicing Agreement, effective when the Receivable is deemed sold by the Servicer.

ARTICLE X
AMENDMENTS

SECTION 10.1          Amendments Without Consent of Creditors.

(a)          The Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, without the consent of any Creditor Representatives or Creditors may amend this Agreement (including Appendix A), for any of the following purposes:

(i)          to correct or expand the description of any property at any time subject to the Lien of this Agreement, or better to Grant to the Master Collateral Agent a Lien on any property subject or required to be subjected to the Lien of this Agreement, or to subject additional property to the Lien of this Agreement;

(ii)          to evidence the succession of any other Person to the Trust, and the assumption by the successor of the obligations of the Trust in this Agreement and in the Credit Extensions;

(iii)          to add to the covenants of the Trust, for the benefit of the Creditors, or to surrender any right or power given to the Trust under this Agreement;

(iv)          to convey, transfer, assign, mortgage or pledge any property to or with the Master Collateral Agent for the benefit of the Creditors;

(v)          to cure any ambiguity, to correct an error or to correct or supplement any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement;

(vi)          to evidence the acceptance of the appointment under this Agreement of a successor master collateral agent and to add to or change this Agreement as necessary to facilitate the administration of the trusts under this Agreement by more than one master collateral agent;

(vii)          to provide for the designation under this Agreement of one or more Groups; or

(viii)          to provide for the designation under this Agreement of one or more Series related to the Group Receivables, in accordance with the provisions of Section 3.1.

The Master Collateral Agent is hereby authorized to join in the execution of any such amendment and to make any further appropriate agreements and stipulations that may be therein contained.

(b)          The Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, may, also without the consent of any Creditor Representatives or Creditors, also enter into an amendment or amendments to this Agreement (including Appendix A) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement (including Appendix A) or modifying in any manner the rights of the Creditors or Creditor Representatives under this Agreement (including Appendix A) if (A) the Trust or the Administrator shall have delivered to the Master Collateral Agent and each Creditor Representative an Officer’s Certificate, dated the date of any such action, stating that the Trust or the Administrator, as applicable, reasonably believe that such action will not have a material adverse effect on the interest of any Creditor or (B) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency.  Additionally, notwithstanding the preceding sentence, the Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, may, without the consent of any Creditor Representatives or Creditors, enter into an amendment or amendments to this Agreement (including Appendix A) to add, modify or eliminate such provisions as may be necessary or advisable to avoid the imposition of State or local income or franchise taxes imposed on the Trust’s property or its income if (x) the Trust or the Administrator deliver to the Master Collateral Agent and each Creditor Representative an Officer’s Certificate to the effect that the proposed action meets the requirements set forth in this Section 10.1(b) and (y) the proposed action does not adversely affect the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.

(c)          The Trust (or the Administrator on behalf of the Trust) shall notify the Rating Agencies (if any Credit Extensions are then rated by a Rating Agency) as to any amendment pursuant to this Section 10.1.

SECTION 10.2          Amendments With Consent of Creditors.

(a)          If Section 10.1 is not applicable, the Trust and the Master Collateral Agent, when authorized and directed by a Trust Order, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, may, with prior written notice to the Rating Agencies (if any Credit Extensions of an affected Group are then rated by a Rating Agency), enter into an amendment or amendments to this Agreement (including Appendix A) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement (including Appendix A) or of modifying in any manner the rights of the Creditors or the Creditor Representatives under this Agreement (including Appendix A).

(b)          No amendment to this Agreement, without the consent of each Creditor Representative representing each Series in each Group adversely affected by the amendment, will:

(A)          modify the percentage of the amount of Credit Exposure required for any action;

(B)          modify or alter the definition of “Outstanding” or “Credit Exposure;”

(C)          permit the creation of any Lien ranking prior or equal to the Lien of this Agreement on the Collateral, other than Permitted Liens, or, except as permitted by this Agreement, the other Transaction Documents and each other Series Related Documents, release the Lien of this Agreement on the Collateral;

(D)          impair the right to institute suit for the enforcement of payment as provided in Section 6.1(e);

(E)          modify (i) the definition of “Event of Default” or “Eligible Receivable” or (ii) any other definition in this Agreement that is defined by reference to the applicable Trust Financing Agreement; or

(F)          result (solely by virtue of such amendment) in a reduction of the Series Allocation Percentage for any Series of the related Group.

(c)          The Master Collateral Agent shall be entitled to conclusively rely on and shall incur no liability in connection with any Act of a Creditor Representative given pursuant to the terms of this Section 10.2.  The manner of obtaining such consents (and any other consents of Creditor Representatives provided for in this Agreement, the Transaction Documents or in any other Series Related Document) and of evidencing the authorization of the execution thereof by Creditor Representatives shall be subject to such reasonable requirements as the Master Collateral Agent may provide.

(d)          Promptly after the execution by the Trust and the Master Collateral Agent of any amendment pursuant to this Section 10.2, the Administrator shall, at the expense of the Trust, mail to the Creditor Representatives to which such amendment relates a notice setting forth in general terms the substance of such amendment.  Any failure of the Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

(e)          In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series including for purposes of Section 10.2(b).

(f)          The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement (including Appendix A) and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.

SECTION 10.3          Execution of Amendments.  Before executing any amendment to this Agreement, or any other Transaction Document or Series Related Documents to which the

Master Collateral Agent is a party, the Master Collateral Agent shall be entitled to receive and conclusively rely upon, in addition to the documents required by Section 11.1, an Opinion of Counsel stating that the execution of the amendment is authorized and permitted by this Agreement, the Transaction Documents and the Series Related Documents, and all conditions precedent thereto have been satisfied.  The Master Collateral Agent may, but shall not be obligated to, enter into any such amendment that affects the Master Collateral Agent’s (or, to the extent they remain the same entity, the Paying Agent’s) own rights, duties, obligations, immunities or indemnities under this Agreement, the Transaction Documents or the Series Related Documents.  The consent of the Owner Trustee will be required for any amendment under Sections 10.1(b) or 10.2 that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.

SECTION 10.4          Effect of Amendment.  Upon the execution of any amendment pursuant to the provisions hereof, this Agreement shall be and be deemed to be modified and amended in accordance therewith, and such amendment shall form a part of the terms and conditions of this Agreement for any and all purposes and every Creditor, theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 10.5          Creditor Consent to Amendments to Transaction Documents.  For any amendment to this Agreement requiring the consent of any Creditors or the Creditors of any Group, the Master Collateral Agent will, when directed by Trust Order, notify the related Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any related Creditor (acting through its Creditor Representatives) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.

ARTICLE XI
MISCELLANEOUS

SECTION 11.1          Compliance Certificates and Opinions, etc.

(a)          Upon any written application or request by the Trust to the Master Collateral Agent to take any action under this Agreement, the Master Collateral Agent shall be entitled to receive an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement, the Transaction Documents and any Series Related Document relating to the proposed action have been complied with. Every certificate with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)          a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(iii)          a statement that, in the opinion of each such signatory, such signatory has made (or has caused to be made) such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

SECTION 11.2          Form of Documents Delivered to the Master Collateral Agent.

(a)          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)          Any certificate or opinion of a Responsible Person of the Trust may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to the matters upon which his certificate or opinion is based is/are erroneous.  Any certificate of a Responsible Person or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor and/or the Trust, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor and/or the Trust, as applicable, unless such Responsible Person or the applicable counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters is/are erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion.

(c)          Where any Person is required or permitted to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

(d)          Whenever in this Agreement, in connection with any application, certificate or report to the Master Collateral Agent, it is provided that the Trust shall deliver any document as a condition of the granting of such application, or as evidence of the Trust’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Trust to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Master Collateral Agent’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VII.

SECTION 11.3          Acts of Creditors.

(a)          Pursuant to each Trust Financing Agreement, every Creditor of a Series shall appoint the Creditor Representative of such Series to act on its behalf hereunder.  All votes, directions, consents or exercise of any other rights of a Creditor hereunder shall be given or taken solely by and through the Creditor Representative for such Series on its behalf and no Creditor shall have the right to instruct the Master Collateral Agent directly, other than with respect to an Asset Representations Review under Article XII or dispute resolution proceedings under Section 11.2 of the Transfer and Servicing Agreement. The Master Collateral Agent shall be entitled to rely in good faith upon the written instruction of the Creditor Representatives (or their duly appointed agents) duly delivered hereunder as conclusive evidence  in connection with any request, demand, authorization, direction, notice, vote, consent, waiver or other exercise of any right of the Creditors hereunder, and shall have no duty or obligation to investigate or confirm that the Creditor Representative has obtained the requisite number or percentage of consents, votes, authorizations or directions of its respective Creditors needed in order to direct such action or inaction.  Any request, demand, authorization, direction, notice, vote, consent, waiver or other action provided by this Agreement to be given or taken by Creditor Representatives or Creditors may be embodied in and evidenced by one or more instrument(s) of substantially similar tenor signed by such Creditor Representatives representing such Creditors in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument(s) are delivered to the Master Collateral Agent, and, where it is hereby expressly required, to the Trust.  Such instrument(s) (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Creditor Representatives or of the Creditors represented by the Creditor Representatives signing such instrument(s).  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.1) conclusive in favor of the Master Collateral Agent and the Trust, if made in the manner provided in this Section 11.3.  At any time the Notes of any Class are maintained as Book-Entry Notes, any reference in this Agreement to an Act of Creditors or of Creditor Representatives representing Creditors that include a Noteholder or Noteholders representing a specified portion of the Outstanding Principal Amount of the Notes or such Class of Notes shall be deemed to refer to an Act of Note Owners or a Note Owner or Note Owners holding such specified portion of the Outstanding Principal Amount of the Notes or Class, as the case may be.

(b)          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by Law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Master Collateral Agent deems sufficient.

(c)          Each Creditor, by making Credit Extensions pursuant to the Trust Financing Agreements, and each Creditor Representative irrevocably appoints the Master Collateral Agent hereunder as the special attorney-in-fact for such Creditor or Creditor Representative vested with full power on behalf of such Creditor or Creditor Representative to effect and enforce the rights of such Creditor Representative or Creditor in the Collateral pursuant hereto for the benefit of such Creditor or Creditor Representative; provided that nothing contained in this Section 11.3 shall be deemed to confer upon the Master Collateral Agent any duty or power to vote on behalf of the Creditors or the Creditor Representatives with respect to any matter on which the Creditors or the Creditor Representatives have a right to vote pursuant to the terms of this Agreement.

SECTION 11.4          Notices, etc., to the Master Collateral Agent, the Trust and Rating Agencies.

(a)          Any request, demand, authorization, direction, notice, consent, waiver or Act of Creditor Representatives, or other documents provided or permitted by this Agreement, shall be in writing and will be considered received by the recipient:

a.          for personally delivered, express or certified mail or courier, when received;

b.          for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

c.          for an email, when receipt is confirmed by telephone or reply email from the recipient; and

d.          for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)          Notices, if any, required to be given to the Rating Agencies (if any) by the Trust, the Master Collateral Agent or the Owner Trustee shall be sufficient for purposes of this Agreement, the Transaction Documents and the other Series Related Documents if sent to such mailing addresses or such email addresses as may be provided by the Rating Agencies (if any), unless otherwise set forth for any Trust Financing in the related Trust Financing Agreement.

SECTION 11.5          Notices to Creditors; Waiver.

(a)          Where this Agreement provides for notice to Creditors of any event or the mailing of any report to Creditors, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or certified mail return receipt requested, or sent by private courier or confirmed telecopy to each Creditor affected by such event or to whom such report is required to be mailed, at its address as it appears on the list of Creditors delivered to the Master Collateral Agent pursuant to this Agreement, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report.  In any case where notice or report to Creditors is given by mail, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Creditor shall affect the sufficiency of such notice or report with respect to other Creditors, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b)          Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Creditors shall be filed with the Master Collateral Agent but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

(c)          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to mail or send notice to Creditors, in accordance with this Section 11.5, of any event or any report to Creditors when such notice or report is required to be delivered pursuant to any provision of this Agreement, then such notification or delivery as shall be made with the approval of the Master Collateral Agent shall constitute a sufficient notification for every purpose hereunder.

(d)          Where this Agreement provides for notice to the Rating Agencies (if any), failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstance constitute an Event of Default.

(e)          Whenever a notice or other communication to any Noteholder is required under this Agreement, unless and until Definitive Notes have been issued to the related Note Owners, the Administrator or its agent shall give all such notices and communications to the Clearing Agency.

(f)          Where this Agreement provides for notice in any manner to Creditor Representatives, then with respect to any agent for any group of Creditors party to the related Trust Financing, the notice need be delivered only to the Creditor Representative for all of such Creditors.

SECTION 11.6          Successors and Assigns.  All covenants and agreements in this Agreement by the Trust shall bind its successors and assigns, whether so expressed or not.  All agreements of the Master Collateral Agent in this Agreement shall bind its successors, co-agents and agents of the Master Collateral Agent, whether so expressed or not.

SECTION 11.7          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Transaction Documents or the Series Related Documents, as applicable, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.8          Benefits of this Agreement.  Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Owner Trustee, the Creditor Parties, any other party secured hereunder and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Agreement.  Notwithstanding the foregoing or anything else to the contrary in this Agreement, each of the Depositor and the Servicer is hereby authorized to make any filings, reports, notices, applications and registrations with, and seek consents and authorizations from, the Commission and any State securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or State securities laws or reporting requirements.

SECTION 11.9          Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)          THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE MASTER COLLATERAL AGENT OR ANY PURCHASER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

(b)          EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE VENUE OF A PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT THE PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM.  THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c)          EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING, ACTION OR COUNTERCLAIM INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER SERIES RELATED DOCUMENT.

SECTION 11.10          Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Executed counterparts may be delivered electronically.

SECTION 11.11          The Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Trust under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against (i) the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Trust or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Trust, the Owner Trustee or the Master Collateral Agent or of any successor or assign of the Master Collateral Agent in its individual capacity or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Master Collateral Agent and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.12          Agents of the Trust.  The Master Collateral Agent hereby acknowledges that it has been advised that any agent of the Trust may act on behalf of the Trust hereunder for purposes of all consents, amendments, waivers and other actions permitted or required to be taken, delivered or performed by the Trust, and the Master Collateral Agent agrees that any such action taken by an agent on behalf of the Trust shall satisfy the Trust’s obligations hereunder.

SECTION 11.13          Subordination.  The Trust and each Creditor by making its Credit Extension acknowledge and agree that such Credit Extension is indebtedness of the Trust and does not represent an interest in any assets (other than the Trust estate) of Depositor (including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the Trust estate and proceeds thereof).  In furtherance of and not in derogation of the foregoing, to the extent Depositor enters into other financial transactions, the Trust as well as each Creditor by making its Credit Extension acknowledge and agree that it shall have no right, title or interest in or to any Other Assets.  To the extent that, notwithstanding the agreements and provisions contained in the preceding sentences of this subsection, the Trust or any Creditor either (i) asserts an interest or claim to, or benefit from, Other Assets, whether asserted against or through Depositor or any other Person owned by Depositor, or (ii) is deemed to have any such interest, claim or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), and whether deemed asserted against or through Depositor or any other Person owned by Depositor, then the Trust and each Creditor by making a Credit Extension further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and shall be expressly subordinated to the indefeasible payment in full of all obligations and liabilities of Depositor which, under the terms of the relevant documents relating to the securitization of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distribution or application under applicable Law, including insolvency laws, and whether asserted against Depositor or any other Person owned by Depositor), including, the payment of post-petition interest on such other obligations and liabilities.  This subordination agreement shall be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.  Each Creditor further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section 11.13 and the terms of this Section 11.13 may be enforced by an action for specific performance.

SECTION 11.14          Title to Trust Property.  In the event that applicable Law in any jurisdiction requires title to any part of the Collateral to be vested in the Owner Trustee, the Owner Trustee (solely in its capacity as Owner Trustee) by its signature hereto on behalf of the Trust, shall be deemed to Grant, and the Owner Trustee (solely in its capacity as Owner Trustee) by its signature hereto on behalf of the Trust, hereby Grants, to the Master Collateral Agent a security interest in all of the Owner Trustee’s right, title and interest in, to and under the Collateral.  In the event that applicable Law in any jurisdiction requires title to any part of the Collateral to be vested in any trustee (“Other Trustee”) other than the Owner Trustee, the Trust shall cause such Other Trustee to Grant to the Master Collateral Agent a security interest in such Other Trustee’s right, title and interest in, to and under the Collateral.

SECTION 11.15          Compliance with Applicable Anti-Terrorism and Anti‑Money Laundering Regulations.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law,” for example section 326 of the USA PATRIOT Act (Title III of Pub. L. 107-56)), the Master Collateral Agent and the Paying Agent is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Master Collateral Agent.  Accordingly, each of the parties hereto agree to provide to the Master Collateral Agent, upon its reasonable request from time to time such identifying information and documentation as may be available for such party in order to enable the Master Collateral Agent to comply with Applicable Law.

SECTION 11.16          Limitation of Liability.  In the performance of its obligations hereunder, the Master Collateral Agent acts solely in its capacity as Master Collateral Agent and not in its individual capacity.  The Master Collateral Agent has no duties, obligations or liabilities other than those expressly set forth in this Agreement, nor any fiduciary relationship with any Creditor Party, the Trust or the Servicer.

SECTION 11.17          Intent of the Parties; Reasonableness.  The Trust and the Master Collateral Agent acknowledge and agree that the purpose of Section 7.11 of this Agreement is to facilitate compliance by the Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  Neither the Trust nor the Administrator (acting on behalf of the Trust) shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act).  The Master Collateral Agent acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Trust (or the Administrator, acting on behalf of the Trust) in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Master Collateral Agent shall cooperate fully with the Trust (or the Administrator, acting on behalf of the Trust) to deliver to the Trust (or the Administrator, acting on behalf of the Trust), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust (or the Administrator, acting on behalf of the Trust) to permit the Trust to comply with the provisions of Regulation AB, together with such disclosures relating to the Master Collateral Agent reasonably believed by the Trust (or the Administrator, acting in good faith on behalf of the Trust) to be necessary in order to effect such compliance.  The Trust (or the Administrator, acting on behalf of the Trust) shall cooperate with the Master Collateral Agent by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the reasonable judgment or the Trust to comply with Regulation AB.

SECTION 11.18          Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.  The Master Collateral Agent and the Paying Agent shall be fully justified, indemnified and protected in relying and acting upon any electronic signature believed by the Master Collateral Agent or the Payment Agent, as applicable, to have been signed by the Trust, the Administrator, the Servicer or another such Person as is required to deliver such document, as applicable, and shall not otherwise have any duty or obligation to verify such electronic signature independently.

ARTICLE XII

ASSET REPRESENTATIONS REVIEW

SECTION 12.1          Public Noteholder and Note Owner Requests for Vote on Asset Representations Review.  If the Master Collateral Agent receives a notice from the Servicer that the Servicer will be providing notice to the Administrator, the Master Collateral Agent, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, and each Public Noteholder of the related Group (and to each applicable Clearing Agency for distribution to Note Owners of Publicly Registered Notes of such Group in accordance with the rules of such Clearing Agency) pursuant to Section 11.1(a) of the Transfer and Servicing Agreement regarding the occurrence of a Group Delinquency Trigger, then the Master Collateral Agent shall promptly inform the Servicer and the Administrator regarding the method by which Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) may contact the Master Collateral Agent in order to request a formal vote on whether to cause the related Group 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  The Master Collateral Agent shall promptly notify the Servicer, the Depositor, each Creditor Representative for each Series of Publicly Registered Notes of the related Group and the Administrator upon the receipt of any request for a vote.  The Master Collateral Agent will provide the Administrator with the most recent Record Date for purposes of determining the identity of Public Noteholders of the related Group or Note Owners of Publicly Registered Notes of such Group, as applicable, entitled to vote as of the date of filing of the Form 10-D that disclosed that the Group Delinquency Trigger was met or exceeded.  Public Noteholders of the related Group and Note Owners of such Group may request a vote not later than ninety (90) days after the date on which the Form 10-D describing the occurrence of such Group Delinquency Trigger shall have been filed by the Administrator, on behalf of the Trust, pursuant to the terms of Section 2.9(a)(i) of the Administration Agreement; provided that, if the requesting party is a Note Owner of Publicly Registered Notes of the related Group and not a Public Noteholder of such Group, the Note Owner must include with its request a written certification (in a form reasonably acceptable to the Master

Collateral Agent) that the requesting party is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner: (A) a trade confirmation; (B) an account statement; (C) a letter from a broker-dealer that is reasonably acceptable to the Master Collateral Agent; or (D) any other form of documentation that is reasonably acceptable to the Master Collateral Agent (any such Note Owner who provides the required certification and documentation, a “Verified Note Owner”).  The Master Collateral Agent shall promptly notify the Servicer, the Depositor, each Creditor Representative for each Series of Publicly Registered Notes of the related Group and the Administrator if Public Noteholders of the related Group and Verified Note Owners of the related Group representing at least 5% of the aggregate Outstanding Principal Amount of all Publicly Registered Notes of such Group (such requesting Public Noteholders and Verified Note Owners, collectively, the “Requesting Noteholders”) properly and timely request a vote to cause the Group 60-Day Delinquent Receivables to be reviewed by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.  For the avoidance of doubt, the Master Collateral Agent shall not be required to (i) determine whether, or give notice to Public Noteholders of a Group that, a Group Delinquency Trigger has occurred or (ii) to provide any instruction regarding any Asset Representations Review (other than to provide a Review Notice) or to determine which Receivables are subject to any particular Asset Representations Review.

SECTION 12.2          Public Noteholder and Note Owner Vote on Asset Representations Review.  Beginning promptly after receipt from the Administrator of a copy of a notice sent to Public Noteholders of the related Group and Note Owners of Publicly Registered Notes of such Group pursuant to Section 2.9(a)(ii) of the Administration Agreement, the Master Collateral Agent shall cause the initiation of such a review to be submitted to a yes or no vote of the Public Noteholders of the related Group (with respect to Book-Entry Notes, as directed by the related Note Owners via the applicable Clearing Agency pursuant to its procedures for such votes) of record as of the most recent Record Date.  Any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review shall be conducted by the Master Collateral Agent in accordance with its standard internal vote solicitation process.  The Master Collateral Agent may select a vote agent that is experienced in the administration of noteholder votes and/or consent solicitations to conduct and administer any Public Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review and, so long as the Master Collateral Agent selects such vote agent with due care, the Master Collateral Agent will not be liable for any actions or inactions of such vote agent. If, by no earlier than the deadline specified by the Administrator pursuant to Section 2.9(a)(ii) of the Administration Agreement, votes in favor of an Asset Representations Review have been cast by Public Noteholders of a Group representing at least a majority of the Note Balance of all Publicly Registered Notes of such Group then Outstanding held by voting Public Noteholders of that Group (and those affirmative votes represent votes by Public Noteholders of such Group holding at least 5% of the aggregate Outstanding Principal Amount of all Publicly Registered Notes of such Group, the Master Collateral Agent will promptly notify the Asset Representations Reviewer, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, the Administrator and the Servicer that the requisite Public Noteholders of the related Group have directed the Asset Representations Reviewer to perform a review of the Group 60-Day Delinquent Receivables for the purpose of determining whether such Group 60-Day Delinquent Receivables were in compliance with the Group Eligibility Representation made by the applicable Originator pursuant to Section 3.3 of the Originator Receivables Transfer Agreement  or by the Servicer pursuant to Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of the Transfer and Servicing Agreement.

SECTION 12.3          Evaluation of Review Report.  If Public Noteholders of a Group evidencing not less than a majority of the Note Balance of all Publicly Registered Notes of such Group then Outstanding, acting together as a single class, notify the Master Collateral Agent in writing that they consider any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement, or request in writing that any Receivable designated to the related Group be reacquired or acquired, as applicable (including, for the avoidance of doubt, as described in Section 11.2 of the Transfer and Servicing Agreement), the Master Collateral Agent will forward, as soon as practicable and within five (5) Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date).  In addition, the Master Collateral Agent, on behalf of the Requesting Party may, but is not obligated to, request the reacquisition or acquisition, as applicable, of a Group 60-Day Delinquent Receivable on behalf of all Public Noteholders of the related Group.  Subject to the provisions for indemnification and certain limitations contained in this Agreement, the Master Collateral Agent (acting at the direction of the Majority Creditor Representatives representing each Series of Publicly Registered Notes of the related Group) shall, in the time, method and place directed by such Majority Creditor Representatives, exercise any trust or power conferred on the Master Collateral Agent, including the ability to assert to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date), on behalf of all Public Noteholders of such Group, whether any such non-compliance may be a breach and to request the reacquisition or acquisition, as applicable, of the related Group 60-Day Delinquent Receivable.  The Master Collateral Agent shall have no duty or obligation to determine whether any noncompliance with representations or warranties constitute a breach under the Transaction Documents or any Series Related Documents or to make any determination as to the materiality of any breach.

          The related Originator or the Servicer (in the case of Receivables transferred by an Additional Transferor or re-designated to such Group on a Re-Designation Date) will have the sole ability to determine if there was non-compliance with the applicable Group Eligibility Representation made by it that constitutes a breach, and whether to reacquire or acquire, as applicable, the related Group 60-Day Delinquent Receivable from the Trust.

[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

VERIZON MASTER TRUST

By: Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Master Collateral Agent

By:
Name:
Title:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

By:
Name:
Title:

EXHIBIT A

FORM OF CREDITOR REPRESENTATIVE JOINDER (Section 3.1)

Date: [_____________]

To the Master Collateral Agent referred to below:

Reference is made to (i) the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended (the “Master Collateral Agency Agreement”), among Verizon Master Trust (the “Trust”), U.S. Bank National Association, as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), and (ii) [describe Trust Financing Agreement] (the “Designated Trust Financing”), under which the undersigned is the [describe Creditor Representative capacity] (the “Designated Creditor Representative”).  Capitalized terms not otherwise defined herein are used herein as defined in Appendix A to the Master Collateral Agency Agreement, and the interpretive rules set forth in the Usage section of Appendix A to the Master Collateral Agency Agreement apply to this Joinder.

Pursuant to Section 3.1 of the Master Collateral Agency Agreement, the Trust has designated the Designated Trust Financing as a Trust Financing under the Master Collateral Agency Agreement.  Accordingly, the Designated Creditor Representative hereby assumes effective as of [insert effective date] the rights and benefits of a Creditor Representative under the Master Collateral Agency Agreement, the Transaction Documents and the other Series Related Documents with respect to the Designated Trust Financing. With effect on and after [insert effective date], the Designated Creditor Representative shall be a party to the Master Collateral Agency Agreement and have all of the rights of a Creditor Representative under the Master Collateral Agency Agreement.

[Remainder of Page Left Blank]

Exhibit A-1

[__________], as Designated Creditor Representative

By:
Name:
Title:

Exhibit A-2

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Master Collateral Agent, shall address, at a minimum, the criteria specified below:

Reference	Criteria
Cash Collection and Administration
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b)(1) of the Securities Exchange Act of 1934, as amended.

Investor Remittances and Reporting
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Exhibit B-1

EXHIBIT C

Form of Re-Designation Notice

U.S. Bank National Association,
as Master Collateral Agent
Global Structured Finance
190 South LaSalle Street,
Chicago, IL 60603
MK-IL-SL7
Attn: Global Structure Finance/Verizon Master Trust

Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attn: Chief Financial Officer

Verizon Master Trust
c/o Wilmington Trust, National Association
Rodney Square North, 1100 North Market Street
Wilmington DE 19890-1600
Attn: Corporate Trust Administration

Re-Designation Notice: Verizon Master Trust

Ladies and Gentlemen:

Under Section 3.3 of the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended (the “Master Collateral Agreement”), among Verizon Master Trust (the “Trust”), U.S. Bank National Association, as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), we notify the Master Collateral Agent, the Depositor and the Trust that on [____], 20[__], [___], 20[_] and [___], 20[_] (each, a “Re-Designation Date”), (x) under the Master Collateral Agreement, the Administrator designated to Group [_] the Receivables listed on the related Schedule of Receivables; and (y) (I) the Group to which such Receivables were re-designated and the Group from which such Re-Designated Receivable were removed, (II) the Group Pool Balance for the Group to which such Receivables were re-designated, (III) the Required Pool Balance for the Group to which such Receivables were re-designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were re-designated, in each case, for which Credit Extensions are Outstanding as of the related Re-Designation Date, and in each case, after giving effect to the re-designation of Receivables to the related Group on such Re-Designation Date and calculated as of the related Measurement Date, are as follows:

Exhibit C-1

1. Pool Balance [Identify Group]:
2. Required Pool Balance [Identify Group]:
3. Excess Concentration Amount [Identify Series and Group]
4. Ineligible Amount [Identify Series and Group]
5. Cutoff Date

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agreement.

[Remainder of Page Left Blank]

Exhibit C-2

Very truly yours,

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Administrator

By
Name:
Title:

Consented to:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

By
Name:
Title:

Exhibit C-3

EXHIBIT D

Form of Group Supplement

U.S. Bank National Association,
as Master Collateral Agent
Global Structured Finance
190 South LaSalle Street,
Chicago, IL 60603
MK-IL-SL7
Attn: Global Structure Finance/Verizon Master Trust

Group Supplement

Ladies and Gentlemen:

Under Section 3.2 of the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended (the “Master Collateral Agreement”), among Verizon Master Trust (the “Trust”), U.S. Bank National Association, as master collateral agent (in such capacity, the “Master Collateral Agent”), Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as Servicer and each Creditor Representative from time to time party thereto (the “Master Collateral Agency Agreement”), we notify the Master Collateral Agent that on the date hereof (the “Group Creation Date”), the Trust hereby creates a Group to be designated as “Group [_]” and that on and after the Group Creation Date, Receivables and other related Collateral may be designated to Group [_] in accordance with the Master Collateral Agreement. Group [_] will have the terms set forth below.

Available Subordinated Percentage

The Available Subordinated Percentage for Group [_] will be [_]%, which percentage may be increased or decreased by the Administrator on any Payment Date with written notice to the Master Collateral Agent.

Events of Default

Each of the following will constitute an “Event of Default” for Group [_]:

Group [_] or Group [_] Receivables

The Group Receivables for Group [_] will be the pool of Receivables designated to Group [_] in accordance with the Master Collateral Agreement.

Group [_] Assets

The Group Assets for Group [_] will be (a) the Trust Property relating to the Group [_] Receivables in accordance with Section 3.2 of the Master Collateral Agreement, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property

Exhibit D-1

relating to the Group [_] Receivables and (c) all payments on or under and all proceeds of the Trust Property relating to the Group [_] Receivables.

Group [_] Pool Balance

The Group Pool Balance for Group [_] will be the Pool Balance of the Group [_] Receivables.

Group [_] Series

A Group Series for Group [_] will be any Series related to Group [_].

Initial Cutoff Date

The Initial Cutoff Date for Group [_] will be the end of the calendar day on [___], 20[_].

Primary Events of Default

Each of the Events of Default specified in clauses [_] - [_] of the definition thereof.

Secondary Events of Default

Each of the Events of Default specified in clauses [_] - [_] of the definition thereof.

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agreement.

[Remainder of Page Left Blank]

Exhibit D-2

Very truly yours,

VERIZON MASTER TRUST,

By
Name:
Title:

Exhibit D-3

APPENDIX A

USAGE AND DEFINITIONS

(See attached)

App. A-1

Appendix A

Usage and Definitions

Verizon Master Trust

Usage

The following usage rules apply to this Appendix, any document that incorporates this Appendix and any document delivered under any such document:

(a)          The term “document” includes any document, agreement, instrument, certificate, notice, report, statement or other writing, whether in electronic or physical form.

(b)          Accounting terms not defined or not completely defined in this Appendix will have the meanings given to them under generally accepted accounting principles, international financial reporting standards or other applicable accounting principles in effect in the United States of America on the date of the document that incorporates this Appendix.

(c)          References to “Article,” “Section,” “Exhibit,” “Schedule,” “Appendix” or another subdivision of or to an attachment are, unless otherwise stated, to an article, section, exhibit, schedule, appendix or subdivision of or an attachment to the document in which the reference appears.

(d)          Any document defined or referred to in this Appendix or in any document that incorporates this Appendix means the document as amended, modified, supplemented, restated or replaced, including by waiver or consent, and includes all attachments to and instruments incorporated in the document.

(e)          Any statute defined or referred to in this Appendix or in any document that incorporates this Appendix means the statute as amended, modified, supplemented, restated or replaced, including by succession of comparable successor statute, and includes any rules and regulations under the statute and any judicial and administrative interpretations of the statute.

(f)          References to “law” or “applicable law” in this Appendix or in any document that incorporates this Appendix include all rules and regulations enacted under such law.

(g)          The calculation of any amount as of any day, unless otherwise stated, will be determined as of the end of that calendar day after the application or processing of any funds, payments and other transactions on that day.

(h)          References to deposits, transfers and payments of any funds refer to deposits, transfers or payments of such funds in immediately available funds.

(i)          The terms defined in this Appendix apply to the singular and plural forms of those terms.

(j)          The term “including” means “including without limitation.”

(k)          References to a Person are also to its permitted successors and assigns, whether in its individual or representative capacity.

(l)          In the computation of periods of time from one date to or through a later date, the word “from” means “from and including,” the word “to” means “to but excluding,” and the word “through” means “to and including.”

(m)          Except where “not less than zero” or similar language is indicated, amounts determined by reference to a mathematical formula may be positive or negative.

(n)          References to a month, quarter or year are, unless otherwise stated, to a calendar month, calendar quarter or calendar year.

(o)          No Person will be deemed to have “knowledge” of a particular event or occurrence for purposes of any document that incorporates this Appendix, unless either (i) a Responsible Person of the Person has actual knowledge of the event or occurrence or (ii) the Person has received notice of the event or occurrence according to any Transaction Document.

Definitions

“60-Day Delinquent Receivable” means, for any date of determination, a Receivable for which there are unpaid charges remaining on the account sixty (60) days after the bill’s due date; provided that a Written-Off Receivable is not considered a 60-Day Delinquent Receivable.

“AAA” means the American Arbitration Association.

“Account Control Agreement” means each of (i) the Account Control Agreement relating to the Collection Account, dated as of the Initial Closing Date, among the Trust, as grantor, the Master Collateral Agent, as secured party, and U.S. Bank National Association, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC and (ii) any account control agreement entered into in connection with any Series and relating to any Trust Accounts thereunder, in each case, among the Trust, as grantor, the Master Collateral Agent or applicable Indenture Trustee or other collateral agent, as secured party, and the Master Collateral Agent or applicable Indenture Trustee or other collateral agent, in its capacity as both a “securities intermediary” as defined in Section 8-102 of the UCC and a “bank” as defined in Section 9-102 of the UCC.

“Acquisition Date” means each date on which Receivables are transferred to the Depositor under Section 2.1(a) of a Receivables Transfer Agreement and to the Trust ~~acquires Receivables~~ under Section 2.1(a) of the Transfer and Servicing Agreement, ~~and~~ in each case, for the ~~Depositor acquires Receivables~~ applicable Receivables Transfer ~~Agreement~~ Amount, as set forth in the related Acquisition Notice.

“Acquisition Date Supplement” means, for (x) any Acquisition Date or (y) to the extent an Acquisition Date Supplement is not delivered with an Acquisition Notice previously delivered on an Acquisition Date, any Collection Period that includes an Acquisition Date, the supplement (which may be incorporated into the Monthly Investor Report) delivered by the Servicer setting forth (a) the aggregate Principal Balance as of the Cutoff Date for the Receivables transferred to the Trust, (b) the Receivables Transfer Amount for such Acquisition Date, and (c) such other information as required by a Trust Financing Agreement.

“Acquisition Notice” means, for any Acquisition Date or any Collection Period that includes an Acquisition Date, the notice to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative regarding the acquisition of Receivables under Section 2.1(a) of a Receivables Transfer Agreement, substantially in the form of Exhibit A to such Receivables Transfer Agreement.

“Act” is defined, with respect to Creditor Representatives, in Section 11.3(a) of the Master Collateral Agreement, and, with respect to Noteholders, in the Indenture for the related Indenture Series.

“Additional Originator” has the meaning set forth in Section 6.11 of the Originator Receivables Transfer Agreement.

“Additional Series Successor Servicer Fee” has the meaning set forth in the applicable Trust Financing Agreement for a Series.

“Additional Successor Servicer Fee” means, for any Payment Date, the sum of the Additional Series Successor Servicer Fees for each Series.

“Additional Transferor” means each additional transferor under an Additional Transferor Receivables Transfer Agreement.

“Additional Transferor Receivables Transfer Agreement” means each Additional Transferor Receivables Transfer Agreement among the related Additional Transferor, the Servicer and the Depositor.

“Additional Transferor Transferred Property” means, for any Acquisition Date, (a) the related Receivables transferred by an Additional Transferor, (b) all amounts received and applied on such Receivables on or after the end of the calendar day on the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Adjusted Series Invested Amount” means, with respect to any Series and with respect to any date of determination (and calculated as of the related Measurement Date), an amount equal to the sum of (i) the Discounted Series Invested Amount for such Series and (ii) the Series Incremental Required Invested Amount for such Series.

“Administration Agreement” means the Administration Agreement, dated as of the Initial Closing Date, between the Administrator and the Trust.

“Administrator” means Cellco, in its capacity as administrator under the Administration Agreement.

“Adverse Claim” means any Lien other than a Permitted Lien.

“Adverse Effect” means, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event, a Potential Amortization Event, a Servicer Termination Event, a Potential Servicer Termination Event, an Event of Default or a Potential Default or (b)

materially and adversely affect the amount or timing of distributions to be made to the Creditors of any Trust Financing pursuant to the Series Related Documents.

“Affiliate” means, for a specified Person (other than a natural Person), (a) another Person controlling, controlled by or under common control with the specified Person, (b) any other Person beneficially owning or controlling more than fifty percent (50%) of the outstanding voting securities or rights of or interest in the capital, distributions or profits of the specified Person or (c) any controlling shareholder of, or partner in, the specified Person. For the purposes of this definition, “control” when used with respect to any Person means the direct or indirect possession of the power to direct or cause the direction of the management or policies of the Person, whether through ownership, by contract, arrangement or understanding, or otherwise.

“Affiliate Agreement” means, with respect to any Business Device Payment Plan Agreement, the related parent/affiliate agreement, if any, that is entered into between Cellco and the related Affiliated Party, as the same may be amended from time to time.

“Affiliated Party” means, with respect to any Business Device Payment Plan Agreement, (i) the Person that has entered into the related Affiliate Agreement and is identified therein as the “Affiliate” party thereto or (ii) the Person that is an affiliate or parent of the related Associated Account Agreement Party and is otherwise authorized by such Associated Account Agreement Party to enter into a Device Payment Plan Agreement pursuant to the terms of the related Associated Account Agreement.

“Aggregate Amortizing Series Allocation Percentage” means, with respect to any Group as of any date of determination (and calculated as of the related Measurement Date), the sum of the Series Allocation Percentages of each related Group Series in an Amortization Period as of such date of determination.

“Aggregate Non-Amortizing Series Allocation Percentage” means, with respect to any Group as of any date of determination, the excess of 100% over the Aggregate Amortizing Series Allocation Percentage for such Group.

“Amortization Event” means, as to any Series, each event, if any, specified in the relevant Trust Financing Agreement as an “Amortization Event,” “Loan Series Amortization Event,” “Indenture Series Amortization Event” or words to that effect for that Series.

“Amortization Period” means, as to any Series any period specified in the related Trust Financing Agreement as an “Amortization Period,” “Loan Series Amortization Period,” “Indenture Series Amortization Period” or words to that effect for that Series.

“Amortizing Series Group Available Funds” means with respect to any Payment Date and any Series of a Group in an Amortization Period, the product of the Aggregate Amortizing Series Allocation Percentage for such Group with respect to such Payment Date and the related Group Available Funds with respect to such Payment Date.

“Amount Financed” means, for a Receivable, the amount of credit provided to the Obligor for the purchase of the related Device.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges stated in the Receivable or in any federal Truth-in-Lending Act correction notice related to the Receivable.

 “Applicable Anti-Money Laundering Law” has the meaning set forth in Section 6.8 of the Trust Agreement.

“Applicable Law” has the meaning set forth in Section 11.15 of the Master Collateral Agreement.

“Applicable Tax State” means the State in which the Owner Trustee maintains its Corporate Trust Office, the State in which the Owner Trustee maintains its principal executive offices and the State of Delaware.

“Arbitration Rules” means the AAA’s Commercial Arbitration Rules and Mediation Procedures.

“ARR Series Allocation Percentage” means, with respect to any Group Series with at least one Class of Publicly Registered Notes and any date of determination, a fraction expressed as a percentage (i) the numerator of which is equal to the Adjusted Series Invested Amount for such Group Series as of such date and (ii) the denominator of which is equal to the aggregate Adjusted Series Invested Amount for all Group Series with at least one Class of Publicly Registered Notes as of such date; provided, however, if any such Group Series is in an amortization period, the numerator used to determine the ARR Series Allocation Percentage for such Group Series will be fixed as of the last day of the revolving period for such Group Series.

“Asset Representations Review” means, following the occurrence of a Group Delinquency Trigger, the review of the related Group 60-Day Delinquent Receivables to be undertaken by the Asset Representations Reviewer pursuant to the terms of the Asset Representations Review Agreement.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Initial Closing Date, among the Asset Representations Reviewer, the Trust and the Servicer.

“Asset Representations Reviewer” means Pentalpha Surveillance LLC, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Representations Reviewer Fee” means (i) a monthly fee equal to $416.67 per month, payable on each Payment Date, and (ii) the amount of any fee payable to the Asset Representations Reviewer in connection with its review of any Group 60-Day Delinquent Receivables in accordance with the terms of the Asset Representations Review Agreement.

“Associated Account Agreement” means, with respect to any Business Device Payment Plan Agreement, the related major account agreement and/or enterprise account agreement or other similar agreement, if any, that is entered into between Cellco (on behalf of its and its controlled and/or managed affiliates) and the related Associated Account Agreement Party, as the same may be amended from time to time.

“Associated Account Agreement Party” means, with respect to any Associated Account Agreement, the Person identified therein as the “Customer” party thereto (or in the case of an Associated Account Agreement that is not a major account agreement or enterprise account agreement, such other similar designation used therein to describe the applicable party thereto).

 “Authenticating Agent” has the meaning set forth in Section 2.14(a) of the Indenture for an Indenture Series.

“Available Subordinated Amount” means, with respect to any Payment Date and any Group, an amount equal to the product of (i) the Transferor’s Allocation for such Payment Date and (ii) the Available Subordinated Percentage.

“Available Subordinated Percentage” means, with respect to any Group, the percentage set forth in the related Group Supplement, as such percentage may be modified in accordance with such Group Supplement.

“Bankruptcy Action” has the meaning set forth in Section 5.5 of the Trust Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

“Bankruptcy Surrendered Receivable” means any Receivable that is secured by the related Device and is not a Written-Off Receivable for which (i) the related Obligor has entered into a bankruptcy proceeding and (ii) the Servicer has accepted the surrender of the related Device in satisfaction of the Receivable.

“BBA Partnership Audit Rules” has the meaning set forth in Section 2.11(c) of the Trust Agreement.

“Benchmark Replacement Conforming Changes” has the meaning set forth in Section 2.14(a) of the Indenture for an Indenture Series.

“Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to the provisions of Title I of ERISA, a “plan” described in and subject to Section 4975 of the Code, an entity whose underlying assets include “plan assets” by reason of an employee benefit plan’s or plan’s investment in the entity or any other employee benefit plan that is subject to any Similar Law.

“Book-Entry Note” means any Note issued in book-entry form.

“Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York, New York, Chicago, Illinois or any jurisdiction in which the Corporate Trust Office of the Master Collateral Agent, an Indenture Trustee, the Owner Trustee or any Paying Agent is located are authorized or required to close or (b) a holiday on the Federal Reserve calendar.

“Business Device Payment Plan Agreement” means a device payment plan agreement that is associated with an account of a Person that is a business customer.

“Business Obligor” means an Obligor under a Business Device Payment Plan Agreement.

“Business Receivable” means a Receivable that is a Business Device Payment Plan Agreement.

“Cap Agreement” means any interest rate cap agreement relating to a Credit Extension, together with the schedule and credit support annex, in each case, between the Trust and the counterparty thereto, as such agreement may be amended and supplemented from time to time in accordance with its terms, in each case, as set forth in the related Trust Financing Agreement.

“Cellco” means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, doing business as Verizon Wireless.

“Certificate” means either the Class A Certificate or the Class B Certificate, as the context requires.

“Certificate Distribution Account” means the account established and maintained as such pursuant to Section 4.1(a) of the Trust Agreement.

“Certificate of Trust” means the Certificate of Trust of Verizon Master Trust.

“Certificate Paying Agent” means initially the Owner Trustee and any other Person appointed as Certificate Paying Agent under Section 3.11 of the Trust Agreement.

“Certificateholder” means the registered holder of a Certificate.

“Class” means any class of Notes of any Series.

“Class A Certificate” means the Class A Certificate executed by the Trust and authenticated by the Owner Trustee, evidencing a portion of the Equity Interest in the Trust, substantially in the form attached as Exhibit B-1 to the Trust Agreement.

“Class A Certificateholder” means collectively, the Originators or their designee.

“Class B Certificate” means the variable funding certificate executed by the Trust and authenticated by the Owner Trustee, substantially in the form attached as Exhibit B-2 to the Trust Agreement.

“Class B Certificate Principal Balance” means (i) on the Initial Closing Date, $0 and (ii) on any Acquisition Date, an amount equal to the excess, if any, of the Receivables Transfer Amount for the Receivables to be acquired by the Trust on such Acquisition Date over the Receivables Cash Transfer Amount for such Receivables; provided, that, with respect to clause (ii), immediately following the acquisition by the Depositor of Receivables from the Originators on any Acquisition Date, and upon distribution by the Depositor to the Originators of the amounts set forth in Section 2.2 of the Originator Receivables Transfer Agreement, the Class B Certificate Principal Balance will be decreased to zero for such date.

“Class B Certificateholder” means the Depositor or its designee.

“Class R Interest” has the meaning set forth in the applicable Trust Financing Agreement for a Series, if applicable.

“Clearing Agency” means an organization registered as a “clearing agency” under Section 17A of the Exchange Act.

“Closing Date” means, with respect to any Series, the date specified as such in the related Trust Financing Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means (a) the Trust Property, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property and (c) all payments on or under and all proceeds of the Trust Property.

“Collateral Account” has the meaning set forth in Section 2.1 of the relevant Account Control Agreement.

“Collateral Release Date” means the earliest date on which all of the following shall have occurred: (i) the satisfaction and discharge of each Indenture in accordance with its terms, (ii) the termination of all commitments to extend credit under all other Trust Financings, and (iii) the payment in full of all Secured Obligations (other than contingent indemnification obligations that have not been asserted).

“Collection Account” means the account or accounts established under Section 4.1(a) of the Transfer and Servicing Agreement.

“Collection Period” means (i) initially, for any Group, the period from the end of the calendar day on the Initial Cutoff Date for such Group to and including the last day of the calendar month immediately preceding the month in which the initial Payment Date occurs and (ii) each calendar month thereafter.  For a Payment Date, the related Collection Period means the Collection Period before the month in which such Payment Date occurs, unless otherwise specified for any Series in the related Trust Financing Agreement.

“Collections” means, for a Collection Period, all cash collections received from Obligors and any other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Receivables received and applied by the Servicer to the payment of the Receivables during that Collection Period, but excluding:

(i)	the Supplemental Servicing Fee;

(ii)	amounts with respect to any Reconveyed Receivable received on or after the related Reconveyance Cutoff Date;

(iii)	any Recoveries or cash collections received with respect to Written-Off Receivables that were written-off before or during such Collection Period; and

(iv)	amounts with respect to any Transferred Receivable received on or after the related Transferred Receivable Cutoff Date.

“Commission” means the U.S. Securities and Exchange Commission, and any successor thereto.

“Consumer Device Payment Plan Agreement” means a device payment plan agreement that is associated with an account of a Person that is a consumer customer.

“Consumer Obligor” means an Obligor under a Consumer Device Payment Plan Agreement.

“Consumer Receivable” means a Receivable that is a Consumer Device Payment Plan Agreement.

“Controlling Class” means with respect to each Series, the meaning set forth in the related Trust Financing Agreement.

“Corporate Trust Office” means,

(a)   for the Owner Trustee or the Trust:

Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890-1600
Attn:  Corporate Trust Administration
Telephone: 302-636-6704
Fax: 302-636-4141

or at another address in the State of Delaware as the Owner Trustee may notify the Master Collateral Agent, the Creditor Representatives, the Administrator, the Depositor and any Indenture Trustee,

(b)	for any Indenture Trustee, the office of such Indenture Trustee at which at any particular time its corporate trust business shall be administered as set forth in the applicable Indenture, and

(c)	for the Master Collateral Agent or the Paying Agent:

U.S. Bank National Association
Global Structured Finance
190 South LaSalle Street,
Chicago, IL 60603
MK-IL-SL7
Attn: Global Structure Finance/Verizon Master Trust
Telephone:  312-332-7462
Fax:  312-332-7992

matthew.smith2@usbank.com

or at such other address as the Master Collateral Agent or Paying Agent may notify the Owner Trustee, the Depositor, the Administrator and the Creditor Representatives.

“Cosign Agreement” means, with respect to any Business Device Payment Plan Agreement, the related cosign joint liability agreement or other similar agreement, if any, that is entered into between Cellco and the related Cosign Party, as the same may be amended from time to time.

“Cosign Party” means, with respect to any Business Device Payment Plan Agreement, the Person, if any, that has entered into a related Cosign Agreement with Cellco.

“Credit” means any payment credit (including one-time upfront credits and contingent, recurring credits), including the application of a returned security deposit and credits accrued on Verizon’s rewards credit card, allocated to the account of an Obligor that is applied by the Servicer against amounts due on the Obligor’s related invoice.

“Credit Exposure” means (i) with respect to the Trust and any Noteholder and any Indenture Series or Class at any time, the Outstanding Principal Amount of all Notes of such Noteholder under such Indenture Series or Class that are Outstanding at such time, and (ii) with respect to the Trust and any other Creditor and the related Trust Financing Agreement at any time, the greater of (A) the then current amount of the commitments or credit limits, as applicable (Outstanding and unused) of such Creditor under such Trust Financing Agreement to make Credit Extensions to the Trust at such time, and (B) the Outstanding Principal Amount of all Credit Extensions of such Creditor under such Trust Financing that are Outstanding at such time.

“Credit Extension” means a Loan, Note or other extension of credit by a Creditor to the Trust under a Trust Financing.

“Credit Payment” means, with respect to any Collection Period, an amount equal to the reduction in the amount owed by an Obligor under a Receivable due to the application of any Credits to such Obligor’s account that would have otherwise constituted Collections during such Collection Period.

“Creditor” means each Lender, Noteholder or other similar creditor of the Trust under any Trust Financing Agreement.  For the avoidance of doubt, each Group Creditor is also a Creditor.

“Creditor Party” means the Master Collateral Agent, the Owner Trustee, any Authenticating Agent, any Paying Agent, each Creditor Representative and each Creditor.

“Creditor Representative” means each agent, trustee or other Person designated as a representative of the Creditors under a Trust Financing Agreement that delivers a joinder to the Master Collateral Agreement pursuant to Section 3.1(b)(x) of the Master Collateral Agreement.  For the avoidance of doubt, each Group Creditor Representative is also a Creditor Representative.

“Current Upgrade Offer” means the current upgrade offer extended by Verizon Wireless as of the date hereof to an existing Obligor under which such Obligor can upgrade certain specified Devices that are the subject of a device payment plan agreement if the following terms and conditions specified in such offer are satisfied:

•	The customer may be able to upgrade an eligible device for a new qualifying device after thirty (30) days provided that such customer has paid at least 50% of the retail price of the eligible device under the related device payment plan agreement and returns such eligible device to Verizon Wireless in good working condition with no significant damage as determined by Verizon Wireless;

•
The customer is required to purchase a new qualifying device under a new device payment plan agreement.  New device purchases are subject to then-available offers and any associated wireless service requirements;

•	A customer’s account must be in good standing and such customer must satisfy Verizon Wireless’ eligibility requirements for a new device payment plan agreement;

•
Upon entering into a device payment plan agreement for a new qualifying device, and after returning the eligible device to Verizon Wireless within fourteen (14) days, Verizon Wireless will agree, for the benefit of such customer and for the express benefit of any assignee of such customer’s original device payment plan agreement, to acquire such customer’s eligible device for the remaining balance of the related customer’s original device payment plan agreement and pay off and settle that remaining balance.  After Verizon Wireless does that, such customer’s only remaining obligations will be under the new device payment plan agreement and for associated wireless service;

•
If a customer does not return an eligible device when upgrading, or if it is not returned to Verizon Wireless in good working condition, in each case the remaining balance under such customer’s original device payment plan agreement will be due on such customer’s next bill.  Good working condition requires, among other things, that the customer’s returned device powers on and off, does not have a cracked screen, has no significant damage as determined by Verizon Wireless, and has all password-protected security features (e.g., Find My iPhone) turned off;

•
The Annual Upgrade Offer and the related terms and conditions may be modified or terminated by Verizon Wireless at any time.  A customer’s upgrade eligibility will be determined in the sole discretion of Verizon Wireless.  If the Annual Upgrade Offer is terminated or the related terms and conditions are not satisfied, a customer will remain responsible for the remaining balance due under the original device payment plan agreement.

“Custodian” means Cellco, in its capacity as custodian of the Receivable Files.

“Customer ID” means, with respect to any Receivable, the unique identification value assigned to a customer by Verizon, which is associated with the invoicing or billing for the underlying account related to such Receivable.

“Customer Tenure” means the number of months the Obligor has had a Verizon Wireless account based on the oldest active account establishment date for such Obligor, which may include periods of up to fifty (50) days of disconnected service, up to ninety (90) days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

“Cutoff Date” means, (a) with respect to each Receivable designated to a Group on an Acquisition Date, (i) the date specified as the Cutoff Date relating to such Receivable (which in any event shall not be later than the related Acquisition Date) in the Acquisition Notice delivered with respect to the month in which such Acquisition Date occurred or (ii) if no such date is specified as the Cutoff Date relating to such Receivable in the Acquisition Notice delivered with respect to the month in which such Acquisition Date occurred, the end of the day on the last day of the month immediately preceding the month in which the Acquisition Date for such Receivable occurs and (b) with respect to each Receivable re-designated to a Group on a Re-Designation Date, (i) the date specified as the Cutoff Date in the Re-Designation Notice relating to such Receivable (which in any event shall not be later than the related Re-Designation Date) or (ii) if no such date is specified as the Cutoff Date in the Re-Designation Notice relating to such Receivable, the end of the day on the last day of the month immediately preceding the month in which the Re-Designation Date for such Receivable occurs.

“Debtor Relief Law” means the Code and any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar Laws, whether United States Federal or State, affecting the rights or remedies of creditors generally, as in effect from time to time.

“Definitive Notes” has the meaning set forth in Section 2.13 of the Indenture for the applicable Indenture Series.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code.

“Delinquency Trigger Percentage” with respect to any Group, has the meaning set forth in the related Trust Financing Agreement.

“Delinquent” means an account on which an Obligor has unpaid charges remaining on the related account on the day immediately following the related date due as indicated on the Obligor’s bill, it being understood that with respect to a Business Receivable, such calculation shall be made as if payments on such Business Receivable were due on a monthly basis.

“Depositor” means Verizon ABS II LLC, a Delaware limited liability company.

“Depositor Transferred Property” means, for any Acquisition Date, (a) the Originator Transferred Property, (b) the Additional Transferor Transferred Property, if applicable, (c) the Depositor’s rights under the applicable Receivables Transfer Agreements, (d) all present and future claims, demands, causes of action and choses in action relating to any of the property described above, and (e) all payments on or under and all proceeds of the property described above.

“Determination Date” means, for each Payment Date, the third Business Day immediately preceding such Payment Date.

“Device” means the wireless device that is the subject of a device payment plan agreement that is a Receivable.

“Discount Rate” means, with respect to any Receivable and any Series, the greater of (a) the “Discount Rate” set forth in the Trust Financing Agreement for such Series and (b) the contractual interest rate, if any, for such Receivable.

“Discount Ratio” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to any Series, the ratio determined as (a) the related Group Pool Balance, divided by (b) the present value, calculated for such Series and each related Group Receivable using the applicable Discount Rate for such Series, of the remaining unpaid payments for the related Group Eligible Receivables.

“Discounted Series Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the Series Invested Amount for such Series and (ii) (a) the related Group Pool Balance, divided by (b) the present value (discounted using the Discount Rate for such Series) of the remaining unpaid payments for all Group Receivables included in the related Group Pool Balance.

“Distribution Account” means, with respect to any Series, an account established as such pursuant to the applicable Trust Financing Agreement.

“Dispute Resolution Party” has the meaning set forth in Section 11.2 of the Transfer and Servicing Agreement.

“Eligible Receivable” means, with respect to any Series, a Receivable that satisfies the eligibility characteristics set forth in the related Trust Financing Agreement (including such eligibility characteristics as may be set forth in the definition of “Eligible Receivable” contained therein).

“Enhancement Agreement” means any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued.

“Equityholder” means Verizon DPPA True-up Trust, a Delaware statutory trust.

“Equity Interest” means a beneficial ownership interest in the Trust, as recorded on the Trust Register.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” means, with respect to a Group, the events of default set forth in the related Group Supplement.

“Excess Concentration Amount” means, with respect to each Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the related Group Eligible Receivables that exceed the concentration limits for such Series (without duplication).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any intergovernmental agreements or implementing legislation, regulations or official guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FICO® Score 8” means the FICO® Score 8 calculated, with respect to each Consumer Receivable on or about the date on which such Consumer Receivable was originated.

“Final Maturity Date” means, with respect to any Credit Extensions, the final maturity date for such Credit Extension as set forth in the related Trust Financing Agreement.

“Financial Institution” has the meaning set forth in the preamble to the relevant Account Control Agreement.

“Financing Adjustment Date” means, with respect to any Group, each of (i) the opening of business on the first day of each Collection Period, (ii) the last day of each Collection Period, (iii) each Cutoff Date for related Group Receivables, (iv) each Transferred Receivable Cutoff Date for related Group Receivables, (v) each Re-Designation Cutoff Date for related Group Receivables (with respect to Receivables being designated to or from such Group), (vi) each date on which the Outstanding Principal Amount of any Group Credit Extension is increased or decreased and (vii) the Closing Date for any Group Series.

“Fitch” means Fitch Ratings, Inc.

“Government Receivable” means a Receivable that is associated with the account of a government customer.

“Governmental Authority” means any government or political subdivision or any agency, authority, bureau, regulatory body, central bank, commission, department or instrumentality of any such government or political subdivision, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not part of a government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Grant” means to mortgage, pledge, assign and to grant a lien on and a security interest in the relevant property.

“Group” means any pool to which Receivables have been designated in accordance with the Master Collateral Agreement.

“Group 60-Day Delinquent Receivable” means, for any date of determination and any Group, a 60-Day Delinquent Receivable that is a Receivable designated to such Group.

“Group Allocated Percentage” means, with respect to any Series of a Group and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the Group Percentage for such Group and (ii) the Series Allocation Percentage for such Series.

“Group Assets” means, with respect to any Group, (a) the Trust Property relating to Receivables designated to such Group, (b) all present and future claims, demands, causes of action and choses in action relating to the Trust Property relating to Receivables designated to such Group and (c) all payments on or under and all proceeds of the Trust Property relating to Receivables designated to such Group.

“Group Available Funds” means, for a Payment Date and any Group, the sum of the following amounts for the Payment Date (without duplication):

(a)
Collections on the Group Receivables for the related Collection Period (other than Collections on Written-Off Receivables) less any Receivables Cash Transfer Amounts paid by the Trust from Collections on the related Group Receivables for Receivables to be acquired by the Trust and designated to the related Group during the related Collection Period; plus

(b)
Reconveyance Amounts received on Group Receivables that became Reconveyed Receivables during the related Collection Period and any amounts in respect of such Reconveyance Amounts paid by the Parent Support Provider; plus

(c)
Credit Payments received on Group Receivables from the Marketing Agent or the related Originators during the related Collection Period and any amounts in respect of such Credit Payments paid by the Parent Support Provider; plus

(d)
Upgrade Payments received from the Marketing Agent or the related Originators on Group Receivables subject to an Upgrade Offer during the related Collection Period and any amounts in respect of such Upgrade Payments paid by the Parent Support Provider; plus

(e)
the excess of (i) Transfer Proceeds received on Group Receivables that became Transferred Receivables during the related Collection Period over (ii) the portion of any Transfer Proceeds received on Group Receivables that became Transferred Receivables during the related Collection Period distributed to or at the direction of the Equityholder in accordance with Section 9.4(e) of the Master Collateral Agreement; plus

(f)	the Available Subordinated Amount for such Group for such Payment Date.

“Group Creditors” means, with respect to any Group, the Creditors of each Series related to such Group.

“Group Creditor Representatives” means, with respect to any Group, each Creditor Representative for any Series related to such Group.

“Group Delinquency Trigger” means, with respect to a Collection Period, the aggregate Principal Balance of Group 60-Day Delinquent Receivables as a percentage of the aggregate Principal Balance of the related Group Receivables as of the end of such Collection Period exceeds the related Delinquency Trigger Percentage for such Collection Period.

“Group Eligibility Representation” has the meaning set forth in Section 3.3 of the related Receivables Transfer Agreement.

“Group Eligible Receivable” means, with respect to any Group, each Receivable that is an Eligible Receivable for at least one Series related to such Group.

“Group Percentage” means, with respect to any Group and any date of determination (and calculated as of the related Measurement Date), a fraction, expressed as a percentage, (i) the numerator of which is equal to the aggregate Principal Balance of all Receivables designated to such Group and (ii) the denominator of which is equal to the aggregate Principal Balance of all Receivables.

“Group Pool Balance” means, for any Group, the Pool Balance for such Group.

“Group Receivable” means, with respect to any Group, each Receivable designated to such Group in an Acquisition Notice or re-designated to such Group in accordance with the Section 3.3 of the Master Collateral Agreement, but excluding any such Receivable that becomes a Transferred Receivable or Reconveyed Receivable, or is re-designated from such Group to another Group in accordance with the Section 3.3 of the Master Collateral Agreement.

“Group Review Receivable” has the meaning set forth in the Asset Representations Review Agreement.

“Group Secured Obligations” means, with respect to any Group, the Secured Obligations for each Group Series.

“Group Secured Parties” means, with respect to any Group (i) the Master Collateral Agent, (ii) the related Group Creditors and related Group Creditor Representatives and (iii) each other Person specified as a secured party in any Trust Financing Agreement for a Series related to such Group.

“Group Series” means, with respect to any Group, each Series that is Outstanding as of any date of determination that is related to such Group.

“Group Supplement” has the meaning set forth in Section 3.2 of the Master Collateral Agreement.

“Indemnified Amounts” has the meaning set forth in Section 7.4(a) of the Master Collateral Agreement and as may be specified in any Series Related Document.

“Indemnified Person” has the meaning set forth in Section 6.3(a) of the Transfer and Servicing Agreement, Section 7.2(a) of the Trust Agreement, Section 7.4(a) of the Master Collateral Agreement and as may be specified in any Series Related Document.

“Indenture” means, with respect to any Indenture Series, an indenture to be entered into between the Trust and the related Indenture Trustee, executed and delivered in connection with the original issuance of the Notes of such Indenture Series~~, as it may be amended, supplemented or modified from time to time~~.

“Indenture Series” means any series of Notes issued under an Indenture, which may include within any such Indenture Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes of the same Indenture Series.

“Indenture Trustee” means the indenture trustee appointed under the Indenture for the applicable Indenture Series.

“Independent” means that the relevant Person (a) is independent of the Trust, the Depositor and their Affiliates, (b) does not have any direct financial interest or any material indirect financial interest in the Trust, the Depositor or their Affiliates and (c) is not an officer, employee, underwriter, trustee, partner, director or person performing similar functions of or for the Trust, the Depositor or their Affiliates.

“Independent Certificate” means a certificate or opinion to be delivered to an Indenture Trustee under the circumstances described in Section 11.3 of the related Indenture, made by an Independent appraiser, a firm of certified public accountants of national reputation or other expert appointed by a Trust Order and approved by the related Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the related Indenture and that the signer is Independent within the meaning thereof.

“Independent Investment Banker” means an independent investment banking or commercial banking institution of national standing appointed by Verizon Communications.

“Ineligible Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the related Group Receivables that are not Eligible Receivables for such Series.

“Initial Closing Date” means May 25, 2021.

“Initial Cutoff Date” means, with respect to any Group, the date specified in the related Group Supplement.

“Initial Trust Property” means (a) the Depositor Transferred Property for the Initial Closing Date, (b) the Trust’s rights under the Transfer and Servicing Agreement, (c) all security entitlements to the Trust Accounts  and the Trust Account Property, (d) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (e) all payments on and proceeds for any of the foregoing.

“Insolvency Event” means, for a Person, that (1) (a) such Person admits in writing its inability to pay its debts generally as they become due, or makes a general assignment for the benefit of creditors, or (b) any proceeding is instituted by or against such Person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (c) such Person generally does not pay its debts as such debts become due and, in the case of any proceeding instituted against such Person, such proceeding remains unstayed for more than sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (2) such person takes any corporate action to authorize any such action.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, executive order, order, court order, injunction, writ, decree, directive, judgment, injunction, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“Lender” has the meaning set forth in any Trust Financing Agreement.

“Letter of Credit” has the meaning set forth in the applicable Trust Financing Agreement for a Series.

“Letter of Credit Provider” has the meaning set forth in the applicable Trust Financing Agreement for a Series.

“Lien” means a security interest, lien, charge, pledge or encumbrance.

“Loan” has the meaning assigned to such term, to an “Advance” or to any similar term in any Trust Financing Agreement.

“Loan Series” means any Trust Financing provided under a loan or similar financing agreement with the Trust as borrower.

“Majority Creditor Representatives” means, at any time and without duplication, Creditor Representatives for Creditors representing a majority of the aggregate Credit Exposure of the Trust Financings Outstanding at such time.

“Majority Group Creditor Representatives” means, with respect to any Group, at any time and without duplication, Creditor Representatives of all Series of such Group representing a majority of the aggregate Credit Exposure of the Credit Extensions of such Group.

“Majority Noteholders” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Majority Public Noteholders” means, at any time and without duplication, Public Noteholders representing a majority of the Outstanding Principal Amount of all Publicly Registered Notes.

“Marketing Agent” means Cellco.

“Marketing Agent Agency Agreement” means the Amended and Restated Marketing Agent Agency Agreement, dated as of September 27, 2016, between the Marketing Agent and the Verizon Originators.

“Master Collateral Agent” means U.S. Bank National Association, not in its individual capacity but solely as Master Collateral Agent under the Master Collateral Agreement, or any successor Master Collateral Agent under the Master Collateral Agreement.

“Master Collateral Agent Fee” means a monthly fee equal to $1,666.67 per month, payable on each Payment Date to the Master Collateral Agent as compensation for its services under the Master Collateral Agreement.

“Master Collateral Agreement” means the Master Collateral Agency and Intercreditor Agreement, dated as of the Initial Closing Date, among the Trust, the Master Collateral Agent, the Servicer and the Creditor Representatives from time to time party thereto.

“Material Adverse Effect” means, with respect to any event or circumstance, a material adverse effect on the ability of the applicable Person to perform its obligations under any Transaction Document or Series Related Document.

“Measurement Date” means, for purposes of making any calculation or performing any measurement or making any determination, the applicable date set forth below:

(a)
if such calculation or measurement or determination is being made on any date of determination (including on or with respect to any Payment Date) with respect to the Receivables or any portion thereof and no other Measurement Date is specified in this definition, the last day of the Collection Period preceding the calendar month in which such date of determination (or such Payment Date) occurs;

(b)
if such calculation or measurement or determination is being made on or with respect to any Acquisition Date or Re-Designation Date and any Receivables, the related Cutoff Date or Re-Designation Cutoff Date;

(c)	if such calculation or measurement or determination is being made on or with respect to any Transfer Date and any Receivables, the related Transferred Receivable Cutoff Date;

(d)	if such calculation or measurement or determination is being made on or with respect to any Closing Date and any Receivables, the related Cutoff Date;

(e)
if such calculation or measurement or determination is being made with respect to (i) to the Outstanding Principal Amount of any Credit Extension or (ii) amounts on deposit in any Trust Account, the applicable date of determination; or

(f)
if such calculation or measurement or determination is being made on or with respect to any other date of determination, such date of determination specifically set forth in the related Transaction Documents or Series Related Documents.

“Monthly Investor Report” has the meaning set forth in Section 3.5(a) of the Transfer and Servicing Agreement.

“Monthly Remittance Condition” means the satisfaction of the following conditions:

(i)	Verizon Communications’ long-term unsecured debt is rated equal to or higher than “A” by S&P, “A” by Fitch and “Baa2” by Moody’s,

(ii)	Verizon Communications guarantees certain payment obligations of Cellco, as Servicer, as provided in the Parent Support Agreement, and

(iii)	no Servicer Termination Event has occurred.

“Moody’s” means Moody’s Investors Service, Inc.

“New Upgrade DPP” has the meaning set forth in Section 4.3(g) of the Transfer and Servicing Agreement.

“Non-U.S. Person” means any Person who is not (i) a citizen or resident of the United States in the case of a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of an entity treated as a partnership for U.S. federal income tax purposes, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source, (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust; or (v) a trust that was in existence prior to August 20, 1996 and that, under Treasury Regulations, is eligible to elect, and does validly elect, to be treated as a United States person (as defined in the Code and Treasury Regulations) despite not meeting the requirements of clause (iv).

“Note” means one of the notes issued by the Trust pursuant to an Indenture.

“Note Owner” means, with respect to a Book-Entry Note that is a Publicly Registered Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

“Noteholder” means the Person in whose name a Note is registered on the Note Register or such other Person deemed to be a “Noteholder” in the Indenture for the applicable Indenture Series.

“Note Register” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Note Registrar” has the meaning set forth in the Indenture for the applicable Indenture Series.

“Notice of Sole Control” has the meaning set forth in Section 6.8(a) of the relevant Account Control Agreement.

“Obligor” means, with respect to any Receivable, the Person that (x) has signed the account agreement that relates to such Receivable and (y) owes payment under such Receivable; provided that, in the case of any Business Receivable, (A) for purposes of any discussion under any Transaction Document or other Series Related Document, regarding the Person that is obligated to make payments under such Receivable, (i) if no Affiliated Party exists with respect to such Receivable, such Person under clause (x) above shall be deemed to be the related Associated Account Agreement Party and (ii) if an Affiliated Party exists with respect to such Receivable, (1) such Person under clause (x) above shall be deemed to be such Affiliated Party and (2) except as otherwise set forth in the related Associated Account Agreement and/or Cosign Agreement (if any), as applicable, the term “Obligor” shall also be deemed to refer to the related Associated Account Agreement Party and/or Cosign Party (if any), as applicable, and (B) for all other purposes, such Person shall be deemed to be the related Person assigned to the related Customer ID for such Receivable.

“Officer’s Certificate” means (a) for the Trust, a certificate signed by a Responsible Person of the Trust and (b) for the Depositor, the Administrator, the Marketing Agent, the Parent Support Provider, any Originator or the Servicer, a certificate signed by any officer of such entity, as applicable.

“Opinion of Counsel” means a written opinion of counsel (which may be internal counsel) which counsel is reasonably acceptable to the Master Collateral Agent, the Owner Trustee and the Rating Agencies, as applicable.

“Originator” means Cellco, each Affiliate of Verizon Communications listed on Schedule A of the Originator Receivables Transfer Agreement and any additional Affiliate of Verizon Communications not listed on Schedule 1 to Exhibit A of the Originator Receivables Transfer Agreement that either (x) executes an Originator Joinder Agreement substantially in the form of Exhibit B to the Originator Receivables Transfer Agreement and otherwise becomes a party to the Originator Receivables Transfer Agreement in accordance with its terms or (y) that has transferred any Receivables to an Additional Transferor which Receivables are transferred to the Depositor pursuant to the applicable Additional Transferor Receivables Transfer Agreement.

“Originator Joinder Agreement” means each Originator Joinder Agreement substantially in the form of Exhibit B to the Originator Receivables Transfer Agreement.

“Originator Receivables Transfer Agreement” means the Originator Receivables Transfer Agreement, dated as of the Initial Closing Date, between the Originators party thereto and the Depositor.

“Originator Transferred Property” means, for any Acquisition Date, (a) the related Receivables transferred by related Originators, (b) all amounts received and applied on such Receivables on or after the end of the calendar day on the related Cutoff Date, (c) all present and future claims, demands, causes of action and choses in action relating to any of the property described above and (d) all payments on or under and all proceeds of the property described above.

“Other Assets” means any assets (other than the Trust Property) sold, assigned or conveyed or intended to be sold, assigned or conveyed by the Depositor to any Person other than the Trust, whether by way of a sale, capital contribution, pledge or otherwise.

“Other Trustee” has the meaning set forth in Section 11.14 of the Master Collateral Agreement.

“Outstanding” means, as of any date of determination, (x) all Notes theretofore authenticated and delivered under the Indenture except: (a) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation; (b) Notes or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the applicable Indenture Trustee or any Paying Agent in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and (c) Notes in exchange for or in lieu of other Notes that have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the applicable Indenture Trustee is presented that any such Notes are held by a Protected Purchaser; and (y) Credit Extensions outstanding under any other Trust Financings; provided that in determining whether the Creditors holding the requisite Outstanding Principal Amount of the Notes and other Credit Extensions have given any request, demand, authorization, direction, notice, consent or waiver under any Series Related Document, Notes or other Credit Extensions owned by the Trust, the Depositor, the Servicer or their respective Affiliates shall be disregarded and deemed not to be Outstanding, provided that, the Master Collateral Agent or any Creditor Representative, as the case may be, shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, containing a certification to the effect that such Noteholder or Creditor is not an Affiliate of the Trust, the Depositor or the Servicer, absent manifest error. Notes and other Credit Extensions owned by the Trust, the Depositor, the Servicer or their respective Affiliates that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Master Collateral Agent or such Creditor Representative, as the case may be, the pledgee’s right so to act with respect to such Notes and other Credit Extensions and certifies to the Master Collateral Agent or such Creditor Representative that the pledgee is not the Trust, the Depositor, the Servicer or any Affiliate thereof.  However, Notes owned by the Trust, the Depositor, the Servicer or their respective Affiliates will be considered to be Outstanding if (A) no other Notes remain Outstanding, or (B) the Notes have been pledged in good faith and the pledgee establishes to the reasonable satisfaction of the applicable Indenture Trustee the pledgee’s right to act for the Notes and that the pledgee is not the Trust, the Depositor, the Servicer or their Affiliates.  The Master Collateral Agent may rely upon any request, demand, authorization, direction, notice, consent or waiver delivered to it by a Creditor Representative and shall have no duty or obligation to monitor, investigate or determine whether the Creditor Representative has properly obtained or determined that the Notes or Credit Extensions owned by the Creditors it represents are Outstanding.

“Outstanding Principal Amount” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to the Notes, the Loans or other Credit Extensions, the aggregate outstanding principal amount of the Notes, Loans or other Credit Extensions, as the context requires.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

“Owner Trustee Fee” means an annual fee equal to $5,000, payable on the Payment Date occurring in July of each calendar year, beginning in July, 2021 plus an additional fee of $15,000 per Series, payable on the first Payment Date for such Series and each calendar year thereafter.

“Parent Support Agreement” means the Parent Support Agreement, dated as of the Initial Closing Date, among the Parent Support Provider, the Depositor, the Trust and the Master Collateral Agent.

“Parent Support Provider” means Verizon Communications.

“Paying Agent” means with respect to the Collection Account and each Trust Account, initially the Master Collateral Agent or any other Person that meets the eligibility standards for the Master Collateral Agent (except subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act) specified in Section 7.8 of the Master Collateral Agreement and is authorized by the Trust to make the payments from such accounts, including payment of principal of or interest on the Credit Extensions on behalf of the Trust; provided that if the Trust Financing Agreement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

“Payment Date” means the 20th day of each month or, if not a Business Day, the next Business Day, starting in July 2021.  For a Collection Period, the related Payment Date means the Payment Date following the end of the Collection Period.

“Percentage Interest” means, with respect to each Certificate, the percentage interest in the Trust represented by such Certificate.

“Permitted Activities” has the meaning set forth in Section 2.3(a) of the Trust Agreement.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)          (x) direct or fully guaranteed United States treasury obligations, (y) U.S. Department of Housing and Urban Development public agency bonds, Federal Housing Administration debentures, Government National Mortgage Association guaranteed mortgage-backed securities or participation certificates, RefCorp debt obligations, SBA-guaranteed participation certificates and guaranteed pool certificates or (z) Farm Credit System consolidated systemwide bonds and notes, Federal Home Loan Banks’ consolidated debt obligations, Federal Home Loan Mortgage Corp. debt obligations and Federal National Mortgage Association debt obligations, if, with respect to the investments listed in clause (z) and if any Credit Extensions are then rated, they meet the criteria of each Rating Agency for collateral for securities having ratings equivalent to the respective highest ratings of the Credit Extensions in effect at such time;

(b)          demand deposits, time deposits, certificates of deposit or bankers’ acceptances of any depository institution or trust company (i) incorporated under the laws of the United States or any State or any United States branch or agency of a foreign bank, (ii) subject to supervision and examination by federal or State banking or depository institution authorities and (iii) where the commercial paper or other short-term unsecured debt obligations (other than obligations with a rating based on the credit of a Person other than the depository institution or trust company) of such depository institution or trust company have the Required Rating;

(c)          commercial paper, including asset-backed commercial paper, having the Required Rating;

(d)          investments in money market funds having a rating in the highest investment grade category from each Rating Agency that both issues ratings with respect to the applicable money market fund and rates any Outstanding Credit Extensions (including funds for which the Master Collateral Agent or the Owner Trustee or any of their Affiliates is investment manager or advisor); and

(e)          if any Credit Extensions are then rated, any other investment that is acceptable to each Rating Agency of any such Credit Extensions hereunder.

“Permitted Lien” means a Lien that attaches by operation of law, or any security interest of the Depositor in the Originator Transferred Property under the Originator Receivables Transfer Agreement, the Depositor in the Additional Transferor Transferred Property under the related Additional Transferor Receivables Transfer Agreement, the Trust in the Depositor Transferred Property under the Transfer and Servicing Agreement, the Master Collateral Agent in the Collateral under the Master Collateral Agreement or any Indenture Trustee in any collateral specified with respect to the related Series under the related Indenture.

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Personally Identifiable Information” has the meaning set forth in the Asset Representations Review Agreement.

“Pool Balance” means, for any Group as of any date of determination (and calculated as of the related Measurement Date), an amount equal to the aggregate Principal Balance of the Group Eligible Receivables. For purposes of calculating the Pool Balance of any Group as of any Measurement Date, such Pool Balance shall (i) include (x) all Group Receivables with a Cutoff Date on or prior to such Measurement Date, even if the Acquisition Date for such Group Receivables occurs subsequent to such Measurement Date, so long as the Acquisition Date with respect to such Group Receivables occurs on or prior to the date of determination to which such Measurement Date relates and (y) all Group Receivables re-designated to such Group with a Re-Designation Cutoff Date on or prior to such Measurement Date, even if the Re-Designation Date for such Group Receivables occurs subsequent to such Measurement Date, so long as the Re-Designation Date with respect to such Group Receivables occurs on or prior to the date of determination to which such Measurement Date relates and (ii) exclude (x) all Transferred Receivables and Reconveyed Receivables with a Transferred Receivables Cutoff Date or Reconveyance Cutoff Date, as applicable, on or prior to such Measurement Date, even if the Transfer Date for such Transferred Receivables or the Reconveyance Date for such Reconveyed Receivables, as applicable, occurs after such Measurement Date, so long as the Transfer Date with respect to such Transferred Receivables or Reconveyance Date with respect to such Reconveyed Receivables, as applicable, occurs on or prior to the date of determination to which such Measurement Date relates and (y) all Receivables re-designated from such Group with a Re-Designation Cutoff Date on or prior to such Measurement Date, even if the Re-Designation Date for such Re-Designated Receivables, as applicable, occurs after such Measurement Date, so long as the Re-Designation Date with respect to such Re-Designated Receivables occurs on or prior to the date of determination to which such Measurement Date relates.

“Pool Balance Deficit” means, for any Group as of any date of determination (and calculated as of the related Measurement Date), the amount, if any, by which (a) the Required Pool Balance for such Group is greater than (b) the Group Pool Balance.

“Potential Amortization Event” means any event that would constitute an Amortization Event with the giving of notice or the passage of time or both.

“Potential Default” means any event that with notice or the passage of time or both would become an Event of Default.

“Potential Servicer Termination Event” means any event that would constitute a Servicer Termination Event with the giving of notice or the passage of time or both.

“Primary Event of Default” means, with respect to a Group, the primary events of default set forth in the related Group Supplement.

“Primary Series Document” means, with respect to any Series, each of (i) the Master Collateral Agreement and (ii) the related Trust Financing Agreement.

“Principal Balance” means, for a Receivable as of any date of determination (and calculated as of the related Measurement Date), an amount (not less than zero) equal to, without duplication:

(a)	the Amount Financed; minus

(b)	the portion of the amounts paid by the related Obligor applied on or before that date allocable to principal on such Receivable; minus

(c)	any Credits allocated to such Receivable;

provided, that, the Principal Balance for any Written-Off Receivable will be deemed to be zero.

“Principal Funding Account” means, with respect to any Series, any account designated as a “Principal Funding Account” pursuant to the applicable Trust Financing Agreement.

“Principal Funding Account Limit” means, with respect to any Series, the amount set forth in the applicable Trust Financing Agreement.

“Principal Series Terms” means, with respect to any Series, the following information related thereto, not all of which will necessarily apply to each Series:

(a)          the name or designation and Closing Date for such Series;

(b)          the initial Outstanding Principal Amount of each Class of Notes, Loans or other type of Credit Extensions (or method for calculating such amount);

(c)          the interest rate for each Class of Notes, Loans or other type of Credit Extensions of such Series (or method for the determination thereof);

(d)          the date or dates from which interest shall accrue;

(e)          the method for allocating related Group Available Funds to Creditors of such Series;

(f)          the terms of any form of Series Enhancement with respect thereto;

(g)          the terms, if any, on which the Notes, Loans or other Credit Extensions of such Series may be exchanged for Notes or other Credit Extensions of another Series, repurchased or remarketed to other investors;

(h)          (x) the number of Classes of Credit Extensions of such Series, (y) the Final Maturity Date for each Class of Credit Extensions issued in such Series and (z) if more than one Class, the rights and priorities of each such Class;

(i)          the extent to which the Credit Extensions of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note or notes may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid);

(j)          whether the Credit Extensions of such Series may be issued in bearer form and any limitations imposed thereon;

(k)          the priority of such Series with respect to any other Series;

(l)           whether such Series will be a Sharing Series;

(m)         the related Trust Financing Agreement;

(n)          the Required OC Percentage and Discount Rate for such Series;

(o)          the Amortization Events for such Series;

(p)          the criteria for determining whether a Receivable is an Eligible Receivable for such Series;

(q)          the criteria for determining the Excess Concentration Amounts for such Series;

(r)          any Series Enhancement for such Series and the related Series Enhancer;

(s)          the Creditor Representative for such Series; and

(t)          the Group or Groups to which such Series relates.

“Proceeding” means a suit in equity, action at law or other judicial or administrative proceeding, or governmental investigation.

“Protected Purchaser” has the meaning set forth in Section 8-303 of the UCC.

“Public Noteholder” means any Noteholder of Publicly Registered Notes.

“Publicly Registered Credit Extensions” means the notes of any Indenture Series that are registered under and offered in compliance with the requirements of the Securities Act.

“Publicly Registered Notes” means the Notes of any Indenture Series in a Group that are registered under and offered in compliance with the requirements of the Securities Act.

“Qualified Institution” means U.S. Bank National Association, Wilmington Trust, National Association, or a trust company or a bank or depository institution organized under the laws of the United States or any State or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or State banking authorities, (ii) has a short-term deposit rating of “F1+” from Fitch, if rated by Fitch, “P-1” from Moody’s, if rated by Moody’s, and “A-1+” from S&P, if rated by S&P, (iii) if the institution holds any Trust Accounts, has a long-term unsecured debt rating or issuer rating of at least “A” from Fitch, if rated by Fitch, at least “Aa3” from Moody’s, if rated by Moody’s, and at least “A” from S&P, if rated by S&P and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation.

“Rating Agency” means any nationally recognized statistical rating organization rating any Credit Extensions, if any, as set forth in the related Trust Financing Agreement.

“Rating Agency Condition” means, with respect to an action or request, (x) if Moody’s has been engaged to rate any Outstanding Credit Extensions, that Moody’s has either (i) notified the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent and, with respect to actions or requests relating to the Notes of an Indenture Series, the Indenture Trustee for such Indenture Series, that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of such Credit Extensions or (ii) if the then-current policies of Moody’s prohibit Moody’s from providing such notice, Moody’s does not notify the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent or, with respect to actions or requests relating to the Notes of an Indenture Series, the Indenture Trustee for such Indenture Series, that the proposed action or request will result in a downgrade or withdrawal of its then-

current rating on any of such Credit Extensions within ten (10) days following any request therefor, (y) if Fitch or any other Rating Agency (other than Moody’s or S&P) has been engaged to rate any Outstanding Credit Extensions, then Fitch or such other Rating Agency, as applicable, does not notify the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent or, with respect to actions or requests relating to the Notes of an Indenture Series, the Indenture Trustee for such Indenture Series, that the proposed action or request will result in a downgrade or withdrawal of its then-current rating on any of such Credit Extensions within ten (10) days following any request therefor and (z) if S&P has been engaged to rate any Outstanding Credit Extensions, then S&P has been provided with ten (10) days notice of the proposed action or request.

“Receivable” means any device payment plan agreement acquired by the Trust on an Acquisition Date, excluding (i) any device payment plan agreement that was a Written-Off Receivable sold under Section 3.4 of the Transfer and Servicing Agreement, (ii) any Reconveyed Receivable and (iii) any Transferred Receivable.

“Receivable File” has the meaning set forth in Section 3.10(b) of the Transfer and Servicing Agreement.

“Receivables Cash Transfer Amount” means, for an Acquisition Date, the lesser of (a) the Receivables Transfer Amount and (b) the excess of (i) with respect to the Group to which the related Receivables will be designated, the Aggregate Non-Amortizing Series Allocation Percentage of Collections on the Group Receivables received by the Servicer that have yet to be distributed to the Group Series in accordance with the Master Collateral Agreement over (ii) if such Acquisition Date occurs (A) prior to the Payment Date in any month, the aggregate Series Monthly Payment Amount for each Group Series as reasonably determined by the Servicer for such Payment Date and the immediately following Payment Date and (B) on or after the Payment Date in any month, the aggregate Series Monthly Payment Amount for each Group Series as reasonably determined by the Servicer for the immediately following Payment Date.

“Receivables Transfer Agreements” or “Receivables Transfer Agreement” means, collectively or individually, the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, as the context may require.

“Receivables Transfer Amount” means, for an Acquisition Date, an amount equal to the discounted present value of the remaining unpaid payments (as of the end of the day on the related Cutoff Date) for the remaining term of such Receivable discounted using the Weighted Average Discount Rate for the Group to which such Receivable will be designated as of the related Cutoff Date, on the basis of a 360-day year of twelve 30-day months and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received.

“Reconveyance Amount” means, for a Reconveyed Receivable, the present value of the Principal Balance of the Receivable as of the Reconveyance Cutoff Date (calculated using the Weighted Average Discount Rate for the related Group as of such date, on the basis of a 360-day year of twelve 30-day months and assuming each amount is received at the end of the Collection Period in which the amount is scheduled to be received).

“Reconveyance Cutoff Date” means, for any Reconveyed Receivable, the last day of the Collection Period preceding the Collection Period in which the related Reconveyance Date occurs.

“Reconveyance Date” means, for any Reconveyed Receivable, the date on which the related Reconveyance Amount is deposited in the Collection Account.

“Reconveyed Receivable” means a Receivable (a) acquired by the Servicer under Section 2.7 of the Transfer and Servicing Agreement, Section 3.3 of the Transfer and Servicing Agreement or Section 3.4 or Section 3.5 of any Additional Transferor Receivables Transfer Agreement, (b) acquired by the Marketing Agent under Section 4.3(i) of the Transfer and Servicing Agreement or (c) reacquired by an Originator under Section 3.4 or Section 4.6 of the Originator Receivables Transfer Agreement.

“Record Date” means, for a Payment Date and a Book-Entry Note, the end of the day on the day before the Payment Date, and for a Payment Date and a Definitive Note, the last day of the month before the month in which the Payment Date occurs, and with respect to any notice, vote or consent, the most recently occurring Record Date for a Payment Date.

“Recoveries” means, for any Written-Off Receivable and a Collection Period, an amount equal to:

(a)          all amounts received and applied by the Servicer during the Collection Period for such Written-Off Receivable after the date on which it became a Written-Off Receivable including any proceeds from the sale of a Device securing any Receivable; minus

(b)          any amounts paid by the Servicer for the account of the related Obligor with respect to such Written-Off Receivable, including collection expenses and other amounts paid to third parties, if any, in connection with collections on the Written-Off Receivable; minus

(c)          amounts, if any, required by Law or under the Servicing Procedures to be paid to the Obligor with respect to such Written-Off Receivable.

“Redemption Date” means any redemption date specified in the Trust Financing Agreement for a Series.

“Re-Designation Cutoff Date” means, for any Re-Designated Receivable, the last day of the Collection Period preceding the Collection Period in which the related Re-Designation Date occurs.

“Re-Designation Date” means each date on which a Receivable is re-designated from one Group to another Group in accordance with Section 3.3 of the Master Collateral Agreement, as set forth in the related Re-Designation Notice.

“Re-Designation Notice” means the notice to the Trust, the Depositor and the Master Collateral Agent regarding the re-designation of Receivables from one Group to a different

Group under Section 3.3 of the Master Collateral Agreement, substantially in the form of Exhibit C to the Master Collateral Agreement.

 “Re-Designated Receivable” means a Receivable re-designated from one Group to another Group in accordance with the Master Collateral Agreement.

“Reference Treasury Dealer” means (1) any independent investment banking or commercial banking institution of national standing and any of its successors appointed by Verizon Communications; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States, referred to as a “Primary Treasury Dealer,” another Primary Treasury Dealer substituted therefor, and (2) any other Primary Treasury Dealer selected by an Independent Investment Banker and approved in writing by Verizon Communications.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (Sept. 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Requesting Noteholders” has the meaning set forth in Section 12.1 of the Master Collateral Agreement.

“Requesting Party” has the meaning set forth in Section 11.2 of the Transfer and Servicing Agreement.

“Required OC Amount” means, with respect to any Series as of any date of determination (and calculated as of the related Measurement Date), an amount equal to (a) the product of (i) the Required OC Percentage for such Series, expressed as a fraction, times (ii) (x) during the Revolving Period for such Series, the Outstanding Principal Amount of any Credit Extensions Outstanding in such Series and (y) during the Amortization Period for such Series, the Outstanding Principal Amount of any Credit Extensions Outstanding in such Series as of the last day of the Revolving Period for such Series, divided by (b) the percentage, expressed as a fraction, equal to 100% minus the Required OC Percentage for such Series.

“Required OC Percentage” means, as of any date of determination (and calculated as of the related Measurement Date) with respect to any Series, the “Required OC Percentage,” “Loan Series Required OC Percentage,” “Indenture Series Required OC Percentage” or words to that effect set forth in the Trust Financing Agreement for such Series.

“Required Pool Balance” means for any Group as of any date of determination (and calculated as of the related Measurement Date) an amount equal to the excess (if any) of (i) the sum of the Adjusted Series Invested Amount for all related Group Series over (ii) the sum, for each related Group Series, of the following amount for each such Group Series: the lesser of (a) all amounts in any Principal Funding Account for such Group Series and (b) the Principal Funding Account Limit for such Group Series, as applicable.

“Required Rating” means, for short term unsecured debt obligations, a rating of at least (a) “A-1” from S&P, (b) “P-1” from Moody’s and (c) “F-1” from Fitch.

“Reserve Account” means, with respect to any Series, an account established as such pursuant to the applicable Trust Financing Agreement.

 “Reset Date” means, for all Series, each date that is the last day of a Revolving Period for any Series.

“Responsible Person” means:

(a)
for the Administrator, the Depositor, the Sponsor, the Servicer, the Marketing Agent, the Parent Support Provider or any Originator, a Person designated in an Officer’s Certificate of the Person or other notice signed by an officer of the Person authorized to act for the Person or any treasurer, assistant treasurer or corporate secretary of such Person that has responsibility for the matter;

(b)
for the Trust, an officer in the Corporate Trust Office of the Owner Trustee, any officer of the Owner Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and a Responsible Person of the Administrator;

(c)
for the Master Collateral Agent or the Owner Trustee, an officer in the Corporate Trust Office of the Master Collateral Agent or the Owner Trustee, respectively, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, and any officer of the Master Collateral Agent or the Owner Trustee, as applicable, to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and in each case, having direct responsibility for the administration of the Transaction Documents to which it is a party; and

(d)
for any Indenture Trustee, an officer in the Corporate Trust Office of such Indenture Trustee, including each vice president, assistant vice president, secretary, assistant secretary or other officer customarily performing functions similar to those performed by those officers listed above, and any officer of such Indenture Trustee to whom any matter is referred because of the officer’s knowledge of and familiarity with the matter, and in each case, having direct responsibility for the administration of the related Indenture and other Series Related Documents to which it is a party.

“Review” has the meaning set forth in the Asset Representations Review Agreement.

“Review Materials” has the meaning set forth in the Asset Representations Review Agreement.

“Review Notice” has the meaning set forth in the Asset Representations Review Agreement.

“Review Report” means, for an Asset Representations Review, the report of the Asset Representations Reviewer described in Section 3.5 of the Asset Representations Review Agreement.

“Revolving Period” means, as to any Series, any period specified in the relevant Trust Financing Agreement as a “Revolving Period,” “Loan Series Revolving Period,” “Indenture Series Revolving Period” or words to that effect, if any, for that Series.

“S&P” means S&P Global Ratings.

“Sarbanes Certification” has the meaning set forth in Section 6.7(a)(iv) of the Transfer and Servicing Agreement.

“Schedule of Receivables” means each schedule identifying any Receivables attached as Schedule A to any Acquisition Notice or Re-Designation Notice or the electronic file with respect thereto delivered by the Depositor, or the Administrator on its behalf, to the Trust and the Master Collateral Agent for an Acquisition Date.

“Secondary Event of Default” means, with respect to a Group, the secondary events of default set forth in the related Group Supplement.

“Secured Obligations” means, with respect to any Series, all present and future indebtedness and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Trust to any Secured Party arising under or in connection with the related Series Related Document or the transactions contemplated thereby, and shall include, without limitation, all principal of and interest on any Credit Extensions of such Series and all other amounts due or to become due under the related Series Related Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Trust (in each case whether or not allowed as a claim in such proceeding).

“Secured Parties” means the Master Collateral Agent, the Creditors and each Indemnified Person.

“Secured Party Order” has the meaning set forth in Section 3.2 of the relevant Account Control Agreement.

“securities account” means each Trust Account subject to the terms of an Account Control Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“securities intermediary” means U.S. Bank National Association, or another securities intermediary named in the Account Control Agreement for a Series.

“Securitization Equity” means any equity interest in a securitization trust (or other entity) sponsored by Cellco, including any increase in the value of such equity interest.

“Series” means an Indenture Series or a Loan Series, in each case, entitled to Collections on and other proceeds of the Receivables designated to the Group of which such Series relates.

“Series Account” means for any Series any distribution account, principal funding account, reserve account or other deposit, trust, securities escrow or similar account maintained for the benefit of the Creditors with respect to such Series, as specified in the related Trust Financing Agreement.

“Series Allocation Percentage” means, for any date of determination with respect to any Series and as determined by the Servicer, a fraction, expressed as a percentage, (a) the numerator of which is (i) if the Revolving Period for such Series is in effect as of the last day of the Collection Period immediately preceding the Collection Period in which such date of determination occurs, the sum, for each Financing Adjustment Date for the related Group occurring in such immediately preceding Collection Period, of the product of (1) the Adjusted Series Invested Amount for such Series on such Financing Adjustment Date calculated as of the related Measurement Date, multiplied by (2) the number of days from and including such Financing Adjustment Date, to but ~~(x) including the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is the last day of each Collection Period or (y)~~ excluding the immediately succeeding Financing Adjustment Date for the related Group ~~if such Financing Adjustment Date is any other Financing Adjustment Date~~, and (ii) if the Revolving Period for such Series is not in effect as of the last day of the Collection Period immediately preceding the Collection Period in which such date of determination occurs, the product of (1) the Adjusted Series Invested Amount for such Series as of the last day of the Revolving Period for such Series calculated as of the related Measurement Date, multiplied by (2) the number of days in such immediately preceding Collection Period, and (b) the denominator of which is the greater of (i) the sum of the numerators set forth in clause (a) in this definition for all Group Series on such date, and (ii) the sum for each Financing Adjustment Date for the related Group occurring in the Collection Period immediately preceding the Collection Period in which such date of determination occurs of the product of (1) the Group Pool Balance on such Financing Adjustment Date calculated as of the related Measurement Date multiplied by (2) the number of days from and including such Financing Adjustment Date, to but ~~(x) including the immediately succeeding Financing Adjustment Date for the related Group if such Financing Adjustment Date is the last day of each Collection Period or (y)~~ excluding the immediately succeeding Financing Adjustment Date for the related Group ~~if such Financing Adjustment Date is any other Financing Adjustment Date.~~ Notwithstanding the foregoing, with respect to any Group and Collection Period, in the event that the sum of the number of days from and including each ~~Financing Adjustment Date for~~ such Group in such Collection Period to but excluding ~~the immediately succeeding Financing Adjustment Date~~ in such Collection Period for such Group exceeds the total number of days in that Collection Period, then the last Financing Adjustment Dates for such Group and Collection Period shall not constitute Financing Adjustment Dates for such Collection Period for purposes of this definition (until the sum of the number of days from and including each ~~Financing Adjustment Date for~~ such Group in such Collection Period to but excluding ~~the immediately succeeding Financing Adjustment Date~~ in such Collection Period for such Group is less than or equal to the total number of days in that Collection Period).

“Series Enhancement” means the rights and benefits provided to the Trust or the Creditors of any Series, Class or other Trust Financing pursuant to any letter of credit, surety bond, cash collateral account, collateral interest, spread account, reserve account, cash collateral guaranty, insurance policy, tax protection agreement, interest rate swap agreement, Cap Agreement or other similar arrangement.  The subordination of any Series, Class or other Trust Financing to another Series, Class or other Trust Financing shall be deemed to be a Series Enhancement.

“Series Enhancer” means the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Trust Financing in the related

Trust Financing Agreement) any account or deposits therein or the Creditors of any Series, Class or other Trust Financing which is subordinated to another Series, Class or other Trust Financing.

“Series Incremental Required Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the product of (i) the sum (without duplication) of the (a) the Ineligible Amount for such Series and (b) the Excess Concentration Amount for such Series and (ii) the Series Share for such Series.

“Series Invested Amount” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), an amount equal to the sum of (i) the aggregate Outstanding Principal Amount of any Credit Extensions in such Series and (ii) the Required OC Amount for such Series.

“Series Monthly Payment Amount” means, with respect to any Series as of any Payment Date, the sum of all accrued and unpaid principal, interest, fees and all other amounts then due and payable on such Payment Date pursuant to the related Trust Financing Agreement and the Series Related Documents (including, without limitation, all costs, expenses, indemnification amounts or other amounts owed by the Trust).

“Series Payoff Amount” means, with respect to any Series as of any date of determination, all accrued and unpaid principal, interest, fees and all other amounts then due and payable pursuant to the related Trust Financing Agreement and the Series Related Documents (including, without limitation, all costs, expenses, indemnification amounts or other amounts owed by the Trust, and all interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Trust (in each case whether or not allowed as a claim in such proceeding)).

“Series Related Documents” means, with respect to any Series, the Transaction Documents, the related Trust Financing Agreement, any related Series Enhancement, and all other pledges, powers of attorney, Notes, Certificates, fee letters, consents, assignments, contracts, notices, agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing.  Any reference in the foregoing documents to a Series Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Series Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Series Share” means, with respect to any Series and any date of determination (and calculated as of the related Measurement Date), a fraction, expressed as a percentage, (i) the numerator of which is equal to the Discounted Series Invested Amount for such Series and (ii) the denominator of which is equal to the greater of (a) the related Group Pool Balance and (b) the sum of the Discounted Series Invested Amounts for all related Group Series.

 “Servicemembers Civil Relief Act” means the Servicemembers Civil Relief Act of 2003, as amended.

“Servicer” means Cellco or any Successor Servicer engaged under Section 7.4 of the Transfer and Servicing Agreement.

“Servicer Termination Event” has the meaning set forth in Section 7.2 of the Transfer and Servicing Agreement.

“Servicer’s Certificate” means an Officer’s Certificate of the Servicer delivered pursuant to Section 6.6 of the Transfer and Servicing Agreement.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee” means, for a Collection Period and any Group, the fee payable to the Servicer in an amount equal to the product of:

(a)          one-twelfth of the Servicing Fee Rate; times

(b)          the Group Pool Balance at the beginning of the prior calendar month;

provided, that the Servicing Fee for the initial Payment Date and any Group will equal the product of (i) a fraction, the numerator of which is the number of days in such Collection Period and the denominator of which is 360, and (ii) the Servicing Fee Rate times the Group Pool Balance as of the Initial Cutoff Date for such Group.

“Servicing Fee Rate” means 0.75%.

“Servicing Procedures” means, with respect to (a) Business Receivables, the servicing procedures of Cellco relating to Business Device Payment Plan Agreements originated by the Originators and (b) Consumer Receivables, the servicing procedures of Cellco relating to Consumer Device Payment Plan Agreements originated by the Originators, in each case, as amended or modified from time to time.

“Shared Collections” means all amounts that any Trust Financing Agreement designates as “Shared Collections.”

“Sharing Series” means a Series that, pursuant to the related Trust Financing Agreement, is entitled to receive Shared Collections.

“Shortfall” means any amount that any Trust Financing Agreement designates as a “Shortfall.”

“Similar Law” means any federal, State, local or non-U.S. law or regulation that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Solvent” means, with respect to any Person and as of any particular date, that (i) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii)

such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and (iii) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature.

“Sponsor” means Cellco.

“State” means a state or commonwealth of the United States of America, or the District of Columbia.

“Subcontractor” means any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the asset-backed securities market) of the Receivables but performs one or more discrete functions identified in the Servicing Criteria with respect to the Receivables under the direction or authority of the Servicer or a Subservicer.

“Subservicer” means any Person that services Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in the Servicing Criteria.

“Successor Servicer” has the meaning set forth in Section 7.4(a)(i) of the Transfer and Servicing Agreement.

“Successor Servicer Engagement Fee” means, the sum of (A) $150,000 payable by the Trust upon the appointment of the Successor Servicer, in its capacity as Successor Servicer with respect to the first Series for which the Successor Servicer assumes such capacity, and (B) $150,000 payable by the Trust upon the appointment of the Successor Servicer, in its capacity as Successor Servicer, with respect to each Series thereafter for which the Successor Servicer assumes such capacity.

“Supplemental Servicing Fee” means, for a Collection Period, all net Recoveries, late fees, prepayment charges, extension fees and other administrative fees or similar charges on the Receivables.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Class or other outstanding Trust Financing with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes or other Credit Extensions would be characterized as debt, (b) such action will not cause the Trust to be classified as an association (or publicly traded partnership) taxable as a corporation, and (c) such action will not cause or constitute an event in which tax gain or loss would be recognized by any Creditor.

“Transaction Documents” means the Certificate of Trust, the Trust Agreement, the Receivables Transfer Agreements, the Transfer and Servicing Agreement, the Master Collateral Agreement, the Administration Agreement, the Parent Support Agreement, the Asset

Representations Review Agreement, the Marketing Agent Agency Agreement and each Account Control Agreement.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of the Initial Closing Date, among the Trust, the Depositor, and Cellco, as Servicer, Marketing Agent and Custodian.

“Transfer Date” means, with respect to any Transferred Receivable, the later of (a) the date on which the Trust (or the Servicer on its behalf) receives the related Transfer Proceeds for such Transferred Receivable in accordance with the applicable Transaction Document and (b) any date designated as the Transfer Date by the Servicer, which date shall be on or after the related Transferred Receivable Cutoff Date but on or prior to the date on which the Servicer marks its receivables systems that such Transferred Receivable is sold by the Trust.

“Transfer Date Supplement” means, for any Transfer Date, a supplement delivered by the Servicer setting forth (a) the aggregate Principal Balance as of the Transferred Receivable Cutoff Date for the Transferred Receivables transferred on such date, (b) the Transfer Proceeds for such date, (c) the related Group Pool Balance and Required Pool Balance for the related Group after giving effect to such transfer and (d) such other information as required by a Trust Financing Agreement.

“Transfer Proceeds” means the proceeds of the sale of any Transferred Receivable, which may include Securitization Equity.

“Transferor’s Allocation” means, with respect to a Group and each Payment Date, an amount equal to the product of (x) the Transferor’s Percentage for such Group and (y) Group Available Funds for such Group and such Payment Date.

“Transferor’s Interest” means, with respect to a Group and any date of determination (calculated as of the related Measurement Date), the product of (x) the Transferor’s Percentage for such Group and (y) the related Group Pool Balance for such Group.

“Transferor’s Percentage” means, with respect to a Group and any date of determination (calculated as of the related Measurement Date), an amount equal to 100% minus the sum of Series Allocation Percentages for all Group Series.

“Transferred Receivable” means any Receivable transferred from the Trust in accordance with Section 9.7 of the Master Collateral Agreement.

“Transferred Receivable Cutoff Date” means, with respect to any Transferred Receivable, the cut-off date with respect to such Transferred Receivable specified in the report delivered pursuant to Section 9.7 of the Master Collateral Agreement in connection with such transfer.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“True-up Trust” has the meaning set forth in Section 3.9 of the Trust Agreement.

“Trust” means Verizon Master Trust, a Delaware statutory trust.

“Trust Account” has the meaning set forth in Section 9.2 of the Master Collateral Agreement.

“Trust Account Property” means the Trust Accounts, and all amounts and other investments, financial assets or other property held from time to time in or credited to any Trust Account and all proceeds of the foregoing.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Initial Closing Date, between the Depositor and the Owner Trustee.

“Trust Financing” means (i) any Indenture Series or Class of Notes issued under an Indenture and (ii) any Loan Series or any other financing of the Trust designated as a “Trust Financing” pursuant to the terms and conditions of Section 3.1 of the Master Collateral Agreement, in each case, so long as such Trust Financing is outstanding.

“Trust Financing Account” means any deposit, trust, escrow or similar account maintained for the benefit of the Creditors of any Trust Financing, as specified in the related Trust Financing Agreement.  Each Trust Financing Agreement shall require that each Trust Financing Account is established at a Qualified Institution.

“Trust Financing Agreement” means (i) with respect to any Indenture Series or Class of Notes, the related Indenture and (ii) with respect to any Loan Series, the related agreement(s) designated as “Trust Financing Agreements” pursuant to the terms and conditions of Section 3.1 of the Master Collateral Agreement.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Order” means, with respect to any order by the Trust to take an action under the Transaction Documents or any Series Related Document, a written order, signed in the name of the Trust by a Responsible Person.

“Trust Property” means (a) the Depositor Transferred Property, (b) the Trust’s rights under the Transfer and Servicing Agreement, (c) all Trust Account Property, (d) all Series Enhancement, (e) the Trust’s rights under all Enhancement Agreements, (f) all present and future claims, demands, causes of action and choses in action for any of the foregoing and (g) all payments on or under and all proceeds for any of the foregoing.

“Trust Register” has the meaning set forth in Section 3.3(a) of the Trust Agreement.

“Trust Registrar” has the meaning set forth in Section 3.3(a) of the Trust Agreement.

“Trust Request” means, with respect to any request to the Trust to take an action under the Transaction Documents or any Series Related Document, a written request, signed in the name of the Trust by a Responsible Person.

“U.S. Credit Risk Retention Rules” means Regulation RR, 17 C.F.R. §246.1, et seq.

“UCC” means the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Underwriting Procedures” means, with respect to (a) Business Receivables, the underwriting procedures of the Originators, as established by Cellco, relating to device payment plan agreements associated with the accounts of business customers originated by the Originators and (b) Consumer Receivables, the underwriting procedures of the Originators, as established by Cellco, relating to device payment plan agreements associated with the accounts of customers other than businesses and governments originated by the Originators, as such underwriting procedures may be amended or modified from time to time.

“Upgrade Contract” has the meaning set forth in the Glossary of the Marketing Agent Agency Agreement.

“Upgrade Offer” means the Current Upgrade Offer or any other upgrade offer extended by Verizon Wireless to an existing Obligor under which such Obligor can upgrade a Device that is the subject of a device payment plan agreement if the terms and conditions specified in such offer are satisfied.

“Upgrade Payment” means a prepayment amount equal to the remaining unpaid Principal Balance of the related Receivable determined as of the date of the relevant upgrade, after giving effect to any prepayment made by the related Obligor in connection with the related Upgrade Offer.

“Verified Note Owner” has the meaning set forth in Section 12.1 of the Master Collateral Agreement.

“Verizon” means Verizon Communications and its subsidiaries.

“Verizon Communications” means Verizon Communications Inc., a Delaware corporation.

“Verizon Originators” means the various subsidiaries and Affiliates of Cellco listed on Schedule I to the Marketing Agent Agency Agreement, including any Originators added by an Originator Joinder Agreement from time to time.

“Verizon Wireless” means the wireless business of Verizon operated by Cellco and other subsidiaries of Verizon Communications, including the Originators, under the Verizon brand.

“Weighted Average Discount Rate” means, with respect to any Group as of any date of determination (calculated as of the related Measurement Date), the percentage equal to:

(a)	the sum, with respect to each Group Series of the product of (i) the Discount Rate for such Series, times (ii) the Series Invested Amount for such Series;

 divided by:

(b)	the aggregate Series Invested Amount for all Group Series.

“Written-Off Receivable” means any Receivable that in accordance with the Servicing Procedures has been charged off or written off by the Servicer.

EXHIBIT B

(See attached)

TRANSFER AND SERVICING AGREEMENT
among
VERIZON MASTER TRUST,
as Trust,
VERIZON ABS II LLC,
as Depositor
and
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian
Dated as of May 25, 2021
(as amended)

i

ii

THIS TRANSFER AND SERVICING AGREEMENT, dated as of May 25, 2021, as amended (this “Agreement”), is among VERIZON MASTER TRUST, a Delaware statutory trust (the “Trust”), VERIZON ABS II LLC, a Delaware limited liability company, as depositor (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent (in such capacity, the “Marketing Agent”) and as custodian (in such capacity, the “Custodian”).
BACKGROUND
In the normal course of their businesses, Cellco and the other Originators originate device payment plan agreements for various wireless devices.
In connection with certain financing transactions sponsored by Cellco in which the Trust will make borrowings under Loans or issue Notes, in each case secured by a pool of Receivables designated to the related Group of which the applicable Series is a part, any of the Originators may from time to time transfer Receivables and related property to the Depositor, who will transfer them to the Trust for designation to a Group as Group Receivables.  The Trust will engage the Servicer to service the Receivables.
The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1     Usage and Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust, as Trust, Cellco Partnership d/b/a Verizon Wireless, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto (the “Master Collateral Agreement”).  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
ARTICLE II
TRANSFER AND ACQUISITION OF DEPOSITOR TRANSFERRED PROPERTY;
REPRESENTATIONS AND WARRANTIES
Section 2.1     Transfers of Depositor Transferred Property.
(a)            Transfers and Absolute Assignments of Receivables.  Subject to the satisfaction of the conditions in Section 2.1(c), effective on each date on which the Depositor (or the Servicer on its behalf) marks on its system that the applicable Receivables have been transferred to the Trust pursuant to this Agreement (which date shall be an Acquisition Date), in consideration of the Trust’s distribution to the Depositor of the (i) Receivables Cash Transfer Amount for the Receivables to be transferred to the Trust on that Acquisition Date and (ii) an increase in the Class B Certificate Principal Balance in an amount equal to the excess, if any, of the Receivables Transfer Amount over the Receivables Cash Transfer Amount for such Receivables, the Depositor ~~will transfer~~ shall be deemed to have transferred and absolutely ~~assign~~ assigned to the Trust, without recourse (other than the Depositor’s obligations under this Agreement), all of the

Depositor’s right, title and interest, whether then owned or later acquired, in the applicable Receivables and the other related Depositor Transferred Property.

(b)            No Assumption of Obligations.  These transfers and absolute assignments do not, and are not intended to, include any obligation of the Depositor, any Originator or any Additional Transferor to the Obligors or any other Person relating to the Receivables and the other Depositor Transferred Property, and the Trust does not assume any of these obligations.
(c)            Conditions for Transfers of Receivables.  The transfers and absolute assignments of the Receivables and the other related Depositor Transferred Property on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date; provided that the delivery of the Acquisition Notice in clause (i) below shall be deemed to be satisfied as long as such Acquisition Notice is delivered no later than the Payment Date related to the Collection Period in which such Acquisition Date occurs:
(i)            Acquisition Notice.  On or prior to each Payment Date (and at such other times as the Administrator may so elect), the Administrator shall deliver to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative an Acquisition Notice for the Receivables transferred and absolutely assigned on each Acquisition Date that occurred during the Collection Period related to such Payment Date (to the extent not included on any previously delivered Acquisition Notice), which will (x) specify the Receivables Transfer Amount and (y) include a report setting forth (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date; and
(ii)            Depositor’s Certifications.  The Depositor certifies that:
(A)
as of such Acquisition Date, (1) the Depositor is Solvent and will not become insolvent as a result of the transfer and assignment of the related Receivables on the Acquisition Date, (2) the Depositor does not intend to incur or believe that it would incur debts that would be beyond the Depositor’s ability to pay as they matured and (3) the transfer and assignment of the related Receivables is not made by the Depositor with actual intent to hinder, delay or defraud any Person;

(B)
each of the representations and warranties made by the Depositor under Sections 2.4(a) and 2.4(b) (in each case, solely with respect to the related Receivables) will be true and correct as of the Acquisition Date; and

(C)
all conditions to the transfer and assignment of the related Receivables (1) by the Originators to the Depositor under Section 2.1(c) of the Originator Receivables Transfer Agreement and (2) by any Additional Transferor to the Depositor under Section 2.1(c) of the related Additional Transferor Receivables Transfer Agreement, if any, in each case, have been satisfied.

2

(iii)            Solvent.  The Trust is Solvent as of the Acquisition Date and before giving effect to such transfer and assignment.
(iv)            Default.  After giving effect to such transfer and assignment and the payment of the related Receivables Cash Transfer Amount, (x) no Event of Default, Potential Default, Servicer Termination Event, Potential Servicer Termination Event or Pool Balance Deficit has occurred and is continuing, or resulted therefrom, in each case with respect to the Group to which such Receivables are designated and (y) no Amortization Event or Potential Amortization Event has occurred and is continuing, or resulted therefrom, in each case with respect to the related Group Series and, for clauses (x) and (y) determined based on calculations as of the related Measurement Date.
The delivery ~~on a Payment Date~~ by the Administrator, on behalf of the Depositor, of ~~the~~ an Acquisition Notice will be considered a certification by the Depositor that the conditions set forth in this Section 2.1(c) have been satisfied on ~~the~~ each related Acquisition Date.
Section 2.2     Acknowledgement of Further Assignments.  The Depositor acknowledges that, under the Master Collateral Agreement, the Trust will assign and pledge the Depositor Transferred Property and related property and rights to the Master Collateral Agent for the benefit of the Secured Parties.
Section 2.3     Savings Clause.  The Depositor and the Trust intend that each transfer and assignment under this Agreement be an absolute transfer and assignment of the Depositor Transferred Property, conveying good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, from the Depositor to the Trust.  The Depositor and the Trust intend that the Depositor Transferred Property not be a part of the Depositor’s estate if there is a bankruptcy or insolvency of the Depositor.  If, despite the intent of the Depositor and the Trust, a transfer and assignment of Depositor Transferred Property under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute transfer and assignment, the Depositor Grants to the Trust a security interest in the Depositor’s right, title and interest in the Depositor Transferred Property to secure a loan in an amount equal to all amounts payable by the Depositor under this Agreement, all amounts payable as principal of or interest on the Credit Extensions, all amounts payable as Servicing Fees under this Agreement and all other amounts payable by the Trust under the Transaction Documents and the other Series Related Documents.  In that case, this Agreement will be a security agreement under Law and the Trust will have the rights and remedies of a secured party and creditor under the UCC.
Section 2.4     Representations and Warranties About Depositor Transferred Property.
(a)            Representations and Warranties About Receivables.  The Depositor makes the following representations and warranties about the Receivables on which the Trust is relying in acquiring the Depositor Transferred Property.  The representations and warranties with respect to each Receivable are made as of the related Acquisition Date and will survive the transfer and absolute assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement.
3

(i)            Valid Transfer and Assignment.  This Agreement evidences a valid transfer and absolute assignment of the Depositor Transferred Property from the Depositor to the Trust, enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
(ii)            Good Title to Depositor Transferred Property.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor has good title to the Depositor Transferred Property free and clear of any Lien, other than Permitted Liens, and, immediately after the transfer and absolute assignment under this Agreement, the Trust will have good title to the Depositor Transferred Property, free and clear of any Lien, other than Permitted Liens.
(iii)            Security Interest in Depositor Transferred Property.
(A)
This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Trust, which is prior to any Lien, other than Permitted Liens, and is enforceable against all creditors of, purchasers from and transferees and absolute assignees of the Depositor.

(B)
All filings (including UCC filings) necessary in any jurisdiction to give the Depositor a first priority, validly perfected ownership and security interest in the Originator Transferred Property and the Additional Transferor Transferred Property, if any, to give the Trust a first priority, validly perfected ownership and security interest in the Depositor Transferred Property and to give the Master Collateral Agent a first priority perfected security interest in the Collateral, will be made as set forth in Section 2.4(b)(iv) of this Agreement.

(C)
All financing statements filed or to be filed against the Depositor in favor of the Trust describing the Depositor Transferred Property transferred under this Agreement will contain a statement to the following effect:  “A purchase, absolute assignment or transfer of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party/Assignee.”

(D)
The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering any Depositor Transferred Property other than the financing statements relating to the security interest Granted to the Depositor under the Originator Receivables Transfer Agreement or any Additional Transferor Receivables Transfer Agreement, by the Depositor to the Trust under this Agreement or by the Trust to the Master Collateral Agent under the Master Collateral Agreement, or that has been terminated.

4

(b)            Representations and Warranties About Security Interest.  If the transfer and absolute assignment of the Depositor Transferred Property under this Agreement is determined to be a pledge relating to a financing or is determined not to be a transfer and absolute assignment, the Depositor makes the following representations and warranties on which the Trust is relying in acquiring the Depositor Transferred Property, which representations and warranties are made as of the related Acquisition Date, will survive termination of this Agreement and may not be waived by the Trust or the Master Collateral Agent:
(i)            Valid Security Interest.  This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Depositor Transferred Property in favor of the Trust, which is prior to all other Liens, other than Permitted Liens, and is enforceable against creditors of, purchasers from and transferees and absolute assignees of the Depositor.
(ii)            Type.  Each Receivable is (A) if the Receivable is not secured by the related Device, an “account” or “payment intangible,” or (B) if the Receivable is secured by the related Device, “chattel paper,” in each case, within the meaning of the applicable UCC.
(iii)          Good Title.  Immediately before the transfer and absolute assignment under this Agreement, the Depositor owns and has good title to the Depositor Transferred Property free and clear of all Liens, other than Permitted Liens.  The Depositor has received all consents and approvals required by the terms of the Depositor Transferred Property to Grant to the Trust its right, title and interest in the Depositor Transferred Property, except to the extent the requirement for consent or approval is extinguished under the applicable UCC.
(iv)           Filing Financing Statements.  The Depositor has caused, or will cause within ten (10) days after the date of this Agreement (or, solely to the extent any additional filing is necessary as determined by the Depositor, the related Acquisition Date), the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable Law to perfect the security interest Granted in the Depositor Transferred Property to the Trust under this Agreement.  All financing statements filed or to be filed against the Depositor in favor of the Trust under this Agreement describing the Depositor Transferred Property will contain a statement to the following effect:  “A purchase, absolute assignment or transfer of or grant of a security interest in any collateral described in this financing statement will violate the rights of the Secured Parties.”
(v)            No Other Transfer, Grant or Financing Statement.  Other than the security interest Granted to the Trust under this Agreement, the Depositor has not transferred or Granted a security interest in any of the Depositor Transferred Property.  The Depositor is not aware of any judgment or tax Lien filings against it.
5

Section 2.5     Originators’ Reacquisition and Servicer’s Acquisition of Receivables for Breach of Representations.
(a)            Representations and Warranties from Receivables Transfer Agreements and Transfer and Servicing Agreement.  Each Originator and the Servicer severally will make, as of each Acquisition Date, the Group Eligibility Representation with respect to a Group for the Receivables being transferred and absolutely assigned by such Originator or any Additional Transferor, respectively, on that date, and designated to that Group and such Originator or the Servicer, as applicable, has consented to the transfer by the Depositor to the Trust of the Depositor’s rights to such Group Eligibility Representation.  The Trust is relying on each applicable Originator’s or the Servicer’s Group Eligibility Representation, as applicable, in acquiring the Receivables and designating such Receivables as Group Receivables, which Group Eligibility Representation will survive the transfer and absolute assignment of the Receivables by the Depositor to the Trust under this Agreement and the pledge of the Receivables to the Master Collateral Agent under the Master Collateral Agreement.
(b)            Reacquisition and Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Trust the Depositor’s rights under the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivables transferred and absolutely assigned by an Additional Transferor under the related Additional Transferor Receivables Transfer Agreement, if any, in each case, if there is a breach of such Originator’s or the Servicer’s Group Eligibility Representation, as applicable, such breach is not cured in all material respects and such breach results in a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated.  If any Originator or the Servicer breaches the Group Eligibility Representation made by it with respect to any Group Receivable transferred by such Originator or any Additional Transferor, respectively, to the Depositor and such breach is not cured and such breach has a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated, then the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by such Originator or the related Additional Transferor, as applicable, to the Depositor for which the Group Eligibility Representation was breached pursuant to Section 3.4 of the Originator Receivables Transfer Agreement or Section 3.4 of the related Additional Transferor Receivables Transfer Agreement, as applicable.
(c)            Reacquisition or Acquisition Sole Remedy.  The sole remedy of the Depositor, the Trust or the Master Collateral Agent for a breach of any Originator’s or the Servicer’s Group Eligibility Representation, as applicable, made in Section 3.3 of the Originator Receivables Transfer Agreement, Section 3.3 of any Additional Transferor Receivables Transfer Agreement or Section 2.7 of this Agreement, as applicable, is to require the related Originator or the Servicer, as applicable, to reacquire or acquire, respectively, the Receivable under Section 3.4 of the Originator Receivables Transfer Agreement, Section 3.4 of the related Additional Transferor Receivables Transfer Agreement or Section 2.7 of this Agreement, as applicable.
6

Section 2.6     Originators’ Reacquisition or Servicer’s Acquisition of Bankruptcy Surrendered Receivables.
(a)            Reacquisition or Acquisition.  Under Section 2.1(a), the Depositor has transferred and absolutely assigned to the Trust the Depositor’s rights under the Originator Receivables Transfer Agreement and each Additional Transferor Receivables Transfer Agreement, including the right to require (i) an Originator to reacquire any Receivables transferred and absolutely assigned by it under the Originator Receivables Transfer Agreement or (ii) the Servicer to acquire any Receivable transferred and absolutely assigned by an Additional Transferor under the related Additional Transferor Receivables Transfer Agreement, in each case, when such Receivable becomes a Bankruptcy Surrendered Receivable.  If any Receivable becomes a Bankruptcy Surrendered Receivable, the Depositor will enforce such Originator’s or the Servicer’s obligation, as applicable, to reacquire or acquire, respectively, any such Receivable transferred and absolutely assigned by such Originator or the related Additional Transferor, if any, as applicable, to the Depositor pursuant to Section 4.6 of the Originator Receivables Transfer Agreement or Section 3.5 of the related Additional Transferor Receivables Transfer Agreement.
(b)            Reacquisition or Acquisition Sole Remedy.  If a Receivable becomes a Bankruptcy Surrendered Receivable, the sole remedy of the Depositor, the Trust or Master Collateral Agent is to require the related Originator or the Servicer, as applicable, to reacquire or acquire, respectively, the Bankruptcy Surrendered Receivable under Section 4.6 of the Originator Receivables Transfer Agreement or Section 3.5 of the related Additional Transferor Receivables Transfer Agreement.
Section 2.7     Servicer Representations and Warranties About Re-Designated Receivables; Acquisition Upon Breach.
(a)            Servicer Representations and Warranties About Group Receivables.  With respect to any Re-Designated Receivable, the Servicer represents and warrants that such Re-Designated Receivable is a Group Eligible Receivable with respect to the Group to which such Receivable is to be re-designated in accordance with the Master Collateral Agreement.  Such Group Eligibility Representation is made as of the Re-Designation Date for the related Receivables.  Such representation and warranty is made as of the Re-Designation Date for the related Receivables.  Any inaccuracy in the Group Eligibility Representation will be deemed not to constitute a breach of the Group Eligibility Representation if such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and does not have a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated. The Trust is relying on the Servicer’s Group Eligibility Representation in re-designating a Receivable from one Group to a different Group.
(b)            Investigation of Breach.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Administrator, any Creditor Representative or the Master Collateral Agent that the applicable Group Eligibility Representation for a Re-Designated Receivable was breached when made, then, in each case, the Servicer will investigate the Receivable to confirm the breach and determine if the breach has a material adverse effect on the
7

Credit Extensions related to the Group to which such Receivables have been re-designated.  The Servicer will have the option to cure such breach.  For the avoidance of doubt, the Master Collateral Agent shall have no obligation to give the notice set forth in the first sentence of this Section 2.7(b) unless a Responsible Person of the Master Collateral Agent has actual knowledge of such breach or has received written notice identifying the specific Receivable or Receivables for which the Group Eligibility Representation was breached.  None of the Depositor, the Owner Trustee, the Master Collateral Agent, the Parent Support Provider, the Marketing Agent or the Administrator will have an obligation to investigate whether a breach of the Group Eligibility Representation for a Re-Designated Receivable has occurred or whether any Receivable is required to be acquired under this Section 2.7.
(c)            Acquisition of Receivables; Payment of Reconveyance Amount.  If the Servicer chooses to cure a breach of the Group Eligibility Representation that has a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated, such breach must be cured by the Servicer by the end of the second month following the month a Responsible Person of the Servicer received written notice of the breach as set forth above.  If such breach (i) is not cured and (ii) had a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been re-designated, then the Servicer must acquire any such Receivable re-designated to the related Group on a Re-Designation Date for which the Group Eligibility Representation was breached on or before the Business Day before the Payment Date following the end of the second month referenced in the first sentence hereof (or, with satisfaction of the Rating Agency Condition, if applicable, on such Payment Date) by remitting the Reconveyance Amount for the related Receivables to the Collection Account on or prior to such date.
(d)            Transfer and Assignment of Reconveyed Receivable.  For any acquisition of a Receivable by the Servicer under this Section 2.7, the Trust will be deemed to have transferred and absolutely assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Receivable and all security and documents relating to such Receivable, and the Servicer will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Depositor or the Trust and will be without recourse, representation or warranty by the Depositor or the Trust, except that such Receivable is free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.
(e)            Acquisition Sole Remedy.  The sole remedy against the Servicer for a breach of the Servicer’s Group Eligibility Representation as of a Re-Designation Date is to require the Servicer to acquire the related Receivables under this Section 2.7.  The Trust will enforce the Servicer’s acquisition obligation under this Section 2.7.  For the avoidance of doubt, nothing contained in this Section 2.7(e) shall limit any remedy of the Trust against the Parent Support Provider contained in the Parent Support Agreement.
8

ARTICLE III
SERVICING OF RECEIVABLES
Section 3.1     Engagement.  The Trust engages Cellco as the Servicer of the Receivables for the Trust and the Master Collateral Agent for the benefit of the Secured Parties, and Cellco accepts this engagement.
Section 3.2     Servicing of Receivables.
(a)            General Servicing Obligations.  The Servicer will manage, service, administer and collect on the Receivables with reasonable care using that degree of skill and attention that the Servicer exercises for all comparable device payment plan agreement receivables that it services for itself or others according to the applicable Servicing Procedures.  Without limiting the generality of the foregoing, the Servicer’s obligations will include:
(i)            collecting and applying all payments made on, or credits applied to, the Receivables and any other amounts received related to the Depositor Transferred Property;
(ii)            investigating delinquencies;
(iii)            sending invoices and notices and responding to inquiries of Obligors;
(iv)            processing requests for extensions, modifications and adjustments;
(v)             administering payoffs, prepayments, defaults and delinquencies;
(vi)            maintaining accurate and complete accounts and receivables systems for servicing the Receivables;
(vii)          preparing and providing Monthly Investor Reports and any other periodic reports required to be prepared by the Servicer under this Agreement, any other Transaction Document or any other Series Related Document; and
(viii)        providing to the Custodian copies, or access to, any documents that modify or supplement information in the Receivable Files.
(b)            Collection of Payments; Extensions and Amendments.  The Servicer shall take, or cause to be taken, all actions necessary or advisable to collect each Receivable in accordance with this Agreement and the applicable Servicing Procedures using commercially reasonable care and diligence and in any event, with no less care or diligence than the Servicer exercises in collecting other similar receivables or obligations owed to it and its Affiliates.  All payments remitted by an Obligor to the Servicer in respect of a Receivable, any release of a security deposit, and any application of a Credit granted to a customer by Verizon Wireless (other than applications of payments and credits granted to an Obligor under a Receivable in respect of cancellations, prepayments, invoicing errors or in connection with an Upgrade Offer as described under Section 3.12(b)) will be applied to the related account by the Servicer based on invoice aging, so that such amounts are applied to the oldest invoiced balances first, then the second
9

oldest invoiced balances, etc., and finally to current billing amounts, in each case, in the order described below:
•	late fees;
•
service and all other charges, including, but not limited to, insurance premium payments and purchases (including for accessories) billed to the account, other than amounts due under any device payment plan agreement, including any Receivable; and

•
any amounts related to any device payment plan agreements, including Receivables, which, in the case of multiple device payment plan agreements related to a single account, will be applied in the order in which such device payment plan agreements were originated with the most recent device payment plan agreement being paid last.

Notwithstanding anything to the contrary in any other Transaction Document, the process for application of payments remitted by an Obligor to the Servicer in respect of a Receivable, releases of security deposits, and applications of Credits granted to an Obligor under a Receivable by Verizon Wireless (other than those credits granted to an Obligor under a Receivable in respect of an Upgrade Offer as described under Section 3.12(b)) described in the bullet points above may be changed at any time in the sole discretion of the Servicer, as long as any change in such application of any such amounts applicable to the Receivables (i) is also applicable to any device payment plan agreements that the Servicer services for itself and others and (ii) so long as Cellco is the Servicer, does not have a material adverse effect on the Creditors.  In addition, the Servicer may waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable.  The Servicer may grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable according to the applicable Servicing Procedures.  However, if the Servicer (i) cancels a Receivable or reduces or waives (including with respect to any Upgrade Offer) the remaining Principal Balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, (ii) modifies, supplements, amends or revises a Receivable to grant the Obligor under such Receivable a contractual right to upgrade the related Device or (iii) grants payment extensions resulting in the final payment date of a Receivable being later than the Collection Period immediately preceding the Final Maturity Date for the latest maturing Credit Extension of the related Group, it will acquire the affected Receivable solely as described under Section 3.3, unless it is required to take the action by Law.  In addition, if the Marketing Agent or the Servicer (x) applies a payment or grants a credit to an Obligor with respect to cancellations, prepayments or invoicing errors, the Servicer may apply such credits either directly to the applicable device payment plan agreement or in accordance with its customary payment application procedures set forth above and (y) applies a payment or grants a credit to an Obligor under a Receivable in connection with an Upgrade Offer as set forth in Section 3.12(b), the Servicer will apply such credits directly to the applicable device payment plan agreement and will not apply such credits in accordance with its customary payment application procedures set forth above.
10

(c)            Maintenance of Security Interests in the Receivables.  The Servicer will maintain perfection of the security interest of the Trust and the Master Collateral Agent in each Receivable.
(d)            No Impairment.  The Servicer will not impair in any material respect the rights of the Trust or the Secured Parties in any Receivable except as permitted by this Agreement.
(e)            Assignment for Enforcement.  Effective as of the related Cutoff Date, the Receivables are assigned to the Servicer solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement, including the start or pursuit of or participation in a legal proceeding to enforce its rights or remedies with respect to a Receivable or such other Proceeding otherwise related to a Receivable.  If in a legal proceeding it is held that the Servicer may not enforce its rights or remedies with respect to a Receivable on the grounds that it is not a real party in interest or a holder entitled to enforce rights or remedies with respect to the Receivable, the Trust will, at the Servicer’s expense and direction, assign the Receivable to the Servicer solely for that purpose or take steps to enforce its rights and remedies with respect to the Receivable, including bringing suit in the names of the Master Collateral Agent, the Creditors and the Trust.
(f)            Powers of Attorney.  The Trust appoints the Servicer as the Trust’s attorney-in-fact, with full power of substitution to exercise all rights of the Trust for the servicing and administration of the Receivables.  This power of attorney, and all authority given, under this Section 3.2(f) is revocable and is given solely to facilitate the performance of the Servicer’s obligations under this Agreement and may only be used by the Servicer consistent with this Agreement.  On request of the Servicer, the Trust will furnish the Servicer with written powers of attorney and other documents to enable the Servicer to perform its obligations under this Agreement.
(g)            Release Documents.  The Servicer is authorized to execute and deliver, on behalf of itself, the Trust, the Master Collateral Agent and the Creditors any documents of satisfaction, cancellation, partial or full release or discharge, and other comparable documents, for the Receivables.
(h)            Enforcement of Receivables Under an Upgrade Offer.  If an Obligor accepts an Upgrade Offer with respect to a Receivable but fails to satisfy the required terms and conditions related to such Upgrade Offer, the Servicer agrees to (i) not waive any amounts due by such Obligor under the related Receivable and pursue its Servicing Procedures against such Obligor in respect of the related Receivable until all amounts due under the related Receivable are received and (ii) enforce, on behalf of the Trust, any rights and obligations under the related Receivable.
Section 3.3     Servicer’s Acquisition of Receivables.
(a)            Acquisition for Servicer Modifications.  If extensions, modifications, amendments, cancellations or waivers of Receivables or any terms thereof are made that would require such Receivables to be acquired under Section 3.2(b), the Servicer will acquire all such Receivables as set forth in Section 3.3(d).
11

(b)            Acquisition for Breach of Servicer’s Obligations.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Trust, the Owner Trustee, any Creditor or the Master Collateral Agent of a breach of the Servicer’s obligations in Section 3.2(c) or (d), and the Servicer fails to correct such failure or impairment in all material respects by the end of the second month following the month in which the Servicer received such written notice, the Servicer will acquire all Receivables with respect to which such breach was not so cured as set forth in Section 3.3(d).
(c)            Acquisition for System Limitation or Inability to Service.  If the Servicer, in its sole discretion, determines that as a result of a receivables systems error or receivables systems limitation or for any other reason the Servicer is unable to service a Receivable according to the applicable Servicing Procedures and the terms of this Agreement, the Servicer may acquire the relevant Receivable as set forth in Section 3.3(d).
(d)            Acquisition of Receivables; Payment of Reconveyance Amount.  For any acquisition of a Receivable by the Servicer under this Section 3.3, the Servicer will remit the related Reconveyance Amount for the related Receivable to the Collection Account on or prior to the second Business Day before the Payment Date related to the Collection Period in which such Receivable was acquired by the Servicer.  If Cellco is the Servicer, it may pay any Reconveyance Amounts according to Section 4.3(c).
(e)            Transfer and Assignment of Reconveyed Receivables.  For any acquisition of a Receivable by the Servicer under this Section 3.3, the Trust will be deemed to have transferred and assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in the Receivable and all security and documents relating to the Receivable, and the Servicer will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and assignment will not require any action by the Trust or any Indenture Trustee and will be without recourse, representation or warranty by the Trust except the representation that the Trust owns the Receivable free and clear of any Lien, other than Permitted Liens.  After the transfer and assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Reconveyed Receivable free from any Lien of the Trust or the Master Collateral Agent.
(f)            No Obligation to Investigate.  None of the Servicer, the Trust, the Owner Trustee, any Indenture Trustee, the Master Collateral Agent (including in its capacity as Successor Servicer hereunder), the Sponsor, the Marketing Agent, the Depositor, the Parent Support Provider or the Administrator will be obligated to investigate whether a breach or other event has occurred that would require the acquisition of any Receivable under this Section 3.3 or whether any Receivables are otherwise required to be acquired under this Section 3.3.
(g)            Acquisition is Sole Remedy.  The sole remedy of the Trust, the Master Collateral Agent, the Owner Trustee, each Indenture Trustee and the applicable Group Secured Parties for any extension, modification, amendment, cancellation or waiver of a Group Receivable or any terms thereof under Section 3.2(b), or a breach of the covenants made by the Servicer in Section 3.2(c) or (d) is the Servicer’s acquisition of the Group Receivables, as described under this Section 3.3.
12

Section 3.4     Sale of Written-Off Receivables.  The Servicer may sell to any third party a Receivable that has been written off.  Proceeds of any sale allocable to the Written-Off Receivable will be Recoveries.  Any Recoveries will be paid to the Servicer as Supplemental Servicing Fees and will not be a part of any Group Available Funds.  If the Servicer elects to sell a Written-Off Receivable, the Receivable will be deemed to have been transferred and assigned by the Trust to the Servicer immediately before the sale by the Servicer.  After the sale, the Servicer will mark its receivables systems to indicate that the Written-Off Receivable sold is no longer a Receivable and may take any action necessary or advisable to transfer the receivable free from any Lien of the Trust or the Master Collateral Agent.
Section 3.5     Servicer Reports and Compliance Statements.
(a)            Monthly Investor Report.
(i)              On or about the fifteenth (15th) day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will deliver to the Depositor, the Master Collateral Agent, the Owner Trustee, each Indenture Trustee, the Paying Agent, the Rating Agencies (if any) and the Administrator a servicing report (the “Monthly Investor Report”) containing all information necessary to make the payments, transfers and distributions pursuant to each Trust Financing Agreement for that Payment Date and the related Collection Period.  A Responsible Person of the Servicer will certify that the information in the Monthly Investor Report is accurate in all material respects.  The Monthly Investor Report will also be posted on the Master Collateral Agent’s password protected website located at https://pivot.usbank.com.
(ii)            The Sponsor, in its capacity as Servicer, will include (x) the amount of the Transferor’s Interest on the Closing Date for an Indenture Series in a current report on Form 8-K within a reasonable time after such Closing Date if materially different from that disclosed in the prospectus for the related Indenture Series and (y) the amount of the Transferor’s Interest as of each Payment Date in the Monthly Investor Report for each such Payment Date, which Monthly Investor Report will also be included in the Distribution Report on Form 10-D filed with the Commission for the related Collection Period.
(iii)            With respect to any Indenture Series, the related Monthly Investor Report shall include any additional information set forth in the related Indenture.
(b)            Excess Concentration Amounts and Ineligible Amounts.  On or before each Acquisition Date on which Receivables will be designated to a Group, the Servicer will determine whether the related pool of Group Receivables to be held by the Trust, including any Receivables to be acquired and designated to such Group, results in any Excess Concentration Amount or Ineligible Amount, if applicable, existing for any Series of such Group for which Credit Extensions are Outstanding, in each case, if applicable, and calculated as of the related Measurement Date.
(c)            Amortization Events.  In connection with the preparation of each Monthly Investor Report, the Servicer will review the Amortization Events for each Series and determine
13

whether an Amortization Event for any Series occurred during the related Collection Period (after giving effect to all transactions during such Collection Period), and the Monthly Investor Report shall indicate whether or not an Amortization Event for any Series has occurred.
(d)            Remittance Reports.  For as long as the Monthly Remittance Condition is not satisfied, the Servicer will provide a written report (which may be electronically submitted) to the Master Collateral Agent and the Paying Agent on each deposit or remittance date setting forth (x) the aggregate dollar amount deposited or remitted into the Collection Account by the Servicer, the Marketing Agent or an Originator on such date pursuant to the Transaction Documents (other than Collections), (y) the aggregate dollar amount of Collections deposited by the Servicer on such date, and (z) the aggregate number of Current Upgrade Offers accepted since the deposit or remittance date immediately preceding the related deposit or remittance date, and the aggregate amount of Upgrade Payments remitted by the Marketing Agent or an Originator on such date.
(e)            Acquisition Date Supplements.  ~~On~~To the extent an Acquisition Date Supplement is not delivered with an Acquisition Notice previously delivered on an Acquisition Date, on or prior to each Payment Date, in addition to the Acquisition Notice to be delivered by the Administrator, the Servicer will deliver to the Depositor, the Master Collateral Agent, the Owner Trustee, the Paying Agent and the Administrator an Acquisition Date Supplement and a Schedule of Receivables for each Acquisition Date (i) that occurred during the Collection Period related to such Payment Date and (ii) for which the Cutoff Date for the Reconveyed Receivables is during the related Collection Period.  A Responsible Person of the Servicer will certify that the information in the Acquisition Date Supplement is accurate in all material respects.  The Acquisition Date Supplement will also be posted on the Master Collateral Agent’s password protected website located at  ~~https://pivot.usbank.com~~https://pivot.usbank.com.
Section 3.6     Review of Servicer’s Records.  The Servicer will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Servicer will give the Trust, the Depositor, the Parent Support Provider, the Administrator, the Owner Trustee and the Creditor Representatives (or their representatives) access to the records and documents to conduct a review of the Servicer’s performance under this Agreement.  Any access or review will be conducted by all parties at the same time at the Servicer’s offices during its normal business hours at a time reasonably convenient to the Servicer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Servicer’s security, confidentiality and privacy policies and any regulatory, legal and data protection policies.  Notwithstanding the foregoing, the permissive right of any Creditor Representative to access or review any records of the Servicer shall not be deemed to be an obligation of such Creditor Representative to do so.
Section 3.7     Servicer’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Servicer shall notify the Master Collateral Agent and the Owner Trustee and provide a specimen signature of each Person who (a) was authorized to give instructions and directions to the Master Collateral Agent and the Owner Trustee on behalf of the Servicer and (b) is a Responsible Person for the Servicer.  The Servicer may change such Persons at any time by notifying the Master Collateral Agent and the Owner Trustee.
14

Section 3.8     Servicer’s Fees.  As compensation for performing its obligations under this Agreement, the Servicer will be paid the Servicing Fee.  On each Payment Date, the Trust will pay the Servicing Fee to the Servicer in accordance with each Trust Financing Agreement.  In addition, the Servicer may retain any Supplemental Servicing Fees.
Section 3.9     Servicer’s Expenses.  Except as otherwise stated in this Agreement, the Servicer will pay all its expenses for servicing the Receivables under this Agreement, including fees and expenses of legal counsel and independent accountants, taxes imposed on the Servicer and expenses to prepare reports, certificates or notices under this Agreement.
Section 3.10     Custodian.
(a)            Appointment of Custodian.  To reduce administrative costs and facilitate the servicing of the Receivables by the Servicer, the Trust appoints Cellco, in its capacity as the Servicer, to act as the Custodian of the Receivables for the Trust and the Master Collateral Agent (for the benefit of the Secured Parties), as their interests may appear.  Cellco accepts the appointment and agrees to perform the custodial obligations in this Section 3.10.
(b)            Custody of Receivable Files.  The Custodian will hold and maintain in custody the following documents for each Receivable (the “Receivable File”) for the benefit of the Trust and the Master Collateral Agent, using reasonable care and according to the applicable Servicing Procedures:
(i)              the original Receivable (or an imaged copy of such Receivable) or an authoritative copy of the Receivable, if in electronic form; and
(ii)            all other documents, notices and correspondence relating to the Receivable or the Obligor that the Servicer generates in the course of servicing the Receivable.
Except as stated above, any document in a Receivable File may be a photocopy or in electronic format or may be converted to electronic format at any time.  The Custodian will hold and maintain the Receivable Files, including any receivables systems on which the Receivable Files are electronically stored, in a manner that will permit the Servicer and the Trust to comply with this Agreement and the Master Collateral Agent to comply with the Master Collateral Agreement.
(c)            Delivery of Receivable Files.  The Receivable Files are or will be constructively delivered to the Master Collateral Agent, as pledgee of the Trust under the Master Collateral Agreement, and, by its delivery (in its capacity as Servicer) to the Trust and the Master Collateral Agent of an Acquisition Date Supplement, the Custodian will be deemed to confirm to the Trust and the Master Collateral Agent that it has received the Receivable Files for the related Receivables.  No initial review or any periodic review of the Receivable Files by the Trust, the Owner Trustee or the Master Collateral Agent is required.
(d)            Location of Receivable Files.  The Custodian will maintain the Receivable Files (or access to any Receivable Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States.  On request of the Depositor, the Trust and
15

the Master Collateral Agent, the Custodian will provide a list of locations of the Receivable Files.
(e)            Access to Receivable Files.  The Custodian will give the Servicer access to the Receivable Files and, on request of the Servicer, the Custodian will promptly release any document in the Receivable Files to the Servicer for purposes of servicing the Receivables.  The Custodian will give the Depositor, the Trust and the Master Collateral Agent access to the Receivable Files and the receivables systems to conduct a review of the Receivables.  Any access or review will be conducted at the Custodian’s offices during normal business hours at a time reasonably convenient to the Custodian in a manner that will minimize disruption of its business operations.  Any access or review will be subject to the Custodian’s legal, regulatory, confidentiality, privacy and data protection policies.  Attached hereto as Exhibit A is a copy of the Custodian’s security requirements in effect on the date of this Agreement.
(f)            Effective Period and Termination.  Cellco’s appointment as Custodian will be effective as of the Initial Cutoff Date and will continue until the later of (i) the date on which all obligations of the Trust have been paid in full and (ii) the date on which such appointment is terminated under this Section 3.10(f).  If the Servicer resigns under Section 7.1 or is terminated under Section 7.2, the Servicer’s appointment as Custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.2.  As soon as practicable after any termination of its appointment as Custodian and subject to the legal, regulatory, confidentiality, privacy and data protection policies of the Custodian and Cellco, the Custodian will deliver the Receivable Files to the Master Collateral Agent or its designee or successor custodian at a place designated by the Master Collateral Agent.  All reasonable expenses of transferring the Receivable Files to the designee or successor custodian will be paid by the terminated custodian on receipt of an invoice in reasonable detail.
(g)            No Agency.  Neither the Custodian nor the Servicer shall be deemed to be an agent of the Master Collateral Agent, and the Master Collateral Agent shall have no obligation to monitor or supervise the performance, and shall have no liability for the acts or omissions of, the Custodian or the Servicer.
Section 3.11     Marketing Agent.
(a)            Appointment of Marketing Agent.  The Trust and the Servicer appoint Cellco to act as Marketing Agent for the Receivables.  Cellco accepts the appointment and agrees to perform its obligations set forth in this Agreement.
(b)            Duties of the Marketing Agent.  The Marketing Agent will be required to remit, or to cause the related Originator to remit, to the Collection Account the amounts set forth in Sections 4.3(g), (h) and (i).
(c)            Fees and Expenses of the Marketing Agent.  Fees and expenses, if any, of the Marketing Agent will be paid by the Originators, as separately agreed to under the Marketing Agent Agency Agreement.
16

(d)            Covenants of the Marketing Agent.  The Marketing Agent will not (i) make any Upgrade Offers that waive any obligations of an Obligor under the related device payment plan agreement, (ii) eliminate the obligation of Verizon Wireless to pay off a device payment plan agreement if an Obligor satisfies the related terms and conditions thereof, or (iii) eliminate or impair any third party beneficiary rights of an assignee under an Upgrade Offer, including the right of such assignee to enforce Verizon Wireless’ payment obligation under any Upgrade Offer.
Section 3.12     Termination of Upgrade Programs; Credits Related to Upgrade Programs.
(a)            To the extent any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, and (i) the Marketing Agent fails to make, or to cause the related Originator to make, the required Upgrade Payment into the Collection Account as set forth in Section 4.3(g), and (ii) the Parent Support Provider fails to make any required Upgrade Payments as set forth in Section 1 of the Parent Support Agreement, the Servicer and the Marketing Agent shall terminate all Upgrade Offers within ten (10) Business Days after the date the Parent Support Provider received notice from the Master Collateral Agent or Paying Agent that an Upgrade Payment was due under Section 1 of the Parent Support Agreement.
            (b)            If the Marketing Agent, the relevant Originator and the Parent Support Provider fail to make such Upgrade Payments with respect to an Upgrade Offer, (i) the Servicer shall deliver the notice to Obligors pursuant to Section 3.13 with respect to such Obligors’ recoupment rights against Verizon Wireless, and (ii) notwithstanding any failure to deliver such notice, (x) if Cellco is still the Servicer, the Servicer shall give a monthly credit to the Obligor against amounts owing with respect to the new device payment plan agreement resulting from the Upgrade Offer, in an amount equal to the amount due that month under the original device payment plan agreement that is a Receivable, or (y) if Cellco is no longer the Servicer, Cellco, (1) if required, shall give such monthly credit to the Obligor only if Cellco has received notice from the Servicer that the Obligor has paid the amount due in the prior month under the original device payment plan agreement that is a Receivable, and (2) shall cooperate with any Successor Servicer to properly bill and credit such Obligor’s account with respect to the Receivable and the new device payment plan agreement related to the Upgrade Offer.  Any such monthly credit granted to an Obligor shall be applied directly against the monthly payment due on the new device payment plan agreement and will not be applied in accordance with the Servicer’s customary payment application procedures pursuant to its applicable Servicing Procedures, if different.  For the avoidance of doubt, if during such time as Cellco is no longer the Servicer, an Obligor remits the full amount due under the related new device payment plan agreement, but does not make a payment to the new Servicer for the original device payment plan agreement, a portion of such amount equal to the amount of the monthly credit granted to such Obligor resulting from the Upgrade Offer in respect of the original device payment plan agreement that is a Receivable shall be paid by Cellco to the new Servicer.  In such case, to the extent that all other amounts owed on the related account are current, the Servicer will not consider such account or payments under the new device payment plan agreement to be Delinquent.  In addition, regardless of whether Cellco continues to be the Servicer of any Receivable for which the terms and conditions of an Upgrade Offer (other than the requirement that the Marketing Agent remit,
17

or cause the related Originator to remit, an Upgrade Payment for such Receivable) were satisfied by the related Obligor and for which the Marketing Agent, the related Originator and the Parent Support Provider failed to make the related Upgrade Payment, Cellco shall remit any Collections received on such Receivable to the Collection Account in the time period in which it would have been otherwise obligated to do so.
Section 3.13     Notices to Obligors.
Within ten (10) days following the earlier to occur of (i) a ratings downgrade by each of Fitch, Moody’s and S&P of Verizon to below investment grade, or (ii) a Servicer Termination Event, the Servicer will send a notice to all Obligors indicating (a) that their Receivables have been assigned to the Trust and designated to a Group, and (b)(x) if Cellco has not been removed as Servicer, that the Obligors shall continue to make their payments as they had previously, or (y) if Cellco has been removed as Servicer, the name of the Successor Servicer and any new instructions with respect to their payments.  In addition, if the Servicer Termination Event was as a result of the failure of the Marketing Agent to satisfy its obligation to make, or to cause the related Originators to make, or the Parent Support Provider to satisfy its obligation to make required Upgrade Payments pursuant to Section 7.2(a)(i)(y), then Cellco shall also send a notice to (i) all Obligors who have a continuing right to an upgrade, indicating that Cellco has recently failed to make the necessary prepayments with respect to one or more of its customers in connection with an Upgrade Offer, and that if any Obligor chooses to upgrade and Cellco fails to make the related Upgrade Payment with respect to them, such Obligor will still be required to make payments on his or her original device payment plan agreement, but that such Obligor will have a corresponding recoupment right against his or her new device payment plan agreement with Verizon Wireless, and (ii) all Obligors who had initiated upgrades under an Upgrade Offer, indicating that Cellco had failed to make the relevant Upgrade Payment, and stating that such Obligors will continue to have an obligation to make payments on their original device payment plan agreements, but will have a corresponding right of recoupment against their new device payment plan agreements with Verizon Wireless.
ARTICLE IV
ACCOUNTS, COLLECTIONS AND APPLICATION OF FUNDS
Section 4.1     Trust Accounts.
(a)            Establishment of Trust Accounts.  On or before the date of this Agreement, the Servicer will establish the “Collection Account” as a segregated trust account at a Qualified Institution (initially the corporate trust department of U.S. Bank National Association), in the name “U.S. Bank National Association, as Master Collateral Agent, as secured party for the benefit of the Secured Parties of Verizon Master Trust.”  The Servicer may from time to time establish additional Trust Accounts in respect of any Series in accordance with the related Trust Financing Agreement and the Master Collateral Agreement.
(b)            Control of Trust Accounts.  Other than as set forth in any Trust Financing Agreement with respect to any Series Accounts, each of the Trust Accounts will be under the control of the Master Collateral Agent so long as the Trust Accounts remain subject to the Lien of the Master Collateral Agreement, except that the Servicer may make deposits into and direct
18

the Master Collateral Agent to make deposits into or withdrawals from the Trust Accounts according to the Transaction Documents and the other Series Related Documents.  The Servicer may direct the Master Collateral Agent to withdraw from the Collection Account and pay to the Servicer, or as directed by the Servicer, amounts that are not Group Available Funds for a Collection Period or that were deposited into the Collection Account in error.  Following the release of the Trust Accounts from the Lien of the Master Collateral Agreement, the Trust Accounts will be under the control of the Trust.
(c)            Benefit of Accounts; Deposits and Withdrawals.  The Trust Accounts and all cash, money, securities, investments, financial assets and other property deposited in or credited to them will be held by the Master Collateral Agent as secured party for the benefit of the Secured Parties (except that any Trust Accounts established pursuant to a Trust Financing Agreement will be solely for the benefit of the related Series and may be held by the Paying Agent for such Series) and, after the release of the Trust Accounts from the Lien of the Master Collateral Agreement pursuant to Article IX of the Master Collateral Agreement, as agent of the Trust and as part of the Trust Account Property.  All deposits to and withdrawals from the Trust Accounts will be made according to the Transaction Documents and the other Series Related Documents.
(d)            Maintenance of Accounts.  If an institution maintaining the Trust Accounts ceases to be a Qualified Institution, the Servicer will, with the Master Collateral Agent’s assistance as necessary, move the Trust Accounts to a Qualified Institution within thirty (30) days.
(e)            Compliance.  Each Trust Account will be subject to an Account Control Agreement.  The Servicer will ensure that each Account Control Agreement requires the Qualified Institution maintaining the Trust Accounts to comply with “entitlement orders” (as defined in Section 8-102 of the UCC) from the Master Collateral Agent without further consent of the Trust, if any Credit Extensions are Outstanding, and to act as a “securities intermediary” according to the UCC.
Section 4.2     Investment of Funds in Trust Accounts.
(a)            Permitted Investments.  If (i) no Potential Default or Event of Default has occurred and is continuing under any Series or Group, and (ii) Cellco is the Servicer, the Servicer may instruct the Master Collateral Agent to invest any funds in the Collection Account (and may instruct the Master Collateral Agent or any other party disclosed in the related Series Related Documents to invest funds in any other Trust Accounts pursuant to and in accordance with the terms of the related Series Related Documents) in Permitted Investments and, if investment instructions are received, the Master Collateral Agent will direct the Qualified Institution maintaining the Trust Accounts to invest the funds in the Collection Account in those Permitted Investments.  If (i) the Servicer fails to give investment instructions for any funds in the Collection Account (and any other Trust Accounts pursuant to and in accordance with the terms of the related Series Related Documents) to the Master Collateral Agent by 11:00 a.m. New York time (or other time as may be agreed by the Master Collateral Agent) on the Business Day before a Payment Date, or (ii) the Qualified Institution receives notice from the Master Collateral Agent that a Potential Default or Event of Default under any Series or Group has occurred and is continuing, the Qualified Institution will invest and reinvest funds in such Trust Account
19

according to the last investment instructions received, if any.  If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Master Collateral Agent will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received.  The Servicer may direct the Master Collateral Agent to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the Permitted Investments.  If Cellco is not the Servicer, funds on deposit in the Collection Account will remain uninvested.  Notwithstanding anything to the contrary in this Section 4.2(a) or in the Transaction Documents or any other Series Related Documents, the Servicer shall not allow amounts held in the Collection Account to be invested unless it is able to maintain records on a daily basis as to the amounts realized from the investment of Collections received on each Originator’s Receivables.
(b)            Maturity of Investments.  For so long as Cellco is the Servicer, any Permitted Investments of funds in the Collection Account (or any reinvestments of the Permitted Investments) for a Collection Period must mature, if applicable, and be available no later than the Business Day immediately preceding the related Payment Date.  Any Permitted Investments with a maturity date will be held to their maturity, except that such Permitted Investments may be sold or disposed of before their maturity in connection with the sale or liquidation of the Collateral following an Event of Default under Section 6.1 of the Master Collateral Agreement or the purchase of any Collateral on an Acquisition Date.
(c)            No Liability for Investments.  None of the Depositor, the Servicer, the Master Collateral Agent, the Paying Agent or the Qualified Institution maintaining any Trust Account will be liable for the selection of Permitted Investments or for investment losses incurred on Permitted Investments (other than in the capacity as obligor, if applicable).
(d)            Continuation of Liens in Investments.  The Servicer will not direct the Master Collateral Agent or the Paying Agent to make any investment of funds or to sell any investment held in the Trust Accounts unless the security interest Granted and perfected in the account in favor of the Master Collateral Agent will continue to be perfected in the investment or the proceeds of the sale without further action by any Person.
(e)            Investment Earnings.  Investment earnings (net of losses and investment expenses) on the Collection Account will be deposited into the Certificate Distribution Account per the written direction of the Servicer for distribution to the Certificateholders in the priority set forth in Section 4.1(b) of the Trust Agreement.
Section 4.3     Deposits and Payments.
(a)            Acquisition Date Deposit.  In the event that the Monthly Remittance Condition is satisfied, on each Acquisition Date, the Servicer will deposit into the Collection Account all amounts received and applied as interest or principal on the Receivables during the period from the related Cutoff Date to two (2) Business Days before the Acquisition Date.
(b)            Deposit of Collections.
20

(i)              If Cellco is the Servicer and the Monthly Remittance Condition is satisfied, the Servicer may deposit Collections into the Collection Account on the second Business Day before each Payment Date.
(ii)            For as long as the Monthly Remittance Condition is not satisfied, the Servicer will (1) deposit into the Collection Account all amounts received and applied as interest or principal on the Receivables within two (2) Business Days after identification of receipt of good funds and (2) provide a written report (which may be electronically submitted) to the Master Collateral Agent and the Paying Agent regarding such deposit set forth in clause (1) above, as required by Section 3.5(d).
(c)            Reconciliation of Deposits.  If Cellco is the Servicer and, for any Payment Date, the sum of (i) Collections for the Collection Period, plus (ii) Reconveyance Amounts for Reconveyed Receivables acquired during the related Collection Period, exceeds the amounts deposited under Section 4.3(b) for the Collection Period, Cellco will deposit an amount equal to the excess into the Collection Account on the second Business Day before the Payment Date.  If, for any Payment Date, the amounts deposited under Section 4.3(b) for the Collection Period exceed the sum of (i) Collections for the Collection Period, plus (ii) Reconveyance Amounts for Reconveyed Receivables acquired during the related Collection Period, the Master Collateral Agent or the Paying Agent will pay to Cellco from the applicable Group Available Funds in the Collection Account an amount equal to the excess within two (2) Business Days after Cellco’s direction, but no later than the Payment Date.  If requested by the Master Collateral Agent, Cellco will provide reasonable supporting details for its calculation of the amounts to be deposited or paid under this Section 4.3(c).
(d)            Net Deposits.  Cellco may make the deposits and payments required by Section 4.3(b) net of Servicing Fees to be paid to Cellco for the Collection Period and amounts the Servicer is permitted to retain under Section 3.8 and be reimbursed for under Section 3.9.  The Servicer will account for all deposits and payments in the Monthly Investor Report as if the amounts were deposited and/or paid separately.
(e)            No Segregation.  Pending deposit in the Collection Account, the Servicer is not required to segregate Collections from its own funds.
(f)            [Reserved].
(g)            Deposit of Upgrade Payments.   If any Upgrade Offer has not been terminated and an Obligor satisfies all of the terms and conditions of such Upgrade Offer in respect of a Receivable, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Upgrade Payment, within two (2) Business Days after the identification that all of the terms and conditions related to such Upgrade Offer have been satisfied by the related Obligor in respect of a Receivable; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originators to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which the related Obligor has satisfied all of the terms and conditions (for the avoidance of doubt, other than the required prepayment) related to such Upgrade Offer in respect of a Receivable.  The parties acknowledge
21

that the failure of the Marketing Agent to deposit, or to cause the related Originator to deposit, into the Collection Account the related Upgrade Payment or otherwise to pay off the Receivable would constitute a breach by the related Originator of its obligation to the Obligor under the Upgrade Contract and that this breach would adversely affect the value of the Receivables, and give the Obligor a claim in recoupment against the related Originator and a right to offset that claim against the amounts that the Obligor would owe to the related Originator under the new device payment plan agreement (each such agreement, a “New Upgrade DPP”) entered into by the related Originator (or its agent, on its behalf) pursuant to the Upgrade Contract.  The parties hereto intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment as provided in this Section 4.3(g) shall extinguish such Obligor’s claim in recoupment against the related Originator and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the New Upgrade DPP contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.  The parties hereto also intend that the payment by the Marketing Agent or the related Originator of the Upgrade Payment as provided in Section 2.2.1 of the Marketing Agent Agency Agreement shall extinguish each Obligor’s claim in recoupment against the “Verizon Originator” described in that Section 2.2.1 and the Obligor’s right to offset the amount of that claim against the amounts that the Obligor would owe under the new device payment plan agreement entered into by such Verizon Originator (or its agent, on its behalf) pursuant to the Upgrade Contract as described in that Section 2.2.1 contemporaneously with such Upgrade Payment by the Marketing Agent or the related Originator.
(h)            Deposit of Credit Payments.  If an Obligor is granted a Credit and the application of such Credit to the related Obligor’s account results in a shortfall in Collections for the related Collection Period, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, into the Collection Account the related Credit Payment within two (2) Business Days after identification that such Credit was applied to an Obligor account; provided, that if the conditions set forth in Section 4.3(b)(i) are satisfied, the Marketing Agent shall deposit, or shall cause the related Originator to deposit, such amounts into the Collection Account on the second Business Day before the Payment Date related to the Collection Period in which such Credit was applied to an Obligor account.
(i)            Deposit of Assumption of Liability Payments.  If an Originator or the Servicer allows a device payment plan agreement that is a Receivable to be transferred to a new Obligor, the Marketing Agent shall acquire such Receivable and deposit, or cause the related Originator to acquire and deposit, into the Collection Account an amount equal to the applicable Reconveyance Amount for the related Receivable on or prior to the second Business Day before the Payment Date related to the Collection Period in which such transfer occurred. For any acquisition of a Receivable by the Marketing Agent under this Section 4.3(i), the Trust will be deemed to have transferred and assigned to the Marketing Agent effective as of the Reconveyance Date, all of the Trust’s right, title and interest in the Receivable and all security and documents relating to the Receivable, and the Marketing Agent will be entitled to all collections on and proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and assignment will not require any action by the Trust and will be without recourse, representation or warranty by the Trust except the representation that the Trust owns the Receivable free and clear of any Lien, other than Permitted Liens.  After
22

the transfer and assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer the Receivable free from any Lien of the Trust or the Master Collateral Agent.
(j)            Release of Funds.  The Master Collateral Agent shall, at such time as there are no Credit Extensions Outstanding and the Lien of the Master Collateral Agreement has been terminated, release to the order of the Trust any remaining portion of the Collection Account following deduction of any fees, expenses or indemnities owed to it pursuant to Section 7.4 of the Master Collateral Agreement.
Section 4.4     [Reserved].
Section 4.5     Direction to Master Collateral Agent for Distributions.  On or about the fifteenth (15th) day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will direct the Master Collateral Agent or Paying Agent (based on the most recent Monthly Investor Report) to make the withdrawals, deposits, distributions and payments required to be made on the Payment Date under Section 4.3(c) of this Agreement and in accordance with each Trust Financing Agreement for any Series for which any Credit Extensions are Outstanding.
ARTICLE V
DEPOSITOR
Section 5.1     Depositor’s Representations and Warranties.  The Depositor represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(a)            Organization and Good Standing. The Depositor is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. The Depositor is duly qualified to do business, is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party,
23

have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.
(d)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Depositor or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(e)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Depositor, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document and other Series Related Document to which it is a party by the Depositor, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Depositor, (i) do not contravene (A) its limited liability company agreement, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation. The execution and delivery of this Agreement by the Depositor, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Depositor will not violate any Law applicable to the Depositor, except where such violation would not reasonably be expected to have a Material Adverse Effect.
24

Section 5.2     Liability of Depositor.
(a)            Liability for Specific Obligations.  The Depositor will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Depositor.  The Depositor will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  The Depositor’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Depositor for the Depositor’s obligations under this Agreement.
(c)            Legal Proceedings.  The Depositor will not be required to start, pursue or participate in any legal proceeding that is unrelated to its obligations under this Agreement and that, in its opinion, may result in liability or cause it to pay or risk funds or incur financial liability.
(d)            Payment of Taxes.  The Depositor will pay all taxes levied or assessed on the Trust Property.
(e)            Reliance by Depositor.  The Depositor may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.
Section 5.3     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Depositor is merged or consolidated, (b) resulting from a merger or consolidation to which the Depositor is a party, (c) succeeding to the Depositor’s business or (d) that is an Affiliate of the Depositor to whom the Depositor has assigned this Agreement, will be the successor to the Depositor under this Agreement.  The organizational documents of any Person into which the Depositor is merged or consolidated must include substantially similar provisions as included in Section 7 and Section 9(j) of the Depositor’s limited liability company agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Depositor’s obligations under this Agreement and each Transaction Document and other Series Related Document to which the Depositor is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 5.3, (iii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Opinion of Counsel stating that the security interest in favor of the Trust in the Depositor Transferred Property and the Master Collateral Agent in the Collateral is or will be perfected and (iv) notify the Rating Agencies, if any, of the merger, consolidation, succession or assignment.
Section 5.4     Depositor May Own Credit Extensions.  The Depositor and any Affiliate of the Depositor, in its individual or any other capacity, may become the owner or pledgee of Credit Extensions with the same rights as any other Person except as limited in any Transaction
25

Document or other Series Related Document.  Credit Extensions owned by or pledged to the Depositor or any Affiliate of the Depositor will have an equal and proportionate benefit under the Transaction Documents and the other Series Related Documents, except as limited in any Transaction Document or other Series Related Document.
Section 5.5     Depositor’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Depositor shall notify the Master Collateral Agent and the Owner Trustee and provide specimen signatures of (i) each Person who is authorized to give instructions and directions to the Master Collateral Agent and the Owner Trustee on behalf of the Depositor and (ii) each Person who is a Responsible Person for the Depositor.  The Depositor may change such Persons at any time by notifying the Master Collateral Agent and the Owner Trustee in writing.
Section 5.6     Company Existence.   During the term of this Agreement, the Depositor shall keep in full force and effect its existence, rights and franchises as a limited liability company under the Laws of the jurisdiction of its formation and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Transaction Documents and the other Series Related Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

Section 5.7     No Division.  Notwithstanding Section 18-217 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq., the “LLC Act”) or the Depositor’s limited liability company agreement, for so long as any Credit Extensions remain Outstanding, the Depositor shall not divide or enter into a plan of division within the meaning of Section 18-217 of the LLC Act.

ARTICLE VI
SERVICER AND MARKETING AGENT
Section 6.1     Servicer’s and Marketing Agent’s Representations and Warranties.
(a)            The Servicer represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(i)            Organization and Good Standing. The Servicer is a validly existing partnership in good standing under the Laws of the State of Delaware and has full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
26

(ii)            Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document or other Series Related Document to which it is a party, have been duly authorized by the Servicer by all necessary partnership action on the part of the Servicer.
(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Servicer or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document or other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Servicer, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(vii)          No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Document to which it is a party by the Servicer, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Servicer, (i) do not contravene (A) the organizational documents of the Servicer, (B) any contractual restriction binding on or affecting it or its
27

property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)        No Violation. The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Servicer will not violate any Law applicable to the Servicer, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(ix)            Compliance with Law. It has complied with all Laws applicable to the servicing of the Receivables, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(x)            Servicing Procedures.  It has complied in all material respects with the applicable Servicing Procedures with respect to the Receivables.
(b)            The Marketing Agent represents and warrants to the Trust as of the date of this Agreement and as of each Acquisition Date, on which representations and warranties the Trust is relying in purchasing the Depositor Transferred Property and which will survive the transfer and assignment of the Depositor Transferred Property by the Depositor to the Trust under this Agreement and the pledge of the Depositor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(i)              Organization and Good Standing. The Marketing Agent is a validly existing partnership in good standing under the Laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(ii)            Due Qualification. The Marketing Agent is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(iii)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party, have been duly authorized by the Marketing Agent by all necessary partnership action on the part of the Marketing Agent.
28

(iv)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Marketing Agent or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Marketing Agent of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(v)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Marketing Agent, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(vi)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Marketing Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(vii)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Document to which it is a party by the Marketing Agent, and the performance by it of the transactions contemplated by the Transaction Documents and the other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent, (i) do not contravene (A) the organizational documents of the Marketing Agent, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(viii)        No Violation. The execution and delivery of this Agreement by the Marketing Agent, the performance by the Marketing Agent of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Marketing Agent will not violate any Law applicable to the
29

Marketing Agent, except where such violation would not reasonably be expected to have a Material Adverse Effect.
Section 6.2     Liability of Servicer and Marketing Agent.
(a)            Liability for Specific Obligations.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable under this Agreement only for its specific obligations under this Agreement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement by the Servicer or the Marketing Agent, as applicable.  Each of the Servicer and the Marketing Agent, severally and not jointly, will be liable only for its own willful misconduct, bad faith or gross negligence in performing its obligations under this Agreement.
(b)            No Liability of Others.  Each of the Servicer’s and the Marketing Agent’s obligations under this Agreement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Servicer for the Servicer’s obligations or the Marketing Agent for the Marketing Agent’s obligations, as applicable, under this Agreement.
(c)            Legal Proceedings.  The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental or related to its obligations to service the Receivables under this Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Servicer may in its sole discretion start or pursue any legal proceeding to protect the interests of the Creditors or the Depositor under the Transaction Documents and the other Series Related Documents.  The Servicer will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.
(d)            Force Majeure.  Neither the Servicer nor the Marketing Agent will be responsible or liable for any failure or delay in performing its obligations under this Agreement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems; provided, however that this provision shall not limit the right to remove the Servicer for a Servicer Termination Event as provided in Section 7.2(a), other than with respect to the extension of the grace periods as provided in Section 7.2(a).  Each of the Servicer and the Marketing Agent, as applicable, will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.
(e)            Reliance by Servicer and Marketing Agent.  Each of the Servicer and the Marketing Agent may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement.
30

Section 6.3     Indemnities of Servicer and the Marketing Agent.
(a)            Indemnification.
(i)              The Servicer will indemnify the Trust, the Owner Trustee, the Qualified Institution and the Master Collateral Agent (including in its capacity as Paying Agent), and their officers, directors, employees and agents (each, an “Indemnified Person”) for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and expenses) resulting from the Servicer’s (including in its capacity as Custodian) willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents and the other Series Related Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Servicer’s indemnification or other obligations under this Agreement).
(ii)            The Marketing Agent will indemnify the Indemnified Persons for all fees, expenses, losses, claims, actions, suits, damages and liabilities (including reasonable legal fees and expenses) resulting from the Marketing Agent’s willful misconduct, bad faith or gross negligence in performing its obligations under the Transaction Documents and the other Series Related Documents (including such amounts incurred by such parties in defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Marketing Agent’s indemnification or other obligations under this Agreement).
(b)            Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim for indemnity will be made against the Servicer or the Marketing Agent, as applicable, under this Section 6.3, promptly notify the Servicer or the Marketing Agent, as applicable, of the Proceeding; provided, that the failure to give such notice shall not affect the right of an Indemnified Person to indemnification hereunder to the extent that such failure does not prejudice the rights of the Servicer, the Marketing Agent or the Indemnified Person in such Proceeding.  The Servicer or the Marketing Agent, as applicable, may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Servicer or  the Marketing Agent, as applicable, notifies the Indemnified Person of its intention to assume the defense of the Proceeding, the Servicer or the Marketing Agent, as applicable, will assume such defense with counsel reasonably satisfactory to the Indemnified Person, and in a manner reasonably satisfactory to the Indemnified Person, and the Servicer or the Marketing Agent, as applicable, and will not be liable for fees and expenses of separate counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer or the Marketing Agent, as applicable, and the Indemnified Person.  If there is a conflict or if the parties cannot reasonably agree as to the selection of counsel, the Servicer or the Marketing Agent, as applicable, will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of the Proceeding in which a claim is brought against the Servicer or the Marketing Agent may be settled in the name of, on behalf of, or in any manner in which the Servicer or the Marketing Agent, as applicable, is understood to acknowledge the validity of any claim without the
31

approval of the Servicer or the Marketing Agent, respectively, and the Indemnified Person, which approvals will not be unreasonably withheld.
(c)            Survival of Obligations.  Each of the Servicer’s and the Marketing Agent’s obligations under this Section 6.3, for the period it was the Servicer or the Marketing Agent, respectively, will survive the Servicer’s or the Marketing Agent’s, as applicable, resignation or termination, the termination of this Agreement, the resignation or removal of the Owner Trustee or the Master Collateral Agent and the termination of the Trust.
(d)            Repayment.  If the Servicer or the Marketing Agent makes a payment to an Indemnified Person under this Section 6.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Servicer or the Marketing Agent, as applicable.
Section 6.4     Delegation and Contracting. If Cellco is not the Servicer or the Custodian, the Servicer or the Custodian, as applicable, may not delegate to any Person its obligations under this Agreement without the consent of the Trust.  However, no notice or consent will be required for any delegation if Cellco is the Servicer or the Custodian.  No notice or consent will be required for any delegation by the Marketing Agent of its obligations under this Agreement.  Any of the Servicer, the Custodian or the Marketing Agent may contract with other Persons to perform its obligations under this Agreement.  No delegation or contracting will relieve the Servicer, the Custodian or the Marketing Agent, as applicable, of its responsibilities, and the Servicer, the Custodian or the Marketing Agent, respectively, will remain responsible for those obligations.  Each of the Servicer, the Custodian and the Marketing Agent will be responsible for the fees of its delegates and contractors, as applicable.
Section 6.5     Servicer May Own Credit Extensions.  The Servicer and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Credit Extensions with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise stated in any Transaction Document or other Series Related Document.
Section 6.6     Annual Statement as to Compliance.  Within ninety (90) days after the end of each fiscal year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, the Servicer will deliver an Officer’s Certificate to the Trust, the Depositor, the Administrator, the Master Collateral Agent, the Owner Trustee and each Indenture Trustee of an Indenture Series then outstanding to the effect that (A) a review of the Servicer’s activities during the prior fiscal year (or, in the case of the first such Officer’s Certificate, since the Closing Date of the first Indenture Series for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust) and of its performance under this Agreement with respect to each Indenture Series then outstanding has been made under the supervision of the officer executing such Officer’s Certificate and (B) to the best of his or her knowledge, based on the review, the Servicer has fulfilled in all material respects its obligations under this Agreement with respect to each Indenture Series then outstanding, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.
32

Section 6.7     Assessment of Compliance and Accountants’ Attestation.
(a)            Within ninety (90) days after the end of each fiscal year during which an Indenture Series is outstanding and for which a report on Form 10-K is required to be filed with the Commission by or on behalf of the Trust, the Servicer will:
(i)     deliver to the Trust, the Depositor, the Administrator, the Master Collateral Agent, each Indenture Trustee for an Indenture Series then outstanding and the Rating Agencies a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, including disclosure of any material instance of non-compliance identified by the Servicer, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed to the Trust and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to the Servicer;
(ii)     deliver to the Trust, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Rating Agencies a report of a registered public accounting firm reasonably acceptable to the Trust and the Administrator that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph.  This attestation shall be delivered in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S‑X under the Securities Act and the Exchange Act;
(iii)     cause each Subservicer and each Subcontractor, if any, determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trust, the Depositor, the Administrator, the Owner Trustee and the Indenture Trustee an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section; and
(iv)     if requested by the Administrator, acting on behalf of the Trust, deliver to the Trust, the Depositor and the Administrator and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a securitization transaction a certification in the form attached hereto as Exhibit B.
The Servicer acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  The Administrator, acting on behalf of the Trust, will not request delivery of a certification under clause (a)(iv) above unless the Depositor is required under the Exchange Act to file an annual report on Form 10‑K with respect to an asset-backed issuer whose asset pool includes receivables.
(b)            Each assessment of compliance provided by a Subservicer pursuant to Section 6.7(a)(iii) shall address each of the Servicing Criteria specified on a certification to be delivered by such Subservicer to the Servicer, the Trust, the Depositor and the Administrator on or prior to the date of such appointment.  An assessment of compliance provided by a Subcontractor
33

pursuant to Section 6.7(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer and the Trust on the date of such appointment.
ARTICLE VII
SERVICER RESIGNATION AND TERMINATION; SUCCESSOR SERVICER
Section 7.1       No Resignation.  The Servicer will not resign as Servicer under this Agreement unless it determines it is legally unable to perform its obligations under this Agreement.  The Servicer will notify the Trust, the Parent Support Provider, the Owner Trustee and the Master Collateral Agent of its resignation as soon as practicable after it determines it is required to resign, together with an Opinion of Counsel supporting its determination.  The Trust will promptly notify the Rating Agencies, if any, of any resignation of the Servicer.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the resignation of Cellco as Servicer pursuant to this Section 7.1, Cellco, in its individual capacity, will be required to assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 3.5 of each Additional Transferor Receivables Transfer Agreement and Sections 2.5, 2.6 and 2.7 of this Agreement without further action.
Section 7.2      Servicer Termination Events.
(a)            Servicer Termination Events.  The following events will each be a “Servicer Termination Event”:
(i)            (x) the Servicer fails to deposit, or deliver to the Master Collateral Agent for deposit, any Collections required to be delivered under this Agreement; (y) so long as Cellco is the Servicer, the Marketing Agent fails to deposit, or to cause the related Originators to deposit, into the Collection Account any Upgrade Payments required to be delivered under this Agreement, or (z) so long as Cellco is the Servicer, the Parent Support Provider fails to make any payments with respect to the items set forth in clause (x) or clause (y) above, to the extent the Servicer, or the Marketing Agent or any related Originator, respectively, fails to do so, and, in each case, which such failure continues for five (5) Business Days after the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a Responsible Person of the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(ii)            the Servicer (including in its capacity as Custodian) fails to observe or to perform any obligation under this Agreement, other than as set forth in clause (i) or (iii) of this Section 7.2(a), which failure has a material adverse effect on the Creditors and continues for ninety (90) days after the Servicer receives written notice of the failure from the Master Collateral Agent or the Majority Creditor Representatives; or
(iii)            so long as Cellco is the Servicer, the failure by (x) the Marketing Agent to make, or to cause the related Originators to make, (i) any payments required to be paid by the Marketing Agent in respect of the Receivables, including without limitation Credit Payments or (ii) payments relating to the acquisition by the Marketing Agent or the
34

related Originators of Receivables that are subject to certain transfers, but not including Upgrade Payments, or (y) the Parent Support Provider to make any payments set forth in clause (x) above, to the extent that the Marketing Agent or any related Originator fails to do so, and in either case, that continues for ten (10) Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a Responsible Person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or
(iv)            an Insolvency Event of the Servicer occurs;
provided, however, that a delay or failure of performance referred to in clauses (i), (ii) or (iii) above for an additional period of sixty (60) days will not constitute a Servicer Termination Event if such delay or failure was caused by force majeure or other similar occurrence, as further described in Section 6.2(d).
(b)            Notice of Servicer Termination Event.  The Servicer will notify the Trust, the Owner Trustee and the Master Collateral Agent of any Servicer Termination Event or Potential Servicer Termination Event, no later than five (5) Business Days after a Responsible Person of the Servicer has received written notice of or has actual knowledge of the event.  If a Servicer Termination Event occurs, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer.
(c)            Removal.  If a Servicer Termination Event occurs and is continuing, the Master Collateral Agent, if directed to do so by the Majority Creditor Representatives, and in accordance with Section 5.4 of the Master Collateral Agreement, shall remove the Servicer and terminate its rights and obligations under this Agreement and each of the other Series Related Documents by notifying the Servicer, the Trust, the Parent Support Provider, the Owner Trustee and the Creditor Representatives.  The notice of termination will state the date the termination will be effective.  On receipt of the notice, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer, and the Owner Trustee will promptly notify the Certificateholders.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, immediately upon the removal of Cellco as Servicer pursuant to this Section 7.2, Cellco, in its individual capacity, shall assume the obligations of the Servicer to acquire Receivables as set forth in Sections 3.4 and 3.5 of any Additional Transferor Receivables Transfer Agreement and Sections 2.5, 2.6 and 2.7 of this Agreement without further action.
(d)            Waiver of Servicer Termination Events.  In accordance with the Master Collateral Agreement, the Majority Creditor Representatives (or, if no Credit Extensions are Outstanding, the Owner Trustee, at the direction of the Class A Certificateholder), may direct the Master Collateral Agent to waive a Servicer Termination Event, except with respect to a failure to make required deposits to or payment from any of the Trust Accounts, and the consequences thereof.  Upon the waiver, the Servicer Termination Event will be deemed not to have occurred.  No waiver will extend to any other Servicer Termination Event or impair a right relating to any other Servicer Termination Event.  The Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer of any waiver.
35

Section 7.3     Continue to Perform.  If the Servicer resigns under Section 7.1, it will continue to perform its obligations as Servicer under this Agreement until the earlier to occur of (a) a Successor Servicer accepting its engagement as Servicer under Section 7.4 or (b) the date the Servicer is legally unable to act as Servicer.  If the Servicer is terminated under this Agreement, it will continue to perform its obligations as Servicer under this Agreement until the date stated in the notice of termination.  If Cellco is the resigning or removed Servicer, Cellco shall (x) remit any amounts due on the Receivables that are remitted to Cellco in error, rather than to the Successor Servicer as set forth in the notice sent to Obligors under Section 3.13, and provide the Successor Servicer with any necessary information regarding the amount remitted to the Successor Servicer by Cellco and the Receivable for which such amount was remitted and (y) continue to perform its remittance obligations set forth in Section 3.12(b) for as long as any Receivable continues to have a Principal Balance or until this Agreement is terminated in accordance with Section 8.1.
Section 7.4     Successor Servicer.
(a)            Engagement of Successor Servicer; Master Collateral Agent to Act.
(i)            If the Servicer resigns or is terminated under this Agreement, the Master Collateral Agent will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of receivables and can accommodate the servicing of device payment plan agreements, as the successor to the Servicer under this Agreement (the “Successor Servicer”) and successor to the Administrator under Section 3.4 of the Administration Agreement.
(ii)            If no Person has accepted the engagement as Successor Servicer when the Servicer stops performing its obligations, the Master Collateral Agent, without further action, will be automatically appointed the Successor Servicer to perform the obligations of the Servicer (other than any obligations specifically excluded) until such time as another Successor Servicer shall accept engagement as Successor Servicer.  If the Master Collateral Agent becomes the Successor Servicer, it (A) will do so in its individual capacity and not in its capacity as Master Collateral Agent and, accordingly, Article VII of the Master Collateral Agreement will be inapplicable to the Master Collateral Agent solely in its capacity as Successor Servicer, (B) shall not be liable  for any actions of any Servicer prior to its appointment as Successor Servicer, and (C) may appoint as Servicer any one of its Affiliates, but the Master Collateral Agent, in its capacity as Successor Servicer, will be liable for the actions and omissions of such Affiliate.  If the Master Collateral Agent is unwilling or legally unable to act as Successor Servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of accounts and can accommodate the servicing of device payment plan agreements, as successor to the Servicer under this Agreement.  The Master Collateral Agent will be released from its obligations as Successor Servicer on the date that a new Servicer accepts its engagement as Successor Servicer.
(b)            Acceptance of Engagement.  The Successor Servicer will accept its engagement by assuming the Servicer’s obligations under this Agreement or entering into an amendment to
36

this Agreement or a new servicing agreement on substantially the same terms as this Agreement, in a form acceptable to the Owner Trustee and the Master Collateral Agent.  The Successor Servicer will deliver a copy of the assumption, amendment or new servicing agreement to the other parties and the Master Collateral Agent.  The Successor Servicer (other than the Master Collateral Agent as Successor Servicer) will accept its engagement as Administrator according to Section 3.4 of the Administration Agreement.  Promptly following a Successor Servicer’s acceptance of its engagement, the Master Collateral Agent will notify the Trust, the Owner Trustee and the Secured Parties of the engagement.  On receipt of a notice of engagement, the Trust will promptly notify the Rating Agencies, if any, and the Asset Representations Reviewer, and the Owner Trustee will promptly notify the Certificateholders.  Any Successor Servicer will agree to provide to Cellco any information relating to payments received from Obligors (including any payments received on a Receivable that was the subject of an upgrade for which none of the Marketing Agent, the related Originator or the Parent Support Provider deposited a required Upgrade Payment), delinquencies in payments by Obligors, any Written-Off Receivables and any other information related to the Obligors and the Receivables required by Cellco to service the accounts of which any Receivables are a part, including, but not limited to, granting and applying credits to any account for which none of the Marketing Agent, the related Originator or the Parent Support Provider remitted an Upgrade Payment, as set forth in Section 3.12(b).  Any Successor Servicer will agree to be bound by the terms and conditions of the legal, regulatory, privacy and data protection policies set forth in Exhibit A attached hereto to the extent such Successor Servicer receives information from Cellco or any of its Affiliates relating to the Receivables.  No Successor Servicer shall have any liability for the acts or omissions of any predecessor Servicer.
(c)            Compensation of Successor Servicer.  The Master Collateral Agent may make arrangements for the compensation of the Successor Servicer out of Collections as it and the Successor Servicer may agree.  In addition to the Servicing Fee, on the date of its appointment as Successor Servicer, such Successor Servicer will receive the Successor Servicer Engagement Fee payable pursuant to the Trust Financing Agreements for each Series with Credit Extensions Outstanding, and thereafter, will be entitled to the Additional Successor Servicer Fee, which will be paid in accordance with the priorities set forth in the Trust Financing Agreements for each Series with Credit Extensions Outstanding.
(d)            Transfer of Authority.  On the effective date of the Servicer’s resignation or termination or the later date that the Servicer stops performing its obligations, and solely to the extent the Successor Servicer is an entity other than the Master Collateral Agent, all rights and obligations of the Servicer under this Agreement and of the Administrator under the Administration Agreement will become the rights and obligations of the Successor Servicer, including as successor Administrator.  For the avoidance of doubt, (x) the resignation or removal of Cellco as Servicer will not result in the termination of Cellco’s duties as Marketing Agent and (y) if the Master Collateral Agent is the Successor Servicer, Cellco will continue to act as Administrator under the Administration Agreement, to the extent it is able to continue to perform thereunder pursuant to the terms of the Administration Agreement.
(e)            Authority of Trust and Master Collateral Agent.  The Trust and the Master Collateral Agent are authorized to execute and deliver, on behalf of the Servicer, as attorney-in-
37

fact or otherwise, all documents, and to do all other acts or things necessary or advisable to effect the termination and replacement of the Servicer.
Section 7.5     Transition of Servicing.
(a)            Cooperation on Termination.  On its resignation or termination, the Servicer will cooperate with the Trust, the Owner Trustee, the Master Collateral Agent and the Successor Servicer in effecting (i) the termination of its rights and obligations under this Agreement and (ii) an orderly transition of such rights and obligations to the Successor Servicer.
(b)            Transfer of Cash, Receivable Files and Records.  As soon as practicable after the effective date of its resignation or termination, the predecessor Servicer will (i) transfer to the Successor Servicer all funds relating to the Receivables that are held or later received by the predecessor Servicer and (ii) deliver to the Successor Servicer the Receivable Files and the accounts and records maintained by the Servicer.  The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any Successor Servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement or otherwise restricted by legal, regulatory, privacy or data protection policies.
(c)            Expenses of Servicing Transition.  All reasonable expenses incurred by the Trust, the Owner Trustee, the Master Collateral Agent and the Successor Servicer in connection with (i) the transition of servicing rights and obligations to the Successor Servicer and (ii) amending this Agreement or entering into an assumption agreement or new agreement to reflect a succession of the Servicer will be paid by the resigning or terminated Servicer on receipt of an invoice in reasonable detail.
Section 7.6     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from a merger or consolidation to which the Servicer is a party, (c) succeeding to the Servicer’s business or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement, will be the successor to the Servicer under this Agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Servicer’s obligations under this Agreement and each Transaction Document to which the Servicer is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 7.6 and (iii) notify the Rating Agencies, if any, of the merger, consolidation, succession or assignment.
ARTICLE VIII
TERMINATION
Section 8.1     Termination.  This Agreement will terminate on the later to occur of (a) the date upon which the last remaining Receivable is paid in full, settled, sold or written off and any amounts received are applied and (b) the Trust is dissolved in accordance with the Trust Agreement.
38

ARTICLE IX
OTHER AGREEMENTS
Section 9.1     Financing Statements.
(a)            Filing of Financing Statements.  The Depositor will file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Trust’s interest in the Depositor Transferred Property.  The Depositor will promptly deliver to the Trust and the Master Collateral Agent file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(b)            Trust and Master Collateral Agent Authorized to File Financing Statements.  The Depositor shall file, and authorizes the Trust and the Master Collateral Agent (but the Master Collateral Agent will not be required and shall have no liability for the failure to do so unless directed in writing pursuant to the Master Collateral Agreement) to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Trust or any Creditor Representative may determine are necessary or advisable to perfect the Trust’s interest in the Depositor Transferred Property.  The financing and continuation statements may describe the Depositor Transferred Property as the Trust or any Creditor Representative may reasonably determine to perfect the Trust’s or the Master Collateral Agent’s interest in the Depositor Transferred Property.  The Trust or the Master Collateral Agent (with respect to the Master Collateral Agent, solely to the extent it has been instructed to make such filing) will promptly deliver to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.  The permissive right of the Master Collateral Agent to file any financing statement shall not be construed as a duty or obligation.
(c)            Relocation of Depositor.  The Depositor will notify the Owner Trustee and the Master Collateral Agent at least ten (10) days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  If required, the Depositor will promptly file new financing statements or amendments to all previously filed financing statements.  The Depositor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.
(d)            Change of Depositor’s Name.  The Depositor will notify the Owner Trustee and the Master Collateral Agent at least ten (10) days before any change in the Depositor’s name that could make a financing statement filed under this Section 9.1 seriously misleading under Section 9-506 of the UCC.  If required, the Depositor will promptly file amendments to all previously filed financing statements.
Section 9.2     No Transfer or Lien by Depositor.  Except for the transfer and assignment under this Agreement, the Depositor will not transfer or assign any Depositor Transferred Property to another Person or Grant or allow a Lien, other than a Permitted Lien, on an interest in
39

any Depositor Transferred Property.  The Depositor will defend the Trust’s interest in the Depositor Transferred Property against claims of third parties claiming through the Depositor.
Section 9.3     Expenses.  The Depositor will pay the expenses to perform its obligations under this Agreement and the Trust’s and the Master Collateral Agent’s reasonable expenses to perfect the Trust’s interest in the Depositor Transferred Property and to enforce the Depositor’s obligations under this Agreement.
Section 9.4     Receivables Information.
(a)            Servicer’s Receivables Systems.  On and after the related Acquisition Date, until a Receivable has been paid in full, becomes a Reconveyed Receivable, a Transferred Receivable or is acquired or sold to a third party under Section 3.4, the Servicer will mark its receivables systems to indicate clearly that the Receivable is owned by the Trust and has been pledged to the Master Collateral Agent under the Master Collateral Agreement.
(b)            List of Receivables.  If requested by the Owner Trustee or the Master Collateral Agent, the Servicer will furnish a list of Receivables (by loan number) to the Owner Trustee and the Master Collateral Agent.
Section 9.5     No Petition.  The parties agree that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued by the Depositor or by a trust for which the Depositor was a depositor or (b) all Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 9.5 will survive the termination of this Agreement.
Section 9.6     Limited Recourse.  Each party agrees that any claim that it may seek to enforce against the Depositor or the Trust under this Agreement is limited to the Depositor Transferred Property only and is not a claim against the Depositor’s or the Trust’s assets as a whole or against assets other than the Depositor Transferred Property.
Section 9.7     Limitation of Liability.
(a)            Owner Trustee.  This Agreement has been signed on behalf of the Trust by Wilmington Trust, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Trust.  In no event will Wilmington Trust, National Association in its individual capacity or as a beneficial owner of the Trust be liable for the representations, warranties, covenants, agreements or other obligations of the Trust under this Agreement.  For all purposes under this Agreement, the Owner Trustee is subject to, and entitled to the benefits of, the Trust Agreement.  Neither the Trust nor the Owner Trustee will have any liability for any act or failure to act of the Servicer, including any action taken under a power of attorney given under this Agreement.
(b)            Master Collateral Agent.  This Agreement has been signed by U.S. Bank National Association not in its individual capacity but solely in its capacity as Master Collateral Agent.  In
40

performing its obligations under this Agreement, the Master Collateral Agent is subject to, and entitled to the benefits of, the Master Collateral Agreement.  The Master Collateral Agent will not have any liability for any act or failure to act of the Servicer, the Custodian, the Marketing Agent, any Creditor Representative, the Administrator, the Trust or any other Person.
Section 9.8       Tax Treatment of Credit Extensions.  Each of the Depositor and the Servicer agree to treat the Credit Extensions as indebtedness for U.S. federal, State and local income and franchise tax purposes and for purposes of any other tax imposed on or measured in whole or in part by income.
ARTICLE X
MISCELLANEOUS
Section 10.1     Amendments.
(a)            Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement.
(b)            Other Amendments.  Other than as set forth in Section 10.1(c), the parties to this Agreement, without the consent of any Creditor Representatives or Creditors, may also amend this Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of, this Agreement or modifying in any manner the rights of the Creditors under this Agreement if (x) the Trust or the Administrator delivers an Officer’s Certificate to the Master Collateral Agent and the Owner Trustee stating that the Trust or the Administrator, as applicable, reasonably believes that such amendment will not have a material adverse effect on the interest of any Creditor or (y) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency with respect to such amendment.
(c)            Amendments Requiring Consent of all Affected Creditors. This Agreement may also be amended from time to time by the parties hereto, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, with prior written notice to the applicable Rating Agencies (if any Credit Extensions of an affected Group are then rated by such Rating Agency), and the Master Collateral Agent, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Creditors under this Agreement.
(d)            Consent of Master Collateral Agent and Owner Trustee.  The consent of the Master Collateral Agent will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.  The consent of the Owner Trustee will be required for any amendment under Sections 10.1(b) or (c) that has a material adverse effect on the rights, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.
41

(e)            Opinion of Counsel.  Before executing any amendment to this Agreement, the Owner Trustee and the Master Collateral Agent shall be entitled to receive and conclusively rely upon, and the Depositor will deliver, an Opinion of Counsel stating that the execution of the amendment is permitted by this Agreement and the Trust Financing Agreements and all conditions precedent thereto have been satisfied.
(f)            Notice of Amendments.  Promptly after the execution of an amendment, the Depositor will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Master Collateral Agent and the Rating Agencies, if any, and the Master Collateral Agent will notify the Creditors of the substance of the amendment.
(g)            Creditor Consent.  For any amendment to this Agreement requiring the consent of any Creditors, the Master Collateral Agent will, when directed by Trust Order, notify the Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any Creditor (acting through its Creditor Representatives) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.
(h)            Deemed Consent for All Creditors.  In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series.
(i)            Trust Financing Agreements.  The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.
Section 10.2     Assignment; Benefit of Agreement; Third-Party Beneficiary.
(a)            Assignment.  Except as stated in Sections 5.3, 7.4 and 7.6, this Agreement may not be assigned by the Depositor or the Servicer without the consent of the Owner Trustee, the Master Collateral Agent, the Certificateholders and Creditor Representatives representing Creditors holding more than sixty-six and two thirds percent (66 2/3%) of the Credit Exposure of each Trust Financing.
(b)            Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Owner Trustee and the Master Collateral Agent, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Depositor and the Servicer.  No other Person will have any right or obligation under this Agreement.
42

Section 10.3     Notices.
(a)            Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:
(i)               for personally delivered, express or certified mail or courier, when received;
(ii)             for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A, which address the party may change at any time by notifying the other parties.
(c)            Notices to Creditors.  Notices to a Creditor will be considered received by the Creditor:
(i)              for Definitive Notes and Lenders, for overnight mail, on delivery or, for registered first class mail, postage prepaid, three (3) days after deposit in the mail properly addressed to the Creditor at its address in the Note Register (or, with respect to a Lender, as set forth in the related Trust Financing Agreement); or
(ii)            for Book-Entry Notes, when delivered under the procedures of the Clearing Agency, whether or not the Noteholder actually receives the notice.
Section 10.4     Agent for Service.
(a)            Depositor.  The agent for service of the Depositor for this Agreement will be the person holding the office of Secretary of the Depositor at the following address:
Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
(b)            Servicer.  The agent for service of the Servicer for this Agreement will be the person holding the office of Secretary of the Servicer at the following address:
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
43

Basking Ridge, New Jersey 07920

(c)            Marketing Agent.  The agent for service of the Marketing Agent for this Agreement will be the person holding the office of Secretary of the Marketing Agent at the following address:
Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920

Section 10.5     GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES).  FOR PURPOSES OF THE UCC, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION, AND THE LAW OF THE STATE OF NEW YORK SHALL GOVERN ALL ISSUES SPECIFIED IN ARTICLE 2(1) OF THE HAGUE SECURITIES CONVENTION. NOTWITHSTANDING SECTION 10.1 OF THIS AGREEMENT, THE PARTIES WILL NOT AGREE TO AMEND THIS AGREEMENT TO CHANGE THE GOVERNING LAW TO ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.
Section 10.6     Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 10.7     WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 10.8     No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.
Section 10.9     Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.
44

Section 10.10     Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.
Section 10.11     Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.
Section 10.12     Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
Section 10.13     Intent of the Parties; Reasonableness.  The Depositor, the Servicer and the Trust acknowledge and agree that the purpose of Sections 6.6 and 6.7 of this Agreement is to facilitate compliance by the Trust and the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.  None of the Depositor, the Administrator or the Trust shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.  The Servicer acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Trust or the Administrator in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB.  In connection with this transaction, the Servicer shall cooperate fully with the Administrator and the Trust to deliver to the Administrator or Trust, as applicable (including any of its assignees or designees), any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Trust or the Administrator to permit the Trust or Administrator (acting on behalf of the Trust) to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, any Subservicer and the Receivables, or the servicing of the Receivables, reasonably believed by the Trust or the Administrator to be necessary in order to effect such compliance.
ARTICLE XI
ASSET REPRESENTATIONS REVIEW; DISPUTE RESOLUTION
Section 11.1     Asset Representations Review.
(a)            Upon the occurrence of a Group Delinquency Trigger with respect to any Collection Period, the Servicer will promptly send to the Administrator, the Master Collateral Agent, each Creditor Representative for each Series of Publicly Registered Notes of the related Group, and each Public Noteholder of the related Group (and to each applicable Clearing Agency for distribution to Note Owners of Publicly Registered Notes of such Group in accordance with the rules of such Clearing Agency) as of the most recent Record Date a notice describing (i) the occurrence of the Group Delinquency Trigger, and including reasonably detailed calculations thereof, and (ii) the rights of the Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) regarding an Asset
45

Representations Review (including a description of the method by which Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) may contact the Master Collateral Agent in order to request a formal vote of Public Noteholders of the related Group in respect of an Asset Representations Review).  In connection with the foregoing, upon request from the Servicer, the Master Collateral Agent or the related Indenture Trustee shall provide a list of the Public Noteholders of each Indenture Series of the related Group of record as of the most recent Record Date.  The notice provided under this Section 11.1 (a) and the related 10-D that is filed are the only notices that will be provided to Public Noteholders of the related Group (including Note Owners of Publicly Registered Notes of such Group) concerning whether the Group Delinquency Trigger has occurred.
(b)            If the Master Collateral Agent notifies the Servicer pursuant to Section 12.2 of the Master Collateral Agreement that sufficient Public Noteholders of the related Group have voted within the required time to initiate an Asset Representations Review of all Group 60-Day Delinquent Receivables by the Asset Representations Reviewer pursuant to the Asset Representations Review Agreement, then the Servicer shall:
(i)              promptly notify the Asset Representations Reviewer and the Master Collateral Agent of the number of Group 60-Day Delinquent Receivables;
(ii)             within sixty (60) days after receipt by the Servicer of that notice from the Master Collateral Agent, render reasonable assistance, including granting access to copies of any underlying documents and Receivable Files and all other relevant documents, to the Asset Representations Reviewer to facilitate the performance of a review of all Group 60-Day Delinquent Receivables, pursuant to Section 3.3(a) of the Asset Representations Review Agreement, in order to verify compliance with the representations and warranties made by each Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor or designated to the related Group on a Re-Designation Date); provided, that the Servicer shall use its best efforts to redact any materials provided to the Asset Representations Reviewer in order to remove any Personally Identifiable Information without changing the meaning or usefulness of the Review Materials; and
(iii)            provide such other reasonable assistance to the Asset Representations Reviewer as it requests in order to facilitate its Asset Representations Review of the Group 60-Day Delinquent Receivables pursuant to the Asset Representations Review Agreement.
Section 11.2     Dispute Resolution.
(a)            If (i) the Trust or (ii) the Majority Public Noteholders of a Group requests by written notice to (x) the Master Collateral Agent (which will be forwarded to the related Originator or the Servicer, as applicable) or (y) the related Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor or designated to the related Group on a Re-Designation Date) (any such party making a request, the “Requesting Party”), that a Receivable be reacquired or acquired due to an alleged breach of the Group Eligibility Representation with respect to that Receivable as set forth in Section 3.3 of the Originator Receivables Transfer Agreement, Section 3.3 of each Additional Transferor Receivables
46

Transfer Agreement or Section 2.7 of this Agreement, as applicable, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within one-hundred eighty (180) days of the receipt of such request by the related Originator or the Servicer (in the case of Receivables transferred by any Additional Transferor), then the Requesting Party, any Public Noteholder of the related Group or a Verified Note Owner of the related Group (each, a “Dispute Resolution Party”) will have the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration pursuant to this Section 11.2.  Dispute resolution to resolve reacquisition or acquisition requests will be available regardless of whether Public Noteholders of the related Group voted to direct an Asset Representations Review or whether the related Group Delinquency Trigger occurred.  The Depositor will provide written direction to the Master Collateral Agent instructing it to notify the Requesting Party (directly if the Requesting Party is a Noteholder and through the applicable Clearing Agency for distribution to such Requesting Party, if the Requesting Party is a Note Owner, in accordance with the rules of such Clearing Agency) no later than five (5) Business Days after the end of the 180-day period of the date when the 180-day period ends without resolution by the appropriate party, which written direction will specify the identity of the Requesting Party and the date as of which that 180-day period shall have ended; provided, that the Master Collateral Agent shall have no other obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period. A Requesting Party must provide notice of its intention to refer the matter to mediation, to refer the matter to arbitration, or to institute a legal proceeding, to the Depositor within thirty (30) days after the delivery of notice of the end of the 180-day period.  The Depositor will participate in the resolution method selected by any Dispute Resolution Party.  For the avoidance of doubt, neither the Owner Trustee nor any Indenture Trustee shall have any obligation whatsoever to participate in any dispute resolution, mediation or arbitration to determine if a reacquisition or acquisition request has been resolved within the applicable 180-day period.  For the avoidance of doubt, if the Master Collateral Agent does not agree to pursue or otherwise be involved in resolving any reacquisition or acquisition request or dispute resolution proceeding, any Public Noteholder of the related Group or any Verified Note Owner of the related Group may independently pursue dispute resolution in respect of such reacquisition or acquisition.  If the Master Collateral Agent brings a dispute resolution action based on written direction by a Public Noteholder of a Group to do so, the “Requesting Party” and the “Dispute Resolution Party” shall be deemed to be the requesting Note Owner(s) (or the party to the arbitration) for purposes of the dispute resolution proceeding, including allocation of fees and expenses.  The Master Collateral Agent shall not be liable for any costs, expenses and/or liabilities allocated to a Dispute Resolution Party as part of the dispute resolution proceeding.  Further, the Master Collateral Agent shall be under no obligation under this Agreement, any other Transaction Document, any Series Related Documents or otherwise to monitor reacquisition or acquisition activity or to independently determine which reacquisition or acquisition requests remain unresolved after one-hundred eighty (180) days.
(b)            If the Dispute Resolution Party selects mediation (including non-binding arbitration) as the resolution method, the following provisions will apply:
(i)             The mediation will be administered by JAMS pursuant to its Mediation Procedures in effect on the date the arbitration is filed.
47

(ii)            The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience and who will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators by JAMS each party will have the right to exercise two peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference JAMS will select the mediator from the remaining attorneys on the list respecting the preference choices of the parties to the extent possible.
(iii)          The parties will use commercially reasonable efforts to begin the mediation within thirty (30) days of the selection of the mediator and to conclude the mediation within sixty (60) days of the start of the mediation.
(iv)           The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.
(c)            If the Dispute Resolution Party selects binding arbitration as the resolution method, the following provisions will apply:
(i)             The arbitration will be administered by the AAA pursuant its Arbitration Rules in effect on the date the arbitration is filed.
(ii)            The arbitral panel will consist of three members, (i) one to be appointed by the Requesting Party within five (5) Business Days of providing notice to the Depositor of its selection of arbitration, (ii) one to be appointed by the Depositor within five (5) Business Days of that appointment and (iii) the third, who will preside over the panel, to be chosen by the two party-appointed arbitrators within five (5) Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the stated time periods, then the appointments will be made by AAA pursuant to the Arbitration Rules.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.
(iii)           Each arbitrator will be independent and will abide by the Code of Ethics for Arbitrators in Commercial Disputes in effect as of the date of this Agreement.  Prior to accepting an appointment, each arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.   Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.
(iv)           After consulting with the parties, the arbitral panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within ninety (90) days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions, including dispositive and discovery motions, in
48

accordance with then-prevailing New York law (including prehearing and post hearing motions), and will do so on the motion of any party to the arbitration.
(v)            Notwithstanding whatever other discovery may be available under the Rules, unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to the following discovery in the arbitration: (A) four (4) witness depositions not to exceed five (5) hours, and (B) one (1) set of interrogations, document requests, and requests for admissions; provided that the arbitral panel will have the ability to grant the parties, or either of them, additional discovery to the extent that the arbitral panel determines good cause is shown that such additional discovery is reasonable and necessary.
(vi)            The arbitral panel will make its final determination no later than ninety (90) days after appointment.  The arbitral panel will resolve the dispute in accordance with the terms of this Agreement and may not modify or change this Agreement in any way.  The arbitral panel will not have the power to award punitive damages or consequential damages in any arbitration conducted by them.  In its final determination, the arbitral panel will determine and award the costs of the arbitration (including the fees of the arbitral panel, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitral panel in its reasonable discretion.  The determination in any binding arbitration of the arbitral panel will be in writing and counterpart copies will be promptly delivered to the parties.  The determination will be final and non-appealable and may be enforced in any court of competent jurisdiction.
(vii)          By selecting binding arbitration, the selecting party is giving up the right to sue in court, including the right to a trial by jury.
(viii)       No person may bring class or collective claims in arbitration even if the Arbitration Rules would allow them.  Notwithstanding anything herein to the contrary, the arbitral panel may award money or injunctive relief in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party’s individual claim.
(d)            The following provisions will apply to both mediations and arbitrations:
(i)              Any mediation or arbitration will be held in New York, New York; and
(ii)            The details and/or existence of any unfulfilled reacquisition or acquisition request, any informal meetings, mediations or arbitration proceedings conducted under this Section 11.2, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties’ attempt to informally resolve an unfulfilled reacquisition or acquisition request, and any discovery taken in connection with any arbitration, will be confidential, privileged and inadmissible for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.2).  This information will be kept strictly confidential and will not be disclosed or discussed with any third party (excluding a
49

party’s attorneys, experts, accountants and other agents and representatives, as reasonably required in connection with any resolution procedure under this Section 11.2), except as otherwise required by law, regulatory requirement or court order.  If any party to a resolution procedure receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for such confidential information, the recipient will promptly notify the other party to the resolution procedure and will provide the other party with the opportunity to object to the production of its confidential information.

[Remainder of Page Left Blank]

50

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

 VERIZON ABS II LLC,
        as Depositor

By:
        Name:
        Title:
VERIZON MASTER TRUST,
        as Trust

By:        Wilmington Trust, National Association,
        not in its individual capacity but solely as Owner
        Trustee of Verizon Master Trust

By:
        Name:
        Title:
CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer, Marketing Agent and Custodian

By:
        Name:
        Title:

AGREED AND ACCEPTED BY:
U.S. BANK NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Master Collateral Agent

By:
        Name:
        Title:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
        not in its individual capacity
        but solely as Owner Trustee

By:
        Name:
        Title:

Schedule A
Notice Addresses
1.	If to Cellco, in its individual capacity or as Servicer, Marketing Agent, Custodian or Administrator:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

2.	If to the Depositor:
Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Chief Financial Officer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
With a copy to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
3.	If to the Trust:
c/o the Owner Trustee at the Corporate Trust Office of the Owner Trustee
With copies to:
Cellco Partnership
One Verizon Way
Basking Ridge, New Jersey 07920
Attention:  Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com
SA-1

4.	If to the Parent Support Provider:
Verizon Communications Inc.
1095 Avenue of the Americas
New York, New York 10036
Attn: Assistant Treasurer
Telephone:  908-559-5870
Email: kee.chan.sin@verizon.com

5.	If to the Owner Trustee, at the Corporate Trust Office of the Owner Trustee
6.	If to the Master Collateral Agent, at the Corporate Trust Office of the Master Collateral Agent
7.	If to the Indenture Trustee, at the Corporate Trust Office of the Indenture Trustee

SA-2

Exhibit A
Custodian’s Security Requirements

v2.1

Baseline Security Requirements For Verizon Suppliers

The following information security requirements (“Requirements”) are generally applicable to Supplier engagements with Verizon.  These Requirements are not intended to address specific security functionality or attributes of devices, software or systems sold, leased or licensed to Verizon by Supplier and will not limit more stringent or other security related Requirements set forth in this Agreement.

For the avoidance of doubt, security industry terms used herein which are undefined in the Agreement   have the meaning described in information security guidance issued by the National Institute of Standards and Technology (NIST), or similarly regulatory bodies that issue industry accepted standards governing information security.

A.	Supplier Requirements

1.	Access Control

1.1.  Supplier will limit information system access to authorized users, authorized processes acting on behalf of authorized users, or authorized devices (including other information systems), and such access will be limited to only those types of transactions and functions authorized users or devices are permitted to exercise.

1.2.  Additionally, Supplier will:

a.	Create, enable, modify, disable, and remove information system accounts in accordance with documented Supplier procedures.
b.	Monitor the use of information system accounts.
c.
Review, annually at minimum, user accounts to determine (i) if each user’s access is still the minimum necessary to perform assigned duties, and (ii) that access is still needed (i.e., least privilege principles are followed).

d.	Enforce, document and define information system access authorizations to support separation of duties so as to limit the potential for a single individual to cause excessive harm.
e.	Require personnel with access to administrator or privileged accounts to use non-privileged accounts or roles when performing non-privileged functions.
f.	Audit the execution of Privileged Users actions and functions.
g.	Prohibit non-privileged users from executing privileged functions, including, but not limited to, disabling, circumventing, or altering implemented security safeguards/countermeasures.
h.	On a quarterly basis, review privileged and administrator accounts with access to systems, applications, or databases containing Verizon Highly Confidential data.
i.	Implement a remote access policy and authorize remote access to information systems prior to allowing such connections.
j.
Establish usage restrictions, configuration/connection requirements, and implementation guidance for organization-controlled mobile devices, the connection of mobile devices to information systems, wireless network access, and authorize wireless access to the information system according to Supplier’s documented processes and procedures prior to allowing such connections.

Baseline Security Requirements For Verizon Suppliers

k.	Establish terms and conditions for authorized individuals working at Supplier’s third-parties who will access Supplier’s information systems to:
i.	Securely access the Supplier information systems from Supplier’s third parties’ information systems; and
ii.	Securely process, store or transmit organization-controlled information using Supplier’s third parties’ information systems.

2.	Awareness and Training

Supplier will:

a.
Ensure that managers and users of information systems are periodically made aware of the security risks associated with their activities and of the applicable laws, Executive Orders, directives, policies, standards, instructions, regulations, or procedures related to the security of information systems.

b.	Ensure that Supplier personnel are reasonably and periodically trained to carry out their assigned information security-related duties and responsibilities.
c.
Ensure that all personnel (including subcontractor personnel) who are involved in the management, use, or operation of IT systems or have access to Verizon Confidential Information, receive annual training in privacy, security awareness and accepted security practices (to include recognizing and reporting suspicious activities that can introduce malicious software).  New hire initial training will be conducted within 30 Days of hire with refresher training occurring annually.

d.	Ensure that all personnel (including subcontractor personnel) with significant IT security responsibilities receive specialized annual training tailored to their specific security responsibilities.
e.	Track completion of all training and ensure that all personnel (including subcontractor personnel) acknowledge receipt of training.

3.	Logging, Audit and Accountability

Supplier will:

a.
Create, protect, and retain information system audit records to the extent needed to maintain integrity and enable the monitoring, analysis, investigation, and reporting of unlawful, unauthorized, or inappropriate information system activity.   For the avoidance of doubt, “audit” is used interchangeably with the term “log” in this Exhibit.

b.	Ensure that the actions of individual information system users can be uniquely traced to those users so they can be held accountable for their actions.
c.	Log the following events at a minimum on information systems:
i.	Successful login attempts;
ii.	Unsuccessful login attempts;
iii.	All logoffs;
iv.	Additions, deletions and modifications to User and system accounts/privileges;
v.	Users switching IDs during an online session;
vi.	Attempts to perform unauthorized functions;

Baseline Security Requirements For Verizon Suppliers

vii.	Activity performed by privileged accounts;
viii.	Modifications to system settings (parameters) and
ix.	Modifications to audit log parameters;
d.	Event Logs will include at a minimum:
i.	Host name;
ii.	User account;
iii.	Date and time stamp;
iv.	Description of the activity performed;
v.	Event ID or event type;
vi.	Reason for logging event (e.g., access failure); and
vii.	Source and destination network addresses (e.g., IP address).
e.
Review and analyze information system audit records on a regular basis sufficient to detect significant unauthorized activity with respect to information systems that either (i) contain Verizon Confidential Information or (ii), if compromised, would prevent Supplier from providing Services to Verizon pursuant to the Agreement..

f.	Notify Verizon within 48 hours if unauthorized activity is detected on systems processing or storing Verizon Confidential Information.
g.	Ensure that the audit record is sufficient to reconstruct any activity requiring investigation.
h.	Ensure controls are in place to protect audit information and audit tools from unauthorized access, modification and deletion.
i.	Synchronize information system time to an authoritative time source.
j.	Retain audit records for a minimum of 6 months and restrict access to logs to prevent modification.

4.	Configuration Management

Supplier will:

a.	Establish and maintain baseline configurations and inventories of information systems throughout the respective system development life cycles.
b.	Establish and enforce security configuration settings for information technology products employed in information systems.
c.	Identify, document and approve any deviations from established configuration settings.
d.	Review the information system(s) annually, at minimum, to identify unnecessary and/or insecure functions, ports, protocols, and services.
e.	Disable unnecessary and/or insecure functions, ports, protocols, and services.
f.
Develop and document an inventory of information system components, including “open source” code incorporated in, or used to derive, any deliverable provided to Verizon, which will be provided to Verizon upon request.

g.	Establish policies governing the installation of software by users, enforce software installation restrictions, and monitor policy compliance.

5.	Identification and Authentication

Supplier will:

Baseline Security Requirements For Verizon Suppliers

a.	Identify information system users, processes acting on behalf of users, and devices.
b.	Require Authentication for users, processes, and devices as a prerequisite to allowing access to information systems.
c.	Ensure the information system uniquely identifies and Authenticates users (or processes acting on behalf of users).
d.	Implement Strong Authentication for network access to privileged accounts.
e.	Implement Strong Authentication for remote access to privileged and non-privileged accounts.
f.	Implement an Identification and Authentication policy consistent with and or more secure than the current NIST 800-63 Digital Identity Guidelines publication.
g.	Ensure information systems store and transmit only cryptographically-protected Authenticators.

6.	Incident Response

Supplier will:

a.	Establish an operational incident handling capability for information systems that includes reasonable preparation, detection, analysis, containment, recovery, and user response activities.
b.	Periodically, but no less than annually, test the incident handling capability.
c.	Track, document, and report incidents to appropriate Supplier personnel.
d.
Notify Verizon of any incident materially affecting systems supporting Verizon services or data, including, but not limited to, any loss, acquisition or use of Verizon Confidential Information without authorization, as follows:

i.	Supplier will provide notification via electronic mail to: cirtext@one.verizon.com as soon as practical, but no later than forty-eight (48) hours, following awareness of the security incident.
ii.	Upon Verizon request, Supplier will provide status updates of the incident mitigation to a point of contact designated by Verizon.
iii.	Supplier will cooperate with Verizon in its efforts to investigate any security incidents.
iv.
Upon Verizon request, Supplier will provide a written report which describes the incident, the actions taken by Supplier during the incident response and future actions to prevent reoccurrence or similar incident.

7.	Media Protection

Supplier will, as applicable to the Services provided:

a.	Protect information system media, both paper and digital, including encrypting data at rest stored on portable media (e.g. USB drives, removable hard drives).
b.	Restrict access to media related to Verizon services performed under this Agreement. Access to such media will be granted in accordance with these Requirements.
c.	Label media containing Verizon data commensurate with the highest confidentiality level of data contained.

Baseline Security Requirements For Verizon Suppliers

d.
When (a) directed by Verizon, or (b) unless specifically otherwise required by law or directed by Verizon, upon conclusion or termination of Supplier’s work for Verizon or when no longer required for the performance of work under an Agreement, Supplier will Sanitize (or at Verizon’s election return to Verizon) all copies of all Verizon Confidential Information, including all backup and archival copies, in any electronic or non-electronic form.

e.	All hardcopy documents will be cross-cut shredded.
f.
Maintain records for all media that have been destroyed, sanitized or returned to Verizon.  Records will be maintained for a minimum of four (4) years and made available to Verizon for inspection upon request.

8.	Security Governance

Supplier will:

a.
Develop, document, periodically update, and implement security plans for information systems that describe the security controls in place or planned for the information systems and the rules of behavior for individuals accessing the information systems.

b.
Maintain an information security governance policy or set of policies that conform to all applicable data protection laws and regulations and that verifiably addresses these Requirements along with purpose, scope, roles, responsibilities, management commitment, coordination among Supplier’s entities, and compliance.  Failure to comply with policies will be addressed through appropriate discipline.

c.	Ensure that the information security program is approved/endorsed by Supplier’s executive management.
d.	Regularly review its information security program plan and update the plan to address organizational changes, material changes in business practices or issues identified in risk assessments.
e.	Implement a risk management strategy consistently across the organization.
f.
Ensure all permitted third-parties that will perform services in support of this Agreement on behalf of Supplier (e.g. subcontractors), including cloud service providers, comply in writing with materially similar Requirements to those outlined in this Exhibit.

g.	Monitor security control compliance by external service providers on an ongoing basis.

9.	Personnel Security

Supplier will:

a.	Have established screening criteria for individuals with access to Verizon systems or data.
b.	Ensure that upon termination of employment:
i.	Information system and application access is disabled immediately;
ii.	Retrieval of all Verizon information and information system related property of the terminated employee (including, but not limited to, mobile phones, tablets, laptops, and security tokens).

Baseline Security Requirements For Verizon Suppliers

c.
Deploy and manage a mobile device management program for all personnel who use company-issued and or personal devices in their normal course of work with Verizon that provides for technical controls designed to secure Verizon Confidential Information accessed on mobile devices.

d.	Upon a personnel role transfer:
i.	Review and confirm ongoing operational need for current logical and physical access; and
ii.	Make changes to logical and physical access as needed
e.	Prohibit and take reasonable measures to prevent the use of external personal email accounts, personal websites and social media to handle Verizon Confidential Information.

10.	Vulnerability & Patch Management

Supplier will, as applicable to the Services provided:

a.	Conduct periodic vulnerability scanning and penetration tests on information systems and applications to identify security vulnerabilities.
b.
Subscribe to an industry standard vulnerability service (e.g. Common Vulnerabilities and Exposures) and maintain alert status regarding any vulnerabilities contained in Supplier’s information systems and products.

c.	Maintain procedures to evaluate, prioritize, and track the vulnerabilities based on a variety of factors such as:
i.	The severity rating assigned to the vulnerability by an industry standards body;
ii.	The criticality of the assets impacted by the vulnerability and their likelihood of exploitation; and
iii.	The classification and quantity of information which the vulnerability places at risk.
d.
Patch or take other corrective actions to remediate known or discovered vulnerabilities in a commercially reasonable timeframe, giving greater priority to vulnerabilities with a higher severity rating based on the criteria outlined in Section 11(c).

11.	System and Communications Protection

Supplier will:

a.	Encrypt (in Transit and at Rest) Verizon Highly Confidential information.
b.	Employ reasonable controls to secure source code, including version control, segregation of source code repositories, and least privilege access principles.
c.	Incorporate security vulnerability and malicious code assessments throughout the software development life cycle.
d.	Ensure the information system separates user functionality (including user interface services) from information system management functionality.
e.	Implement denial of service (DoS) detection and mitigation controls.
f.	Monitor and control communications at the external boundary of the system and at key internal boundaries within the system.
g.	Implement subnetworks for publicly accessible system components that are either physically or logically separated from internal, trusted Supplier networks.

Baseline Security Requirements For Verizon Suppliers

h.	Connect to and allow connections from external networks only through managed interfaces consisting of boundary protection devices and security gateways.
i.	Implement appropriate cryptographic mechanisms to prevent unauthorized disclosure of information and detect changes to information during transmission.
j.	Establish and manage cryptographic keys in accordance with established and industry accepted key management procedures for systems encrypting and or decrypting Verizon data.
k.	Ensure retention and restoral of electronic mail when directed by Verizon in connection with actual or anticipated legal proceedings.
l.	Adhere to the following Requirements when connecting to a Verizon network:
i.	Assets used to connect to a Verizon network will either be provided by Verizon or will be owned/leased by the Supplier or permitted subcontractors.
ii.	Personally owned assets may not be used to perform work for Verizon.

12.	System and Information Integrity

Supplier will:

a.	Identify, report, update, and correct information and information system vulnerabilities in a timely manner, as required by Section 11.
b.	Provide protection from malicious code (e.g., viruses or malware) at appropriate locations within information systems.
c.	Monitor information system security alerts and advisories and take appropriate actions in response.
d.	Implement appropriate controls to ensure Verizon Confidential Information is used only for permitted business purposes authorized under the Agreement, and not for Supplier's own or other purposes.
e.	Monitor the information system to detect attacks and indicators of potential attacks in accordance with Supplier monitoring objectives.
f.	Implements security safeguards to protect information system memory from unauthorized code execution.
g.	Maintain logical and/or physical separation between production and non-production environments (e.g., development, testing), sufficient to prevent unauthorized access between them.
h.	Prohibit the use of Verizon Confidential data in a non-production environment (i.e. test or development) unless approved by Verizon.
i.	Develop backup plans and schedules to protect against malicious destruction of information.
j.	Mask or truncate Verizon Highly Confidential Information in display to prevent disclosure when unnecessary to perform a required business function and when required by law.

13.	Proof of Compliance

a.
Supplier will reasonably cooperate with Verizon’s efforts to verify Supplier’s compliance with these Requirements, which efforts may include periodic audits of Supplier’s operations by Verizon or a third party at Verizon request and on reasonable notice.   Supplier will reasonably cooperate with security assessment activities that Verizon may undertake from time to time in connection with

Baseline Security Requirements For Verizon Suppliers

Supplier’s performance under any Agreement, and will address in a timely manner, security issues that are uncovered in such assessments.
b.
In the event Verizon discovers that Supplier is non-compliant with these Requirements, Supplier will implement corrective action as soon as practicable, but in no event more than (30) days after Verizon’s initial notification to Supplier of the non-compliance.

These Requirements supplement security requirements set forth in any Agreement(s).  These Requirements specify minimum expectations of Verizon for Supplier engagements.  Additional safeguards and controls may be required in an Agreement, statement of work or other engagement document between Supplier and Verizon, and if such safeguards and/or controls exceed those set forth in these Requirements, those obligations will continue to apply.

B.	General Definitions

1. Authentication/ Strong Authentication
means the process by which a person, process or system is verified as a particular person, process or system or a member of a class of persons, processes or systems, typically for access to data or another right or privilege.  Strong Authentication means Authenticating using at least two different verification factors, known as two-factor or multi-factor authentication as follows: (i) something known (e.g., a password or PIN); (ii) something possessed  (e.g., a smart card or OTP token); or (iii) something uniquely physical (e.g., a fingerprint).

2. Authenticator(s)
means the credentials or other mechanisms used to authenticate a person, process or system, including, but not limited to, passwords and biometric credentials such as fingerprints, digital identities, voice prints, and retinal scans.

3. Customer Proprietary Network Information (CPNI)
means, for the purposes of these Requirements, information about a customer’s telecommunications service that is identifiable to that customer, such as call detail, usage, features, geo-location information associated with such service and service subscription information, and further including information contained in bills pertaining to telephone exchange service or telephone toll service and subject to Federal Communications Commission regulations at 47 U.S.C. Section 222(f)(1).

4. Days	means calendar days unless otherwise specified.
5. Encryption at Rest	means static data which is encrypted using Strong Cryptography.
6. Encryption in Transit	means transmitted data which is encrypted using Strong Cryptography and a current industry standard mechanism (e.g. SFTP, VPN, TLS and etc.)

Baseline Security Requirements For Verizon Suppliers

7. Privileged User
means a user with increased administrative permissions and/or access greater than that of a general user.  Privileged User controls are applicable regardless of the environment those right are granted in (i.e. production, development, or test and internal or external to the private network.)

8. Sanitization	means the process of securely deleting data such that it cannot be recovered; Supplier will use NIST SP 800-88, Guidelines for Media Sanitization for guidance.
9. Strong Cryptography
means the use of cryptography based on industry tested and accepted cipher algorithms with minimum key lengths of 256-bits for symmetric algorithms and 2048-bits for asymmetric algorithms.  This includes a documented key management standard, which stipulates the secure retirement and replacement of keys (i.e. key rotation).

10. Supplier	means Supplier, its affiliates, and its/their subcontractors.
11. Verizon Confidential Information
means non-public information received from Verizon and non-public information generated for Verizon in connection with any agreement between Verizon and Supplier (an “Agreement”) under which Supplier provides products or services to Verizon or to others at Verizon’s request or direction, as well as any other information defined as “Confidential Information” under such agreement.  Some Confidential Information has increased sensitivity and is categorized as “Highly Confidential Information,” further described below.  For avoidance of doubt, “Highly Confidential” should also be considered “Confidential Information” in these Requirements.

12. Verizon Highly Confidential Information
means Verizon Confidential Information that also fits the following criteria:
●     any state, federal or other national identification number (e.g. SSN, FIN, TIN, state driver’s license or state non-driver ID card, work visa, passport, tribal ID, military ID, Alien ID and similar identifiers) identifiable to an individual,
●     last four (4) digits of SSN;
●     date of birth, (identifiable to an individual),
●     mother's maiden name (identifiable to an individual),
●     bank account and routing number,
●     credit/debit card primary account number (PAN), validation/verification codes, PIN/PIN Block, magnetic stripe data,
●     Merchant Gift Cards (including gift card number and PIN)
●     Passwords, Challenge Response (including biometric), PINs and other similar Authenticators,
●     Customer Proprietary Network Information (CPNI);
●     Information on circuits/services/individuals and other intercept data as required by CALEA or other relevant statutes.

Baseline Security Requirements For Verizon Suppliers

●     Information indicating a service has been designated as subject to Telecommunication Service Priority, Government Emergency Telecommunications Service (GETS) or Wireless Priority Service,
●     ESN, MEID, IMEI, ICCID, EUIMID or other similar serial number (identifiable to a person),
●     set top box identification number, device MAC address, IP address (or other similar hardware identifiers that can be associated to a person),
●     health or medical information concerning an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional, as well as an individual’s health insurance policy number or any unique identifier used to identify the individual for health/medical care purposes, claims history, including any appeals records,
●     Verizon employee or former employee information, such as compensation and performance review information; background and drug testing results; work limitations (involves physical limitations or mental health issues); disciplinary information; Ethics/Equal Employment Opportunity case information; Rehire/No Rehire flags; Net Credited Service Date; marital/domestic partner status;
●     customer telephone number, address, and/or customer name, unless designated as unpublished/unlisted
●     customer geo-location or Location Based Information,
●     other information about a Verizon customer that can be associated to that customer, including subscription or purchase information, account number, video on demand or pay per view purchase information, television viewing information, email contents, text message contents, voice mails, voice recordings, Internet usage/navigation (i.e. Internet/web browsing history), customer or potential customer credit scores or credit status, and
●     any information defined in the Master Service Agreement or Statement of Work between Verizon and Supplier as “Verizon Highly Confidential Information,” or labelled as such.

C.	ACRONYMS

CALEA	Communications Assistance for Law Enforcement Act
ESN	Electronic Serial Number
EUIMID	Expanded User Identity Module Identifier
FIN	Federal Identification Number
ICCID	Integrated Circuit Card Identifier
IMEI	International Mobile Equipment Identity

Baseline Security Requirements For Verizon Suppliers

MEID	Mobile Equipment Identifier
OTP	One Time Password
PAN	Primary Account Number
PIN	Personal Identification Number
SFTP	Secure File Transfer Protocol
SSN	Social Security Number
TIN	Taxpayer Identification Number
TLS	Transport Layer Security
VPN	Virtual Private Network

Exhibit B
FORM OF ANNUAL CERTIFICATION
Re:
The Transfer and Servicing Agreement, dated as of May 25, 2021, as amended (the “Agreement”), among Verizon Master Trust (the “Trust”), Verizon ABS II LLC (the “Depositor”), and Cellco Partnership d/b/a Verizon Wireless (“Cellco”), as servicer (in such capacity, the “Servicer”), as marketing agent and as custodian.

I, ________________________________, the _____________of __________ [NAME OF COMPANY] (the “Company”), certify to the Trust, the Administrator and the Depositor, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1)            I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Receivables by the Company during 20[__] that were delivered by the Company to the Trust and the Depositor pursuant to the Agreement (collectively, the “Company Servicing Information”);
(2)            Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;
(3)            Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Trust and the Depositor;
(4)            I am responsible for reviewing the activities performed by the Company as Servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement [and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report,] the Company has fulfilled its obligations under the Agreement in all material respects; and
(5)            The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and each Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor
EB-1

pursuant to the Agreement, have been provided to the Trust, the Administrator, the Depositor, the Master Collateral Agent, the Indenture Trustee and the Owner Trustee.  Any material instances of noncompliance with the Servicing Criteria have been disclosed in such reports and have been disclosed to the Trust, the Administrator and the Depositor.
Capitalized terms used herein and not otherwise defined have the meaning given to such terms in the Agreement.
Date:            _________________________

By:  ___________________________
Name:
Title:

EB-2

EXHIBIT C

(See attached)

ORIGINATOR RECEIVABLES TRANSFER AGREEMENT

between

THE VARIOUS ORIGINATORS FROM TIME TO TIME PARTY HERETO,
as Originators

and

VERIZON ABS II LLC,
as Depositor

Dated as of May 25, 2021

(as amended)

i

(continued)
Page

ii

THIS ORIGINATOR RECEIVABLES TRANSFER AGREEMENT, dated as of May 25, 2021, as amended (this “Agreement”), is between THE VARIOUS ORIGINATORS FROM TIME TO TIME PARTY HERETO (each, an “Originator”), and VERIZON ABS II LLC, a Delaware limited liability company, as depositor (the “Depositor”).
BACKGROUND
In the normal course of their businesses, the Originators originate device payment plan agreements under contracts entered into by such Originator or Verizon Wireless Services, LLC or another affiliate of such Originator, as agent of each Originator.
In connection with certain financing transactions sponsored by Cellco Partnership d/b/a Verizon Wireless (“Cellco”) in which Verizon Master Trust (the “Trust”) will make borrowings under Loans or issue Notes, in each case secured by a pool of Receivables consisting of device payment plan agreements, the Originators have determined to transfer pools of Receivables and related property from time to time to the Depositor, who will subsequently transfer them to the Trust.
The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1.     Usage and Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among the Trust, Cellco, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto (the “Master Collateral Agreement”).  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
ARTICLE II
TRANSFER OF ORIGINATOR TRANSFERRED PROPERTY
Section 2.1.     Transfers and Absolute Assignments of Originator Transferred Property.
(a)            Transfers and Absolute Assignments of Receivables. Subject to the satisfaction of the conditions in Section 2.1(c), effective on each date on which the Depositor (or the Servicer on its behalf) marks on its system that the applicable Receivables have been transferred to the Trust pursuant to this Agreement for the applicable Receivables Transfer Amount (which date shall be an Acquisition Date), each applicable Originator ~~will transfer~~ shall be deemed to have transferred and absolutely ~~assign~~ assigned to the Depositor,without recourse (other than such Originator’s obligations under this Agreement), all of such Originator’s right, title and interest, whether then owned or later acquired, in the related Receivables originated by such Originator and the other related Originator Transferred Property.  The Administrator, with the assistance of each Originator, will select each pool of Receivables to be transferred and assigned by each Originator and acquired by the Depositor (and subsequently the Trust) on each Acquisition Date, which Receivables will be set forth on the related Schedule of Receivables.  In connection with each such transfer and assignment, the Trust (or the Administrator, on behalf of the Trust) will also select the Group to which such Receivables shall be designated and will notify each applicable Originator of such designation on or prior to the related Acquisition Date.
(b)            No Assumption of Obligations.  These transfers and absolute assignments do not, and are not intended to, include any obligation of any Originator to the Obligors or any other Person relating to the Receivables and the other Originator Transferred Property, and the Depositor does not assume any of these obligations.
(c)            Conditions for Transfers of Receivables.  The transfers and absolute assignments of the Receivables and the other related Originator Transferred Property on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date; provided that the delivery of the Acquisition Notice in clause (i) below shall be deemed to be satisfied as long as such Acquisition Notice is delivered no later than the Payment Date related to the Collection Period in which such Acquisition Date occurs:
(i)            Acquisition Notice.  On or prior to each Payment Date (and at such other times as the Administrator may so elect), the Administrator shall deliver to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative an Acquisition Notice for the Receivables transferred and absolutely assigned on each Acquisition Date that occurred during the Collection Period related to such Payment Date (to the extent not included on any previously delivered Acquisition Notice), which will (x) specify the Receivables Transfer Amount and (y) include a report setting forth (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date; and
(ii)            Originator’s Certifications.  Each Originator transferring Receivables on such Acquisition Date severally certifies solely with respect to itself that:
(A)
as of such Acquisition Date, (1) such Originator is Solvent and will not become insolvent as a result of the absolute assignment of the related Receivables on the Acquisition Date, (2) such Originator does not intend to incur or believe that it would incur debts that would be beyond the Originator’s ability to pay as the debts matured and (3) the transfer and absolute assignment of the related Receivables is not made by such Originator with actual intent to hinder, delay or defraud any Person; and

(B)
each of such Originator’s representations and warranties in Section 3.1 (solely with respect to such Originator) and Sections 3.2 and 3.3 (solely with respect to the related Receivables transferred on such Acquisition Date) will be true and correct as of such Acquisition Date.

(iii)            Solvent.  The Depositor is Solvent as of the Acquisition Date and before giving effect to such transfer and assignment.
2

(iv)            Default.  After giving effect to such transfer and assignment and the payment of the related Receivables Cash Transfer Amount, (x) no Event of Default, Potential Default, Servicer Termination Event, Potential Servicer Termination Event or Pool Balance Deficit has occurred and is continuing, or resulted therefrom, in each case with respect to the Group to which such Receivables are designated and (y) no Amortization Event or Potential Amortization Event has occurred and is continuing, or resulted therefrom, in each case with respect to the related Group Series and, for clauses (x) and (y) determined based on calculations as of the related Measurement Date.
The delivery ~~on a Payment Date~~ by the Administrator, on behalf of the Originators transferring Receivables on an Acquisition Date, of ~~the~~ an Acquisition Notice will be considered a certification by each applicable Originator that the conditions set forth in this Section 2.1(c) have been satisfied on ~~the~~ each related Acquisition Date.
Section 2.2.     Acquisition of Receivables.  In consideration for each transfer of the Receivables and the other related Originator Transferred Property, the Depositor will (i) distribute to the Originators the Receivables Cash Transfer Amount for such Receivables on the related Acquisition Date, and (ii) make a distribution to, or at the written direction of, the Originators in an amount equal to the excess, if any, of the Receivables Transfer Amount over the Receivables Cash Transfer Amount for such Receivables, in the form of an increase in the beneficial interest in the Trust held by the Originators, as evidenced by the Class A Certificate, in each case, for the benefit of each Originator in proportion to the Receivables transferred by each Originator on such Acquisition Date.  Each Originator, on the one hand, and the Depositor, on the other hand, represents and warrants to the other that the aggregate amount set forth in clauses (i) and (ii) in the immediately preceding sentence distributed by the Depositor to such Originator on such Acquisition Date will equal the fair market value of the Receivables and the other related Originator Transferred Property transferred by such Originator to the Depositor on such Acquisition Date.
Section 2.3.     Acknowledgement of Further Assignments.  Each Originator acknowledges that (a) under the Transfer and Servicing Agreement, the Depositor will transfer and assign all of its right, title and interest in the Originator Transferred Property and related property and rights to the Trust and (b) under the Master Collateral Agreement, (1) the Trust will assign and pledge the Originator Transferred Property and related property and rights to the Master Collateral Agent for the benefit of the Secured Parties and (2) the Trust (or the Administrator, on behalf of the Trust) will select the Group to which such transferred Receivables shall be designated.
Section 2.4.     Savings Clause.  Each Originator and the Depositor intend that each assignment under this Agreement be an absolute assignment of the Originator Transferred Property, conveying good title to the Originator Transferred Property free and clear of any Lien, other than Permitted Liens, from such Originator to the Depositor.  Each Originator and the Depositor intend that the Originator Transferred Property transferred by such Originator not be a part of such Originator’s estate if there is a bankruptcy or insolvency of such Originator.  If, despite the intent of each Originator and the Depositor, a transfer of the Originator Transferred Property transferred by such Originator under this Agreement is determined to be a pledge for a
3

financing or is determined not to be an absolute assignment, each Originator Grants to the Depositor a security interest in such Originator’s right, title and interest in the Originator Transferred Property transferred by it to secure a loan in an amount equal to all amounts payable by such Originator under this Agreement, all amounts payable as principal of or interest on the Credit Extensions, all amounts payable as Servicing Fees under the Transfer and Servicing Agreement and all other amounts payable by the Trust under the Transaction Documents and other Series Related Documents.  In that case, this Agreement will be a security agreement under Law and the Depositor will have the rights and remedies of a secured party and creditor under the UCC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.     Originator Representations and Warranties.  Each Originator severally makes the following representations and warranties solely as to itself on which the Depositor is relying in acquiring the Originator Transferred Property transferred by such Originator.  The representations and warranties are made as of the date of this Agreement and as of each Acquisition Date and will survive the transfer and absolute assignment of the applicable Originator Transferred Property by such Originator to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement and the pledge of the Originator Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(a)            Organization and Good Standing. It is a validly existing limited liability company, corporation or partnership, as applicable, in good standing under the laws of the jurisdiction of its organization and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. It is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Authorization and No Contravention. The execution, delivery and performance by it of this Agreement, the other Transaction Documents and the other Series Related Documents to which it is a party and the other documents to be delivered by it hereunder or thereunder: (i) are within its limited liability company, corporate or partnership powers, as applicable, (ii) have been duly authorized by it by all necessary action, (iii) do not contravene (A) its organizational documents, (B) any contractual obligation or restriction binding on or affecting it or its property or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected
4

to have a Material Adverse Effect and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and each of the other Transaction Documents and other Series Related Documents to which it is a party have been duly executed and delivered by it.
(d)            No Violation. The execution and delivery of this Agreement by it, the performance by it of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to it will not violate any Law applicable to it, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(e)            No Consent Required. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document or other Series Related Document to which it is a party, except for any authorizations or approvals that have already been obtained and the filing of the UCC financing statements as required by this Agreement.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar Law.
(h)            Compliance with Law. It has complied with all applicable Laws to which it may be subject, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(i)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against or affecting it or any of its properties, that (i) if adversely determined (individually or in the aggregate), would reasonably be expected to have a Material Adverse Effect or (ii) involve any Transaction Document or other Series Related Document or any transaction contemplated thereby and as to which there is a reasonable possibility of a materially adverse decision.
(j)            Not an Investment Company.  It is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.
5

Section 3.2.     Originator Representations and Warranties About Pools of Receivables Transferred by Such Originator.  Each Originator severally makes the following representations and warranties about each pool of Receivables transferred by such Originator on which the Depositor is relying in acquiring the Originator Transferred Property.  The representations and warranties are made as of each Acquisition Date (other than the representation and warranty set forth in clause (e) below, which is made as of the date the Schedule of Receivables is delivered)  for the related Receivables and will survive the transfer and assignment of the Originator Transferred Property transferred by such Originator to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement and the pledge of the Originator Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement, and may not be waived by the Depositor.
(a)            Valid Assignment.  This Agreement evidences a valid absolute assignment of the Originator Transferred Property transferred by such Originator to the Depositor, enforceable against creditors of, purchasers from and transferees and absolute assignees of such Originator.
(b)            Good Title to Originator Transferred Property.  Immediately prior to the transfer and absolute assignment by it under this Agreement of any Originator Transferred Property transferred by such Originator, it was the owner of, and had good title to, such Originator Transferred Property, free and clear of any Lien, other than Permitted Liens.
(c)            Security Interest in Originator Transferred Property.
(i)            The Depositor will have, immediately following completion of the transfer and absolute assignment pursuant to this Agreement, a valid and continuing ownership interest, which is a first priority perfected security interest (as such term is used in Article 9 of the applicable UCC) enforceable as such against creditors of and lenders to it, in the Originator Transferred Property transferred by such Originator free and clear of any Lien, other than Permitted Liens.
(ii)            Other than pursuant to this Agreement, it has not pledged, assigned, transferred or granted a security interest in, or otherwise conveyed, any of the Originator Transferred Property. It has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering any Originator Transferred Property transferred by it under this Agreement other than any financing statement filed in connection with this Agreement or any other Transaction Document or other Series Related Document.
(iii)            It will cause as of the date of this Agreement, the delivery to the Administrator and the Depositor in proper form for filing, and has caused the filing of (or will cause the filing of within ten (10) days following the date of this Agreement or, solely to the extent any additional filing is necessary as determined by such Originator and the Administrator, the related Acquisition Date) all appropriate financing statements and financing statement amendments in the proper filing office in the appropriate
6

jurisdictions under the applicable Law in order to perfect and maintain perfected the conveyance of the Originator Transferred Property transferred by such Originator.
(d)            No Adverse Selection. None of the Administrator, such Originator or any of their respective Affiliates has selected any Receivables to be transferred and assigned to the Depositor on the applicable Acquisition Date through a process that is intended to be adverse to the Depositor or the Depositor’s assignees.
(e)            Schedule of Receivables.  The Schedule of Receivables contains an accurate and complete list of unique asset identifying information for the Receivables transferred by such Originator.
(f)            Underwriting Procedures.  The Receivables were originated in accordance with all applicable requirements of the Underwriting Procedures of the applicable Originator in all material respects.
(g)            Accounts.  Each Receivable is (A) if the Receivable is not secured by the related Device, an “account” or “payment intangible,” or (B) if the Receivable is secured by the related Device, “chattel paper,” in each case, within the meaning of the applicable UCC.
(h)            No Defenses. There is no right of rescission, setoff, counterclaim or defense asserted or threatened against any of the Receivables, including by reason of the Marketing Agent's failure to make, or to cause the related Originator to make, any Upgrade Payments related to an Upgrade Offer.
Section 3.3.     Originator Representations and Warranties About Each Receivable.  As set forth in Section 2.1(a), on or prior to each Acquisition Date, the Trust (or the Administrator, on behalf of the Trust) will notify each Originator transferring and absolutely assigning any Receivables on such Acquisition Date of the Group to which such Receivables will be designated.  Each Originator severally represents and warrants that each Receivable transferred and absolutely assigned by such Originator to the Depositor under this Agreement is an Eligible Receivable with respect to at least one Series of the Group to which such Receivable will be designated and for which Credit Extensions are Outstanding as of the related Acquisition Date (the “Group Eligibility Representation”).  Such representation and warranty is made as of the Acquisition Date for the related Receivables and will survive (i) the transfer and absolute assignment of the Receivables transferred by such Originator to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement, (ii) the pledge of such Receivables by the Trust to the Master Collateral Agent under the Master Collateral Agreement and (iii) the designation of such Receivable to the related Group.  Any inaccuracy in the Group Eligibility Representation will be deemed not to constitute a breach of the Group Eligibility Representation if each of the following conditions is satisfied: such inaccuracy both (i) does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and (ii) does not have a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated.
7

Section 3.4.     Originator Reacquisition of Receivables for Breach of Representations.
(a)            Investigation of Breach.  If a Responsible Person of an Originator receives written notice from the Depositor, the Servicer, the Administrator, any Creditor Representative or the Master Collateral Agent that the Group Eligibility Representation was breached when made, then, in each case, such Originator will investigate the Receivable to confirm the breach and determine if the breach affects the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and has a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated.  Such Originator will have the option to cure such breach.  For the avoidance of doubt, the Master Collateral Agent shall have no obligation to give the notice set forth in the first sentence of this Section 3.4 unless a Responsible Person of the Master Collateral Agent has actual knowledge of such breach or has received written notice identifying the specific Receivable or Receivables for which the Group Eligibility Representation was breached.  None of the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent, the Parent Support Provider, the Marketing Agent or the Administrator will have an obligation to investigate whether a breach of the Group Eligibility Representation has occurred or whether any Receivable is required to be reacquired under this Section 3.4.  In addition, with respect to Group 60-Day Delinquent Receivable subject to an Asset Representations Review, the related Originator will have the sole ability to determine if there was non-compliance with the applicable Group Eligibility Representation made by it with respect to those Group 60-Day Delinquent Receivables that constitutes a breach, and whether to reacquire those Receivables from the Trust.
(b)            Reacquisition of Receivables; Payment of Reconveyance Amount.  If an Originator chooses to cure a breach of the Group Eligibility Representation that had a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated, such breach must be cured by such Originator by the end of the second month following the month the Responsible Person of such Originator received written notice of the breach as set forth above.  If such breach (i) is not cured in all material respects and (ii) had a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated, then such Originator must reacquire any such Receivable transferred by it to the Depositor for which the Group Eligibility Representation was breached on or before the Business Day before the Payment Date following the end of the second month referenced in the first sentence hereof (or, with satisfaction of the Rating Agency Condition, if applicable, on such Payment Date) by remitting the Reconveyance Amount for the related Receivables to the Collection Account on or prior to such date.
(c)            Transfer and Assignment of Reconveyed Receivable.  For any reacquisition of a Receivable by an Originator under this Section 3.4, the Trust will be deemed to have transferred and absolutely assigned to such Originator, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Receivable and all
8

security and documents relating to such Receivable, and such Originator will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Depositor or the Trust and will be without recourse, representation or warranty by the Depositor or the Trust, except that such Receivable is free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.
(d)            Reacquisition Sole Remedy.  The sole remedy against any Originator for a breach of an Originator’s Group Eligibility Representation is to require such Originator to reacquire the related Receivables under this Section 3.4.  The Depositor will enforce each Originator’s reacquisition obligation under this Section 3.4.  For the avoidance of doubt, nothing contained in this Section 3.4(d) shall limit any remedy of the Trust against the Parent Support Provider contained in the Parent Support Agreement.
(e)            Dispute Resolution. Each Originator agrees to be bound by the dispute resolution provisions in Section 11.2 of the Transfer and Servicing Agreement as if they were part of this Agreement.
Section 3.5.     Depositor’s Representations and Warranties.  The Depositor represents and warrants to each Originator as of the date of this Agreement and each Acquisition Date:
(a)            Organization and Good Standing. The Depositor is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. The Depositor is duly qualified to do business, is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party, have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.
(d)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Depositor or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series
9

Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(e)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Depositor, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Document to which it is a party by the Depositor, and the performance by it of the transactions contemplated by the Transaction Documents and other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Depositor, (i) do not contravene (A) its limited liability company agreement, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation. The execution and delivery of this Agreement by the Depositor, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Depositor will not violate any Law applicable to the Depositor, except where such violation would not reasonably be expected to have a Material Adverse Effect.
10

ARTICLE IV
ORIGINATORS’ AGREEMENTS
Section 4.1.     Financing Statements.
(a)            Filing of Financing Statements.  The Originators will file, or will cause to be filed, financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Depositor’s interest in the Originator Transferred Property.  The Originators will promptly deliver, or will cause to be delivered, to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(b)            Depositor Authorized to File Financing Statements.  Each Originator authorizes the Depositor to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Depositor may determine are necessary or advisable to perfect the Depositor’s interest in the Originator Transferred Property.  The financing and continuation statements may describe the Originator Transferred Property as the Depositor may reasonably determine to perfect the Depositor’s interest in the Originator Transferred Property.
(c)            Relocation of an Originator.  Each Originator will notify the Depositor at least ten (10) days before a relocation of its chief executive office or change in its corporate structure, form of organization or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  If required, such Originator will promptly file, or will cause to be filed, new financing statements or amendments to all previously filed financing statements.  Each Originator will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.
(d)            Change of an Originator’s Name.  Each Originator will notify the Depositor at least ten (10) days before any change in such Originator’s name that could make a financing statement filed under this Section 4.1 seriously misleading under Section 9-506 of the UCC.  If required, such Originator will promptly file, or will cause to be filed, amendments to all previously filed financing statements.
Section 4.2.     No Transfer or Lien by an Originator.  Except for the transfer and absolute assignment under this Agreement, no Originator will transfer or absolutely assign any Originator Transferred Property transferred and absolutely assigned by it under this Agreement to another Person or Grant or allow a Lien, other than a Permitted Lien, on an interest in any such Originator Transferred Property.  Each Originator will defend the Depositor’s interest in the Originator Transferred Property transferred and absolutely assigned by such Originator to the Depositor against claims of third parties claiming through such Originator.
Section 4.3.     Expenses.  Each Originator will pay all expenses, to the extent attributable to such Originator, to perform its obligations under this Agreement and the Depositor’s
11

reasonable expenses to perfect the Depositor’s interest in the Originator Transferred Property transferred by such Originator to the Depositor and to enforce such Originator’s obligations under this Agreement.
Section 4.4.     Originator’s Receivables Systems.   ~~Each~~ On the related Acquisition Date, each Originator will mark its receivables systems to indicate that any Receivable absolutely assigned by such Originator to the Depositor is owned by the Depositor or its assignee on the related Acquisition Date, and will not change the indication until the Receivable has been paid in full by the Obligor, reacquired by such Originator, acquired by the Servicer or the Marketing Agent or sold to a third party, as applicable, under a Transaction Document or other Series Related Document.
Section 4.5.     Review of Originator’s Records.  Each Originator will maintain records and documents relating to the origination and underwriting of the Receivables according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, each Originator will give the Depositor (or its representatives) access to the records and documents to conduct a review of such Originator’s performance under this Agreement and the Group Eligibility Representations made by such Originator about the Receivables absolutely assigned by such Originator to the Depositor.  Any access or review will be conducted at an Originator’s offices during its normal business hours at a time reasonably convenient to such Originator and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to such Originator’s security, confidentiality and privacy policies and any regulatory, legal or data protection policies.
Section 4.6.     Reacquisition of Bankruptcy Surrendered Receivables.
(a)            Reacquisition of Bankruptcy Surrendered Receivables; Payment of Reconveyance Amount.  If a Receivable becomes a Bankruptcy Surrendered Receivable, the related Originator shall reacquire such Receivable from the Trust, subject to the last sentence of this Section 4.6 (a).  Each Originator will reacquire any Bankruptcy Surrendered Receivables by remitting the Reconveyance Amount for the related Bankruptcy Surrendered Receivables on or prior to the second Business Day before the Payment Date related to the Collection Period during which the Receivable became a Bankruptcy Surrendered Receivable.  The aggregate Principal Balance of all Bankruptcy Surrendered Receivables reacquired by any Originator, in the aggregate, shall not exceed five percent (5%) of the highest aggregate Principal Balance of all Receivables (calculated as of the relevant Cutoff Date for such Receivable) transferred by that Originator to the Depositor and by the Depositor to the Trust and held by the Trust as of the applicable date of determination, and no Originator shall be required to reacquire Bankruptcy Surrendered Receivables in excess of such limit.
(b)            Transfer and Assignment of Bankruptcy Surrendered Receivables.  When an Originator’s payment of the Reconveyance Amount for its Bankruptcy Surrendered Receivables is deposited into the Collection Account, the Trust will be deemed to have transferred and absolutely assigned to such Originator, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Bankruptcy Surrendered Receivables and all security and documents relating to such Bankruptcy Surrendered
12

Receivables on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Depositor, the Trust or the Master Collateral Agent and will be without recourse, representation or warranty by the Trust, except that such Bankruptcy Surrendered Receivables are free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Originator will mark its receivables systems to indicate that the receivables are no longer Receivables and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivables, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.
(c)            Enforcement of Obligation.  The Depositor will enforce each Originator’s reacquisition obligation under this Section 4.6.
(d)            Acquisition Sole Remedy.  If a Receivable transferred to the Depositor from an Originator under Section 2.1 becomes a Bankruptcy Surrendered Receivable, the sole remedy of the Depositor, the Trust or Master Collateral Agent is to require such Originator to reacquire the Bankruptcy Surrendered Receivable under this Section 4.6.
ARTICLE V
OTHER AGREEMENTS
Section 5.1.     No Petition.  Each Originator agrees that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued or loans entered into by the Depositor or by a trust for which the Depositor was a depositor or (b) the Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor or (ii) the Trust, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 5.1 will survive the termination of this Agreement.
Section 5.2.     Limited Recourse.  Each Originator agrees that any claim that it may seek to enforce against the Depositor under this Agreement is limited to the Originator Transferred Property transferred by such Originator only and is not a claim against the Depositor’s assets as a whole or against assets other than such Originator Transferred Property.
Section 5.3.     Termination.  This Agreement will terminate when the Trust is terminated under the Trust Agreement.
Section 5.4.     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which an Originator is merged or consolidated, (b) resulting from a merger or consolidation to which an Originator is a party, (c) succeeding to an Originator’s business or (d) that is an Affiliate of an Originator to whom such Originator has assigned this Agreement, will be the successor to such Originator under this Agreement.  Except in such case where the successor entity is itself an Originator hereunder, within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume such Originator’s obligations under this Agreement and each other Transaction Document and
13

Series Related Document to which such Originator is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 5.4 and (iii) notify the Rating Agencies, if applicable, of the merger, consolidation, succession or assignment.
ARTICLE VI
MISCELLANEOUS
Section 6.1.     Amendments.
(a)            Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement.
(b)            Other Amendments.  Other than as set forth in Section 6.1(c), the parties to this Agreement, without the consent of any Creditor Representatives or Creditors, may also amend this Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of, this Agreement or modifying in any manner the rights of the Creditors under this Agreement if (x) the Trust or the Administrator delivers an Officer’s Certificate to the Master Collateral Agent and the Owner Trustee stating that the Trust or the Administrator, as applicable, reasonably believes that such amendment will not have a material adverse effect on the interest of any Creditor or (y) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency with respect to such amendment.
(c)            Amendments Requiring Consent of all Affected Creditors.  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, with prior written notice to the applicable Rating Agencies (if any Credit Extensions of an affected Group are then rated by such Rating Agency), and the Master Collateral Agent, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Creditors under this Agreement.
(d)            Master Collateral Agent Consent.  The consent of the Master Collateral Agent will be required for any amendment under Sections 6.1(b) or (c) that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.
(e)            Notice of Amendments.  Promptly after the execution of an amendment, the Depositor will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Master Collateral Agent and the Rating Agencies, if applicable, and the Master Collateral Agent will notify the Creditors of the substance of the amendment.
14

(f)            Creditor Consent.  For any amendment to this Agreement requiring the consent of any Creditors, the Master Collateral Agent will, when directed by Trust Order, notify the Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any Creditors (acting through its Creditor Representative) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.
(g)            Deemed Consent for All Creditors.  In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series.
(h)            Trust Financing Agreements.  The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.
Section 6.2.     Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Trust and the Master Collateral Agent, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against each Originator.  No other Person will have any right or obligation under this Agreement.
Section 6.3.     Notices.
(a)            Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:
(i)            for personally delivered, express or certified mail or courier, when received;
(ii)            for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and
15

(iv)            for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A hereto or Schedule A to the Transfer and Servicing Agreement, which address the party may change at any time by notifying the other party.
Section 6.4.     GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
Section 6.5.     Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 6.6.     WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
Section 6.7.     No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.
Section 6.8.     Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.
Section 6.9.     Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.
Section 6.10.     Counterparts.  This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.
16

Section 6.11.     Additional Originators.  The Originators may request that one or more Persons that is a direct or indirect subsidiary of Verizon from time to time join this Agreement as an additional Originator (each, an “Additional Originator”) by delivering to the Depositor and the Master Collateral Agent:
(i)              an executed Originator Joinder Agreement substantially in the form of Exhibit B hereto;
(ii)            a certificate of the Secretary or Assistant Secretary of such Additional Originator certifying (i) the resolutions of its governing body approving each Transaction Document and other Series Related Document to which it is a party, (ii) the name, signature, and authority of each officer who executes on its behalf a Transaction Document or other Series Related Document, (iii) its organizational documents certified by the Secretary of State or other appropriate official of its jurisdiction of organization, and (iv) a good standing certificate for such Additional Originator issued by the Secretary of State of the jurisdiction of its organization (or such other evidence of good standing as the Depositor may agree to accept);
(iii)            a certificate of an authorized officer of such Additional Originator to the effect that (i) the representations and warranties contained in the Transaction Documents and other Series Related Documents to which it is a party (as from time to time amended, supplemented or modified) are true and correct; (ii) it is in compliance in all material respects with its covenants and agreements contained in this Agreement and the other Transaction Documents and other Series Related Documents to which it is a party; and (iii) this Agreement and the other Transaction Documents and other Series Related Documents to which it is a party have been duly authorized, executed and delivered by it pursuant to its limited liability company, corporate or partnership powers, as applicable, and assuming such Transaction Documents and other Series Related Documents have been duly executed by each other party thereto, such agreements constitute its legal, valid and binding obligation enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity;
(iv)            all instruments and other documents (including UCC-1 financing statements) required, to perfect the Depositor’s first priority ownership interest in the Receivables transferred by such Additional Originator and Collections with respect thereto contemplated by this Agreement in all appropriate jurisdictions;
(v)            UCC search reports with respect to the Additional Originator from the office of the Secretary of State of the proper jurisdiction;
(vi)            UCC-3 termination statements, duly authorized for filing, with respect to any UCC-1 financing statement which covers any Receivable transferred by such Additional Originator to the Depositor or Collections with respect thereto (other than UCC-1 financing statements filed in connection with this Agreement);
17

(vii)         opinions of counsel to such Additional Originator covering: (A) formation and existence, (B) due authorization, execution, delivery and enforceability of the Originator Joinder Agreement and any other agreement to which such Additional Originator is a party, (C) any legal or governmental proceedings, (D) no conflicts with material agreements or organizational documents, (E) no consents or authorizations, (F) UCC creation and perfection and (G) true sale and non-consolidation;
(viii)        a certificate of such Additional Originator which certifies the name, title and signature of each of the officers of such Additional Originator who is authorized to submit requests on behalf of such Additional Originator; and
(ix)            to the extent such Additional Originator is not a party to the Marketing Agent Agency Agreement, an executed Originator Joinder Agreement with respect to the Marketing Agent Agency Agreement, substantially in the form of Exhibit B to the Marketing Agent Agency Agreement.
Upon acceptance by the Depositor of a duly executed and delivered Originator Joinder Agreement by such Additional Originator and the satisfaction of the other conditions set forth in this Section 6.11, such Additional Originator shall become party to, and have the rights and obligations of an Originator under this Agreement, and shall be bound by all the provisions hereof.
Section 6.12.     Electronic Signatures. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
[Remainder of Page Left Blank]

18

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

AirTouch Cellular Inc. d/b/a Verizon Wireless, as an Originator	Allentown SMSA Limited Partnership d/b/a Verizon Wireless, By: Bell Atlantic Mobile Systems LLC, its General Partner, as an Originator
ALLTEL Communications of North Carolina Limited Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its General Partner, as an Originator	Alltel Corporation d/b/a Verizon Wireless, as an Originator
Anderson CellTelCo d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Athens Cellular, Inc. d/b/a Verizon Wireless, as an Originator
Bell Atlantic Mobile Systems LLC d/b/a Verizon Wireless, as an Originator	Cellco Partnership d/b/a Verizon Wireless, as an Originator
Chicago SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	CommNet Cellular Inc. d/b/a Verizon Wireless, as an Originator
Fresno MSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Gadsden CellTelCo Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Gold Creek Cellular of Montana Limited Partnership d/b/a Verizon Wireless, By: CommNet Cellular Inc., its General Partner, as an Originator	GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
GTE Mobilnet of Florence, Alabama Incorporated d/b/a Verizon Wireless, as an Originator	GTE Mobilnet of Fort Wayne Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator

20

GTE Mobilnet of Indiana Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator	GTE Mobilnet of Indiana RSA #3 Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator
GTE Mobilnet of South Texas Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	GTE Mobilnet of Terre Haute Limited Partnership d/b/a Verizon Wireless, By: Verizon Americas LLC, its General Partner, as an Originator
GTE Mobilnet of Texas RSA #17 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Idaho 6-Clark Limited Partnership d/b/a Verizon Wireless,
By: Teton Cellular of Idaho Limited Partnership, its General Partner
By: Teton Cellular Inc., its General Partner
By: CommNet Cellular Inc., its Manager,
as an Originator

Illinois RSA 6 and 7 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Indiana RSA 2 Limited Partnership d/b/a Verizon Wireless By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator
Iowa 8 – Monona Limited Partnership d/b/a Verizon Wireless, By: CommNet Cellular Inc., its General Partner, as an Originator	Kentucky RSA No. 1 Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator
Los Angeles SMSA Limited Partnership, a California Limited Partnership d/b/a Verizon Wireless, By: AirTouch Cellular Inc., its General Partner, as an Originator	Muskegon Cellular Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its Managing Partner, as an Originator
New Mexico RSA 6-I Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	New Mexico RSA No. 5 Limited Partnership, By: Cellco Partnership d/b/a Verizon Wireless, its General Partner, as an Originator

20

New York SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Northeast Pennsylvania SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Omaha Cellular Telephone Company d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator	Petersburg Cellular Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its Managing General Partner, as an Originator
Pinnacles Cellular, Inc. d/b/a Verizon Wireless, as an Originator	Pittsburgh SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Pittsfield Cellular Telephone Company d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator	RSA 7 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator
Rural Cellular Corporation d/b/a Verizon Wireless, as an Originator	Sacramento-Valley Limited Partnership d/b/a Verizon Wireless, By: AirTouch Cellular Inc., its General Partner, as an Originator
Seattle SMSA Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Texas RSA #11B Limited Partnership d/b/a Verizon Wireless, By: Alltel Corporation, its General Partner, as an Originator
Tuscaloosa Cellular Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its Managing General Partner, as an Originator	Verizon Americas LLC, as an Originator
Verizon Wireless of the East LP d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Virginia RSA 5 Limited Partnership d/b/a Verizon Wireless By: Cellco Partnership, its General Partner, as an Originator

20

Wasatch Utah RSA No. 2 Limited Partnership d/b/a Verizon Wireless, By: Cellco Partnership, its General Partner, as an Originator	Wisconsin RSA #1 Limited Partnership, By: Alltel Corporation d/b/a Verizon Wireless, its Managing Partner, as an Originator
Wisconsin RSA #6 Partnership, LLP, By: Alltel Corporation d/b/a Verizon Wireless, its Managing Partner, as an Originator	Wisconsin RSA No. 8 Limited Partnership, By: Alltel Corporation d/b/a Verizon Wireless, its General Partner, as an Originator

20

By:________________________
Kee Chan Sin
21

As Vice President and Assistant Treasurer of AirTouch Cellular Inc. d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Bell Atlantic Mobile Systems LLC acting on behalf of Allentown SMSA Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of ALLTEL Communications of North Carolina Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Anderson CellTelCo d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Athens Cellular, Inc. d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Bell Atlantic Mobile Systems LLC d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Chicago SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of CommNet Cellular Inc. d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Fresno MSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Gadsden CellTelCo Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of CommNet Cellular Inc. acting on behalf of Gold Creek Cellular of Montana Limited Partnership	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of GTE Mobilnet of Florence, Alabama Incorporated d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Fort Wayne Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Indiana Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Indiana RSA #3 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of South Texas Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC acting on behalf of GTE Mobilnet of Terre Haute Limited Partnership d/b/a Verizon Wireless

22

As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of GTE Mobilnet of Texas RSA #17 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of CommNet Cellular
Inc. acting on behalf of Teton Cellular Inc., acting on behalf of
Teton Cellular Idaho Limited Partnership, acting on behalf of
Idaho 6-Clark Limited Partnership d/b/a Verizon Wireless

As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Illinois RSA 6 and 7 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Indiana RSA 2 Limited Partnership
As Vice President and Assistant Treasurer of CommNet Cellular Inc. acting on behalf of Iowa 8 – Monona Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Kentucky RSA No. 1 Partnership
As Vice President and Assistant Treasurer of AirTouch Cellular Inc. acting on behalf of Los Angeles SMSA Limited Partnership, a California Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Muskegon Cellular Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of New Mexico RSA 6-I Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of New Mexico RSA No. 5 Limited Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of New York SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Northeast Pennsylvania SMSA Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Omaha Cellular Telephone Company d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of Petersburg Cellular Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Pinnacles Cellular, Inc. d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pittsburgh SMSA Limited Partnership d/b/a Verizon Wireless
22

As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Pittsfield Cellular Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of RSA 7 Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Rural Cellular Corporation d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of AirTouch Cellular Inc. acting on behalf of Sacramento-Valley Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Seattle SMSA Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation acting on behalf of Texas RSA #11B Limited Partnership d/b/a Verizon Wireless
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Tuscaloosa Cellular Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Verizon Americas LLC
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Verizon Wireless of the East LP d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Cellco Partnership d/b/a Verizon Wireless acting on behalf of Virginia RSA 5 Limited Partnership
As Vice President and Assistant Treasurer of Cellco Partnership acting on behalf of Wasatch Utah RSA No. 2 Limited Partnership d/b/a Verizon Wireless	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA #1 Limited Partnership
As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA #6 Partnership, LLP	As Vice President and Assistant Treasurer of Alltel Corporation d/b/a Verizon Wireless acting on behalf of Wisconsin RSA No. 8 Limited Partnership

23

VERIZON ABS II LLC,
as Depositor

By:______________________________
Name:
Title:
24

Schedule A

List of Originators

Legal Name	Chief Executive Office	Jurisdiction of Organization
AirTouch Cellular Inc.	15505 Sand Canyon Avenue Irvine, CA 92618	California
Allentown SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
ALLTEL Communications of North Carolina Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	North Carolina
Alltel Corporation	One Verizon Way Basking Ridge, NJ 07920	Delaware
Anderson CellTelCo	One Verizon Way Basking Ridge, NJ 07920	District of Columbia
Athens Cellular, Inc.	One Verizon Way Basking Ridge, NJ 07920	Delaware
Bell Atlantic Mobile Systems LLC	One Verizon Way Basking Ridge, NJ 07920	Delaware
Cellco Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Chicago SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Illinois
CommNet Cellular Inc.	One Verizon Way Basking Ridge, NJ 07920	Colorado
Fresno MSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	California
Gadsden CellTelCo Partnership	One Verizon Way Basking Ridge, NJ 07920	Alabama
Gold Creek Cellular of Montana Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Colorado
GTE Mobilnet of California Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	California
GTE Mobilnet of Florence, Alabama Incorporated	One Verizon Way Basking Ridge, NJ 07920	Delaware
GTE Mobilnet of Fort Wayne Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
GTE Mobilnet of Indiana Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Indiana
GTE Mobilnet of Indiana RSA #3 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Indiana
GTE Mobilnet of Indiana RSA #6 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Indiana
GTE Mobilnet of South Texas Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
GTE Mobilnet of Terre Haute Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
GTE Mobilnet of Texas RSA #17 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Idaho 6-Clark Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Idaho

SchA-1

Legal Name	Chief Executive Office	Jurisdiction of Organization
Illinois RSA 6 and 7 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Illinois
Indiana RSA 2 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Indiana
Iowa 8-Monona Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Colorado
Kentucky RSA No. 1 Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Los Angeles SMSA Limited Partnership, a California Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	California
Missouri RSA 2 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Muskegon Cellular Partnership	One Verizon Way Basking Ridge, NJ 07920	District of Columbia
New Mexico RSA 6-I Partnership	One Verizon Way Basking Ridge, NJ 07920	New Mexico
New Mexico RSA No. 5 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
New York SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	New York
Northeast Pennsylvania SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Omaha Cellular Telephone Company	One Verizon Way Basking Ridge, NJ 07920	Nebraska
Pascagoula Cellular Partnership	One Verizon Way Basking Ridge, NJ 07920	District of Columbia
Pennsylvania RSA 1 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Pennsylvania RSA No. 6 (I) Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Petersburg Cellular Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Pinnacles Cellular, Inc.	One Verizon Way Basking Ridge, NJ 07920	Delaware
Pittsburgh SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Pittsfield Cellular Telephone Company	One Verizon Way Basking Ridge, NJ 07920	Massachusetts
RSA 7 Limited Partnership	One Verizon Place Alpharetta, GA 30004	Iowa
Rural Cellular Corporation	One Verizon Way Basking Ridge, NJ 07920	Minnesota
Sacramento-Valley Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	California
Seattle SMSA Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Texas RSA #11B Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
Topeka Cellular Telephone Company, Inc.	One Verizon Way Basking Ridge, NJ 07920	Delaware
Tuscaloosa Cellular Partnership	One Verizon Way Basking Ridge, NJ 07920	Alabama
Verizon Americas LLC	One Verizon Way Basking Ridge, NJ 07920	Delaware
Verizon Wireless of the East LP	One Verizon Way Basking Ridge, NJ 07920	Delaware
Virginia RSA 5 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Virginia
Wasatch Utah RSA No. 2 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware

EA-2

Legal Name	Chief Executive Office	Jurisdiction of Organization
Wisconsin RSA #1 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Wisconsin
Wisconsin RSA #6 Partnership, LLP	417 5th Avenue North Strum, WI 54770	Wisconsin
Wisconsin RSA No. 8 Limited Partnership	One Verizon Way Basking Ridge, NJ 07920	Delaware
EA-3

Exhibit A

Form of Acquisition Notice
U.S. Bank National Association,
as Master Collateral Agent
Global Structured Finance
190 South LaSalle Street,
Chicago, IL 60603
MK-IL-SL7
Attn: Global Structure Finance/Verizon Master Trust

Verizon ABS II LLC
One Verizon Way
Basking Ridge, NJ 07920
Attn: Chief Financial Officer

Verizon Master Trust
c/o Wilmington Trust, National Association
Rodney Square North, 1100 North Market Street
Wilmington, DE 19890-1600
Attn: Corporate Trust Administration

Acquisition Notice: Verizon Master Trust
Ladies and Gentlemen:
Under Section 2.1(c) of the Originator Receivables Transfer Agreement, dated as of May 25, 2021, as amended (the “Transfer Agreement”), between the various Originators party thereto from time to time and Verizon ABS II LLC, as Depositor, we notify the Master Collateral Agent, the Depositor and the Trust that on [____], 20[__], [___], 20[_] and [___], 20[_] (each, an “Acquisition Date”) (x) under the Transfer Agreement, the Originators listed on Schedule I transferred to the Depositor the Receivables listed on the related Schedule of Receivables for [(i)] an aggregate Receivables Cash Transfer Amount for such Receivables of $[] [and (ii) an increase in the value of the Class A Certificate [of $[______]] ; (y) under the Transfer and Servicing Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust, as Trust, Verizon ABS II LLC, as Depositor, and Cellco, as Servicer, Marketing Agent and Custodian (the “Transfer and Servicing Agreement”), the Depositor transferred to the Trust such Receivables for the Receivables Transfer Amount for such Receivables in the form of [(i)] the Receivables Cash Transfer Amount[ and (ii) an increase in the Class B Certificate Principal Balance [of $[_______]]; and (z) (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for
EA-1

which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date, are as follows:
1. Pool Balance [Identify Group]:
2. Required Pool Balance [Identify Group]:
3. Excess Concentration Amount [Identify Series and Group]
4. Ineligible Amount [Identify Series and Group]
5. Cutoff Date

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust, as Trust, Cellco Partnership d/b/a Verizon Wireless, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto.
[The Servicer is directed to cause the Master Collateral Agent to withdraw from the Collection Account (or utilize Collections in respect of the Receivables designated to the Group to which the Receivables acquired on an Acquisition Date were designated) on the related Acquisition Date]1, the Receivables Cash Transfer Amount set forth above and deliver that amount to the Depositor who shall deliver such amount to the applicable Originators.  The Trust, the Depositor and each Originator listed on Schedule I hereto each represents and warrants to each of the others that the Receivables Transfer Amount set forth above is equal to the fair market value of the Receivables and either the other Originator Transferred Property transferred to the Depositor by such Originator or the Depositor Transferred Property transferred to the Trust by the Depositor, as applicable.
[To the extent required to be included under Section 3.5(e) of the Transfer and Servicing Agreement, include (a) the aggregate Principal Balance as of the Cutoff Date for the Receivables transferred to the Trust, (b) the Receivables Transfer Amount for such Acquisition Date, and (c) such other information as required by a Trust Financing Agreement.]

[The foregoing shall be deemed to be the Acquisition Date Supplement in respect of the related Acquisition Date. A Responsible Person of the Servicer hereby certifies that the information in such Acquisition Date Supplement is accurate in all material respects.]
[Remainder of Page Left Blank]

1 Revise as necessary.
EA-2

Very truly yours,

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
    as Administrator

By
Name:
Title:
EA-3

Schedule I to Exhibit A

List of Originators

Exhibit B
FORM OF ORIGINATOR JOINDER AGREEMENT
THIS ORIGINATOR JOINDER AGREEMENT, dated as of _____________, 20___ (this “Agreement”) is executed by _________, a ______________ organized under the laws of _______________ (the “Additional Originator”), with its principal place of business located at _______________________________.
BACKGROUND:
1.            The various originators from time to time party thereto, as Originators and Verizon ABS II LLC, as Depositor, are parties to that certain Originator Receivables Transfer Agreement, dated as of May 25, 2021, as amended (the “Originator Receivables Transfer Agreement”).
2.            The Additional Originator desires to become an Originator pursuant to Section 6.11 of the Originator Receivables Transfer Agreement.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:
SECTION 1.                    Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended among Verizon Master Trust, as Trust, Cellco Partnership d/b/a Verizon Wireless, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
SECTION 2.                  Transaction Documents and Series Related Documents.  The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Originator Receivables Transfer Agreement and each of the other relevant Transaction Documents and other Series Related Documents.  From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 6.11 of the Originator Receivables Transfer Agreement, the Additional Originator shall be an Originator for all purposes of the Originator Receivables Transfer Agreement and all other Transaction Documents and other Series Related Documents.  The Additional Originator hereby acknowledges that it has received copies of the Originator Receivables Transfer Agreement and each of the other Transaction Documents and other Series Related Documents.
SECTION 3.                          Further Assurances.  The Additional Originator agrees and acknowledges that at any time and from time to time upon the written request of the Depositor or the Master Collateral Agent, it will execute and deliver such further documents and do such further acts and things as the Depositor or the Master Collateral Agent may reasonably request in order to effect the purposes of this Agreement.

SECTION 4.                  Representations and Warranties of the Additional Originator.  The Additional Originator hereby makes all of the representations and warranties set forth in Sections 3.1, 3.2 and 3.3 of the Originator Receivables Transfer Agreement as of the date hereof (unless such representations or warranties expressly relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein.  The Additional Originator hereby represents and warrants that all information on Schedule A hereto is true and complete in all respects as of the date hereof.
SECTION 5.                   GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
SECTION 6.                WAIVER OF TRIAL BY JURY.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
SECTION 7.                    Miscellaneous.  This Agreement is executed by the Additional Originator for the benefit of the Depositor and its assigns, and each of the foregoing parties may rely hereon.  This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.  Each of the parties hereto hereby agrees that no party hereto shall be deemed to be the drafter of this Agreement.  This Agreement may be executed by different parties on any number of counterparts, each of which constitute an original and all of which, taken together, constitute one and the same agreement.
SECTION 8.                   Electronic Signatures. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
[Remainder of Page Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

VERIZON ABS II LLC,
    as Depositor

By
Name:
Title:

SCHEDULE A

ADDRESS AND NAME OF ADDITIONAL ORIGINATOR

Legal Name	Chief Executive Office	Jurisdiction of Organization

SA-1

EXHIBIT D

(See attached)

ADDITIONAL TRANSFEROR RECEIVABLES TRANSFER AGREEMENT

among

VERIZON DPPA MASTER TRUST,
as Additional Transferor

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

and

VERIZON ABS II LLC,
as Depositor

Dated as of May 25, 2021
(as amended)

Page

i

(continued)
Page

ii

ADDITIONAL TRANSFEROR RECEIVABLES TRANSFER AGREEMENT, dated as of May 25, 2021, as amended (this “Agreement”), among VERIZON DPPA MASTER TRUST, a Delaware statutory trust (the “Additional Transferor”), CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS, a Delaware general partnership (“Cellco”), as servicer (in such capacity, the “Servicer”) and VERIZON ABS II LLC, a Delaware limited liability company, as depositor (the “Depositor”).
BACKGROUND
In the normal course of its business, the Additional Transferor acquires from certain originators device payment plan agreements under contracts entered into by such originators or Verizon Wireless Services, LLC or another affiliate of such originators, as agent of each originator.
In connection with certain financing transactions sponsored by Cellco in which Verizon Master Trust (the “Trust”) will make borrowings under Loans or issue Notes, in each case secured by a pool of Receivables consisting of device payment plan agreements, the Additional Transferor has determined to transfer pools of Receivables and related property from time to time to the Depositor, who will subsequently transfer them to the Trust.
The parties agree as follows:
ARTICLE I
USAGE AND DEFINITIONS
Section 1.1.     Usage and Definitions.  Capitalized terms used in this Agreement and not otherwise defined herein are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among the Trust, Cellco, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto (the “Master Collateral Agreement”).  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.
ARTICLE II
TRANSFER OF ADDITIONAL TRANSFEROR TRANSFERRED PROPERTY
Section 2.1.     Transfers and Absolute Assignments of Additional Transferor Transferred Property.
(a)            Transfers and Absolute Assignments of Receivables. Subject to the satisfaction of the conditions in Section 2.1(c), effective on each date on which the Depositor (or the Servicer on its behalf) marks on its system that the applicable Receivables have been transferred to the Trust pursuant to this Agreement for the applicable Receivables Transfer Amount (which date shall be an Acquisition Date), the Additional Transferor ~~will transfer~~ shall be deemed to have transferred and absolutely ~~assign~~ assigned to the Depositor, without recourse (other than the obligations of the Servicer with respect to such Receivables under this Agreement), all of the Additional Transferor’s right, title and interest, whether then owned or later acquired, in theReceivables acquired by it from time to time from various Originators and the other related Additional Transferor Transferred Property.  The Administrator, with the assistance of the Additional Transferor, will select each pool of Receivables to be transferred and assigned by the Additional Transferor and acquired by the Depositor (and subsequently the Trust) on each Acquisition Date, which Receivables will be set forth on the related Schedule of Receivables.  In connection with each such transfer and assignment, the Trust (or the Administrator, on behalf of the Trust) will also select the Group to which such Receivables shall be designated and will notify the Additional Transferor of such designation on or prior to the related Acquisition Date.
(b)            No Assumption of Obligations.  These transfers and absolute assignments do not, and are not intended to, include any obligation of the Additional Transferor to the Obligors or any other Person relating to the Receivables and the other Additional Transferor Transferred Property, and the Depositor does not assume any of these obligations.
(c)            Conditions for Transfers of Receivables.  The transfers and absolute assignments of the Receivables and the other related Additional Transferor Transferred Property on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date; provided that the delivery of the Acquisition Notice in clause (i) below shall be deemed to be satisfied as long as such Acquisition Notice is delivered no later than the Payment Date related to the Collection Period in which such Acquisition Date occurs:
(i)            Acquisition Notice.  On or prior to each Payment Date (and at such other times as the Administrator may so elect), the Administrator shall deliver to the Depositor, the Trust, the Master Collateral Agent and each related Group Creditor Representative an Acquisition Notice for the Receivables transferred and absolutely assigned on each Acquisition Date that occurred during the Collection Period related to such Payment Date (to the extent not included on any previously delivered Acquisition Notice), which will (x) specify the Receivables Transfer Amount and (y) include a report setting forth (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date; and
(ii)            Additional Transferor’s Certifications.  The Additional Transferor, on each Acquisition Date, certifies that:
(A)
as of such Acquisition Date, (1) the Additional Transferor is Solvent and will not become insolvent as a result of the transfer and absolute assignment of the related Receivables on the Acquisition Date, (2) the Additional Transferor does not intend to incur or believe that it would incur debts that would be beyond the Additional Transferor’s ability to pay as the debts matured and (3) the transfer and absolute assignment of the related Receivables is not made by the Additional Transferor with actual intent to hinder, delay or defraud any Person; and

(B)	the Additional Transferor’s representations and warranties in Section 3.1 (solely with respect to the Additional Transferor) and Section 3.2
2

(solely with respect to the Receivables transferred on such Acquisition Date) will be true and correct as of such Acquisition Date.
(iii)            Solvent.  The Depositor is Solvent as of the Acquisition Date and before giving effect to such transfer and assignment.
(iv)            Default.  After giving effect to such transfer and assignment and the payment of the related Receivables Cash Transfer Amount, (x) no Event of Default, Potential Default, Servicer Termination Event, Potential Servicer Termination Event or Pool Balance Deficit has occurred and is continuing, or resulted therefrom, in each case with respect to the Group to which such Receivables are designated and (y) no Amortization Event or Potential Amortization Event has occurred and is continuing, or resulted therefrom, in each case with respect to the related Group Series and, for clauses (x) and (y) determined based on calculations as of the related Measurement Date.
(v)            Servicer Certifications.  The Servicer, on each Acquisition Date, certifies that each of the Servicer’s representations and warranties in Section 3.3 (solely with respect to the Receivables transferred on such Acquisition Date by the Additional Transferor) and Section 3.7 (solely with respect to the Servicer) will be true and correct as of such Acquisition Date.
The delivery ~~on a Payment Date~~ by the Administrator, on behalf of the Additional Transferor, of ~~the~~ an Acquisition Notice will be considered a certification by the Additional Transferor and the Servicer that the conditions set forth in this Section 2.1(c) have been satisfied on ~~the~~ each related Acquisition Date.
Section 2.2.     Acquisition of Receivables.  In consideration for each transfer of the Receivables and the other related Additional Transferor Transferred Property, the Depositor will (i) distribute to the Additional Transferor the Receivables Cash Transfer Amount for such Receivables on the related Acquisition Date, and (ii) make a distribution to, or at the written direction of, the Additional Transferor in an amount equal to the excess, if any, of the Receivables Transfer Amount over the Receivables Cash Transfer Amount for such Receivables, in the form of an increase in the beneficial interest in the Trust, as evidenced by the portion of the Class A Certificate allocated to the Additional Transferor, in proportion to the Receivables transferred by the Additional Transferor on such Acquisition Date.  The Additional Transferor, on the one hand, and the Depositor, on the other hand, represents and warrants to the other that the aggregate amount set forth in clauses (i) and (ii) in the immediately preceding sentence distributed by the Depositor to the Additional Transferor on such Acquisition Date will equal the fair market value of the Receivables and the other related Additional Transferor Transferred Property transferred by the Additional Transferor to the Depositor on such Acquisition Date.
Section 2.3.     Acknowledgement of Further Assignments.  The Additional Transferor acknowledges that (a) under the Transfer and Servicing Agreement, the Depositor will transfer and assign all of its right, title and interest in the Additional Transferor Transferred Property and related property and rights to the Trust and (b) under the Master Collateral Agreement, (1) the Trust will assign and pledge the Additional Transferor Transferred Property and related property
3

and rights to the Master Collateral Agent for the benefit of the Secured Parties and (2) the Trust (or the Administrator, on behalf of the Trust) will select the Group to which such transferred Receivables shall be designated.
Section 2.4.     Savings Clause.  The Additional Transferor and the Depositor intend that each assignment under this Agreement be an absolute assignment of the Additional Transferor Transferred Property, conveying good title to the Additional Transferor Transferred Property free and clear of any Lien, other than Permitted Liens, from the Additional Transferor to the Depositor.  The Additional Transferor and the Depositor intend that the Additional Transferor Transferred Property transferred by the Additional Transferor not be a part of the Additional Transferor’s estate if there is a bankruptcy or insolvency of the Additional Transferor.  If, despite the intent of the Additional Transferor and the Depositor, a transfer of the Additional Transferor Transferred Property transferred by the Additional Transferor under this Agreement is determined to be a pledge for a financing or is determined not to be an absolute assignment, the Additional Transferor Grants to the Depositor a security interest in the Additional Transferor’s right, title and interest in the Additional Transferor Transferred Property transferred by it to secure a loan in an amount equal to all amounts payable by the Additional Transferor under this Agreement, all amounts payable as principal of or interest on the Credit Extensions, all amounts payable as Servicing Fees under the Transfer and Servicing Agreement and all other amounts payable by the Trust under the Transaction Documents and other Series Related Documents.  In that case, this Agreement will be a security agreement under Law and the Depositor will have the rights and remedies of a secured party and creditor under the UCC.
ARTICLE III
REPRESENTATIONS AND WARRANTIES; ACQUISITION OF RECEIVABLES
Section 3.1.     Additional Transferor Representations and Warranties.  The Additional Transferor makes the following representations and warranties on which the Depositor is relying in acquiring the Additional Transferor Transferred Property transferred by the Additional Transferor.  The representations and warranties are made as of the date of this Agreement and as of each Acquisition Date and will survive the transfer and absolute assignment of the applicable Additional Transferor Transferred Property by the Additional Transferor to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement and the pledge of the Additional Transferor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement:
(a)            Organization and Good Standing.  It is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. It is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires
4

such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Authorization and No Contravention. The execution, delivery and performance by it of this Agreement, the other Transaction Documents and the other Series Related Documents to which it is a party and the other documents to be delivered by it hereunder or thereunder: (i) are within its trust powers, (ii) have been duly authorized by it by all necessary action, (iii) do not contravene (A) its organizational documents, (B) any contractual obligation or restriction binding on or affecting it or its property or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. This Agreement and each of the other Transaction Documents and other Series Related Documents to which it is a party have been duly executed and delivered by it.
(d)            No Violation. The execution and delivery of this Agreement by it, the performance by it of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to it will not violate any Law applicable to it, except where such violation would not reasonably be expected to have a Material Adverse Effect.
(e)            No Consent Required. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by it of this Agreement or any other Transaction Document or other Series Related Document to which it is a party, except for any authorizations or approvals that have already been obtained and the filing of the UCC financing statements as required by this Agreement.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar Law.
(h)            Compliance with Law. It has complied with all applicable Laws to which it may be subject, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
5

(i)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against or affecting it or any of its properties, that (i) if adversely determined (individually or in the aggregate), would reasonably be expected to have a Material Adverse Effect or (ii) involve any Transaction Document or other Series Related Document or any transaction contemplated thereby and as to which there is a reasonable possibility of a materially adverse decision.
(j)            Not an Investment Company.  It is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.
Section 3.2.     Additional Transferor Representations and Warranties About Pools of Receivables Transferred by the Additional Transferor.  The Additional Transferor makes the following representations and warranties about each pool of Receivables transferred by the Additional Transferor on which the Depositor is relying in acquiring the Additional Transferor Transferred Property.  The representations and warranties are made as of each Acquisition Date (other than the representation and warranty set forth in clause (e) below, which is made as of the date the Schedule of Receivables is delivered)  for the related Receivables and will survive the transfer and assignment of the Additional Transferor Transferred Property transferred by the Additional Transferor to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement and the pledge of the Additional Transferor Transferred Property by the Trust to the Master Collateral Agent under the Master Collateral Agreement, and may not be waived by the Depositor.
(a)            Valid Assignment.  This Agreement evidences a valid absolute assignment of the Additional Transferor Transferred Property transferred by the Additional Transferor to the Depositor, enforceable against creditors of, purchasers from and transferees and absolute assignees of the Additional Transferor.
(b)            Good Title to Additional Transferor Transferred Property.  Immediately prior to the transfer and absolute assignment by it under this Agreement of any Additional Transferor Transferred Property transferred by the Additional Transferor, it was the owner of, and had good title to, such Additional Transferor Transferred Property, free and clear of any Lien, other than Permitted Liens.
(c)            Security Interest in Additional Transferor Transferred Property.
(i)            The Depositor will have, immediately following completion of the transfer and absolute assignment pursuant to this Agreement, a valid and continuing ownership interest, which is a first priority perfected security interest (as such term is used in Article 9 of the applicable UCC) enforceable as such against creditors of and lenders to it, in the Additional Transferor Transferred Property transferred by the Additional Transferor free and clear of any Lien, other than Permitted Liens.
(ii)            Other than pursuant to this Agreement, it has not pledged, assigned, transferred or granted a security interest in, or otherwise conveyed, any of the Additional Transferor
6

Transferred Property. From and after the date hereof, it has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering any Additional Transferor Transferred Property transferred by it under this Agreement other than any financing statement filed in connection with this Agreement or any other Transaction Document or other Series Related Document.
(iii)            It will cause as of the date of this Agreement, the delivery to the Administrator and the Depositor in proper form for filing, and has caused the filing of (or will cause the filing of within ten (10) days following the date of this Agreement or, solely to the extent any additional filing is necessary as determined by the Additional Transferor and the Administrator, the related Acquisition Date) all appropriate financing statements and financing statement amendments in the proper filing office in the appropriate jurisdictions under the applicable Law in order to perfect and maintain perfected the conveyance of the Additional Transferor Transferred Property transferred by the Additional Transferor.
(d)            No Adverse Selection. None of the Administrator, the Additional Transferor or any of their respective Affiliates has selected any Receivables to be transferred and assigned to the Depositor on the applicable Acquisition Date through a process that is intended to be adverse to the Depositor or the Depositor’s assignees.
(e)            Schedule of Receivables.  The Schedule of Receivables contains an accurate and complete list of unique asset identifying information for the Receivables transferred by the Additional Transferor.
(f)            Underwriting Procedures.  The Receivables were originated in accordance with all applicable requirements of the Underwriting Procedures of the applicable Originator in all material respects.
(g)            Accounts.  Each Receivable is (A) if the Receivable is not secured by the related Device, an “account” or “payment intangible,” or (B) if the Receivable is secured by the related Device, “chattel paper,” in each case, within the meaning of the applicable UCC.
(h)            No Defenses.  There is no right of rescission, setoff, counterclaim or defense asserted or threatened against any of the Receivables, including by reason of the Marketing Agent’s failure to make, or to cause the related Originator to make, any Upgrade Payments related to an Upgrade Offer.
Section 3.3.     Servicer Representations and Warranties About Each Receivable.  As set forth in Section 2.1(a), on or prior to each Acquisition Date, the Trust (or the Administrator, on behalf of the Trust) will notify the Additional Transferor transferring and absolutely assigning any Receivables on such Acquisition Date of the Group to which such Receivables will be designated.  With respect to the Receivables transferred by the Additional Transferor to the Depositor under this Agreement, the Servicer represents and warrants that each Receivable transferred and absolutely assigned by the Additional Transferor to the Depositor under this
7

Agreement is an Eligible Receivable with respect to at least one Series of the Group to which such Receivable will be designated and for which Credit Extensions are Outstanding as of the related Acquisition Date (the “Group Eligibility Representation”).  Such representation and warranty is made as of the Acquisition Date for the related Receivables and will survive (i) the transfer and absolute assignment of the Receivables transferred by the Additional Transferor to the Depositor under this Agreement and by the Depositor to the Trust under the Transfer and Servicing Agreement, (ii) the pledge of such Receivables by the Trust to the Master Collateral Agent under the Master Collateral Agreement and (iii) the designation of such Receivable to the related Group.  Any inaccuracy in the Group Eligibility Representation will be deemed not to constitute a breach of the Group Eligibility Representation if each of the following conditions is satisfied: such inaccuracy both (i) does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and (ii) does not have a material adverse effect on the Credit Extensions related to the Group to which such Receivables have been designated.
Section 3.4.     Servicer Acquisition of Receivables for Breach of Representations.
(a)            Investigation of Breach.  If a Responsible Person of the Servicer receives written notice from the Depositor, the Administrator, any Creditor Representative or the Master Collateral Agent that the Group Eligibility Representation was breached when made, then, in each case, the Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) will investigate the Receivable to confirm the breach and determine if the breach affects the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying device payment plan agreement and has a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated.  The Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) will have the option to cure such breach.  For the avoidance of doubt, the Master Collateral Agent shall have no obligation to give the notice set forth in the first sentence of this Section 3.4 unless a Responsible Person of the Master Collateral Agent has actual knowledge of such breach or has received written notice identifying the specific Receivable or Receivables for which the Group Eligibility Representation was breached.  None of the Depositor, the Owner Trustee, the Master Collateral Agent, the Parent Support Provider, the Marketing Agent or the Administrator will have an obligation to investigate whether a breach of the Group Eligibility Representation has occurred or whether any Receivable is required to be acquired under this Section 3.4.  In addition, with respect to Group 60-Day Delinquent Receivable subject to an Asset Representations Review, the Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) will have the sole ability to determine if there was non-compliance with the applicable Group Eligibility Representation made by it with respect to those Group 60-Day Delinquent Receivables that constitutes a breach, and whether to acquire those Receivables from the Trust.
8

(b)            Acquisition of Receivables; Payment of Reconveyance Amount.  If the Servicer chooses to cure a breach of the Group Eligibility Representation that had a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated, such breach must be cured by the Servicer by the end of the second month following the month the Responsible Person of the Servicer received written notice of the breach as set forth above.  If such breach (i) is not cured in all material respects and (ii) had a material adverse effect on the Credit Extensions related to the Group to which such Receivable has been designated, then the Servicer must acquire any such Receivable transferred by it to the Depositor for which the Group Eligibility Representation was breached on or before the Business Day before the Payment Date following the end of the second month referenced in the first sentence hereof (or, with satisfaction of the Rating Agency Condition, if applicable, on such Payment Date) by remitting the Reconveyance Amount for the related Receivables to the Collection Account on or prior to such date.
(c)            Transfer and Assignment of Reconveyed Receivable.  For any acquisition of a Receivable by the Servicer under this Section 3.4, the Trust will be deemed to have transferred and absolutely assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Receivable and all security and documents relating to such Receivable, and the Servicer  will be entitled to all collections on or proceeds of the Reconveyed Receivable on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Depositor or the Trust and will be without recourse, representation or warranty by the Depositor or the Trust, except that such Receivable is free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivable is no longer a Receivable and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivable, free from any Lien of the Depositor, the Trust or the Master Collateral Agent.
(d)            Acquisition Sole Remedy.  The sole remedy against the Servicer or the Additional Transferor for a breach of the Servicer’s Group Eligibility Representation is to require the Servicer to acquire the related Receivables under this Section 3.4.  The Depositor will enforce the Servicer’s acquisition obligation under this Section 3.4.  For the avoidance of doubt, nothing contained in this Section 3.4(d) shall limit any remedy of the Trust against the Parent Support Provider contained in the Parent Support Agreement.
(e)            Dispute Resolution. The Servicer and the Additional Transferor agree to be bound by the dispute resolution provisions in Section 11.2 of the Transfer and Servicing Agreement as if they were part of this Agreement.
(f)            Removal or Resignation of Cellco as Servicer.  Notwithstanding anything to the contrary in this Agreement or in any other Transaction Document or Series Related Document, immediately upon the resignation or removal of Cellco as Servicer pursuant to Sections 7.1 or 7.2 of the Transfer and Servicing Agreement, Cellco, in its individual
9

capacity, will be required to assume the obligation to acquire Receivables as set forth in this Section 3.4 without further action.
Section 3.5.     Servicer’s Acquisition of Bankruptcy Surrendered Receivables.
(a)            Acquisition of Bankruptcy Surrendered Receivable; Payment of Reconveyance Amount.  If a Receivable transferred to the Depositor by the Additional Transferor under Section 2.1 becomes a Bankruptcy Surrendered Receivable, the Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) shall acquire such Receivable from the Trust, subject to the last sentence of this Section 3.5(a).  The Servicer will acquire any Bankruptcy Surrendered Receivables by remitting the Reconveyance Amount for the related Bankruptcy Surrendered Receivables on or prior to the second Business Day before the Payment Date related to the Collection Period during which the Receivable became a Bankruptcy Surrendered Receivable.  The aggregate Principal Balance of all Bankruptcy Surrendered Receivables acquired by the Servicer, in the aggregate, shall not exceed five percent (5%) of the highest aggregate Principal Balance of all Receivables (calculated as of the relevant Cutoff Date for such Receivable) transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust and held by the Trust as of the applicable date of determination, and the Servicer shall not be required to acquire Bankruptcy Surrendered Receivables in excess of such limit.
(b)            Transfer and Assignment of Bankruptcy Surrendered Receivables.  When the Servicer’s payment of the Reconveyance Amount for its Bankruptcy Surrendered Receivables is deposited into the Collection Account, the Trust will be deemed to have transferred and absolutely assigned to the Servicer, effective as of the Reconveyance Date, all of the Trust’s right, title and interest in such Bankruptcy Surrendered Receivables and all security and documents relating to such Bankruptcy Surrendered Receivables on and after the related Reconveyance Cutoff Date.  The transfer and absolute assignment will not require any action by the Additional Transferor, the Depositor, the Trust or the Master Collateral Agent and will be without recourse, representation or warranty by the Depositor or the Trust, except that such Bankruptcy Surrendered Receivables are free of any Liens, other than Permitted Liens.  After the transfer and absolute assignment, the Servicer will mark its receivables systems to indicate that the Reconveyed Receivables are no longer Receivables and may take any action necessary or advisable to transfer and absolutely assign the Reconveyed Receivables, free from any Lien of the Additional Transferor, the Depositor, the Trust or the Master Collateral Agent.
(c)            Enforcement of Obligation.  The Depositor will enforce the Servicer’s (or if Cellco is no longer the Servicer, then Cellco’s, in its individual capacity) acquisition obligation under this Section 3.5.
(d)            Acquisition Sole Remedy.  If a Receivable transferred to the Depositor from the Additional Transferor under Section 2.1 becomes a Bankruptcy Surrendered Receivable, the sole remedy of the Depositor, the Trust or Master Collateral Agent is to require the Servicer to acquire the Bankruptcy Surrendered Receivable under this Section 3.5.
10

Section 3.6.     Depositor’s Representations and Warranties.  The Depositor represents and warrants to the Additional Transferor and the Servicer as of the date of this Agreement and each Acquisition Date:
(a)            Organization and Good Standing. The Depositor is a validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification. The Depositor is duly qualified to do business, is in good standing as a foreign limited liability company (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party, have been duly authorized by the Depositor by all necessary limited liability company action on the part of the Depositor.
(d)            No Proceedings. There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Depositor or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(e)            All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Depositor, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(f)            Binding Obligation. This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Depositor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership,
11

conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict. The execution and delivery of this Agreement or any other Transaction Document or other Series Related Documents to which it is a party by the Depositor, and the performance by it of the transactions contemplated by the Transaction Documents and other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Depositor, (i) do not contravene (A) its limited liability company agreement, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation. The execution and delivery of this Agreement by the Depositor, the performance by the Depositor of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Depositor will not violate any Law applicable to the Depositor, except where such violation would not reasonably be expected to have a Material Adverse Effect.
Section 3.7.     Servicer’s Representations and Warranties.  The Servicer represents and warrants to the Depositor as of the date of this Agreement and as of each Acquisition Date:
(a)            Organization and Good Standing.  The Servicer is a validly existing partnership in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document and other Series Related Document to which it is a party.
(b)            Due Qualification.  The Servicer is duly qualified to do business, is in good standing as a foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables requires such qualification, licenses or approvals, except where the failure to so qualify or obtain licenses or approvals would not reasonably be expected to have a Material Adverse Effect.
(c)            Due Authorization. The execution, delivery, and performance of this Agreement and each other Transaction Document and other Series Related Document to which it is a party, have been duly authorized by the Servicer by all necessary partnership action on the part of the Servicer.
(d)            No Proceedings.  There are no actions, suits, investigations or other proceedings pending, or to its knowledge threatened, against the Servicer or any of its properties: (i) asserting the invalidity of this Agreement or any other Transaction Document or other Series Related Document to which it is a party; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document or other Series
12

Related Document to which it is a party; or (iii) seeking any determination or ruling that might have a Material Adverse Effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or other Series Related Document to which it is a party.
(e)            All Consents.  All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given to it, if any, in connection with the execution and delivery of this Agreement and each other Transaction Document and other Series Related Document to which it is a party and the performance of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document by the Servicer, in each case, have been duly obtained, effected or given and are in full force and effect, except for those which the failure to obtain would not reasonably be expected to have a Material Adverse Effect.
(f)            Binding Obligation.  This Agreement and each other Transaction Document and other Series Related Document to which it is a party constitutes, when duly executed and delivered by each other party hereto and thereto, a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar Laws affecting creditors’ rights generally or by general principles of equity.
(g)            No Conflict.  The execution and delivery of this Agreement or any other Transaction Document or other Series Related Documents to which it is a party by the Servicer, and the performance by it of the transactions contemplated by the Transaction Documents and other Series Related Documents and the fulfillment of the terms hereof and thereof applicable to the Servicer, (i) do not contravene (A) the organizational documents of the Servicer, (B) any contractual restriction binding on or affecting it or its property, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, except, in each case of (A), (B) or (C), where such contravention would not reasonably be expected to have a Material Adverse Effect and (ii) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties.
(h)            No Violation.  The execution and delivery of this Agreement by the Servicer, the performance by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document or other Series Related Document to which it is a party and the fulfillment of the terms hereof and thereof applicable to the Servicer will not violate any Law applicable to the Servicer, except where such violation would not reasonably be expected to have a Material Adverse Effect.
13

ARTICLE IV
ADDITIONAL TRANSFEROR’S AGREEMENTS
Section 4.1.     Financing Statements.
(a)            Filing of Financing Statements.  The Additional Transferor will file, or will cause to be filed, financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices necessary to perfect the Depositor’s interest in the Additional Transferor Transferred Property transferred by the Additional Transferor.  The Additional Transferor will promptly deliver, or will cause to be delivered, to the Depositor file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.
(b)            Depositor Authorized to File Financing Statements.  The Additional Transferor authorizes the Depositor to file financing and continuation statements, and amendments to the statements, in the jurisdictions and with the filing offices as the Depositor may determine are necessary or advisable to perfect the Depositor’s interest in the Additional Transferor Transferred Property.  The financing and continuation statements may describe the Additional Transferor Transferred Property as the Depositor may reasonably determine to perfect the Depositor’s interest in the Additional Transferor Transferred Property.
(c)            Relocation of the Additional Transferor.  The Additional Transferor will notify the Depositor at least ten (10) days before a relocation of its chief executive office or jurisdiction of organization if it could require the filing of a new financing statement or an amendment to a previously filed financing statement under Section 9-307 of the UCC.  If required, the Additional Transferor will promptly file, or will cause to be filed, new financing statements or amendments to all previously filed financing statements.  The Additional Transferor will maintain its chief executive office within the United States and will maintain its jurisdiction of organization in only one State.  The Additional Transferor will notify the Depositor of any change in its immediate ownership or any decision to appoint a new trustee of the Additional Transferor.
(d)            Change of the Additional Transferor’s Name.  The Additional Transferor will notify the Depositor at least ten (10) days before any change in its name that could make a financing statement filed under this Section 4.1 seriously misleading under Section 9-506 of the UCC.  If required, the Additional Transferor will promptly file, or will cause to be filed, amendments to all previously filed financing statements.
Section 4.2.     No Transfer or Lien by the Additional Transferor.  Except for the transfer and absolute assignment under this Agreement, the Additional Transferor will not transfer or absolutely assign any Additional Transferor Transferred Property transferred and absolutely assigned by it under this Agreement to another Person or Grant or allow a Lien, other than a Permitted Lien, on an interest in any such Additional Transferor Transferred Property.  The Additional Transferor will defend the Depositor’s interest in the Additional Transferor
14

Transferred Property transferred and absolutely assigned by it to the Depositor against claims of third parties claiming through the Additional Transferor.
Section 4.3.     Expenses.  The Additional Transferor will pay all expenses to perform its obligations under this Agreement and the Depositor’s reasonable expenses to perfect the Depositor’s interest in the Additional Transferor Transferred Property transferred by the Additional Transferor to the Depositor and to enforce the Additional Transferor’s obligations under this Agreement.
Section 4.4.     Additional Transferor’s Records.   ~~The~~ On the related Acquisition Date, the Additional Transferor will mark its records to indicate that any Receivable absolutely assigned by the Additional Transferor to the Depositor is owned by the Depositor or its assignee on the related Acquisition Date, and will not change the indication until the Receivable has been paid in full by the Obligor, acquired by the Servicer or the Marketing Agent or sold to a third party, as applicable, under a Transaction Document or other Series Related Document.
Section 4.5.     Review of Additional Transferor’s Records.  The Additional Transferor will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  Upon reasonable request not more than once during any calendar year, and with reasonable notice, the Additional Transferor will give the Depositor (or its representatives) access to the records and documents to conduct a review of the Additional Transferor.  Any access or review will be conducted at the Additional Transferor’s offices during its normal business hours at a time reasonably convenient to the Additional Transferor and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Additional Transferor’s security, confidentiality and privacy policies and any legal, regulatory and data protection policies.
ARTICLE V
OTHER AGREEMENTS
Section 5.1.     No Petition.  Each party hereto agrees that, before the date that is two (2) years and one (1) day (or, if longer, any applicable preference period) after the payment in full of (a) all securities issued or loans entered into by the Depositor or by a trust for which the Depositor was a depositor or (b) the Credit Extensions, it will not start or pursue against, or join any other Person in starting or pursuing against, (i) the Depositor, (ii) the Trust or (iii) the Additional Transferor, respectively, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any bankruptcy or similar Law.  This Section 5.1 will survive the termination of this Agreement.
Section 5.2.     Limited Recourse.  The Additional Transferor agrees that any claim that it may seek to enforce against the Depositor under this Agreement is limited to the Additional Transferor Transferred Property transferred by the Additional Transferor only and is not a claim against the Depositor’s assets as a whole or against assets other than such Additional Transferor Transferred Property.
15

Section 5.3.     Termination.  This Agreement will terminate when the Trust is terminated under the Trust Agreement.
Section 5.4.     Merger, Consolidation, Succession or Assignment.  Any Person (a) into which the Additional Transferor is merged or consolidated, (b) resulting from a merger or consolidation to which the Additional Transferor is a party, (c) succeeding to the Additional Transferor’s business or (d) that is an Affiliate of the Additional Transferor to whom the Additional Transferor has assigned this Agreement, will be the successor to the Additional Transferor under this Agreement.  Within fifteen (15) Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Additional Transferor’s obligations under this Agreement and each other Transaction Document and Series Related Document to which it is a party (unless the assumption happens by operation of Law), (ii) deliver to the Trust, the Owner Trustee and the Master Collateral Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 5.4 and (iii) notify any Rating Agency, if applicable, of the merger, consolidation, succession or assignment.
ARTICLE VI
MISCELLANEOUS
Section 6.1.     Amendments.
(a)            Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement, without the consent of any Creditor Representatives or Creditors, for the purpose of curing any ambiguity, correcting an error or correcting or supplementing any provision of this Agreement that may be defective or inconsistent with the other terms of this Agreement.
(b)            Other Amendments.  Other than as set forth in Section 6.1(c), the parties to this Agreement, without the consent of any Creditor Representatives or Creditors, may also amend this Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any provisions of, this Agreement or modifying in any manner the rights of the Creditors under this Agreement if (x) the Trust or the Administrator delivers an Officer’s Certificate to the Master Collateral Agent and the Owner Trustee stating that the Trust or the Administrator, as applicable, reasonably believes that such amendment will not have a material adverse effect on the interest of any Creditor or (y) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a Rating Agency with respect to such amendment.
(c)            Amendments Requiring Consent of all Affected Creditors.  This Agreement may also be amended from time to time by the parties hereto, with the consent of the Majority Creditor Representatives of each Group adversely affected thereby, with prior written notice to the applicable Rating Agencies (if any Credit Extensions of an affected Group are then rated by such Rating Agency), and the Master Collateral Agent, for the purpose of adding any provisions to, or changing in any manner
16

or eliminating any of the provisions of, this Agreement or of modifying in any manner the rights of the Creditors under this Agreement.
(d)            Master Collateral Agent Consent.  The consent of the Master Collateral Agent will be required for any amendment under Sections 6.1(b) or (c) that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.
(e)            Notice of Amendments.  Promptly after the execution of an amendment, the Depositor will deliver, or will cause the Administrator to deliver, a copy of the amendment to the Master Collateral Agent and the Rating Agencies, if applicable, and the Master Collateral Agent will notify the Creditors of the substance of the amendment.
(f)            Creditor Consent.  For any amendment to this Agreement requiring the consent of any Creditors, the Master Collateral Agent will, when directed by Trust Order, notify the Creditor Representatives to request consent and follow its reasonable procedures to obtain consent.  It shall not be necessary for the consent of any Creditors (acting through its Creditor Representative) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  For the avoidance of doubt, any Creditor (acting through its Creditor Representative) consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor and any Creditor Representative consenting to any amendment shall be deemed to agree that such amendment does not have a material adverse effect on such Creditor Representative or its Creditors.
(g)            Deemed Consent for All Creditors.  In the event that the Trust Financing Agreement for a Series enables a portion of the Creditors of that Series, or any Class of that Series, to exercise consent rights for such Series, the consent (or lack thereof) of such portion of the Creditors shall be deemed to be the consent (or lack thereof) of all Creditors of such Series.
(h)            Trust Financing Agreements.  The Trust Financing Agreement for any Series may have additional requirements or criteria to amend, modify or waive any provision of this Agreement and no amendment, modification or waiver of any provision of this Agreement shall occur unless each of the additional criteria, if any, has been satisfied.
Section 6.2.     Benefit of Agreement; Third-Party Beneficiaries.  This Agreement is for the benefit of and will be binding on the parties and their permitted successors and assigns.  The Trust and the Master Collateral Agent, for the benefit of the Secured Parties, will be third-party beneficiaries of this Agreement and may enforce this Agreement against each of the Additional Transferor and the Servicer.  No other Person will have any right or obligation under this Agreement.
17

Section 6.3.     Notices.
(a)             Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:
(i)               for personally delivered, express or certified mail or courier, when received;
(ii)             for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;
(iii)            for an email, when receipt is confirmed by telephone or reply email from the recipient; and
(iv)             for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.
(b)            Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A to the Transfer and Servicing Agreement, or, in the case of the Additional Transferor, the address of Cellco stated in Schedule A to the Transfer and Servicing Agreement, which address the party may change at any time by notifying the other party.
Section 6.4.     GOVERNING LAW.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).
Section 6.5.     Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.
Section 6.6.     WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.
18

Section 6.7.     No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement are in addition to any powers, rights and remedies under Law.
Section 6.8.     Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.
Section 6.9.     Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.
Section 6.10.   Counterparts.  This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.
Section 6.11.    Agreements of the Additional Transferor.  All and each of the representations, warranties, undertakings and agreements herein made on the part of the Additional Transferor are made and intended not as personal representations, warranties, undertakings and agreements by or for the purpose or with the intention of binding Wilmington Trust National, Association in its individual capacity or in its capacity as owner trustee of the Additional Transferor under the Additional Transferor’s trust agreement, but are made and intended for the purpose of binding only the Additional Transferor (a Delaware statutory trust) and the Additional Transferor’s estate, right, title and interest in and to the assets of the Additional Transferor, and this Agreement is executed and delivered by the owner trustee of the Additional Transferor solely on behalf of the Additional Transferor (a separate legal entity) in the exercise of the powers expressly conferred upon it as owner trustee of the Additional Transferor under the Additional Transferor’s trust agreement.  Notwithstanding anything in this Agreement to the contrary, no personal liability or responsibility is assumed hereunder by, or at any time shall be enforceable against Wilmington Trust, National Association, the owner trustee of the Additional Transferor, or any successor in trust on account of any representation, warranty, undertaking or agreement hereunder of the Additional Transferor, either expressed or implied, all such personal liability, if any, being expressly waived by the other parties hereto.  Wilmington Trust, National Association, in its individual capacity or in its capacity as the owner trustee of the Additional Transferor, shall have no duty or responsibility hereunder or under any related document absent receipt of appropriate written instructions from the Administrator.
Section 6.12.     Electronic Signatures. Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
[Remainder of Page Left Blank]

19

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.
VERIZON DPPA MASTER TRUST,
as Additional Transferor

By: Wilmington Trust, National Association, not in its individual capacity, but solely as owner trustee

By:  _________________________________
Name:
Title:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Servicer

By: ___________________________________
Name:
Title:

VERIZON ABS II LLC,
as Depositor

By: ___________________________________
Name:
Title:

Exhibit A

Form of Acquisition Notice
U.S. Bank National Association,
as Master Collateral Agent
Global Structured Finance
190 South LaSalle Street,
Chicago, IL 60603
MK-IL-SL7
Attn: Global Structure Finance/Verizon Master Trust

Verizon ABS II LLC
One Verizon Way
Basking Ridge, NJ 07920
Attn: Chief Financial Officer

Verizon Master Trust
c/o Wilmington Trust, National Association
Rodney Square North, 1100 North Market Street
Wilmington, DE 19890-1600
Attn: Corporate Trust Administration

Acquisition Notice: Verizon Master Trust
Ladies and Gentlemen:
Under Section 2.1(c) of the Additional Transferor Receivables Transfer Agreement, dated as of May 25, 2021, as amended (the “Transfer Agreement”), among the Additional Transferor, Cellco Partnership d/b/a Verizon Wireless, as Servicer, and Verizon ABS II LLC, as Depositor, we notify the Master Collateral Agent, the Depositor and the Trust that on [____], 20[__], [___], 20[_] and [___], 20[_] (each, an “Acquisition Date”) (x) under the Transfer Agreement, the Additional Transferor transferred to the Depositor the Receivables listed on the related Schedule of Receivables for [(i)] an aggregate Receivables Cash Transfer Amount for such Receivables of $[][ and (ii) an increase in the value of the Class A Certificate [of $[______]] ; (y) under the Transfer and Servicing Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust, as Trust, Verizon ABS II LLC, as Depositor, and Cellco, as Servicer, Marketing Agent and Custodian (the “Transfer and Servicing Agreement”), the Depositor transferred to the Trust such Receivables for the Receivables Transfer Amount for such Receivables in the form of [(i)] the Receivables Cash Transfer Amount[ and (ii) an increase in the Class B Certificate Principal Balance [of $[_______]]; and (z) (I) the Group to which such Receivables were designated, (II) the applicable Group Pool Balance, (III) the Required Pool Balance for the Group to which such Receivables were designated and (IV) the Excess Concentration Amount and Ineligible Amount, in each case, for each Series of the Group to which such Receivables were designated and for
EA-1

which Credit Extensions are Outstanding as of the related Acquisition Date, in each case after giving effect to the acquisition of Receivables on such Acquisition Date and the designation of such Receivables as Group Receivables for each such Group and calculated as of the related Measurement Date, are as follows:
1. Pool Balance [Identify Group]:
2. Required Pool Balance [Identify Group]:
3. Excess Concentration Amount [Identify Series and Group]
4. Ineligible Amount [Identify Series and Group]
5. Cutoff Date

Capitalized terms used but not defined herein will have the meanings provided in Appendix A of the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust, as Trust, Cellco Partnership d/b/a Verizon Wireless, as Servicer, U.S. Bank National Association, as Master Collateral Agent, and the Creditor Representatives from time to time party thereto.
[The Servicer is directed to cause the Master Collateral Agent to withdraw from the Collection Account (or utilize Collections in respect of the Receivables designated to the Group to which the Receivables acquired on an Acquisition Date were designated) on the related Acquisition Date]1, the Receivables Cash Transfer Amount set forth above and deliver that amount to the Depositor who shall deliver such amount to the Additional Transferor.  The Trust, the Depositor and the Additional Transferor each represents and warrants to each of the others that the Receivables Transfer Amount set forth above is equal to the fair market value of the Receivables and either the other Additional Transferor Transferred Property transferred to the Depositor by the Additional Transferor or the Depositor Transferred Property transferred to the Trust by the Depositor, as applicable.
[To the extent applicable, add Transfer Date Supplement provisions under Section 9.7(a)(iii) of the Amended and Restated Master Collateral Agency and Intercreditor Agreement, dated as of May 8, 2019, among Verizon DPPA Master Trust, Cellco Partnership d/b/a Verizon Wireless, as servicer, U.S. Bank National Association, as master collateral agent, and the Creditor Representatives from time to time party thereto.]

[To the extent required to be included under Section 3.5(e) of the Transfer and Servicing Agreement, include (a) the aggregate Principal Balance as of the Cutoff Date for the Receivables transferred to the Trust, (b) the Receivables Transfer Amount for such Acquisition Date, and (c) such other information as required by a Trust Financing Agreement.]

[The foregoing shall be deemed to be the Acquisition Date Supplement in respect of the related Acquisition Date. A Responsible Person of the Servicer hereby certifies that the information in such Acquisition Date Supplement is accurate in all material respects.]
[Remainder of Page Left Blank]

1 Revise as necessary.
EA-2

Very truly yours,

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
    as Administrator

By
Name:
Title:

EA-3